UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

SCHEDULE 14A INFORMATION

__________________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SOC TELEMED, INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SOC TELEMED, INC.
2411 Dulles Corner Park, Suite 475
Herndon, Virginia 20171

March 7, 2022

To Our Stockholders:

You are cordially invited to attend a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of Class A common stock, par value $0.0001 per share (“Company Common Stock”), of SOC Telemed, Inc., a Delaware corporation (“SOC Telemed” or the “Company”), to be held on April 4, 2022, at 10:00 a.m., Eastern Time, with online login beginning at 9:45 a.m., Eastern Time, via a live webcast on the internet. In light of the continued public health impact of the COVID-19 pandemic, the Special Meeting will be held entirely online. You may attend the Special Meeting virtually via the internet at www.cstproxy.com/soctelemed/2022 and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting.

At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt and approve the Agreement and Plan of Merger, dated as of February 2, 2022 (the “Merger Agreement”), by and among the Company, Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the transactions contemplated thereby, including the Merger (as defined below); and (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting. Parent and Merger Sub are entities that are affiliated with Patient Square Capital, L.P., a leading dedicated health care investment firm. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease, with the Company continuing as the surviving corporation and a direct, wholly owned subsidiary of Parent (the “Merger”).

If the Merger is completed, you will be entitled to receive $3.00 in cash, without any interest thereon and subject to any withholding taxes, for each share of Company Common Stock that you own, unless you have properly exercised your appraisal rights under Delaware law as more fully described in the accompanying proxy statement.

The Board of Directors of the Company (the “Company Board”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolved to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Company Board unanimously recommends that you vote: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The enclosed proxy statement also describes the actions and determinations of the Company Board in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you. You may also obtain additional information about the Company from other documents we have filed with the Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the enclosed proxy statement in their entirety, for risks relating to the Company’s business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the Merger Agreement, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt and approve the Merger Agreement is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor:

Alliance Advisors

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Call Toll-Free: 855-601-2249

Email: TLMD@allianceadvisors.com

On behalf of the Company Board, we would like to express our appreciation for your continued support of SOC Telemed.

Sincerely,

Christopher M. Gallagher	Steven J. Shulman
Chief Executive Officer and Director	Chairman of the Board

The accompanying proxy statement is dated March 7, 2022, and, together with the enclosed form of proxy card, is first being mailed on or about March 7, 2022.

SOC TELEMED, INC.
2411 Dulles Corner Park, Suite 475
Herndon, Virginia 20171

________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON APRIL 4, 2022

Notice is hereby given that a special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of holders of Class A common stock, par value $0.0001 per share (“Company Common Stock”), of SOC Telemed, Inc., a Delaware corporation (“SOC Telemed” or the “Company”), will be held on April 4, 2022, at 10:00 a.m., Eastern Time, with online login beginning at 9:45 a.m., Eastern Time, via a live webcast on the internet. In light of the continued public health impact of the COVID-19 pandemic, the Special Meeting will be held entirely online. You may attend the Special Meeting virtually via the internet at www.cstproxy.com/soctelemed/2022 and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:

1.      To consider and vote on the proposal to adopt and approve the Agreement and Plan of Merger, dated as of February 2, 2022, (the “Merger Agreement”), by and among the Company, Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease, with the Company continuing as the surviving corporation (the “Merger”) and a direct, wholly owned subsidiary of Parent; and

2.      To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Only holders of Company Common Stock of record as of the close of business on February 25, 2022, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors of the Company (the “Company Board”) unanimously recommends that you vote: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Stockholders who do not vote in favor of adopting and approving the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares of Company Common Stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the proposal to adopt and approve the Merger Agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex D to the accompanying proxy statement and is incorporated therein by reference.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the Merger Agreement, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the adoption and approval of the Merger Agreement and “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

By Order of the Company Board, Eunice J. Kim
General Counsel and Corporate Secretary
Herndon, Virginia
March 7, 2022

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE:    (1) OVER THE INTERNET (USING THE INSTRUCTIONS PROVIDED IN THE ENCLOSED PROXY CARD) OR (2) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt and approve the Merger Agreement, without your instructions.

If you are a stockholder of record, voting in person by virtual ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet, or (3) vote by virtual ballot in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement, but will have no effect on the adjournment proposal.

You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Toll-Free: 855-601-2249
Email: TLMD@allianceadvisors.com

SOC TELEMED, INC.
2411 Dulles Corner Park, Suite 475
Herndon, Virginia 20171

________________________

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON APRIL 4, 2022

This proxy statement and related proxy materials are first being distributed and made available on or about March 7, 2022, to holders of Class A common stock, par value $0.0001 per share (“Company Common Stock”), of SOC Telemed, Inc. (“SOC Telemed” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Company Board”) for a special meeting (including any adjournments or postponements thereof, the “Special Meeting”), to be held on April 4, 2022, at 10:00 a.m., Eastern Time, via a live webcast on the internet, for the purposes set forth in the accompanying Notice of Special Meeting. In light of the continued public health impact of the COVID-19 pandemic, the Special Meeting will be held entirely online. You may attend the Special Meeting virtually via the internet at www.cstproxy.com/soctelemed/2022 (the “Special Meeting Website”) and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting. The Company Board encourages you to read this proxy statement and its annexes, along with all of the documents incorporated by reference into this proxy statement, carefully and in their entirety, and to take the opportunity to submit a proxy to vote your shares on the matters to be decided at the Special Meeting.

Only holders of record of shares of Company Common Stock at the close of business on February 25, 2022 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the Record Date, the Company had 101,332,284 shares of Company Common Stock outstanding and entitled to vote.

You should carefully read and consider this entire proxy statement and its annexes, including, but not limited to, the Merger Agreement (as defined herein), along with all of the documents incorporated by reference into this proxy statement, as they contain important information about, among other things, the Merger (as defined herein) and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Toll-Free: 855-601-2249
Email: TLMD@allianceadvisors.com

The date of this proxy statement is March 7, 2022.

i

ii

Summary

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you with respect to the Merger (as defined below) or any other matter described in this proxy statement. We urge you to carefully read this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement (as defined below), along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger (as defined below) and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information” on page 100 of this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.

Except as otherwise specifically noted in this proxy statement, “SOC Telemed,” “we,” “our,” “us,” the “Company” and similar words refer to SOC Telemed, Inc.    and its consolidated subsidiaries. Throughout this proxy statement, we refer to Spark Parent, Inc. as “Parent” and Spark Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement, we refer to the Agreement and Plan of Merger, dated February 2, 2022, by and among the Company, Parent and Merger Sub as the “Merger Agreement,” our Class A common stock, par value $0.0001 per share, as “Company Common Stock,” the holders of Company Common Stock as “Company stockholders” and warrants to purchase Company Common Stock as “Company Warrants.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.

Overview of the Merger

SOC Telemed is the leading provider of acute care telemedicine services and technology to U.S. hospitals and healthcare systems, based on number of customers. We provide technology-enabled clinical solutions, which include acute teleNeurology, telePsychiatry, teleCritical Care (ICU), telePulmonology, teleCardiology and other specialties. We support time-sensitive specialty care when patients are vulnerable and may not otherwise have access. Our solution was developed to support complex workflows in the acute care setting by integrating our cloud-based software platform, Telemed IQ, with a panel of consult coordination experts and a network of clinical specialists to create a seamless, acute care telemedicine solution.

On February 2, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent (the “Surviving Corporation”).

As a result of the Merger, Company Common Stock and Company Warrants will no longer be publicly traded and will be delisted from the Nasdaq Global Select Market (“Nasdaq”). In addition, Company Common Stock and Company Warrants will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the General Corporation Law of the State of Delaware (the “DGCL”) (the time of such filing and the acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the certificate of merger, being referred to herein as the “Effective Time”).

Parties Involved in the Merger

SOC Telemed, Inc.

SOC Telemed is the leading national provider of acute care telemedicine technology and solutions to hospitals, health systems, post-acute providers, physician networks, and value-based care organizations since 2004. Our principal executive offices are located at 2411 Dulles Corner Park, Suite 475, Herndon, Virginia 20171, and our

telephone number is (866) 483-9690. Our website address is www.soctelemed.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement. Company Common Stock and Company Warrants are listed on Nasdaq under the symbols “TLMD” and “TLMDW,” respectively. Additional information about SOC Telemed is contained in our public filings. See the section captioned “Where You Can Find Additional Information” beginning on page 100.

Spark Parent, Inc.

Parent was formed on January 27, 2022, solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger. The principal office of Parent is c/o Patient Square Capital, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

Spark Merger Sub, Inc.

Merger Sub is a direct, wholly owned subsidiary of Parent and was formed on January 27, 2022, solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger. The principal office of Merger Sub is c/o Patient Square Capital, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

Parent and Merger Sub are each subsidiaries of investment funds advised by Patient Square Capital, L.P. (“Patient Square Capital”), a leading dedicated health care investment firm. At the Effective Time, the Surviving Corporation, will be indirectly owned by Patient Square Capital and certain of its affiliates.

In connection with the transactions contemplated by the Merger Agreement, Patient Square Equity Partners, LP, a fund managed by Patient Square Capital (the “Patient Square Fund”), has entered into the Equity Commitment Letter (as defined below) pursuant to which, among other things, it has committed to invest, directly or indirectly, a cash amount in Parent for purposes of the consummation of the transactions contemplated by the Merger Agreement, subject to the terms and conditions of the Merger Agreement. The Company is a third-party beneficiary with respect to certain enforcement rights under the Equity Commitment Letter. In addition, the Patient Square Fund has entered into a limited guaranty in favor of the Company, pursuant to which it has agreed, among other things, to guarantee certain obligations that may be owed by Parent and Merger Sub pursuant to the Merger Agreement, subject to the terms and conditions set forth in such limited guaranty. For more information, see the section of this proxy statement captioned “The Merger — Financing of the Merger” beginning on page 58.

Merger Consideration

Company Common Stock

At the Effective Time, each share of Company Common Stock (other than shares of Company Common Stock (i) held by the Company or any of the Company’s direct or indirect wholly owned subsidiaries, (ii) owned by Parent, Merger Sub or any of their affiliates, as of immediately prior to the Effective Time, (iii) bearing a legend that such share is subject to forfeiture pursuant to the SPAC Merger Agreement (as defined herein) and the letter agreement dated as of July 29, 2020 (the “Sponsor Agreement”), between the Company and HCMC Sponsor LLC (such shares, the “Sponsor Earnout Shares”), or (iv) owned by Company stockholders who have not voted in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, or consented thereto in writing, and who have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (such shares, “Dissenting Shares”), collectively, the “Excluded Shares”) outstanding as of immediately prior to the Effective Time will be canceled and automatically converted into the right to receive an amount in cash equal to $3.00 (the “Merger Consideration”), without any interest thereon and subject to any applicable withholding taxes.

At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with a designated paying agent, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the holders of the Excluded Shares), an amount of cash sufficient to pay the aggregate

Merger Consideration payable in respect of such shares of Company Common Stock. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Exchange and Payment Procedures” beginning on page 73.

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of your shares of Company Common Stock (less any applicable withholding taxes), but you will no longer have any rights as a Company stockholder (except that Company stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights” beginning on page 60.

Treatment of Company Equity Awards

The Merger Agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:

Company Options

Each option to purchase shares of Company Common Stock (each, a “Company Option”) that is vested in accordance with its terms and outstanding as of immediately prior to the Effective Time (each, a “Vested Company Option”) will, provided that such Vested Company Option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Vested Company Option multiplied by (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price for such Vested Company Option, subject to applicable withholding taxes.

Each Company Option that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company Option (each, an “Unvested Company Option”) will, provided that such Unvested Company Option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

Any Company Option, whether a Vested Company Option or Unvested Company Option, that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration.

Company RSUs

Each restricted stock unit in respect of shares of Company Common Stock (each, a “Company RSU”) held by a non-employee director of the Company that is outstanding as of immediately prior to the Effective Time (each, a “Director RSU”) will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Director RSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes.

Each Company RSU (other than a Director RSU) that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

Company PSUs

Each performance-based restricted stock unit in respect of shares of Company Common Stock (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has been satisfied as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Company PSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes.

Each Company PSU that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has not been satisfied as of immediately prior to the Effective Time will be canceled for no consideration.

For more information on the treatment of Company Options, Company RSUs and Company PSUs (collectively, “Company Equity Awards”), please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Merger Consideration — Treatment of Company Equity Awards” beginning on page 71.

Treatment of Company ESPP

Following the date of the Merger Agreement, except for the offering under the Company’s 2020 Employee Stock Purchase Plan (the “Company ESPP”) in effect as of the date of the Merger Agreement, no offering under the Company ESPP will be authorized or commenced, no new participants will commence participation in the Company ESPP, no participant in the Company ESPP will be permitted to increase his or her payroll contribution rate in effect as of the date of the Merger Agreement or make separate non-payroll contributions, the accumulated contributions of each participant will be used to purchase shares of Company Common Stock prior to the Effective Time in accordance with the Company ESPP, after which all purchase rights under the Company ESPP will be terminated, and the Company ESPP will terminate effective as of (and subject to the occurrence of) the Effective Time.

For more information on the treatment of the Company ESPP, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Treatment of Company ESPP” beginning on page 72.

Treatment of Company Warrants

The Merger Agreement provides that, at the Effective Time, each Company Warrant that is outstanding as of immediately prior to the Effective Time will, in accordance with its terms under the Warrant Agreement, dated December 12, 2019 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and will become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) Merger Consideration minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

For more information on the treatment of the Company Warrants, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Treatment of Company Warrants” beginning on page 72.

U.S. Federal Income Tax Consequences of the Merger to Company Stockholders

The receipt of cash by Company stockholders in exchange for shares of Company Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66) generally will result in the recognition of gain or loss by such U.S. Holder in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger for shares of Company Common Stock and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66) generally will not be subject to U.S. federal income tax with respect to the exchange of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Company stockholders are urged to consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. tax jurisdiction.

For a description of the U.S. federal income tax consequences of the Merger to Company stockholders, see the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger to Company Stockholders” beginning on page 66.

Appraisal Rights

If the Merger is consummated and certain conditions are met, Company stockholders who continuously hold shares of Company Common Stock through the Effective Time, who do not vote in favor of the adoption and approval of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Company stockholders may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be “fair value,” if any, as determined by the court (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger — Appraisal Rights” beginning on page 60, on the difference between the amount determined to be the “fair value” and the amount paid by the Surviving Corporation in the Merger to each Company stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Company stockholders who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Company stockholders considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Company Common Stock.

To exercise appraisal rights, Company stockholders must: (i) submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt and approve the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt and approve the Merger Agreement; (iii) continue to hold shares of Company Common Stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company unless certain stock ownership conditions are satisfied by Company stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex D to this proxy statement. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger — Appraisal Rights” beginning on page 60.

Litigation Relating to the Merger

Currently, the Company is aware of one pending action related to the Merger. On February 28, 2022, a purported stockholder of the Company filed a complaint in the United States District Court for the Southern District of New York against the Company and members of the Company Board: Gamez v. SOC Telemed, Inc., et al., Case No. 1:22-cv-01661 (S.D.N.Y.) (filed February 28, 2022). The complaint asserts federal securities claims under Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 thereunder for alleged failures to disclose material information in the preliminary proxy statement filed by the Company with the SEC in connection with the Merger which allegedly rendered the preliminary proxy statement false and misleading. Specifically, the complaint alleges, among other things, that the preliminary proxy statement failed to disclose material information regarding the sales process conducted by the Company, the Company’s financial projections and William Blair’s financial analyses.

The complaint seeks an order enjoining the proposed merger; rescinding the proposed merger if it closes and setting it aside or awarding damages; directing the Company Board to disseminate a preliminary proxy statement that does not contain any untrue statements of material fact and states all material facts required in it or necessary to make the statements contained therein not misleading; awarding costs, including attorneys’ and experts’ fees; and awarding such other relief as the court deems proper.

The defendants believe the complaint is without merit. The Company cannot predict the outcome of or estimate the possible loss or range of loss from this matter. It is possible additional complaints may be filed between the date of this proxy statement and consummation of the Merger or the complaint described above will be amended. If this occurs, the Company does not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains allegations that are substantially distinct from those made in the pending action described above.

For more information, please see the section of this proxy statement captioned “The Merger — Litigation Relating to the Merger” beginning on page 61.

Regulatory Approvals Required for the Merger

Under the Merger Agreement, the Merger cannot be completed until notifications have been given and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated. The Company and Patient Square Capital made the filings required under the HSR Act on February 14, 2022. The applicable waiting period under the HSR Act is scheduled to expire at 11:59 p.m., Eastern Time, on March 16, 2022.

For more information, please see the section of this proxy statement captioned “The Merger — Regulatory Approvals Required for the Merger” beginning on page 69.

Closing Conditions

The obligations of the Company, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:

•        the adoption and approval of the Merger Agreement by the requisite affirmative vote of Company stockholders;

•        the expiration or termination of the applicable waiting period under the HSR Act;

•        the absence of any order, injunction or law prohibiting the Merger;

•        the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement;

•        compliance in all material respects with the other party’s obligations under the Merger Agreement; and

•        each party having received from the other party a certificate confirming that the relevant conditions have been satisfied with respect to that party.

For more information about the conditions to the closing of the Merger, see “Proposal 1: Adoption and Approval of the Merger Agreement — Conditions to the Consummation of the Merger” beginning on page 88.

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement, including those described above, we anticipate that the Merger will be completed in the second quarter of 2022. If Company stockholders vote to adopt and approve the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or written waiver of the other conditions to the Merger as set forth in the Merger Agreement. However, the exact timing of completion of the Merger cannot be predicted, because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control. For more information about the Effective Time and the Closing of the Merger, including the definitions of the “Closing” and the “Closing Date,” see “Proposal 1: Adoption and Approval of the Merger Agreement — Closing and Effective Time” beginning on page 71.

Financing of the Merger

The obligations of Parent and Merger Sub to consummate the Merger are not subject to any financing condition. Parent and Merger Sub have represented to the Company in the Merger Agreement that they will have available to them, pursuant to the Equity Commitment Letter described below, sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement. This includes funds needed to: (i) pay all of the Merger Consideration payable in respect of all shares of Company Common Stock in the Merger as required pursuant to the Merger Agreement; (ii) pay all other amounts payable under the Merger Agreement by Parent or Merger Sub, as applicable, in connection with the Closing in respect of Company Equity Awards; (iii) pay all amounts required to be paid in order to discharge the Company’s term loan facility (the “Existing Credit Facility”) under that certain Loan and Security Agreement, dated as of March 26, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Term Loan Agreement”), by and among the Company and the other borrowers party thereto, the lenders from time to time party thereto and SLR Investment Corp., as collateral agent, and pay such other out-of-pocket, third party costs and expenses of the Company expressly contemplated to be funded by Parent under the Merger Agreement on the Closing Date; and (iv) pay all related fees and expenses of Parent and Merger Sub associated with the transactions contemplated by the Merger Agreement or the Equity Commitment Letter required to be paid on the Closing Date by such party (collectively, the “Required Amounts”).

The Patient Square Fund has committed to contribute or cause to be contributed to Parent at the Closing of the Merger certain equity financing, subject to the terms and conditions set forth in an equity commitment letter, dated as of February 2, 2022 (the “Equity Commitment Letter”). The Company is a third-party beneficiary of certain rights granted to Parent under the Equity Commitment Letter (if (i) certain conditions to the closing of the Merger have been satisfied by the Company, Parent and Merger Sub, (ii) Parent and Merger Sub have failed to consummate the Merger on the date required by the Merger Agreement and (iii) the Company has confirmed its willingness to consummate the Merger ) solely for the purpose of seeking specific performance of Parent’s right to cause the commitment to be funded in accordance with the terms of the Equity Commitment Letter (solely to the extent that Parent can cause the commitment to be funded pursuant to the terms of the Equity Commitment Letter).

Pursuant to the limited guaranty delivered by the Patient Square Fund in favor of the Company, dated as of February 2, 2022 (the “Limited Guaranty”), the Patient Square Fund has agreed to guarantee the payment of certain liabilities and payment obligations of Parent or Merger Sub to the Company under the Merger Agreement, subject to an aggregate cap equal to $43.0 million, other than in the case of an intentional and material breach of the Merger Agreement by Parent or Merger Sub prior to the termination thereof, in which case the maximum aggregate cap under the Limited Guaranty will be equal to $430.0 million.

For more information about the Equity Commitment Letter and the Limited Guaranty, see the section of this proxy statement captioned “The Merger — Financing of the Merger” beginning on page 58.

Required Stockholder Approval

The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt and approve the Merger Agreement. At the close of business on the Record Date of February 25, 2022, 50,666,143 votes constitute a majority of the outstanding shares of Company Common Stock. Approval of the proposal to adjourn the Special Meeting (the “adjournment proposal”), whether or not a quorum is present, requires the affirmative vote of a majority of the shares of Company Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter and voted for or against the matter.

As of the Record Date, our directors, officers and entities affiliated with certain of our directors and officers beneficially owned and were entitled to vote, in the aggregate, 6,040,948 shares of Company Common Stock, representing approximately 6.0% of the shares of Company Common Stock outstanding as of the Record Date.

Concurrently with the execution of the Merger Agreement, each of Christopher M. Gallagher, the Company’s Chief Executive Officer and a member of the Company Board, the Gallagher 2020 Children’s Trust, for which Dr. Gallagher serves as a trustee, Steven J. Shulman, the Chairman of the Board, and SOC Holdings LLC, an affiliate of Warburg Pincus LLC (“Warburg Pincus” and collectively, the “Supporting Company Stockholders”), entered into a voting and support agreement, dated as of February 2, 2022 (each, a “Support Agreement”), with the Company and Parent. The Supporting Company Stockholders collectively beneficially owned and were entitled to vote, in the aggregate, 39,259,827 shares of Company Common Stock, representing approximately 38.7% of the shares of Company Common Stock outstanding as of the Record Date. Pursuant to the Support Agreements, each of the Supporting Company Stockholders has agreed, among other things, to vote their shares of Company Common Stock in favor of the adoption and approval of the Merger Agreement, and against any competing Company Acquisition Proposal (as defined herein), without regard to the terms of any such Company Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the adoption and approval of the Merger Agreement or in competition or inconsistent with, or that, to the knowledge of such Supporting Company Stockholder, would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other transactions contemplated by the Merger Agreement, so long as, among other things, the Merger Agreement remains in effect. A copy of the form of Support Agreement is attached as Annex B and is incorporated herein by reference.

We currently expect that our directors and executive officers will vote all of their respective shares of Company Common Stock: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment proposal.

The Special Meeting

Date, Time and Place

The Special Meeting of Company stockholders to consider and vote on the proposal to adopt and approve the Merger Agreement will be held on April 4, 2022, at 10:00 a.m., Eastern Time, with online login beginning at 9:45 a.m., Eastern Time, via a live webcast on the internet. In light of the continued public health impact of the COVID-19 pandemic, the Special Meeting will be held entirely online. Company stockholders may attend the Special Meeting online by visiting the Special Meeting website at www.cstproxy.com/soctelemed/2022 and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting physically in person.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of Company Common Stock at the close of business on the Record Date. Each holder of Company Common Stock will be entitled to one (1) vote for each such share owned at the close of business on the Record Date.

Quorum

As of the Record Date, there were 101,332,284 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. The holders of a majority of the shares of Company Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Special Meeting.

Recommendation of the Company Board

The Board of Directors of the Company (the “Company Board”) has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolved to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Company Board unanimously recommends that you vote: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

For a description of certain of the factors considered by the Company Board in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations above, see the section of this proxy statement captioned “The Merger — Recommendation of the Company Board and Reasons for the Merger” beginning on page 43.

Prior to the adoption and approval of the Merger Agreement by Company stockholders, under certain circumstances, the Company Board may withdraw or change the foregoing recommendation if it determines in good faith (after consultation with its financial advisors and outside legal counsel) that failure to do so would be inconsistent with the fiduciary duties of the Company Board to Company stockholders under applicable law. However, the Company Board may not withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent and its representatives in good faith over a four (4) business day period, after which the Company Board will have determined that the failure of the Company Board to make a Company Change of Recommendation (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — Company Change of Recommendation”) would be inconsistent with the fiduciary duties of the Company Board to Company stockholders under applicable law. The termination of the Merger Agreement by the Company following the Company Board’s authorization for the Company to enter into a definitive agreement to consummate a Company Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — The No-Shop Period — No Solicitation of Other Offers”) will result in the payment by the Company of a termination fee of either (i) $7,662,500, if the Merger Agreement is terminated before the applicable Cut-Off Time (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — The No-Shop Period — No Solicitation of Other Offers”) with respect to an Excluded Party (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — The No-Shop Period — No Solicitation of Other Offers”), or (ii) $11,493,750, in the case of any other such termination. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — Company Change of Recommendation” beginning on page 83.

Opinion of William Blair & Company, L.L.C.

William Blair & Company, L.L.C. (“William Blair”) was retained by the Strategic Transaction Committee (as defined in the section of this proxy statement captioned “The Merger — Background of the Merger”) of the Company Board to act as financial advisor to the Company in connection with a possible business combination. Pursuant to its engagement, the Strategic Transaction Committee requested that William Blair render an opinion to the Company Board as to whether the Merger Consideration to be received by Company stockholders (other than holders of (i) shares of Company Common Stock that are held by the Company or any of its direct or indirect wholly owned subsidiaries or owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (for purposes of this section, collectively, the “Owned Company Shares”) and (ii) shares with respect to which Company stockholders have properly exercised appraisal rights under Delaware law (for purposes of this section, the “Dissenting Shares”)) was fair, from a financial point of view, to such Company stockholders. On February 2, 2022, William Blair delivered its oral opinion to the Company Board at a meeting of the full Company Board (which opinion was subsequently confirmed in its written opinion dated February 2, 2022, and delivered to the Company Board prior to the execution of the Merger Agreement) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Merger Consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares) was fair, from a financial point of view, to such Company stockholders, as set forth in such opinion as more fully described in the section of this proxy statement captioned “The Merger — Opinion of William Blair & Company, L.L.C.”

THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED FEBRUARY 2, 2022, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE COMPANY BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY COMPANY STOCKHOLDERS (OTHER THAN WITH RESPECT TO THE OWNED COMPANY SHARES AND THE DISSENTING SHARES) IN RESPECT OF THE MERGER AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY COMPANY STOCKHOLDERS (OTHER THAN WITH RESPECT TO THE OWNED COMPANY SHARES AND THE DISSENTING SHARES) IN RESPECT OF THE MERGER. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMPANY COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ITS SHARES OF COMPANY COMMON STOCK WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE TRANSACTIONS.

For more information, see the section of this proxy statement captioned “The Merger — Opinion of William Blair & Company, L.L.C.” beginning on page 48.

Interests of Executive Officers and Directors of the Company in the Merger

When considering the foregoing recommendation of the Company Board that you vote to approve the proposal to adopt and approve the Merger Agreement, Company stockholders should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, Company stockholders more generally. In (1) evaluating and negotiating the Merger Agreement, (2) approving the Merger Agreement and the Merger and (3) recommending that the Merger Agreement be adopted and approved by Company stockholders, the Company Board was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:

•        at the Effective Time, each Company Equity Award held by an executive officer or director will receive the treatment described in the section of this proxy statement captioned “The Merger — Interests of Executive Officers and Directors of the Company in the Merger — Quantification of Company Equity Awards” beginning on page 56;

•        eligibility of the Company’s executive officers to receive severance payments and benefits under their change in control severance agreements with the Company, as described in more detail in the section of this proxy statement captioned “The Merger — Interests of Executive Officers and Directors of the Company in the Merger — Change in Control Severance Agreements” beginning on page 57; and

•        continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.

If the proposal to adopt and approve the Merger Agreement is approved, the shares of Company Common Stock held by the Company’s directors and executive officers will be treated in the same manner as outstanding shares of Company Common Stock held by all other Company stockholders. For more information, see the section of this proxy statement captioned “The Merger — Interests of Executive Officers and Directors of the Company in the Merger” beginning on page 55.

Alternative Acquisition Proposals

The Go-Shop Period — Solicitation of Other Company Acquisition Proposals

Under the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., New York time on March 4, 2022 (such date, the “No-Shop Period Start Date”), the Company and any of its subsidiaries and affiliates and its and their respective representatives have the right to, among other things: (i) solicit, initiate, propose, induce the making or submission of, encourage or facilitate in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — The Go-Shop Period — Solicitation of Other Offers” beginning on page 79), including by providing information (including non-public information or data) of and affording access to personnel of the Company and its subsidiaries to any person that has entered into an acceptable confidentiality agreement with the Company; and (ii) continue, enter into, engage in or otherwise participate in any discussions or negotiations with any person regarding any Company Acquisition Proposals, and cooperate with or assist or participate in, or facilitate, any inquiries, offers, proposals, discussions or negotiations or any effort or attempt to make any Company Acquisition Proposals or other proposals that could reasonably be expected to lead to Company Acquisition Proposals, including by granting a limited waiver, amendment or release under any pre-existing “standstill” or other similar provision to the extent necessary to allow for a Company Acquisition Proposal or amendment to a Company Acquisition Proposal to be made by such person to the Company or the Company Board on a confidential basis.

The No-Shop Period — No Solicitation of Other Company Acquisition Proposals

The Company has agreed that, subject to certain exceptions set forth in the Merger Agreement, commencing at the No-Shop Period Start Date and continuing until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated in accordance with its terms, the Company will not, directly or indirectly: (i) solicit, initiate, propose, induce the making or submission of, or knowingly encourage or facilitate or otherwise cooperate or assist in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal; (ii) continue, enter into, engage in or otherwise participate in any discussions or negotiations with, or otherwise cooperate with or assist, any person (or its representatives) regarding any Company Acquisition Proposals; (iii) grant a waiver, amendment or release of any pre-existing “standstill”, confidentiality or similar provision or fail to enforce any of the foregoing; (iv) take any action to make any “interested stockholder,” “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover law or similar law enacted under state or federal law, including Section 203 of the DGCL, inapplicable to any Company Acquisition Proposal or any person (other than Parent and its affiliates); or (v) agree or resolve to take, or take, any of the foregoing actions.

Notwithstanding the foregoing, under certain specified circumstances, from the No-Shop Period Start Date until the applicable Cut-Off Time and prior to the adoption and approval of the Merger Agreement by Company stockholders, the Company may, among other things, engage in negotiations or discussions with, and provide information to, a third party (and its representatives) in respect of a Company Acquisition Proposal that was not received in response to or as a result of the Company’s obligations set forth in the immediately preceding paragraph, if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal either constitutes a Company Superior Proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — The No-Shop Period — No Solicitation of Other Offers” beginning on page 80) or could reasonably be expected to lead to a Company Superior Proposal. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — The No-Shop Period — No Solicitation of Other Offers” beginning on page 80.

At any time prior to the adoption and approval of the Merger Agreement by Company stockholders, the Company is entitled to terminate the Merger Agreement to enter into a definitive agreement in respect of a Company Superior Proposal only if it complies with certain procedures in the Merger Agreement, including, but not limited to, negotiating with Parent in good faith over a four (4) business day period in an effort to amend the terms and conditions of the Merger Agreement and other agreements so that such Company Superior Proposal no longer constitutes a Company Superior Proposal relative to the transactions contemplated by the Merger Agreement, amended pursuant to such negotiations.

The termination of the Merger Agreement by the Company in connection with entry into a definitive agreement to consummate an alternative transaction contemplated by a Company Superior Proposal or by Parent following a Company Change of Recommendation will result in the payment by the Company of a termination fee of either (i) $7,662,500, if the Merger Agreement is terminated before the applicable Cut-Off Time with respect to an Excluded Party and the Company has complied in all material respects with the non-solicitation provisions set forth in the Merger Agreement with respect to such Company Superior Proposal, or (ii) $11,493,750, in the case of any other such termination.    For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — Company Change of Recommendation” beginning on page 83.

Termination of the Merger Agreement

In addition to the circumstances described above, Parent and the Company have certain rights to terminate the Merger Agreement under customary circumstances, including if (1) the Merger is not completed by August 2, 2022, subject to certain limitations and extensions, (2) a court of competent jurisdiction has issued a permanent injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement (including the Merger), (3) Company stockholders fail to adopt and approve the Merger Agreement, and (4) the other party breaches its representations or warranties or fails to perform its covenants in the Merger Agreement such that certain conditions would not be satisfied, subject in certain cases, to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

Please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination Fee” beginning on page 91.

Effect on the Company if the Merger Is Not Completed

If the Merger Agreement is not adopted and approved by Company stockholders, or if the Merger is not completed for any other reason:

(i)     Company stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

(ii)    (A) the Company will remain an independent public company; (B) Company Common Stock and Company Warrants will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (C) the Company will continue to file periodic reports with the SEC; and

(iii)   under certain specified circumstances, the Company will be required to pay Parent a termination fee of either $7,662,500 or $11,493,750, upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination Fee” beginning on page 91.

The Support Agreements

Each of the Supporting Company Stockholders, which collectively beneficially own, in the aggregate, 39,259,827 shares of Company Common Stock, representing approximately 38.7% of the shares of Company Common Stock outstanding as of the Record Date, have entered into a Support Agreement with the Company and Parent. Pursuant to the Support Agreements, each of the Supporting Company Stockholders has agreed, among other things, to vote their shares of Company Common Stock in favor of adoption and approval of the Merger Agreement, and against any competing Company Acquisition Proposal, without regard to the terms of any such Company Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the adoption and approval of the Merger Agreement or in competition or inconsistent with, or that, to the knowledge of such Supporting Company Stockholder, would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other transactions contemplated by the Merger Agreement, so long as, among other things, the Merger Agreement remains in effect. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — The Support Agreements” beginning on page 94.

Questions and Answers

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”

Q:     Why am I receiving these materials?

A:     On February 2, 2022, the Company entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent. The Company Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolved to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Company Board is furnishing this proxy statement and form of proxy card to Company stockholders in connection with the solicitation of proxies to be voted at the Special Meeting.

Q:     When and where is the Special Meeting?

A:     In light of the continued public health impact of the COVID-19 pandemic, the Special Meeting will be held entirely online. You may attend the Special Meeting online by visiting the Special Meeting Website at www.cstproxy.com/soctelemed/2022 and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. The webcast will begin at 10:00 a.m., Eastern Time, on April 4, 2022. Online access will begin at 9:45 a.m., Eastern Time, and we encourage you to access the Special Meeting prior to the start time. You will not be able to attend the Special Meeting physically in person.

Q:     What am I being asked to vote on at the Special Meeting?

A:     You are being asked to vote on the following proposals:

•        to adopt and approve the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent; and

•        to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Q:     Who is entitled to vote at the Special Meeting?

A:     Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of Company Common Stock will be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Q:     May I attend the Special Meeting and vote in person?

A:     Yes. If you are a Company stockholder of record, you may attend the Special Meeting virtually via the internet at the Special Meeting Website on April 4, 2022, and complete a virtual ballot, whether or not you sign and return your proxy card. If you are a Company stockholder of record, you will need your assigned control number to vote shares electronically at the Special Meeting. The control number can be found on the proxy card, voting instruction form, or other applicable proxy notices. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at the Special Meeting Website.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and complete a virtual ballot, your vote will revoke any proxy previously submitted.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt and approve the Merger Agreement, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:     What will I receive in respect of my shares of Company Common Stock if the Merger is completed?

A:     Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $3.00 in cash, without interest, less any applicable withholding taxes, for each share of Company Common Stock that you own, unless your shares are subject to forfeiture as a result of the Merger or unless you have properly exercised and not withdrawn your appraisal rights under the DGCL.

Q:     What vote is required to adopt and approve the Merger Agreement?

A:     The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt and approve the Merger Agreement.

If a quorum is present at the Special Meeting, the failure of any Company stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the internet (using the instructions provided in the enclosed proxy card); or (iii) vote in person by virtual ballot at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement. Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement, but will have no effect on any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Q:     I understand that a quorum is required in order to conduct business at the Special Meeting. What constitutes a quorum?

A:     The holders of a majority of the voting power of the shares of Company Common Stock entitled to vote at the Special Meeting as of the Record Date must be present at the Special Meeting in order to hold the Special Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Special Meeting if you are present and vote in person at the Special Meeting or if you have properly submitted a proxy.

Q:     Have any Company stockholders already agreed to approve the proposal to adopt and approve the Merger Agreement?

A:     Yes. The Supporting Company Stockholders, who collectively beneficially own 39,259,827 shares of Company Common Stock representing approximately 38.7% of the outstanding Company Common Stock as of the Record Date, have each entered into a Support Agreement with the Company and Parent. Pursuant to the Support Agreements, each of the Supporting Company Stockholders has agreed, among other things and subject to certain exceptions, to vote their shares of Company Common Stock in favor of adoption and approval of the Merger Agreement, and against any competing transaction, so long as, among other things, the Merger Agreement remains in effect. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — The Support Agreements.”

Q:     What happens if the Merger is not completed?

A:     If the Merger Agreement is not adopted and approved by Company stockholders or if the Merger is not completed for any other reason, Company stockholders will not receive any payment for their shares of Company Common Stock. Instead, the Company will remain an independent public company, Company Common Stock and Company Warrants will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC.

Under specified circumstances, the Company will be required to pay Parent a termination fee of either $7,662,500 or $11,493,750 upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination Fee.”

Q:     What do I need to do now?

A:     You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to and incorporate by reference into in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or grant your proxy electronically over the internet (using the instructions provided in the enclosed proxy card), so that your shares of Company Common Stock can be voted at the Special Meeting, unless you wish to seek appraisal. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:     May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:     Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, Company stockholders of record who do not vote in favor of adopting and approving the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares as determined by the Court of Chancery of the State of Delaware if the merger is completed. Appraisal rights will only be available to Company stockholders who properly deliver, and do not properly withdraw, a written demand for an appraisal to the Company prior to the vote on the proposal to adopt and approve the Merger Agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a Company stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. For additional information, see the section of this proxy statement captioned “The Merger — Appraisal Rights.”

Q:     Should I surrender my book-entry shares now?

A:     No. After the Merger is completed, the paying agent will send each Company stockholder of record a letter of transmittal and written instructions that explain how to exchange shares of Company Common Stock represented by such holder’s book-entry shares for the Merger Consideration.

Q:     What happens if I sell or otherwise transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?

A:     The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet (using the instructions provided in the enclosed proxy card).

Q:     What is the difference between holding shares as a Company stockholder of record and as a beneficial owner?

A:     If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, to be the “Company stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by or on behalf of the Company.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the Company stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the Company stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:     How may I vote?

A:     If you are a Company stockholder of record (that is, if your shares of Company Common Stock are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company), you may:

•        Vote at the Special Meeting.    If you would like to vote at the Special Meeting, please follow the instructions that will be available on the Special Meeting Website during the Special Meeting.

•        Vote by Mail in Advance of the Special Meeting.    If you received or request a paper proxy card, complete, sign and date the proxy card, then follow the instructions on the card.

•        Vote via the Internet in Advance of the Special Meeting.    Follow the instructions on the proxy card and have the proxy card available when you access the internet website.

Votes submitted via the internet must be received by 11:59 p.m., Eastern Time, on April 3, 2022. If you submit your vote by mail, your completed, signed and dated proxy card must be received prior to the Special Meeting. Submitting your proxy, whether via the internet or by mail will not affect your right to vote at the Special Meeting should you decide to attend the meeting.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of Company Common Stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of Company Common Stock in person by virtual ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by virtual ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

Q:     If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:     No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption and approval of the Merger Agreement, but will have no effect on the adjournment proposal.

Q:     May I change my vote after I have mailed my signed and dated proxy card?

A:     Yes. If you are a Company stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•        signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•        submitting a new proxy electronically over the internet after the date of the earlier submitted proxy and no later than 11:59 p.m., Eastern Time, on April 3, 2022;

•        delivering a written notice of revocation to our Corporate Secretary; or

•        by attending the Special Meeting virtually via the internet at the Special Meeting Website and completing a virtual ballot.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:     What is a proxy?

A:     A proxy is your legal designation of another person to vote your shares of Company Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.” Christopher M. Gallagher, our Chief Executive Officer, David Mikula, our Chief Operating Officer, and Eunice J. Kim, our General Counsel and Corporate Secretary, are the proxy holders for the Special Meeting, with full power of substitution and re-substitution.

Q:     If a Company stockholder gives a proxy, how are the shares voted?

A:     Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When voting over the internet or by completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     Please sign, date and return (or grant your proxy electronically over the internet using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a Company stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:     Who will count the votes?

A:     The inspector of elections appointed for the Special Meeting will tabulate votes cast by proxy or by ballot at the Special Meeting. The inspector of elections will also determine whether a quorum is present.

Q:     Where can I find the voting results of the Special Meeting?

A:     The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:     Will a Company stockholder be subject to U.S. federal income tax upon the exchange of Company Common Stock for cash pursuant to the Merger?

A:     The receipt of cash by Company stockholders in exchange for shares of Company Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by a U.S. Holder generally will result in the recognition of gain or loss by such U.S. Holder in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger for shares of Company Common Stock and such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.

Company stockholders are urged to consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. tax jurisdiction.

For a description of the U.S. federal income tax consequences of the Merger to Company stockholders, see the section of this proxy statement captioned “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger to Company Stockholders.”

Q:     When do you expect the Merger to be completed?

A:     We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement, we anticipate that the Merger will be completed in the second quarter of 2022. If Company stockholders vote to adopt and approve the Merger Agreement, the Merger will become effective as promptly as practicable following the satisfaction or written waiver of the other conditions to the Merger as set forth in the Merger Agreement. However, the exact timing of completion of the Merger cannot be predicted, because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     The expenses of soliciting proxies will be paid by the Company. The Company has retained Alliance Advisors, LLC (“Alliance Advisors”) to assist in soliciting proxies at a fee of $10,000, plus costs and expenses. The Company and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means or in person. Our directors, officers and other employees, without additional compensation, and employees of Alliance Advisors may solicit proxies personally or in writing, by telephone, email or otherwise. The Company will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the internet, you are responsible for any internet access charges you may incur.

Q:     What if at the check-in time or during the virtual meeting I have technical difficulties or trouble accessing the Special Meeting Website?

A:     If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at the Annual Meeting Website.

Q:     Do any of the Company’s directors or executive officers have interests in the Merger that may be in addition to or different from those of Company stockholders generally?

A:     Yes. In considering the recommendation of the Company Board with respect to the proposal to adopt and approve the Merger Agreement, you should be aware that the Company’s directors and executive officers may have interests in the Merger different from, or in addition to, the interests of Company stockholders generally. The Company Board was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted and approved by Company stockholders. For a description of the interests of the Company’s directors and executive officers in the Merger, see the section of this proxy statement captioned “The Merger — Interests of Executive Officers and Directors of the Company in the Merger.”

Q:     Who can help answer my questions?

A:     If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Toll-Free: 855-601-2249
Email: TLMD@allianceadvisors.com

Cautionary Note Regarding Forward-Looking Statements

This proxy statement, and any document to which the Company refers in this proxy statement, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Such forward-looking statements include, among other things, statements about the potential benefits of the Merger; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the Merger and the expected timing of completion of the Merger; as well as any assumptions underlying any of the foregoing. These forward-looking statements are based on the Company’s management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements, including the uncertainty associated with the potential impacts of the COVID-19 pandemic on the Company’s business, financial condition, and results of operations. Additional factors that could cause or contribute to such differences include, but are not limited to, the following:

•        the completion of the Merger on the anticipated terms and timeframe, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the proposed transaction;

•        the impact of the COVID-19 pandemic on the Company’s business and general economic conditions;

•        the Company’s ability to implement its business strategy;

•        significant transaction costs associated with the Merger;

•        potential litigation relating to the Merger;

•        the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations;

•        the ability of the Company to retain and hire key personnel;

•        potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger;

•        legislative, regulatory and economic developments affecting the Company’s business;

•        general economic and market developments and conditions;

•        the evolving legal, regulatory and tax regimes under which the Company operates;

•        potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance;

•        restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•        unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or pandemics, as well as the Company’s response to any of the aforementioned factors; and

•        other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, each as may be updated or supplemented by any subsequent filings that the Company may file with the SEC.

Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events except as required by law.

The Special Meeting

The enclosed proxy is solicited on behalf of the Company Board for use at the Special Meeting.

Date, Time and Place

The Special Meeting will be held on April 4, 2022, at 10:00 a.m., Eastern Time, with online login beginning at 9:45 a.m., Eastern Time, via a live webcast on the internet. In light of the continued public health impact of the COVID-19 pandemic, the Special Meeting will be held entirely online. You may attend the Special Meeting online by visiting the Special Meeting Website at www.cstproxy.com/soctelemed/2022 and entering the control number included on your proxy card or in the instructions that accompanied your proxy materials. You will not be able to attend the Special Meeting physically in person.

Purpose of the Special Meeting

At the Special Meeting, we will ask Company stockholders to vote on proposals to: (i) adopt and approve the Merger Agreement; and (ii) adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only Company stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of Company stockholders entitled to vote at the Special Meeting will be available at the Special Meeting Website during the Special Meeting. As of the Record Date, there were 101,332,284 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority of the shares of Company Common Stock issued and outstanding and entitled to vote in person or as represented by proxy will constitute a quorum at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is required to adopt and approve the Merger Agreement. At the close of business on the Record Date, 50,666,143 votes constitute a majority of the outstanding shares of Company Common Stock. Adoption and approval of the Merger Agreement by Company stockholders is a condition to the closing of the Merger.

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of votes cast at the Special Meeting.

If a Company stockholder abstains from voting, that abstention will have the same effect as if such Company stockholder voted “AGAINST” the proposal to adopt and approve the Merger Agreement, but will have no effect on any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement, but will have no effect on any proposal to adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting. A so-called “broker non-vote” results when banks, brokers and other nominees return a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter and have not received specific voting instructions from the beneficial owner of such shares. The Company does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no broker will be permitted to vote your shares of Company Common Stock at the Special Meeting without receiving instructions. Failure to instruct your broker on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement.

Stock Ownership and Interests of Certain Persons

Shares Held by the Company’s Directors and Executive Officers

As of the Record Date, our directors, officers and entities affiliated with certain of our directors and officers beneficially owned and were entitled to vote, in the aggregate, 6,040,948 shares of Company Common Stock, representing approximately 6.0% of the shares of Company Common Stock outstanding as of the Record Date.

Each of the Supporting Company Stockholders, which collectively beneficially own, in the aggregate, 39,259,827 shares of Company Common Stock, representing approximately 38.7% of the shares of Company Common Stock outstanding as of the Record Date, have entered into a Support Agreement with the Company and Parent. Pursuant to the Support Agreements, each of the Supporting Company Stockholders has agreed, among other things, to vote their shares of Company Common Stock in favor of adoption and approval of the Merger Agreement, and against any competing Company Acquisition Proposal, without regard to the terms of any such Company Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the adoption and approval of the Merger Agreement or in competition or inconsistent with, or that, to the knowledge of such Supporting Company Stockholder, would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other transactions contemplated by the Merger Agreement, so long as, among other things, the Merger Agreement remains in effect. For more information, see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — The Support Agreements.”

Voting of Proxies

If your shares are registered in your name with our transfer agent, Continental Stock Transfer & Trust Company, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid reply envelope, or you may vote in person at the Special Meeting. Additionally, you may grant a proxy electronically over the internet (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available and follow the instructions on the proxy card in order to grant a proxy electronically over the internet. Based on your proxy card or internet proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a virtual ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person. If you attend the Special Meeting and vote in person by virtual ballot, your vote will revoke any previously submitted proxy.

Votes submitted via the internet must be received by 11:59 p.m., Eastern Time, on April 3, 2022. If you submit your vote by mail, your completed, signed and dated proxy card must be received prior to the Special Meeting. Submitting your proxy, whether via the internet or by mail will not affect your right to vote at the Special Meeting should you decide to attend the meeting.

Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the Company stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the internet or by telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return the voting form provided by your bank, broker or other nominee, do not vote via the internet or by telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt and approve the Merger Agreement, but will not have any effect on the adjournment proposal.

Revocability of Proxies

If you are a Company stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•        signing another proxy card with a later date and returning it to us prior to the Special Meeting;

•        submitting a new proxy electronically over the internet after the date of the earlier submitted proxy and no later than 11:59 p.m., Eastern Time, on April 3, 2022;

•        delivering a written notice of revocation to our Corporate Secretary; or

•        by attending the Special Meeting virtually via the internet at the Special Meeting Website and completing a virtual ballot.

If you have submitted a proxy, your appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.

If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Company stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Recommendation of the Company Board

The Company Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolved to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Company Board unanimously recommends that you vote: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Solicitation of Proxies

The expenses of soliciting proxies will be paid by the Company. The Company has retained Alliance Advisors to assist in soliciting proxies at a fee of $10,000, plus costs and expenses. The Company and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means or in person. Our directors, officers and other employees, without additional compensation, and employees of Alliance Advisors may solicit proxies personally or in writing, by telephone, email or otherwise. The Company will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the internet, you are responsible for any internet access charges you may incur.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval by Company stockholders of the proposal to adopt and approve the Merger Agreement, we anticipate that the Merger will be consummated in the second quarter of 2022. However, the exact timing of completion of the Merger cannot be predicted, because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Appraisal Rights

If the Merger is consummated, Company stockholders who continuously hold shares of Company Common Stock through the Effective Time, who do not vote in favor of the adoption and approval of the Merger Agreement and who properly demand appraisal of their shares and do not withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that Company stockholders who perfect their appraisal rights, who do not thereafter withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be “fair value,” if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Merger — Appraisal Rights,” on the difference between the amount determined to be the “fair value” and the amount paid by the Surviving Corporation in the Merger to each Company stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, Company stockholders who wish to seek appraisal of their shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Company stockholders considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the Merger Consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to the Company before the vote is taken on the proposal to adopt and approve the Merger Agreement; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt and approve the Merger Agreement; (iii) continue to hold your shares of Company Common Stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by Company stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Merger — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex D to this proxy statement and incorporated herein by reference. If you hold your shares of Company Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee.

Delisting and Deregistration of Company Common Stock and Company Warrant

If the Merger is completed, Company Common Stock and Company Warrants will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Company Common Stock and Company Warrants will no longer be publicly traded.

Other Matters

At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of Company Common Stock will be voted in accordance with the discretion of the appointed proxy holders.

Householding of Special Meeting Materials

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two (2) or more Company stockholders reside if we believe Company stockholders are members of the same family. Each Company stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents, please contact us using the instructions set forth below. Similarly, if you share an address with another Company stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.

If you are a Company stockholder of record, you may contact us by writing to our Corporate Secretary at SOC Telemed, Inc., 2411 Dulles Corner Park, Suite 475, Herndon, Virginia 20171, Attn: Corporate Secretary, or calling us at (866) 483-9690. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor:

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Toll-Free: 855-601-2249
Email: TLMD@allianceadvisors.com

The Merger

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.

Parties Involved in the Merger

SOC Telemed, Inc.

SOC Telemed is the leading provider of acute care telemedicine services and technology to U.S. hospitals and healthcare systems, based on number of customers. We provide technology-enabled clinical solutions, which include acute teleNeurology, telePsychiatry, teleCritical Care (ICU), telePulmonology, teleCardiology and other specialties. We support time-sensitive specialty care when patients are vulnerable and may not otherwise have access. Our solution was developed to support complex workflows in the acute care setting by integrating our cloud-based software platform, Telemed IQ, with a panel of consult coordination experts and a network of clinical specialists to create a seamless, acute care telemedicine solution.

We were incorporated in Delaware in September 2019 and formed as a special purpose acquisition company known as Healthcare Merger Corp. (“HCMC”) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Our legacy business (“Legacy SOC Telemed”) was founded in 2004. On October 30, 2020, we completed the acquisition of Legacy SOC Telemed pursuant to an Agreement and Plan of Merger, dated as of July 29, 2020 (the “SPAC Merger Agreement”), by and among HCMC, Sabre Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of HCMC, Sabre Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of HCMC, and Specialists On Call, Inc., a Delaware corporation. As part of the transactions contemplated by the SPAC Merger Agreement, we changed our name from Healthcare Merger Corp. to SOC Telemed, Inc. In March 2021, the Company acquired Access Physicians Management Services Organization, LLC (“Access Physicians”), a multi-specialty acute care telemedicine provider, pursuant to a Membership Interest and Stock Purchase Agreement, dated as of March 26, 2021, by and among the Company, Access Physicians, HEP AP-B Corp., Health Enterprise Partners III, L.P., the persons listed on Exhibit A thereto, and AP Seller Rep, LLC, as representative of the sellers.

Our principal executive offices are located at 2411 Dulles Corner Park, Suite 475, Herndon, Virginia 20171, and our telephone number is (866) 483-9690. Our website address is www.soctelemed.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this proxy statement, and you should not consider information on our website to be part of this proxy statement. Company Common Stock and Company Warrants are listed on Nasdaq under the symbols “TLMD” and “TLMDW,” respectively. Additional information about SOC Telemed is contained in our public filings. See the section captioned “Where You Can Find Additional Information.”

Spark Parent, Inc.

Parent was formed on January 27, 2022, solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger. The principal office of Parent is c/o Patient Square Capital, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

Spark Merger Sub, Inc.

Merger Sub is a direct, wholly owned subsidiary of Parent and was formed on January 27, 2022, solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement, and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and arranging of the contemplated financing in connection with the Merger. The principal office of Merger Sub is c/o Patient Square Capital, 2884 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

Parent and Merger Sub are each subsidiaries of investment funds advised by Patient Square Capital, a leading dedicated health care investment firm. At the Effective Time, the Surviving Corporation, will be indirectly owned by Patient Square Capital and certain of its affiliates.

In connection with the transactions contemplated by the Merger Agreement, the Patient Square Fund has entered into the Equity Commitment Letter pursuant to which, among other things, it has committed to invest, directly or indirectly, a cash amount in Parent for purposes of the consummation of the transactions contemplated by the Merger Agreement, subject to the terms and conditions of the Merger Agreement. The Company is a third-party beneficiary with respect to certain enforcement rights under the Equity Commitment Letter. In addition, the Patient Square Fund has entered into a limited guaranty in favor of the Company, pursuant to which it has agreed, among other things, to guarantee certain obligations that may be owed by Parent and Merger Sub pursuant to the Merger Agreement, subject to the terms and conditions set forth in such limited guaranty. For more information, see the section of this proxy statement captioned “— Financing of the Merger” below.

Effects of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease, with the Company continuing as the Surviving Corporation. As a result of the Merger, the Company will become a direct, wholly owned subsidiary of Parent, and Company Common Stock and Company Warrants will no longer be publicly traded and will be delisted from Nasdaq. In addition, Company Common Stock and Company Warrants will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the DGCL (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Effect on the Company if the Merger Is Not Completed

If the Merger Agreement is not adopted and approved by Company stockholders, or if the Merger is not completed for any other reason:

(i)     Company stockholders will not be entitled to, nor will they receive, any payment for their respective shares of Company Common Stock pursuant to the Merger Agreement;

(ii)    (A) the Company will remain an independent public company; (B) Company Common Stock and Company Warrants will continue to be listed and traded on Nasdaq and registered under the Exchange Act; and (C) the Company will continue to file periodic reports with the SEC;

(iii)   we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) Company stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect to the Company’s business, results of operations, financial condition and prospectus, as such may be affected by, among other things, the highly competitive industry in which the Company operates and economic conditions;

(iv)   the price of Company Common Stock and Company Warrants may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of Company Common Stock and Company Warrants would return to the price at which it trades as of the date of this proxy statement;

(v)    the Company Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate; irrespective of these efforts, it is possible that no other transaction acceptable to the Company Board will be offered or that the Company’s business, results of operations, financial condition and prospectus will be adversely affected; and

(vi)   under certain specified circumstances, the Company will be required to pay Parent a termination fee of either $7,662,500 or $11,493,750 upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination Fee.”

Merger Consideration

Company Common Stock

At the Effective Time, each share of Company Common Stock (other than Excluded Shares, which include, among other shares, any Dissenting Shares) outstanding as of immediately prior to the Effective Time will be canceled and automatically converted into the right to receive the Merger Consideration, without any interest thereon and subject to any applicable withholding taxes.

After the Merger is completed, you will have the right to receive the Merger Consideration in respect of your shares of Company Common Stock (less any applicable withholding taxes), but you will no longer have any rights as a Company stockholder (except that Company stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “— Appraisal Rights.”

Treatment of Company Equity Awards

The Merger Agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:

Company Options

Each Vested Company Option will, provided that such Vested Company Option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Vested Company Option multiplied by (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price for such Vested Company Option, subject to applicable withholding taxes.

Each Unvested Company Option will, provided that such Unvested Company Option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

Any Company Option, whether a Vested Company Option or Unvested Company Option, that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration.

Company RSUs

Each Director RSU will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Director RSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes.

Each Company RSU (other than a Director RSU) that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

Company PSUs

Each Company PSU that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has been satisfied as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Company PSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes.

Each Company PSU that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has not been satisfied as of immediately prior to the Effective Time will be canceled for no consideration.

Treatment of Company ESPP

Following the date of the Merger Agreement, except for the offering under the Company ESPP in effect as of the date of the Merger Agreement, no offering under the Company ESPP will be authorized or commenced, no new participants will commence participation in the Company ESPP, no participant in the Company ESPP will be permitted to increase his or her payroll contribution rate in effect as of the date of the Merger Agreement or make separate non-payroll contributions, the accumulated contributions of each participant will be used to purchase shares of Company Common Stock prior to the Effective Time in accordance with the Company ESPP, after which all purchase rights under the Company ESPP will be terminated, and the Company ESPP will terminate effective as of (and subject to the occurrence of) the Effective Time.

Treatment of Company Warrants

The Merger Agreement provides that, at the Effective Time, each Company Warrant that is outstanding as of immediately prior to the Effective Time will, in accordance with its terms under the Warrant Agreement, dated December 12, 2019 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and will become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) Merger Consideration minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation among the Strategic Transaction Committee (as defined herein), the Company Board or representatives of the Company, and other parties.

As part of the Company’s ongoing consideration and evaluation of its long-term strategic goals and plans, the Company Board and the Company’s management team periodically review, consider and assess the Company’s operations and financial performance, as well as overall industry conditions, as they may affect those strategic goals and plans. This review includes, among other matters, the consideration of potential opportunities for business combinations, acquisitions, investments and other financial and strategic alternatives.

On September 1, 2021, in connection with the appointment of a new management team at the Company and a Company-wide realignment, John W. Kalix stepped down from his roles as the Chief Executive Officer of the Company and as a member of the Company Board, and Christopher M. Gallagher, the then-President of Access Physicians, a division of the Company, and the former Chief Executive Officer of Access Physicians prior to its acquisition by the Company in March 2021, was appointed as the Chief Executive Officer of the Company. In addition, Hai Tran stepped down from his roles as the President and the Chief Operating Officer of the Company and David Mikula was appointed as the Chief Operating Officer of the Company.

On September 6, 2021, Karr Narula, a Founding Partner of Patient Square Capital, L.P. (as used in this section of this proxy statement, “Sponsor”), contacted Dr. Gallagher by phone to congratulate him on his recent appointment as the new Chief Executive Officer of the Company and, as part of this discussion, informed Dr. Gallagher that Sponsor may have an interest in acting as a financing partner for the Company should the need arise. Dr. Gallagher informed Mr. Narula that the Company was not actively seeking outside investment at that time. Mr. Narula was acquainted with Dr. Gallagher as a result of previously serving as a member of the board of directors of Access Physicians during Dr. Gallagher’s tenure as the Chief Executive Officer of Access Physicians.

On September 15, 2021, the Company announced that Christopher Knibb had resigned as the Chief Financial Officer of the Company to pursue other opportunities. The Company also announced David Fletcher’s appointment as the interim Chief Financial Officer of the Company.

On September 24, 2021, Jim Momtazee, the Managing Partner of Sponsor, contacted Thomas Carella, a member of the Company Board and a Managing Director at Warburg Pincus, the largest shareholder of the Company, by phone to express Sponsor’s interest in acting as a potential financing source to the Company if the Company required additional capital. Mr. Carella advised Mr. Momtazee that the Company was not in need of a significant capital investment. Nevertheless, Mr. Carella noted that he would inform the Company Board of Sponsor’s expressed interest and that the Company or its representatives may contact Sponsor to discuss the matter further if the Company Board determined it appropriate at a later date.

On October 5, 2021, Mr. Fletcher had in-person discussions with Dr. Gallagher regarding certain financial and liquidity concerns relating to the Company and, as part of this discussion, Mr. Fletcher indicated to Dr. Gallagher that the Company would need to raise future capital based on his assessment of the Company’s existing and projected financial and liquidity position, taking into account the Company’s preliminary projected future cash flow and cash burn, as well as the covenants in the Company’s Existing Credit Facility with SLR Investment Corp. (“Solar”).

On October 5 and 6, 2021, Dr. Gallagher contacted Amr Kronfol, a member of the Company Board and a Managing Director at Warburg Pincus, by phone to advise him of the Company’s need for additional capital based on, among other factors, the Company’s preliminary projected future cash flow and cash burn.

On October 8, 2021, as part of the Company’s initial exploration of potential financing sources to address its liquidity issues, a representative of Warburg Pincus contacted representatives of Orrick, Herrington & Sutcliffe LLP (“Orrick”), outside counsel for the Company, by email to confirm whether the Company was able to borrow up to $15 million of additional debt under the terms of the Existing Credit Facility without the consent of Solar.

On October 8, 2021, Steve Rubis, the Vice President of Investor Relations of the Company, emailed a list of potential equity financing sources for the Company to Dr. Gallagher and Messrs. Fletcher and Mikula.

On October 12, 2021, Dr. Gallagher and Mr. Fletcher met over video conference with Anne M. McGeorge, Steven J. Shulman, the Chairman of the Company Board, Mr. Kronfol and Joseph P. Greskoviak, each a member of the Company Board, to discuss the Company’s existing and projected financial and liquidity positions, including the Company’s projected future cash flow and cash burn. Such members of the Company Board expressed their views that the Company’s management team should explore (i) obtaining additional equity financing from both existing and new financing sources and (ii) engaging a financial advisor in connection with such financing or other strategic alternatives. Following the discussions with such members of the Company Board, Mr. Fletcher commenced discussions with potential financial advisors, including William Blair, regarding a possible engagement and to recommend such a financial advisor to an independent committee of the Company Board to be formed in light of Dr. Gallagher’s and Mr. Shulman’s potential conflict of interest created by their possible participation in the potential equity financing being explored.

On or around October 12, 2021, Dr. Gallagher contacted Mr. Narula by a telephone call to inform him that the Company was exploring opportunities for additional financing, including a potential private placement of shares of the Company (the “Potential PIPE Transaction”). As part of this discussion, Dr. Gallagher inquired whether Sponsor remained interested in a possible investment in the Company, to which Mr. Narula replied affirmatively. Dr. Gallagher and Mr. Narula then agreed to arrange a formal introductory video conference between additional representatives of Sponsor and additional members of the Company’s management team with the understanding that the parties may, if there existed mutual interest after the meeting, enter into a confidentiality agreement to facilitate Sponsor’s further exploration of a potential investment in the Company.

On October 15, 2021, Dr. Gallagher and Mr. Rubis attended a video conference with Mr. Narula, Mr. Momtazee, Vasundhara Bhargava, a Vice President at Sponsor, Adam Fliss, a Founding Partner and the General Counsel of Sponsor, and Paul Mascarenhas, an Associate at Sponsor, to discuss Sponsor’s interest in the Potential PIPE Transaction. During this conversation, Mr. Narula and Mr. Momtazee expressed an interest in further discussing and exploring the Potential PIPE Transaction. During the discussions, representatives of Sponsor and the Company did not discuss any terms of the Potential PIPE Transaction, but the parties agreed to enter into a confidentiality agreement to facilitate the further exploration of a potential investment by Sponsor.

On October 16, 2021, the Company and Sponsor entered into a confidentiality agreement to facilitate Sponsor’s further exploration of a potential investment in the Company. This confidentiality agreement included customary confidentiality restrictions and restrictions on the use of non-public information of the Company.

On October 19, 2021, the Company Board executed a unanimous written consent to form a special committee of the Company Board to consider and approve various capital raising transactions, including a potential financing in which Dr. Gallagher and Mr. Shulman might participate (the “Special Financing Committee”). As a result of Dr. Gallagher’s and Mr. Shulman’s potential participation, the committee was comprised of three independent, disinterested members of the Company Board, Ms. McGeorge, Gyasi Chisley and Mr. Greskoviak, to maintain an independent and arms-length negotiation and approval process of any potential financing transaction.

On October 20, 2021, representatives of Sponsor, including Justin Sabet-Peyman, a Managing Director at Sponsor, Mr. Momtazee, Hannah Carlino, an Associate at Sponsor, Ms. Bhargava and Mr. Narula, and members of the Company’s management team, including Dr. Gallagher and Messrs. Fletcher and Mikula and Jeremy Hardin, the Vice President, Finance and Controller of the Company, attended an in-person meeting in Dallas, Texas, to discuss the Company’s business, potential opportunities for operational improvement and the Potential PIPE Transaction. Representatives of Sponsor advised members of the Company’s management team that investments of less than $100 million were not in Sponsor’s desired investment range and Sponsor’s investment would need to be in excess of this amount in order for a proposed transaction to satisfy Sponsor’s investment criteria. In response, Dr. Gallagher noted that an investment in excess of $100 million would be dilutive but advised Sponsor to provide a term sheet for the Company’s consideration given the Company’s financial and liquidity position.

On October 21, 2021, Mr. Fletcher advised Ms. McGeorge, the Chair of the Special Financing Committee, by telephone that, after discussions with various financial advisors, he recommended engaging William Blair as the financial advisor to the Special Financing Committee in connection with the Company’s consideration of securing additional financing or other strategic alternatives due to the firm’s (i) significant wealth of experience in the healthcare information technology industry, (ii) familiarity and understanding of the Company’s business from prior engagements (including the Company’s October 20, 2020, engagement letter with William Blair, which obligated the Company to offer William Blair an engagement opportunity in connection with a primary or secondary offering) and (iii) willingness to assume the new engagement. William Blair commenced an independent but informal engagement with the Company with the understanding that the parties would continue to negotiate in good faith and at arm’s length the terms of William Blair’s engagement and soon enter into a formal engagement letter.

On October 22, 2021, Sponsor delivered a term sheet (the “Term Sheet”) to the Company outlining proposed terms of the Potential PIPE Transaction by Sponsor, which consisted of a proposed $120 million investment in the Company in exchange for preferred securities of the Company that would (i) be convertible into Company Common Stock at an initial conversion price of $2.75 per share and (ii) accrue dividends equal to 10% per annum, payable quarterly in arrears in kind, until the 5th anniversary of the consummation of the proposed investment, followed by an increase to 12% per annum payable in cash thereafter.

On October 26, 2021, Dr. Gallagher, Mr. Fletcher, Eunice J. Kim, the General Counsel and the Corporate Secretary of the Company, and Mr. Shulman, Ms. McGeorge and Messrs. Carella and Kronfol, each a member of the Company Board, and representatives of William Blair convened over video conference to discuss and review the terms of the Term Sheet proposed by Sponsor and other financing alternatives.

On October 26, 2021, Dr. Gallagher and Mr. Fletcher attended an introductory telephone call with representatives of Solar to discuss the possibility of amending the terms of the Existing Credit Facility to make available additional credit thereunder. Such an amendment represented an attractive option to the Company’s management team to address the Company’s short-term liquidity issues as the debt financing would not be dilutive and could be expeditiously executed to address certain investors’ concerns about the Company’s short-term cash burn.

On November 3, 2021, Dr. Gallagher and Mr. Fletcher attended a follow-up telephone call with Solar to discuss Solar advancing an additional $12.5 million under the Existing Credit Facility.

On November 4, 2021, Mr. Rubis emailed a more detailed list of prospective investor targets to William Blair for purposes of a potential financing transaction.

On November 5, 2021, all of the members of the Special Financing Committee held a meeting by video conference during which it approved an engagement letter between the Company and William Blair.

On November 9, 2021, the Special Financing Committee held a meeting by video conference to approve an amendment to the Existing Credit Facility with Solar, pursuant to which the net revenue milestone for the Term B Loan was reduced from $55.0 million to $51.5 million on a trailing six-month basis, which immediately made an additional $12.5 million available to be borrowed by the Company under the Term B Loan.

On November 10, 2021, the Company entered into an amendment to the Existing Credit Facility with Solar, pursuant to which the net revenue milestone for the Term B Loan was reduced from $55.0 million to $51.5 million on a trailing six-month basis, which immediately made an additional $12.5 million available to be borrowed by the Company under the Term B Loan. Following the amendment, the Company borrowed the full $12.5 million of the Term B Loan.

On or about November 10, 2021, Dr. Gallagher indicated to Ms. Kim and Mr. Fletcher in a telephone call that he was not comfortable, and therefore would not be, participating as an insider in a financing.

On November 12 and 14, 2021, all of the members of the Special Financing Committee held meetings by video conference, with representatives of William Blair in attendance, to explore a long-term solution to address the Company’s financial and liquidity position. The Special Financing Committee considered equity financing options, exploring both a registered offering and private placement options to raise capital and, in each case, William Blair recommended insider participation. At the November 12, 2021, Special Financing Committee meeting, Ms. Kim informed the Special Financing Committee and William Blair that Dr. Gallagher was not comfortable in participating in a financing as an insider. Ms. Kim separately informed William Blair by email that Dr. Gallagher would not participate in a financing on January 6, 2022.

On November 15, 2021, the Company entered into an engagement agreement, in accordance with the Strategic Financing Committee’s authorization on November 5, 2021, with William Blair to act as its investment advisor in connection with the proposed Potential PIPE Transaction and other possible financing options.

On December 6, 2021, the Company Board executed a unanimous written consent to (i) approve the filing with the SEC of a universal shelf S-3 registration statement (the “Universal Shelf”) (covering up to $100 million in securities) to be available for future sales of equity securities, (ii) authorize the Special Financing Committee, comprised of Ms. McGeorge and Messrs. Chisley and Greskoviak, to approve the terms of any future sales of equity and/or debt securities through a public offering, and (iii) establish a special committee (the “Strategic Transaction Committee”) comprised of Mr. Shulman, Ms. McGeorge, Mr. Kronfol and Dr. Gallagher to ensure that the Company Board could, on an expedited basis, consider, evaluate, review and manage an appropriate process with respect to the strategic alternative transactions available to the Company, but excluding a potential equity financing, and the Potential PIPE Transaction, over which the Special Financing Committee was granted authority. The members of the Strategic Transaction Committee were appointed due to their experience with strategic transactions, existing roles on the Company Board, and willingness to serve on the Strategic Transaction Committee. Mr. Shulman agreed to serve as Chairman of the Strategic Transaction Committee. The Company Board determined that Mr. Shulman was not conflicted from participating on the Strategic Transaction Committee as the committee was granted the authority over strategic alternative transactions available to the Company, whereas the Strategic Financing Committee was granted the authority over potential financing alternatives, including the PIPE Transaction, of which he was not a member. The Company Board delegated to the Strategic Transaction Committee the authority to evaluate and make recommendations to the Company Board regarding any indications of interest, to review and recommend that the Company Board approve the engagement of potential financial advisors to assist in any strategic transaction process, and to advise, oversee and instruct the Company’s senior management team and external advisors in the review and negotiation of any strategic alternatives, and noting that the creation and utilization was for convenience only and, unlike the Special Financing Committee, not to address any potential conflicts of interest.

On December 7, 2021, the Company filed the Universal Shelf to enable the Company to proceed with future sales of equity and/or debt securities.

On December 10, 2021, Dr. Gallagher emailed representatives of William Blair providing them with the contact information of an individual at a private equity firm to discuss the Potential PIPE Transaction.

On December 15, 2021, Dr. Gallagher introduced representatives of William Blair to Mr. Narula by email and directed representatives of William Blair to engage directly with Sponsor and its advisors regarding a potential financing transaction, including the Potential PIPE Transaction.

On December 16, 2021, all of the members of the Company Board held a meeting by video conference with members of the Company’s management team, including Mr. Mikula, Mr. Fletcher, Ms. Kim, Erica St. Angel, the Chief Information Officer of the Company, Jason Hallock, the Chief Medical Officer of the Company, Sina Haeri, the Chief Clinical Strategy Officer of the Company, Mauricio Sirvent, the Executive Vice President, Care Delivery — Neurology and Psychiatry of the Company, and Mr. Hardin, and representatives of William Blair to discuss the Company’s operational and financing challenges and possible financing sources, including a registered offering of equity securities, the Potential PIPE Transaction and other potential financing sources, including Sponsor, as well as potential strategic transactions. At the meeting, the Company Board authorized the Company’s management team to work with William Blair to explore the various strategic alternatives outlined by the Company’s management team and William Blair, which included the potential sale of the Company to a third party.

On December 20, 2021, Ms. Kim and Mr. Fletcher attended a telephone conference with representatives of William Blair and Orrick regarding future sales of equity securities and reviewed a list of possible investors for purposes of the Potential PIPE Transaction.

On December 20, 2021, representatives of William Blair and representatives of Sponsor, including Messrs. Momtazee, Narula and Sabet-Peyman attended a telephone conference to discuss a strategic investment in the Company, including a Potential PIPE Transaction. During this discussion, representatives of Sponsor reiterated their interest and highlighted their ability to rapidly complete their remaining due diligence.

On December 21, 2021, Mr. Narula provided a due diligence request list to enable the Company to advance its due diligence in relation to a potential strategic investment in the Company.

From December 21, 2021, to December 23, 2021, Dr. Gallagher conferred by email and video conference with representatives of William Blair regarding strategic alternatives to the proposed Potential PIPE Transaction, including the possibility of a sale of the Company to a third party. Based on the Company’s then-current financial condition and prospects, including the Company’s then-current stock price and concerns with respect to the Company’s cash flow, necessary infrastructure investments, the possibility of a “going concern” qualification to the auditor’s opinion of the Company’s financials and potential employee attrition in key divisions of the Company, Dr. Gallagher, as authorized by the Company Board, instructed William Blair to discuss with Sponsor whether Sponsor might have an interest in acquiring the Company.

On December 24, 2021, representatives of William Blair held a video conference with Mr. Narula and other representatives of Sponsor regarding a possible timeline for the Potential PIPE Transaction and raised the possibility of an acquisition of the Company by Sponsor. Mr. Narula indicated that Sponsor had been primarily focused on the Potential PIPE Transaction, but that it would also be open to discussions regarding an acquisition of the Company if that became the preferred path for the Company. Mr. Narula further indicated that Sponsor and its advisors would continue to proceed with their business and operational diligence review and would be prepared to revert to William Blair in approximately two weeks with a potential transaction proposal.

On December 24, 2021, William Blair established a virtual data room to which Sponsor was provided access. The data room included materials responsive to Sponsor’s initial diligence request list submitted to the Company on December 21, 2021, including, among other things, financial, customer and capitalization information of the Company.

On December 27, 2021, Sponsor submitted to William Blair a supplemental diligence request that related to the Company’s expenses and its integration plans and diligence reports from the Access Physicians acquisition.

On December 27, 2021, representatives of William Blair contacted by email representatives of the Company and members of the Company’s management team, including Ms. Kim, Dr. Gallagher and Messrs. Fletcher, Mikula, Hardin and Rubis, to inform them that Sponsor had reviewed materials in the data room and had additional requests regarding business and operational due diligence and would like to schedule diligence meetings with members of the Company’s management team on various topics, including commercial and marketing, billing and revenue cycle and financial and operational matters.

On December 30, 2021, representatives of William Blair informed members of the Company’s management team by email, including Ms. Kim, Dr. Gallagher and Messrs. Fletcher, Mikula, Hardin and Rubis, that Sponsor was seeking to expand the diligence discussions into broader 4-to-5 hour in-person diligence discussions in Dallas, Texas. The Company’s management team agreed to such request and such meetings were scheduled for January 4, 2022.

On December 30, 2021, representatives of Sponsor requested a videoconference call with members of the Company’s management team, including Ms. Kim, Dr. Gallagher and Millie Woodard, the then-Director of Revenue Cycle Management, to discuss revenue cycle management operations (“RCM”) and to answer questions around certain data and due diligence materials previously provided, and also requested a technology-specific diligence call be scheduled for the following week, which was subsequently scheduled for January 7, 2022.

On December 31, 2021, members of the Company’s management team, including Ms. Kim, Dr. Gallagher, and Messrs. Fletcher, Mikula, Hardin and Rubis, and representatives of Sponsor attended a videoconference call to discuss questions from Sponsor related to the diligence materials that were previously provided in the data room. Representatives of Sponsor also raised specific questions regarding the Company’s capitalization and the treatment of equity and debt in the event of a change in control of the Company.

On January 4, 2022, Mr. Momtazee, Mr. Sabet-Peyman, Trit Garg, a Vice President of Sponsor, Ms. Carlino and members of the Company’s management team, including Dr. Gallagher, Mr. Fletcher and Mr. Mikula, attended an in-person meeting in Dallas, Texas to discuss additional diligence materials and questions from Sponsor, including discussion about the current state of business operations and potential improvement opportunities. Mr. Narula, Ms. Kim, Mr. Hardin and Mr. Rubis attended the meeting virtually. At the meeting, representatives of Sponsor informed Dr. Gallagher that Sponsor intended to submit a non-binding indication of interest on January 10, 2022, outlining key terms of its proposal to potentially acquire the Company (the “Proposed Transaction”). Sponsor further advised Dr. Gallagher that Sponsor and its advisors would be willing and available to negotiate definitive documents, complete confirmatory due diligence and otherwise work to sign a definitive agreement expeditiously.

On January 4, 2022, Dr. Gallagher informed Mr. Kronfol regarding the discussions with Sponsor. At the request of Mr. Kronfol, Dr. Gallagher contacted William Blair by email on January 5, 2022, to convene a meeting with the other members of the Strategic Transaction Committee to explore the general transaction process in the event the Strategic Transaction Committee desired to further explore and proceed with a possible acquisition of the Company by a third party, including, but not limited to, the Proposed Transaction.

On January 5, 2022, Dr. Gallagher provided the Company Board and members of the Company’s management team, including Ms. Kim, Mr. Fletcher and Mr. Rubis, with an update by email regarding the meeting on January 4, 2022, in Dallas, Texas, as well as additional details and proposed timing of the Proposed Transaction. As part of this communication, Dr. Gallagher informed the Company Board that Sponsor had indicated to Dr. Gallagher that Sponsor would be in a position to complete its legal diligence and sign a definitive merger agreement within two weeks of having its proposal accepted.

On January 6, 2022, Dr. Gallagher, Mr. Shulman and Mr. Kronfol of the Strategic Transaction Committee, as well as Mr. Carella, Ms. Kim, and Messrs. Rubis and Hardin and representatives of William Blair and Orrick, held a meeting by video conference to discuss (i) the potential timeline and framework for evaluating the Proposed Transaction and any other proposals for a possible acquisition of the Company by a third party, (ii) potential strategic alternatives to such a sale and (iii) an update on the ongoing negotiations with Sponsor.

On January 7, 2022, representatives of Sponsor, representatives of William Blair and members of the Company’s management team, including Dr. Gallagher, Ms. Kim, Ms. St. Angel, Prashant Bhat, the Vice President of Application Development of the Company, and Troy Webster, the Vice President of Infrastructure of the Company, attended a videoconference call to discuss technology-specific confirmatory diligence questions arising from the materials that had previous been provided in the data room.

On January 8, 2022, representatives of Orrick and William Blair and members of the Company’s management team, including Dr. Gallagher, Mr. Fletcher and Ms. Kim, held a telephone conference call to discuss (i) the general process, logistics and terms with respect to the Proposed Transaction, (ii) the considerations involved in developing and presenting Company projections both internally with the Company and externally to third parties and (iii) the desire to create a special committee of the Company Board in connection with the Proposed Transaction that was comprised of disinterested members of the Company Board and that did not include Dr. Gallagher.

On January 10, 2022, Sponsor sent a draft of a non-binding indication of interest regarding the Proposed Transaction (the “Draft Indication of Interest”) to William Blair. The Draft Indication of Interest contained a proposal to acquire all of the Company’s outstanding shares for a cash price of $2.50 per share and included certain other material terms of the Proposed Transaction and the process related thereto, including an expedited confirmatory due diligence and signing process and acknowledgement of the Company Board’s fiduciary duties and the potential inclusion of a “go-shop” period. William Blair circulated the Draft Indication of Interest to the members of the Strategic Transaction Committee, members of the Company’s management team, including Ms. Kim and Mr. Fletcher, the Company Board and representatives of Orrick for review and discussion.

On January 11, 2022, all of the members of the Company Board held a meeting by video conference, with representatives of Orrick and William Blair in attendance and members from the Company’s management team, including Ms. Kim and Messrs. Fletcher, Hardin and Rubis, to review and discuss the Draft Indication of Interest. As part of this discussion, the Company Board discussed its preference to reconstitute the Strategic Transaction Committee by removing Dr. Gallagher from the Strategic Transaction Committee in light of his inherent potential conflict of interest, as a member of the Company’s management team, in negotiating the terms of the Proposed Transaction. The Company Board decided that the reconstituted Strategic Transaction Committee would continue to consist of Messrs. Shulman, Greskoviak and Kronfol and Ms. McGeorge due to their independence, experience with strategic transactions, existing roles on the Company Board, and willingness to continue to serve on the Strategic Transaction Committee. Mr. Shulman agreed to continue to serve as Chairman of the reconstituted Strategic Transaction Committee. The Company Board also discussed illustrative and potential valuation metrics and methodologies. Representatives of Orrick reviewed with the directors their fiduciary duties in their consideration of the Draft Indication of Interest and in a potential transaction of this nature. The Company Board instructed the Strategic Transaction Committee and members of the Company’s management team, including Mr. Fletcher and Mr. Hardin, to work with Mr. Greskoviak and Mr. Kronfol on a revised financial model to inform the Company Board’s view of the valuation of the Company.

On January 14, 2022, the Company Board executed a unanimous written consent, substantially in the form provided to such members in advance, to (i) reconstitute the Strategic Transaction Committee and to remove Dr. Gallagher in light of his inherent potential conflict of interest, as a member of the Company’s management team, in negotiating the terms of the Possible Transaction, (ii) appoint each of Messrs. Shulman, Greskoviak and Kronfol and Ms. McGeorge as members of the reconstituted Strategic Transaction Committee and (iii) delegate to the Strategic Transaction Committee the authority to, among other things, take any and all actions with respect to any consideration, deliberation, examination, investigation, analysis, assessment, evaluation, response, negotiation, termination, rejection, endorsement, approval and/or authorization on behalf of the Company of the terms and conditions of any proposed transactions or agreements relating to a strategic transaction, including a possible merger or other combination with another company. However, the unanimous written consent provided that the entry into any definitive agreement for any strategic transaction remained subject to approval by the entire Company Board.

On January 16, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with Ms. Kim and representatives of William Blair and Orrick in attendance, to review Sponsor’s Draft Indication of Interest and discuss the process related to the Proposed Transaction. Representatives of Orrick reviewed the fiduciary duties applicable to the members of the reconstituted Strategic Transaction Committee in their consideration of a proposal that would result in a change of control of the Company. The participants discussed the possibility of conducting a registered offering of equity securities as a financing alterative to the Proposed Transaction. Representatives of William Blair updated the Strategic Transaction Committee of William Blair’s discussions with Sponsor on January 14, 2022, which included discussions on Sponsor financing the Proposed Transaction with 100% equity and Sponsor having completed commercial diligence. Representatives of

William Blair led a discussion concerning potential options for responding to the Draft Indication of Interest. The Strategic Transaction Committee discussed the basis for Sponsor’s valuation of the Company and the price, and the participants also discussed the impact of market uncertainty on the Proposed Transaction and the de-listing process. Following this discussion and analysis, the Strategic Transaction Committee authorized William Blair to (i) move forward with conducting a market check with several parties that had previously expressed interest in a potential transaction to acquire the Company and (ii) inform Sponsor that the Strategic Transaction Committee met over weekend of January 15-16, 2022, to discuss the Proposed Transaction and is in the process of evaluating it.

On January 17, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with representatives of William Blair in attendance, at which the Strategic Transaction Committee instructed William Blair to contact a limited set of third parties, including Party A, Party B, Party C and Party D, that had each historically expressed interest in pursuing a potential strategic transaction with the Company and to assess whether such parties were interested in pursuing such a strategic transaction in the near term.

On January 17, 2022, on behalf of the Company, William Blair contacted Party B, Party C and Party D by email to inquire about each party’s interest in pursuing a strategic transaction with the Company in the near term. By February 2, 2022, the date of the execution of the Merger Agreement, Party D had not expressed any interest in pursuing a transaction with the Company.

On January 18, 2022, on behalf of the Company, William Blair emailed Party A to inquire about the party’s interest in pursuing a strategic transaction with the Company in the near term. On the same day, on behalf of the Company, William Blair held a telephone call with representatives of Party B during which Party B informed representatives of William Blair that it was not interested in pursuing a strategic transaction with the Company.

On January 19, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with members of the Company’s management team, including Dr. Gallagher, Ms. Kim and Messrs. Mikula, Fletcher, Hardin and Rubis, and representatives of William Blair and Orrick in attendance, to review the revised financial model created by the Company’s senior management team and Sponsor’s Draft Indication of Interest. The Strategic Transaction Committee informed William Blair that it would be willing to recommend to the Company Board the Proposed Transaction at a price per share of Company Common Stock of $3.25, subject to the negotiation of an acceptable merger agreement. William Blair separately held a conference call with Sponsor to convey the Strategic Transaction Committee’s response to Sponsor’s Draft Indication of Interest. As part of this conversation, Sponsor communicated to William Blair that it would review and revert with a response later that day. Additionally, on January 19, 2022, William Blair received a response from Party C expressing interest in a potential near term transaction and delivered a diligence request list from Party C to the Company.

On January 19, 2022, representatives of Sponsor communicated an updated offer to William Blair by video conference, including a proposed merger price per share of Company Common Stock of $2.90 (the “Updated Offer”). William Blair communicated the Updated Offer to the Strategic Transaction Committee.

On January 19, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with representatives of William Blair in attendance, authorizing William Blair to respond to the Updated Offer with a proposed merger price per share of Company Common Stock of $3.00 per share (the “Counteroffer”). Following the meeting, William Blair called Mr. Momtazee to communicate the Counteroffer to Sponsor and Mr. Momtazee verbally agreed to move forward with the Proposed Transaction at a proposed merger price per share of Company Common Stock of $3.00.

On January 19, 2022, Sponsor submitted an updated written non-binding indication of interest to the Company with a proposed merger price per share of Common Stock of $3.00 (“Proposal”).

On January 20, 2022, Party C entered into a confidentiality agreement with the Company to facilitate Party C’s exploration of a potential acquisition of the Company. This confidentiality agreement included customary confidentiality restrictions and restrictions on the use of non-public information of the Company and contained a standstill obligation.

On January 20, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with representatives of Orrick in attendance, where the Strategic Transaction Committee each directed representatives of Orrick to prepare an initial draft of the Merger Agreement based on the Proposal.

On January 20, 2022, representatives of Sponsor and representatives of William Blair attended a video conference to discuss the confirmatory diligence process related to certain legal, regulatory, tax, insurance and other confirmatory diligence matters.

On January 21, 2022, Sponsor and members of the Company’s management team, including Dr. Gallagher, Ms. Kim and Messrs. Fletcher, Hardin, Rubis and Mikula, Ms. St. Angel, Nichole Robb, the Director of Human Resources of the Company, and Rachel Collins, the Associate Director of Human Resources of the Company, together with representatives of Orrick and William Blair held a series of conference calls to discuss Sponsor’s and its advisor’s confirmatory due diligence work.

On January 24, 2022, William Blair separately emailed Party E and Party F regarding each party’s interest in pursuing an alternative financing transaction with the Company in the past. By February 2, 2022, Party E and Party F did not submit a proposal to William Blair regarding an alternative financing transaction for the Company’s consideration.

On January 25, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with representatives of Orrick in attendance, to review and provide comments to the initial draft of the Merger Agreement prepared by representatives of Orrick. The Strategic Transaction Committee instructed representatives of Orrick to propose an initial draft of the Merger Agreement with seller-favorable terms, including a “go-shop” provision, reasonably low fees payable in the event of termination by the Company for a superior proposal bifurcated between termination of the Merger Agreement in connection with the “go-shop” provision, and uncapped monetary damages for breaches of the Merger Agreement by Parent or Merger Sub.

On January 25, 2022, representatives of Orrick circulated an initial draft of the Merger Agreement to Kirkland & Ellis LLP, outside counsel for Sponsor (“Kirkland”), which included, among other things, (i) a “go-shop” period of 30 days with an additional 10-day period to finalize negotiations with certain parties that made proposals that could be superior proposal during the “go-shop” period, (ii) a termination fee of 1.00% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement to enter into a definitive agreement in respect of a superior proposal prior to the end of the go-shop period or with certain parties prior to the end of the 10-day period following the “go-shop” period, (iii) a termination fee of 3.00% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement in respect of a superior proposal in other certain circumstances and (iv) uncapped monetary damages for breaches of the Merger Agreement by Parent or Merger Sub.

From January 25, 2022, through January 27, 2022, Sponsor along with its advisors, including Kirkland, and members of the Company’s management team, including Dr. Gallagher, Mses. Kim, St. Angel, Robb and Collins and Messrs. Fletcher, Hardin and Mikula, and together with their external advisors, held a series of additional video conferences to discuss confirmatory due diligence information and related follow-up questions.

On January 26, 2022, Party A contacted William Blair by email to inform William Blair that Party A was not interested in pursuing a transaction with the Company.

On January 26, 2022, the Strategic Transaction Committee executed a unanimous written consent to approve a separate engagement between the Company and William Blair related to the Proposed Transaction in a new engagement letter.

On January 26, 2022, William Blair responded by email on behalf of the Company to the due diligence request list that Party C had provided earlier on January 19, 2022, and January 20, 2022. On the same day, representatives of William Blair held a video conference with Party C to discuss diligence matters. By February 2, 2022, the date of the execution of the Merger Agreement, Party C did not submit a proposal to the Strategic Transaction Committee regarding the acquisition of the Company for the Strategic Transaction Committee’s consideration.

On January 27, 2022, members of the Company’s management team, including Ms. Kim, Mr. Rubis and Meg Hoyecki, the Vice President of Marketing of the Company, held a meeting by video conference with representatives of William Blair and of Sponsor, including Mr. Narula, Mr. Sabet-Peyman, Mr. Garg and Ms. Carlino, to discuss deal communications and go-forward process with respect to the Proposed Transaction and the potential execution of the Merger Agreement.

On January 28, 2022, representatives of Orrick and Kirkland held a telephone conference to discuss the terms of the Merger Agreement, including revisions to the Merger Agreement that would be included in a revised draft by Kirkland anticipated to be circulated to representatives of Orrick later that day. Following the telephone conference, Kirkland circulated the revised draft which, among other things, proposed, (i) an initial “go-shop” period of 25 days, (ii) a termination fee of 3.00% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement in respect of a superior proposal prior to the end of the “go-shop” period or the 10-day period following the “go-shop” period, (iii) a termination fee of 5.00% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement under other certain circumstances, including by Parent upon a change in recommendation by the Company Board with respect its recommendation in favor of the Merger Agreement and transactions contemplated thereby, including the Merger, (iv) a termination fee of 5.00% of the Company’s equity value based on the merger consideration also being payable by the Company if the Company entered into a definitive agreement for the acquisition of the Company with a third party within 12 months of the Merger Agreement being terminated in certain circumstances (the “Tail Termination Fee”), (v) monetary damages for breaches of the Merger Agreement by Parent and Merger Sub capped at 10% of the Company’s equity value based on the merger consideration and (vi) the Company being responsible for the fees and expenses of Parent and Merger Sub up to a cap of $9 million if the Merger Agreement failed to be adopted and approved at the Company stockholders meeting held for such purposes under certain circumstances.

On January 28, 2022, all of the members of the Company Board held a meeting by video conference, with members of the Company’s management team, including Ms. Kim and Messrs. Fletcher, Mikula, Hardin and Rubis, and representatives of William Blair and representatives of Orrick in attendance, at which the Company Board reviewed and approved the revised financial projections created by the Company’s senior management team. The Company Board then reviewed and discussed the potential need for retention awards to incentivize employees, whose roles may be reduced or eliminated in connection with the Company no longer being a public company, to support the Company’s efforts to consummate the Proposed Transaction, and reviewed Sponsor’s revised draft of the Merger Agreement.

On January 29, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with representatives of Orrick and William Blair in attendance, to review and discuss the material issues presented in Sponsor’s revised draft of the Merger Agreement. The issues discussed included, among others, the length of the “go-shop period”, the amount of the termination fees, whether termination fees would be payable in connection with another potential transaction entered into after termination of the Merger Agreement, whether monetary damages for breaches by Parent and Merger Sub would be capped and whether the Company should be responsible for the fees and expenses of Parent and Merger Sub following the failure to obtain the adoption and approval of the Merger Agreement at the Company stockholders meeting. The Strategic Transaction Committee instructed Orrick to, among other things, continue to seek a 30-day go-shop period and uncapped monetary damages for breaches of the Merger Agreement by Parent and Merger Sub.

On January 29, 2022, representatives of Orrick and Kirkland exchanged initial drafts of the Equity Commitment Letter, the Limited Guaranty, the Company Disclosure Letter, the form of Voting and Support Agreement and the Third Amended and Restated Certificate of Incorporation of the Company (the “Ancillary Documents”).

On January 30, 2022, representatives of Orrick held a telephone conference with representatives of Kirkland regarding the Merger Agreement and discussed, among other things, the length of the “go-shop” period, the amount of termination fees and the cap on damages for breach of the Merger Agreement by Parent and Merger Sub. Following this telephone conference, representatives of Orrick circulated a revised draft of the Merger Agreement to Kirkland based upon conversations with and input from the Strategic Transaction Committee, which included, among other things, (i) an initial “go-shop” period of 30 days, (ii) a termination fee of 1.25% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement in respect of a superior proposal prior to the end of the go-shop period and the 10-day period follow the end of the “go-shop” period, (iii) a termination fee of 3.25% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement under other certain circumstances, but not by Parent upon a change in recommendation by the Company Board, (iv) the deletion of the Tail Termination Fee, (v) uncapped monetary damages for breaches of the Merger Agreement by Parent and Merger Sub and (vi) no Company liability for the fees and expenses of Parent and Merger Sub if the Merger Agreement were not adopted and approved at the Company stockholders meeting.

On January 30, 2022, representatives of Orrick and Kirkland exchanged various drafts of the Ancillary Documents, including the Company Disclosure Letter, and formation documents of Parent and Merger Sub.

On January 31, 2022, Kirkland provided to representatives of Orrick a draft of the press release announcing the Company contemplated entry into the Merger Agreement. Representatives of Orrick provided the revised draft to the Company.

On January 31, 2022, representatives of Kirkland provided a revised draft of the Merger Agreement to representatives of Orrick, which, among other things, accepted the “go-shop” period proposed by representatives of Orrick and proposed, (i) a termination fee of 2.75% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement in respect of a superior proposal prior to the end of the “go-shop” period and the 10-day period follow the end of the “go-shop” period, (ii) a termination fee of 4.25% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement under other certain circumstances, (iii) a Tail Termination Fee of 4.25% of the Company’s equity value and (iv) monetary damages for breaches of the Merger Agreement by Parent and Merger Sub capped at 15% of the commitment under the Equity Commitment Letter.

On January 31, 2022, following the receipt of the revised draft of the Merger Agreement, all of the members of the Strategic Transaction Committee held a meeting by video conference, with representatives of Orrick and William Blair in attendance, to review and discuss the revised draft of the Merger Agreement. The issues discussed included, among other, the amount of the termination fees and whether monetary damages for breaches by Parent and Merger Sub of the Merger Agreement would be capped. The Strategic Transaction Committee instructed representatives of William Blair to discuss the proposed cap on damages for termination of the Merger Agreement with Sponsor and instructed representatives of Orrick to discuss the same with representatives of Kirkland.

On January 31, 2022, representatives of William Blair held a video conference with representatives of Sponsor to discuss the proposed cap on monetary damages for the termination of the Merger Agreement of Sponsor. Representatives of William Blair indicated the Company’s position that these monetary damages should be uncapped given the potential impact of a Sponsor breach of the Merger Agreement on the prospects of the Company, and representatives of Sponsor indicated Sponsor was not willing to agree to uncapped monetary damages in a transaction of this nature.

On January 31, 2022, representatives of Orrick held a telephone conference with representatives of Kirkland to discuss the proposed cap on monetary damages for termination of the Merger Agreement and potential alternatives to the prior proposals that had been made by each of the Company and Sponsor.

On February 1, 2022, Mr. Carella and Mr. Kronfol, as a member of the Strategic Transaction Committee, held a discussion with Mr. Momtazee regarding the proposed cap on monetary damages for Parent and Merger Sub.

On February 1, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with Ms. Kim and representatives of Orrick and William Blair in attendance, to discuss alternatives to the parties’ prior proposals for the cap on monetary damages for termination of the Merger Agreement and the proposed amounts of the termination fees.

On February 1, 2022, Mr. Momtazee communicated a proposal for the cap on monetary damages for termination of the Merger Agreement to Mr. Kronfol and Mr. Carella. Specifically, damages of Parent and Merger Sub would be capped at 100% of the commitment under the Equity Commitment Letter for intentional and material breaches of the Merger Agreement by Parent and Merger Sub and 10% of the commitment under the Equity Commitment Letter for other breaches by Parent and Merger Sub. In the case of a monetary damages awards in certain circumstances, Sponsor would have the opportunity to elect to close the transaction in lieu of paying damages.

On February 1, 2022, representatives of Kirkland and Orrick discussed and further negotiated details regarding Mr. Momtazee’s proposal for the cap on monetary damages for termination of the Merger Agreement.

On February 1, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with Ms. Kim and representatives of Orrick and William Blair in attendance, in which the alternative proposal for the cap on monetary damages for termination of the Merger Agreement was discussed and approved.

On February 1, 2022, representatives of Orrick circulated a revised draft of the Merger Agreement to representatives of Kirkland incorporating feedback from the Strategic Transaction Committee, which, among other things, proposed (i) a termination fee of 2.5% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement in respect of a superior proposal prior to the end of the “go-shop” period and the 10-day period follow the end of the “go-shop” period, (ii) a termination fee of 3.75% of the Company’s equity value based on the merger consideration if the Company terminated the Merger Agreement under other certain circumstances, (iii) a Tail Termination Fee of 3.75% and (iv) damages capped at 100% of the commitment under the Equity Commitment Letter for intentional and material breaches of the Merger Agreement by Parent and Merger Sub and 10% of the commitment under the Equity Commitment Letter for other breaches of the Merger Agreement by Parent and Merger Sub and, in the case of a monetary damages awards in certain circumstances, Sponsor would have the opportunity to elect to close the transaction in lieu of paying damages.

On February 2, 2022, representatives of Orrick and Kirkland exchanged several drafts of the Merger Agreement, the Equity Commitment Letter, the Limited Guaranty, the Company Disclosure Letter, and the form of Voting and Support Agreement to finalize the terms of the Proposed Transaction.

On February 2, 2022, all of the members of the Strategic Transaction Committee held a meeting by video conference, with Ms. Kim and representatives of Orrick and William Blair in attendance, to (a) review and evaluate the draft of the Merger Agreement and certain ancillary agreements related thereto and (b) consider the adoption of resolutions authorizing the Merger Agreement and the transactions contemplated therein. Representatives of Orrick advised the Strategic Transaction Committee as to the fiduciary duties of the members of the Strategic Transaction Committee in considering the Merger Agreement and the transaction contemplated thereby under Delaware law. Representatives of Orrick advised the Strategic Transaction Committee regarding potential further changes to draft of the Merger Agreement such as additional covenants or disclosures to address the possibility that the Company’s auditors may include a “going concern” qualification in their opinion to the Company’s financials and that such qualification could constitute an event of default under the Existing Credit Facility, and the Strategic Transaction Committee authorized members of the Company’s management team and representatives of Orrick to negotiate such further changes as necessary to address such possibility. The Strategic Transaction Committee unanimously resolved to recommend that the Company Board authorize and approve the execution, delivery and performance of the Merger Agreement and the Ancillary Agreements, subject to the receipt of a fairness opinion from the Company’s financial advisor to the effect that, as of the date of its opinion, subject to the qualifications and assumptions set forth therein, the consideration payable pursuant to the Merger Agreement is fair, from a financial point of view, to the Company stockholders eligible to receive consideration.

On February 2, 2022, all of the members of the Company Board held a meeting by video conference, with members of the Company’s management team, including Ms. Kim and Messrs. Fletcher, Mikula, Hardin, Rubis and Ms. Hoyecki, and representatives of Orrick and William Blair in attendance, to (a) review and evaluate the proposed final draft of Merger Agreement and certain ancillary agreements related thereto, (b) review an opinion of William Blair to the effect that, as of the date of its opinion, subject to the qualifications and assumptions set forth therein, the consideration payable pursuant to the Merger Agreement is fair, from a financial point of view, to the Company stockholders eligible to receive consideration, the receipt of which by the Company Board was a condition to the Strategic Transaction Committee’s recommendation that the Company Board authorize and approve the execution, delivery and performance of the Merger Agreement and the Ancillary Agreements, (c) consider the recommendation of the Strategic Transaction Committee that the Company Board authorize and approve the Merger Agreement and certain ancillary agreements thereto and (d) consider the adoption of resolutions authorizing and approving the Merger Agreement and certain ancillary agreements thereto. Representatives of Orrick advised the Company Board as to the fiduciary duties of the Company Board in considering the Merger Agreement and the transactions contemplated thereby under Delaware law. Representatives of Orrick presented an overview of the key provisions of the Merger Agreement and the details of certain ancillary agreements thereto, including the mechanics of the merger consideration, treatment of different types of equity interests in the Company, the closing conditions to the consummation of the Merger, the representations and warranties of each party to the Merger Agreement, certain post-signing covenants and the “go-shop” and “no-shop” periods. Representatives of William Blair rendered to the Company Board its oral opinion, subsequently confirmed in a written opinion, dated as of February 2, 2022, to the effect that, as of the date of February 2, 2022, subject to the qualifications and assumptions set forth therein, the Merger Consideration (as defined in the Merger Agreement) is fair, from a financial point of view, to the holders of

Company Common Stock other than with respect to the Owned Company Shares and the Dissenting Shares (as such terms are defined in such written opinion). For more information about William Blair’s opinion, see the section of this proxy statement captioned “Opinion of William Blair & Company, L.L.C.” The full text of the written opinion of William Blair is attached as Annex C to this proxy statement. The Company Board also discussed the possibility that the Company’s auditors may include a “going concern” qualification in their opinion to the Company’s financials and that such qualification could constitute an event of default under the Existing Credit Facility and the possibility of further changes to the Merger Agreement to address such possibility. Upon careful consideration of the advice and information provided to the Company Board by the Strategic Transaction Committee, the Company’s management team and representatives of William Blair and Orrick, and after full discussion of various factors that the Company Board deemed relevant, the Company Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair, and in the best interests of, the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders; (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger be submitted to the holders of Company Common Stock for their adoption and approval and (iv) resolved to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The Company Board delegated authority to the Strategic Transaction Committee to finalize the Merger Agreement terms to account for the possibility of the “going concern” qualification from the Company’s auditors.

On February 2, 2022, representatives of Orrick and Kirkland had multiple telephone calls to discuss the addition of a covenant for the Company to use reasonable best efforts to prevent or cure any default under the Existing Credit Facility resulting from any “going concern” qualification from the Company’s auditors, including by obtaining a preemptive waiver of the potential event of default from Solar. Following these discussions, representatives of Orrick held a telephone call with Mr. Kronfol to discuss the addition of the covenant and confirmed with members of the Company’s management team and the Strategic Transaction Committee by email that the possibility that the Company’s auditors may include a “going concern” qualification in their opinion to the Company’s financials and that such qualification could constitute an event of default under the Existing Credit Facility was addressed by the addition of the covenant.

On February 2, 2022, Parent, Merger Sub and the Company executed and delivered the Merger Agreement.

On February 3, 2022, the Company issued a press release regarding its entry into the Merger Agreement.

In connection with the “go-shop” period provided for in the Merger Agreement, which expired at 11:59 p.m. New York time on March 4, 2022, at the direction and under the supervision of the Strategic Transaction Committee, representatives of William Blair contacted a total of 27 parties that, in the view of the Strategic Transaction Committee, were capable of, and interested in, pursuing an acquisition of the Company. Of the 27 parties contacted by representatives of William Blair, 10 were strategic parties, including Party G, and 17 were financial sponsors, including Party H. The 27 parties contacted by representatives of William Blair also included Party C, Party D and Party F, which were all previously contacted prior to the execution of the Merger Agreement. During the “go-shop” period, the Company executed confidentiality agreements with Party F, Party G and Party H, which confidentiality agreements were in customary form for a strategic transaction process, prepared in accordance with the terms of the Merger Agreement and included a standstill obligation without a “don’t ask, don’t waive” provision. Pursuant to such confidentiality agreements, Party F, Party G and Party H were granted access to certain non-public information regarding the Company. Certain of the parties that executed such confidentiality agreements asked diligence questions regarding, and received answers from, the Company and engaged in additional discussions with representatives of William Blair. On February 14, 2022, Party G, representatives of William Blair and members of the Company’s management team, including Ms. Kim, Dr. Gallagher, and Messrs. Fletcher and Mikula, held a meeting by video conference to discuss the Company’s business model and potential opportunities for synergies between Party G and the Company. On February 15, 2022, representatives of Party H contacted representatives of William Blair by a telephone call to indicate that Party H was not interested in pursuing an acquisition of the Company. On February 16, 2022, representatives of Party F and Party G contacted representatives of William Blair by email to indicate that such parties were not interested in pursuing an acquisition of the Company. As of the date of this proxy statement, the Company has not received any Company Acquisition Proposal from any of the 27 parties contacted by representatives of William Blair in connection with the “go shop” period or from any other party.

Recommendation of the Company Board and Reasons for the Merger

Recommendation of the Company Board

The Company Board has unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) directed that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolved to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Company Board unanimously recommends that you vote: (1) “FOR” the adoption and approval of the Merger Agreement; and (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting.

Reasons for the Merger

In the course of reaching its determination and recommendation, the Company Board consulted with the Company’s management, William Blair and Orrick. The Company Board considered a number of factors, including those below (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and declaration that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) direction that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolution to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger:

•        the current and historical market prices of Company Common Stock, including the market performance of the Company Common Stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the Merger Consideration constituted a premium of approximately 366.1% over the Company’s closing share price of $0.6436 on February 2, 2022, the last full trading day prior to the public announcement of the Merger, and a premium of approximately 93.1% over the Company’s 60-day volume-weighted average share price through that date;

•        the historical results of operations of the Company and the current and prospective business environment in which the Company operates, including federal, state and local economic conditions and the competitive environment, and the likely negative effect of these factors on the Company and the execution of the Company’s standalone strategic plans, including challenges and risks associated with meeting financial projections;

•        the belief of the Company Board, based on, among other things, a review of the Company’s business, market trends, results of operations, execution risks, financial condition and strategic alternatives, and discussions with the Company’s management and its financial and legal advisors, that the value offered to Company stockholders pursuant to the Merger Agreement is more favorable to Company stockholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company, considering (among other things):

•        the fact that the Company has insufficient cash reserves to sustain the operation of its business over the long term and the likelihood that the Company’s ability to raise stockholder value in the future would be constrained by the Company’s limited resources and prospects for additional funding;

•        the Company’s limited ability to raise additional equity funding without significant dilution of existing stockholders based on the trading price of Company Common Stock;

•        the difficulties in attracting and retaining key personnel necessary to operate a public company and the potential adverse consequences on the Company’s ability to accomplish its strategic goals as an independent public company;

•        negative trends in the market value of public telemedicine companies, and the potential for sustained limitation of the Company’s ability to raise additional equity financing as a result of poor industry-wide performance;

•        the fact that, in the absence of the Merger, the Company would continue to incur significant expenses by remaining a public company, including legal, accounting, transfer agent, printing and filing fees, and that those expenses could adversely affect the Company’s financial performance and the value of the Company Common Stock; and

•        the view of the Company Board that the Merger Consideration was more favorable to Company stockholders than the potential value that might result from other alternatives reasonably available to the Company, based upon the Company Board’s extensive knowledge of the Company’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the belief that the Merger Consideration represented an attractive and comparatively certain value for Company stockholders relative to the prospects for the Company on a standalone basis;

•        the belief of the Company Board, based on, among other things, a review of the Company’s business, market trends, results of operations and financial condition, and discussions with the Company’s management and its financial and legal advisors, that Company stockholders will have limited opportunities in the future to realize value in the public market for a variety of reasons, including the fact that the market for Company Common Stock has historically been negatively impacted by low trading volume, limited investor interest, concentrated ownership, limited institutional support, and lack of attention from research analysts;

•        the belief of the Company Board, based on, among other things, the course of negotiations with Patient Square Capital (as described in more detail under the section of this proxy statement captioned “— Background of the Merger”), that the Merger Consideration represents the highest price that Parent was willing to pay and the terms of the Merger Agreement include the most favorable terms to the Company, in the aggregate, to which Parent was willing to agree under the then-current facts and circumstances;

•        the potential risk of losing the favorable opportunity with Patient Square Capital in the event the Company sought to pursue discussions with third parties who may be interested in pursuing a strategic transaction with the Company prior to entry into the Merger Agreement and the potential negative effect that such a process might have on the Company’s business, especially in light of the “go-shop” provision Patient Square Capital was willing to provide that would allow for the Company to solicit alternative acquisition proposals following announcement of the Merger;

•        the high degree of certainty that the closing would be achieved in a timely manner, in view of the terms of the Merger Agreement;

•        the fact that three significant stockholders of the Company — the Company’s Chief Executive Officer, the Company’s Chairman of the Board and SOC Holdings LLC, an affiliate of Warburg Pincus and the Company’s largest holder of Company Common Stock — supported the Merger and the other transactions contemplated by the Merger Agreement, as demonstrated by each such stockholder agreeing to execute and deliver a Support Agreement and be bound by the terms and conditions thereof, including the obligation to vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger;

•        the oral opinion of William Blair rendered to the Company Board, and subsequently confirmed in writing, that, as of February 2, 2022, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Merger Consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares (each as defined under the section of this proxy statement captioned “— Opinion of William Blair & Company, L.L.C.”)) pursuant to the Merger Agreement was fair, from a financial point of view, to such Company stockholders, as more fully described below in the section of this proxy statement captioned “— Opinion of William Blair & Company, L.L.C.”;

•        the fact that, after the full discussion of various factors that the Strategic Transaction Committee deemed relevant, subject to the receipt of an opinion from William Blair as described above, the Strategic Transaction Committee found it to be advisable, fair and in the best interests of the Company and its stockholders for the Company to enter into the Merger Agreement and the transactions contemplated thereby, including the Merger, and further, that the Strategic Transaction Committee recommended that the Company Board authorize and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

•        the terms and conditions of the Merger Agreement, including the following, in each case, as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement”:

•        the right of the Company, pursuant to a 30-day “go-shop” period, to solicit Company Acquisition Proposals during such period from third parties and to participate in discussions and negotiations with third parties regarding Company Acquisition Proposals during such period and for an additional period of up to 10 days with third parties that constitute Excluded Parties;

•        the Company’s ability to terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Company Superior Proposal, on the terms and subject to conditions of the Merger Agreement, including the payment by the Company to Parent at or prior to such termination of a termination fee of either (i) $7,662,500, if the Merger Agreement is validly terminated before the applicable Cut-Off Time in order to enter into a definitive agreement with respect to a Company Superior Proposal with an Excluded Party, or (ii) $11,493,750, in the case of any other termination to enter into a definitive agreement with respect to a Company Superior Proposal — amounts which the Company Board believed, based upon the advice of its financial and legal advisors, were comparable to termination fees in similar transactions and were unlikely to deter third parties from making Company Acquisition Proposals;

•        the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, is generally subject to a Company Material Adverse Effect (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Representations and Warranties”) qualification;

•        the obligation of Parent and Merger Sub to use reasonable best efforts to consummate the transactions contemplated by the Merger Agreement, including the obligation to use reasonable best efforts to obtain the committed equity financing;

•        the limited number and nature of the conditions to the committed equity financing;

•        the requirement that the Merger Agreement be adopted and approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock;

•        the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course prior to the consummation of the Merger;

•        the provision of the Merger Agreement allowing the Company Board to effect a Company Change of Recommendation and to terminate the Merger Agreement in certain circumstances relating to the presence of a Company Superior Proposal (or to effect a Company Change of Recommendation in response to an Intervening Event (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — Company Change of Recommendation”)) subject to the applicable procedures, terms and conditions set forth in the Merger Agreement (including, if applicable, payment of a termination fee), as more fully described in the sections of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Go-Shop; No-Shop; Alternative Acquisition Proposals — Company Change of Recommendation,” “Proposal 1: Adoption and Approval of the Merger Agreement — Termination of the Merger Agreement” and “Proposal 1: Adoption and Approval of the Merger Agreement — Termination Fee”;

•        the absence of a financing condition in the Merger Agreement;

•        the end date of August 2, 2022, allowing for sufficient time to complete the Merger; and

•        that Parent has obtained committed equity financing for the transaction from the Patient Square Fund that provides funding of an amount sufficient to cover the aggregate Merger Consideration, the discharge of the Existing Credit Facility and all related fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement;

•        the terms and conditions of the other transaction documents;

•        the Company’s ability, under circumstances specified in the Merger Agreement, to specifically enforce Parent’s obligation to enforce the equity financing commitment and to cause Parent to cause the Patient Square Fund to fund its contributions as contemplated by the Merger Agreement and the Equity Commitment Letter as more fully described in the section of this proxy statement captioned “— Financing of the Merger — Equity Financing”;

•        the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, the obligation of the Patient Square Fund to pay certain liabilities and payment obligations of Parent or Merger Sub to the Company under the Merger Agreement, on the terms and subject to the conditions in the Limited Guaranty, as more fully described in the sections of this proxy statement captioned “— Financing of the Merger — Equity Financing” and “— Financing the Merger — Limited Guaranty”; and

•        the fact that the Support Agreements terminate in the event that the Merger Agreement is validly terminated in any manner thereunder, as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — The Support Agreements”; and

•        the availability of appraisal rights under Section 262 of the DGCL to Company stockholders who do not vote in favor of the adoption and approval of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such Company stockholders would have received under the Merger Agreement.

The Company Board also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

•        the fact that, following the completion of the Merger, the Company would no longer exist as an independent, publicly traded company, and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow Company stockholders to participate in any potential future earnings or growth or benefit from any potential future appreciation in value of the Company;

•        the risks and costs to the Company if the Merger is not completed in a timely manner or at all, including the potential adverse effect on the Company’s ability to attract and retain key personnel, the diversion of management and employee attention and the potential disruptive effect on the Company’s day-to-day operations and the Company’s relationships with customers, suppliers and other third parties, any or all of which risks and costs, among other things, could adversely affect the Company’s overall competitive position and the trading price of Company Common Stock;

•        the requirement under certain circumstances that the Company pay Parent a termination fee following termination of the Merger Agreement, including if the Merger Agreement is terminated by the Company in order to enter into a Company Superior Proposal or by Parent because the Company Board effects a Company Change of Recommendation, as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination Fee”;

•        the fact that Parent and Merger Sub are newly formed entities with limited assets and that the monetary liability of Parent and Merger Sub under the Merger Agreement, and that of the Patient Square Fund under the Limited Guaranty, is capped at $430.0 million with respect to intentional and material breaches of the Merger Agreement by Parent or Merger Sub and $43.0 million with respect to all other breaches of the Merger Agreement by Parent or Merger Sub, as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Limitations of Liability”;

•        the restrictions placed on the conduct of the Company’s business prior to the consummation of the Merger pursuant to the terms of the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, the Company might have pursued;

•        the fact that an all-cash transaction would be taxable to Company stockholders that are U.S. persons for U.S. federal income tax purposes;

•        the fact that, under the terms of the Merger Agreement, the Company is unable to solicit other Company Acquisition Proposals following the expiration of the 30-day “go-shop period” and is unable to continue discussions and negotiations with Excluded Parties regarding Company Acquisition Proposals following the applicable Cut-Off Time;

•        the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated), including in connection with any litigation that may arise in the future, and the substantial time and effort of the Company’s management required to complete the Merger, which may disrupt its normal business operations and have a negative effect on its financial results;

•        the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of Company Common Stock;

•        the fact that the completion of the Merger requires the expiration or termination of the waiting period under the HSR Act, which waiting period could subject the Merger to unforeseen delays and risks;

•        the fact that the Company’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Company stockholders generally, as more fully described in the section of this proxy statement captioned “— Interests of Executive Officers and Directors of the Company in the Merger”; and

•        the possible loss of key management or other personnel of the Company during the pendency of the Merger.

The foregoing discussion of reasons for the recommendation to adopt and approve the Merger Agreement is not meant to be exhaustive but addresses the material information and factors considered by the Company Board in consideration of its recommendation. In view of the wide variety of factors considered by the Company Board in connection with its evaluation of the Merger and the complexity of these matters, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, in considering the information and factors described above, individual members of the Company Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Company Board based its unanimous (i) determination that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (ii) approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and declaration that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair and in the best interests of the Company and the Company’s stockholders; (iii) direction that the Merger Agreement and the transactions contemplated thereby, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval; and (iv) resolution to recommend that the holders of Company Common Stock vote to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement captioned “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of William Blair & Company, L.L.C.

William Blair was retained by the Strategic Transaction Committee to act as financial advisor to the Company in connection with a possible business combination. Pursuant to its engagement, the Strategic Transaction Committee requested that William Blair render an opinion to the Company Board as to whether the Merger Consideration to be received by Company stockholders (other than holders of (i) shares of Company Common Stock that are held by the Company or any of its direct or indirect wholly owned subsidiaries or owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (for purposes of this section, collectively, the “Owned Company Shares”) and (ii) shares with respect to which Company stockholders have properly exercised appraisal rights under Delaware law (for purposes of this section, the “Dissenting Shares”)) was fair, from a financial point of view, to such Company stockholders. On February 2, 2022, William Blair delivered its oral opinion to the Company Board at a meeting of the full Company Board (which opinion was subsequently confirmed in its written opinion dated February 2, 2022, and delivered to the Company Board prior to the execution of the Merger Agreement) that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, the Merger Consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares) was fair, from a financial point of view, to such Company stockholders.

THE FULL TEXT OF WILLIAM BLAIR’S WRITTEN OPINION, DATED FEBRUARY 2, 2022, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRETY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY WILLIAM BLAIR IN RENDERING ITS OPINION. THE ANALYSIS PERFORMED BY WILLIAM BLAIR SHOULD BE VIEWED IN ITS ENTIRETY; NONE OF THE METHODS OF ANALYSIS SHOULD BE VIEWED IN ISOLATION. WILLIAM BLAIR’S FAIRNESS OPINION WAS DIRECTED TO THE COMPANY BOARD FOR ITS USE AND BENEFIT IN EVALUATING THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY COMPANY STOCKHOLDERS (OTHER THAN WITH RESPECT TO THE OWNED COMPANY SHARES AND THE DISSENTING SHARES) IN RESPECT OF THE MERGER AND RELATES ONLY TO THE FAIRNESS, AS OF THE DATE OF WILLIAM BLAIR’S FAIRNESS OPINION AND FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO BE RECEIVED BY COMPANY STOCKHOLDERS (OTHER THAN WITH RESPECT TO THE OWNED COMPANY SHARES AND THE DISSENTING SHARES) IN RESPECT OF THE MERGER. WILLIAM BLAIR’S FAIRNESS OPINION DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER OR ANY RELATED TRANSACTION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF COMPANY COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE ITS SHARES OF COMPANY COMMON STOCK WITH RESPECT TO THE MERGER. WILLIAM BLAIR DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE TRANSACTIONS. THE FOLLOWING SUMMARY OF WILLIAM BLAIR’S FAIRNESS OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS FAIRNESS OPINION ATTACHED TO THIS PROXY STATEMENT AS ANNEX C.

In connection with William Blair’s review of the Merger and the preparation of its opinion, William Blair examined:

•        the draft Merger Agreement, dated February 2, 2022, and William Blair assumed that the final form of the Merger Agreement would not differ from such draft in any material respect;

•        audited historical financial statements of the Company included in its filings with the SEC as of and for the year ended December 31, 2020;

•        unaudited financial statements of the Company included in its filings with the SEC as of and for the three-months and nine-months ended September 30, 2021;

•        draft financial statements of the Company for the fiscal year ended December 31, 2021;

•        certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending December 31, 2022, through December 31, 2027, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized by the Company (the “Management Forecasts”), prepared by the Company’s senior management, as more fully described in the section of this proxy statement captioned “— Management Forecasts”;

•        information regarding publicly available financial terms of certain other transactions William Blair deemed relevant;

•        the financial position and operating results of the Company compared with those of certain other publicly traded companies William Blair deemed relevant;

•        current and historical market prices and trading volumes of Company Common Stock; and

•        certain other publicly available information on the Company.

William Blair also held discussions with members of the Company’s senior management to discuss the foregoing, considered other matters that it deemed relevant to its analysis, and took into account the accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, William Blair assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its fairness opinion, including without limitation the Forecasts provided by the Company’s senior management. William Blair did not make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of the Company. William Blair was advised by the Company’s senior management that the Forecasts examined by William Blair were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s senior management. In that regard, William Blair assumed, with the consent of the Company Board, that, (i) the Forecasts would be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company were as set forth in the Company’s financial statements or other information made available to William Blair. William Blair did not express an opinion with respect to the Forecasts or the estimates and judgments on which they were based. William Blair did not consider and expressed no opinion as to the amount or nature of the compensation payable to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation payable to the Company’s other stockholders. In addition, William Blair did not express an opinion as to the consideration to be received in connection with the Merger with respect to any Company Warrants. William Blair’s opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair as of, the date of its opinion. It should be understood that, although subsequent developments may affect William Blair’s opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair did not make any determinations as to legal matters related to the Merger, and assumed that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Company Board the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its fairness opinion. The financial analyses summarized below include information presented in a tabular format. In order to fully understand the financial analyses performed by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by William Blair. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by William Blair. The order of the summaries of the analyses described below does not represent the relative importance or weight given to those analyses by William Blair.

Selected Public Companies Analysis

William Blair reviewed and compared certain financial information relating to the Company to corresponding financial information, ratios and public market multiples for seven publicly traded companies in the healthcare information technology sector with similar business models and financial profiles that William Blair deemed relevant. The companies selected by William Blair were: (i) 1Life Healthcare, Inc., (ii) Accolade, Inc., (iii) American Well Corporation, (iv) Cano Health, Inc., (v) LifeStance Health Group, Inc., (vi) Talkspace, Inc., and (vii) Teladoc Health, Inc., which seven companies William Blair deemed appropriate comparisons to the Company based on the foregoing factors. William Blair considered the enterprise value for each company (including the Company), which William Blair calculated as the equity value of the company, plus total debt, minority interest and preferred stock, less cash and cash equivalents. The equity value of each company was calculated using the closing stock price as of February 1, 2022 (the latest practicable trading day for reference prior to the entry into the Merger Agreement), multiplied by the total diluted shares outstanding (using the most recent publicly available information as of February 1, 2022). William Blair considered the enterprise value as a multiple of (i) calendar year 2022 expected (“CY 2022E”) revenue and (ii) calendar year 2023 expected (“CY 2023E”) revenue based on consensus estimates for each company. William Blair then used the implied enterprise value based on the per share Merger Consideration of $3.00 to derive implied valuation multiples for the Company for CY 2022E and CY 2023E revenue based on consensus estimates and the Forecasts. William Blair compared the multiples implied for the Company based on the Merger Consideration to the range of trading multiples of the aggregate group of selected publicly traded healthcare information technology companies. Information regarding the multiples derived from William Blair’s selected public company analysis is set forth in the following table.

	Implied Transaction Multiple	Selected Public Company Valuation Multiples
		Min	Mean	Median	Max
Enterprise Value/CY 2022E Revenue
Management Forecast	2.97x	1.38x	2.89x	2.54x	5.47x
Consensus Estimate	3.07x	1.38x	2.89x	2.54x	5.47x
Enterprise Value/CY 2023E Revenue
Management Forecast	2.44x	1.07x	2.29x	1.98x	4.40x
Consensus Estimate	2.56x	1.07x	2.29x	1.98x	4.40x

William Blair noted that, with respect to the enterprise value CY 2022E and CY 2023E revenue multiple, the analyzed implied valuation multiple for the Company based on the Merger Consideration was within the range of multiples of the selected publicly companies.

Although William Blair compared the trading multiples of the selected public companies to those implied for the Company, none of the selected public companies is directly comparable to the Company. Accordingly, any analysis of the selected public companies involves considerations and judgments concerning the differences in financial and operating characteristics and other factors that would affect the analysis of trading multiples of the selected public companies.

Selected Precedent Transactions Analysis

William Blair performed an analysis of eight selected transactions that closed subsequent to January 1, 2017, that involved the acquisition of companies William Blair deemed relevant. William Blair’s analysis was based solely on publicly available information regarding such transactions. Although none of the companies or transactions used in this analysis is directly comparable to the Company or the Merger, the companies included in the selected transactions above were chosen by William Blair, among other reasons, because they are healthcare information technology companies with certain business, operational, and/or financial characteristics that, for purposes of William Blair’s analysis, may be considered similar to those of the Company. William Blair did not take into account any announced or consummated transaction whereby relevant financial information was not publicly disclosed and available. The selected transactions were not intended to be representative of the entire range of possible healthcare information technology transactions. The transactions examined were (identified by target/acquirer and month and year of announcement):

•        Iora Health/1Life Healthcare (June 2021)

•        Sentry Data Systems/Craneware (June 2021)

•        PlushCare/Accolade (April 2021)

•        2nd.MD/Accolade (January 2021)

•        Health Advocate/Teleperformance (October 2020)

•        Benefytt Technologies/Madison Dearborn Partners (July 2020)

•        Stratus Video/AMN Healthcare (January 2020)

•        Best Doctors/Teladoc Health (June 2017)

William Blair reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of last twelve months revenue (“LTM”) based on the most recently available publicly disclosed 12-month historical period at the time of announcement for each respective transaction. William Blair considered the transaction multiples for the Company based on the estimate by the Company’s senior management of revenue for calendar year 2021 (“CY 2021E” and such estimate, the “Management Estimate”), which was derived from the draft financial statements of the Company for the fiscal year ended December 31, 2021, and consensus estimates at the time of announcement for each respective transaction and compared such multiples to the resulting range of transaction multiples. Information regarding the multiples from William Blair’s analysis of the selected transactions is set forth in the following table:

Multiple	Implied Transaction Multiple(1)	Range of Selected Precedent Transaction Valuation Multiples
		Min	Mean	Median	Max
Enterprise Value/LTM Revenue
Management Estimate	3.86x	1.85x	6.40x	4.87x	10.86x
Consensus Estimate	3.93x	1.85x	6.40x	4.87x	10.86x

____________

(1)      Enterprise Value/LTM Revenue for the implied transaction multiple of the Company represents Enterprise Value/CY 2021E Revenue.

William Blair noted that the implied transaction multiples of CY 2021E revenue based on the Management Estimate and consensus estimates for the Company based on the Merger Consideration was within the range of multiples of the selected transactions.

Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiple of the Company, none of these transactions or associated companies is identical to the Company or the transactions contemplated by the Merger Agreement. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of the Company versus the values of the companies in the selected transactions.

Discounted Cash Flow Analysis

William Blair utilized the Forecasts to perform a discounted cash flow analysis of the Company’s projected future free cash flows for the fiscal years ending December 31, 2022, through December 31, 2026. Using the discounted cash flow methodology, William Blair calculated the present values of the projected after-tax unlevered free cash flows for the Company. In this analysis, William Blair exercised its professional judgment, based on its experience and expertise, and calculated the assumed terminal value of the Company by utilizing calendar year 2027 expected (“CY 2027E”) revenue by terminal multiples ranging from 1.5x-2.5x. To discount the projected unlevered free cash flows and assumed terminal value to present value, William Blair used discount rates ranging from 14.0% to 16.0%. The discount rate range was derived based upon a weighted average cost of capital using the capital asset pricing model.

William Blair aggregated the present value of the after-tax unlevered free cash flows over the applicable forecast period, the present value of the potential federal tax savings expected to result from the utilization of the Company’s federal net operating losses ($20-$23 million), and the present value of the assumed terminal value. William Blair then derived a range of implied equity values per share by adding the Company’s senior management’s latest estimate of net debt as of December 31, 2021, and dividing such amount by the Company’s total diluted shares outstanding as of December 31, 2021, as adjusted to take into account the impact of dilutive securities based on the treasury stock method at the implied share price. This analysis resulted in a range of implied equity values of $1.51 to $3.48 per share, as compared to the Merger Consideration of $3.00 per share.

Leveraged Buyout Analysis

William Blair performed a hypothetical leveraged buyout analysis and calculated the illustrative implied purchase prices at which a leveraged buyout of the Company could occur and yield a target range of annualized internal rates of return from 15.0% to 25.0% for a potential investor, with financing scenarios assuming both no debt financing and $100 million of debt financing. In this analysis, William Blair estimated an exit value by utilizing a range of CY 2027E revenue multiples of 1.5x to 2.5x. The target annualized internal rate of return was derived by William Blair utilizing its professional judgment and experience. This analysis resulted in a range of implied equity value $0.25 to $2.86 per share of Company Common Stock, as compared to the Merger Consideration of $3.00 per share of Company Common Stock.

M&A Premiums Paid Analysis

William Blair reviewed data from 264 acquisitions of U.S. publicly traded companies announced across all industries since January 1, 2010, in which 100% of the target’s equity was acquired with equity values between $200 million and $400 million. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week, one month, 60 days, 90 days, 180 days, 270 days and 365 days prior to the announcement of each transaction. William Blair compared the range of resulting per share common share price premiums for the reviewed transactions to the premiums implied by the Merger Consideration based on common stock prices one day, one week, one month, 60 days, 90 days, 180 days, 270 days and 365 days prior to each of February 1, 2022 (the latest practicable trading day for reference prior to the entry into the Merger Agreement). Information regarding the premiums from William Blair’s analysis of selected transactions is set forth in the following table:

Period	Implied Premium at $3.00/ share	Premiums Paid Data Percentile
		10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	322.9%	5.2%	11.7%	16.5%	22.2%	28.0%	33.7%	40.1%	49.2%	63.3%
One Week Prior	358.4%	6.0%	12.4%	18.3%	22.9%	28.4%	35.0%	42.3%	50.1%	64.1%
One Month Prior	134.4%	6.8%	14.4%	18.6%	24.6%	30.8%	36.6%	43.6%	52.4%	72.6%
60 Days Prior	54.6%	8.7%	14.2%	19.5%	26.6%	33.4%	38.8%	47.1%	58.3%	76.1%
90 Days Prior	27.7%	8.7%	16.6%	24.4%	29.9%	36.6%	43.0%	49.9%	60.5%	79.3%
180 Days Prior	(30.2)%	4.6%	17.2%	27.8%	36.2%	42.5%	52.1%	59.9%	75.5%	100.0%
270 Days Prior	(61.6)%	(1.0)%	12.4%	27.2%	37.7%	45.8%	56.9%	72.4%	94.4%	128.7%
365 Days Prior	(57.8)%	(8.7)%	14.9%	26.7%	38.3%	50.5%	63.9%	82.5%	100.6%	160.0%

General

This summary is not a complete description of the analysis performed by William Blair, but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the Merger Consideration and add to the total mix of information available. The analyses were prepared solely for the purpose of William Blair providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the Merger Consideration to be received by Company stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares). Rather, in rendering its oral opinion on February 2, 2022 (subsequently confirmed in its written opinion dated February 2, 2022) to the Company Board, as of that date and based upon and subject to the assumptions, qualifications and limitations stated in its written opinion, as to whether the Merger Consideration to be received by Company stockholders (other than other than with respect to the Owned Company Shares and the Dissenting Shares) was fair, from a financial point of view, to such holders, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair’s fairness opinion considered each valuation method equally and did not place any particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the proposed transaction under the Merger Agreement. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

William Blair has been engaged in the investment banking business since 1935. William Blair continually undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair may from time to time trade the securities of the Company or other parties involved in the Merger for its own account and for the accounts of its customers, and accordingly may at any time hold a long or short position in such securities. Within the past two years, William Blair has provided certain investment banking services to the Company from time to time, including acting as capital markets advisor to the Company in connection with the Company’s business combination with HCMC in October 2020 and as an underwriter in the Company’s follow-on offering of Company Common Stock in June 2021, for which the Company has paid William Blair fees of approximately $2,050,000 in the aggregate. The Strategic Transaction Committee hired William Blair based on its deep understanding of the Company’s business, and that William Blair had a significant wealth of experience in both the healthcare information technology industry and in transactions of this type.

Fees

Pursuant to a letter agreement dated January 28, 2022, a fairness opinion fee of $1,250,000 became payable to William Blair upon delivery of its fairness opinion. A fee of approximately $6,550,000, less the $1,250,000 fairness opinion fee previously paid to William Blair, will become payable to William Blair in connection with the consummation of the Merger. No portion of the fees payable to William Blair were contingent on the conclusions reached by William Blair in William Blair’s fairness opinion. In addition, the Company agreed to reimburse William Blair for certain of its out-of-pocket expenses (including fees and expenses of its counsel and any other independent experts retained by William Blair) reasonably incurred by it in connection with its services and to indemnify William Blair against certain potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

Management Forecasts

Summary of Management Forecasts

Except for a financial outlook with respect to the current fiscal quarter and year issued in connection with its ordinary course earnings announcements, the Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over the longer-term periods. In connection with the evaluation of the Merger, the Company’s senior management prepared and provided to the Company Board and William Blair the Management Forecasts. The Company is including a summary of the Management Forecasts in order to provide Company stockholders with access to information that was made available to the Company Board in connection with its evaluation of the Merger and the Merger Consideration. In addition, a summary of the Management Forecasts was made available to Parent and Merger Sub at Parent’s request in connection with their due diligence review of the Company. The Management Forecasts were also made available to William Blair in connection with the rendering of its financial fairness opinion to the Company Board, as more fully described in the section of this proxy statement captioned “— Opinion of William Blair & Company, L.L.C.” The summary of the Management Forecasts may not be appropriate for other purposes and is not being included in this proxy statement to influence a Company stockholder’s decision whether to vote in favor of the proposal to adopt and approve the Merger Agreement or any other proposal. Please read the information set forth in this section below under the heading “Important Information Regarding the Management Forecasts.”

The following table presents a summary of the Management Forecasts.

	Year ended December 31,
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E(1)
Revenues	$122.5	$149.4	$183.6	$227.4	$281.8	$343.1
Adjusted EBITDA(2)	$(12.5)	$(1.9)	$11.2	$19.6	$42.4	n/a

____________

(1)      The Management Forecasts for calendar year 2027 did not include any calculation of adjusted EBITDA.

(2)      Adjusted EBITDA is a non-GAAP financial measure, which is defined as net income (loss) before interest, taxes, depreciation and amortization (including internal-use software), stock-based compensation, gain on contingent shares issuance liabilities, loss on puttable options, change in fair value of contingent consideration, and integration, acquisition, transaction and executive severance costs.

Important Information Regarding the Management Forecasts

The Management Forecasts were developed by the Company’s senior management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Management Forecasts do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed as accurate or continuing in that context. Although the Management Forecasts are presented with numerical specificity, they were based on numerous variables and assumptions made by the Company’s senior management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. The Management Forecasts constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Management Forecasts, including, but not limited to, the Company’s performance, industry performance, general business and economic conditions, customer requirements, staffing levels, competition, adverse changes in applicable laws, regulations or rules, the ability to successfully pursue and complete acquisitions, and the various risks set forth in the Company’s reports filed with the SEC. There can be no assurance that the Management Forecasts will be realized or that actual results will not be significantly higher or lower than the Management Forecasts. The Management Forecasts cover several years, and such information by its nature becomes less reliable with each successive year. In addition, the Management Forecasts will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Management Forecasts reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Management Forecasts should not be regarded as an indication that the Company, William Blair, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them a reliable prediction of future events, and this information should not be relied upon as such. The inclusion of the Management Forecasts in this proxy statement should not be regarded as an indication that the Management Forecasts will be necessarily predictive of actual future events. No representation is made by the Company or any other person regarding the Management Forecasts or the Company’s ultimate performance compared to such information. The Management Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information about the Company contained in the Company’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.” In light of the foregoing factors, and the uncertainties inherent in the Management Forecasts, Company stockholders are cautioned not to place undue, if any, reliance on the Management Forecasts.

The Management Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. The Management Forecasts included in this proxy statement have been prepared by, and are the responsibility of, the Company’s senior management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Management Forecasts and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Management Forecasts and should not be read to do so.

Adjusted EBITDA contained in the Management Forecasts summarized above is a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measures used in the Management Forecasts were relied upon by William Blair for purposes of its opinion and by the Company Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by William Blair for purposes of its opinion or by the Company Board in connection with its evaluation of the Merger. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Management Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The summary of such information above is included solely to give Company stockholders access to the information that was made available to the Company Board, William Blair, Parent and Merger Sub, and is not included in this proxy statement to influence any Company stockholder to vote their shares of Company Common Stock in favor of the proposal to adopt and approve the Merger Agreement or any other proposal contained herein. In addition, the Management Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, the Company does not intend to update or otherwise revise the Management Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of Executive Officers and Directors of the Company in the Merger

In considering the recommendation of the Company Board that Company stockholders vote to adopt and approve the Merger Agreement, Company stockholders should be aware that certain of the Company’s non-employee directors and executive officers have interests in the Merger that are different from, or in addition to, those of Company stockholders generally. The Company Board was aware of and considered these interests, among other matters, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted and approved by Company stockholders.

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the table below assumes that the Merger Consideration will equal $3.00 per share of Company Common Stock.

For purposes of this disclosure, the Company’s named executive officers are Christopher M. Gallagher, Chief Executive Officer and a member of the Company Board, David R. Fletcher, Interim Chief Financial Officer, and R. Jason Hallock, Chief Medical Officer, and the Company’s executive officers are Dr. Gallagher, Mr. Fletcher, Dr. Hallock, David Mikula, Chief Operating Officer, and Eunice J. Kim, General Counsel and Corporate Secretary.

Quantification of Company Equity Awards

A summary of the treatment applicable to Company Equity Awards is more fully described in the section of this proxy statement captioned “— Merger Consideration — Treatment of Company Equity Awards” above. Our executive officers and directors held the following Company Equity Awards as of January 31, 2022.

Name	Company Options (Vested)		Company Options (Unvested)		Company RSUs		Company PSUs		Aggregate Value(1)
Executive Officers:
Christopher M. Gallagher	—		—		1,080,000		240,000	(2)	$3,960,000
David R. Fletcher	—		—		—		—		—
R. Jason Hallock	—		—		88,670	(3)	—	(4)	$266,010
David Mikula	—		—		450,000		100,000	(5)	$1,650,000
Eunice J. Kim	—		—		66,502		—	(4)	$199,506
Directors:
Steven J. Shulman	—		—		51,565		—		$154,695
Dr. Bobbie Byrne	—		—		45,947		—		$137,841
Thomas J. Carella	11,039	(6)	29,437	(6)	45,947		—		$158,889
Gyasi C. Chisley	—		—		44,150		—		$132,450
Joseph P. Greskoviak	—		—		66,745		—		$200,235
Amr Kronfol	11,039	(7)	18,398	(7)	45,947		—		$153,148
Anne M. McGeorge	—		—		45,947		—		$137,841
All executive officers and directors as a group (12 individuals)	22,078		47,835		2,010,353		340,000		$7,087,414

____________

(1)      Assumes an aggregate per-share consideration of $3.00 in the Merger. Each Unvested Company Option and each Company RSU (other than a Director RSU) that is not vested and is outstanding as of immediately prior to the Effective Time will be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

(2)      Dr. Gallagher holds 240,000 Company PSUs with a $3.00 threshold amount, 240,000 Company PSUs with a $4.00 threshold amount, and 240,000 Company PSUs with a $5.00 threshold amount. The tranche of Company PSUs with a $3.00 threshold amount may vest in connection with the Merger, whereas the latter two tranches of Company PSUs are excluded from the table above because they are expected to be canceled without consideration in the Merger.

(3)      Represents Company RSUs, 25% of which vested on February 15, 2022, and the remaining 75% of which are scheduled to vest on February 15 of each of 2023, 2024 and 2025, subject to Dr. Hallock’s continuous service on each vesting date.

(4)      Each of Dr. Hallock and Ms. Kim holds 19,507 Company PSUs with a $15.00 threshold amount, 19,507 Company PSUs with a $17.50 threshold amount, and 20,098 Company PSUs with a $20.00 threshold amount, all of which are excluded from the table above because they are expected to be canceled without consideration in the Merger.

(5)      Mr. Mikula holds 100,000 Company PSUs with a $3.00 threshold amount, 100,000 Company PSUs with a $4.00 threshold amount, and 100,000 Company PSUs with a $5.00 threshold amount. The tranche of Company PSUs with a $3.00 threshold amount may vest in connection with the Merger, whereas the latter two tranches of Company PSUs are excluded from the table above because they are expected to be canceled without consideration in the Merger.

(6)      Each Company Option has a $2.48 exercise price. The table above excludes 4,731 Vested Company Options and 12,616 Unvested Company Options, each with an exercise price of $4.95, because they are expected to be canceled without consideration in the Merger.

(7)      Each Company Option has a $2.48 exercise price. The table above excludes 4,730 Vested Company Options and 7,885 Unvested Company Options, each with an exercise price of $4.95, because they are expected to be canceled without consideration in the Merger.

Change in Control Severance Agreements

The Company has entered into change in control severance agreements with each of Drs. Gallagher and Hallock, Mr. Mikula and Ms. Kim (the “Severance Agreements”). The Severance Agreements provide for, among other things, the following benefits in the event of qualifying termination during the one-month period prior to (and in connection with) or the one-year period following a “change in control” of the Company (as defined in the Severance Agreements, which includes the Merger):

•        a lump sum severance payment equal to one (1) times the executive officer’s annual base salary;

•        a lump sum severance payment equal to the cash incentive compensation bonus the executive officer would have received in respect of the fiscal year in which such termination occurs, determined based on target performance levels and not prorated;

•        up to one year of COBRA continuation coverage at SOC Telemed’s sole expense; and

•        accelerated vesting of all unvested time-based vesting awards.

The severance payments and benefits described above are each contingent upon the executive officer’s delivery of a general release of claims in favor of SOC Telemed, compliance with non-solicitation and non-competition restrictions each lasting for one year following a separation for any reason, and compliance with indefinite confidentiality and non-disparagement obligations following a separation for any reason.

The estimated aggregate amount that would be payable to the executive officers listed above under their Severance Agreements (excluding the amount of unvested Company Equity Awards, which is more fully described in the section of this proxy statement captioned “— Quantification of Company Equity Awards” above) if the Merger were to be completed and they were to experience a qualifying termination in connection therewith, and further assuming the value of COBRA continuation coverage to be $2,000 per executive officer per month, is $2,625,000.

Compensation Arrangements with Parent

Following the execution of the Merger Agreement on February 2, 2022, representatives of Parent held preliminary discussions with certain members of the Company’s management team regarding employment with, and the right to purchase or participate in the equity of, Parent or one or more of its affiliates. As of the date of this proxy statement, none of the Company’s executive officers has entered into any agreement or understanding with respect to the foregoing, and there can be no assurances that the terms of any such agreements or arrangements will be agreed upon with any executive officers in the future. Prior to or following the closing of the Merger, however, some or all of the Company’s executive officers may enter into agreements with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or one or more of its affiliates. If Parent or any of its affiliates and the Company’s executive officers do not enter into agreements regarding employment with Parent or one or more of its affiliates, then the Company’s executive officers will remain subject to their existing employment agreements with the Company.

Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, the Company’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six (6) years following the Effective Time under directors’ and officers’ liability insurance policies from the Surviving Corporation. This indemnification and insurance coverage is further described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Indemnification and Insurance.”

Financing of the Merger

Parent and Merger Sub have represented to the Company in the Merger Agreement that they will have available to them, pursuant to the Equity Commitment Letter described below, sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement. This includes funds needed to: (i) pay all of the Merger Consideration payable in respect of all shares of Company Common Stock in the Merger as required pursuant to the Merger Agreement; (ii) pay all other amounts payable under the Merger Agreement by Parent or Merger Sub, as applicable, in connection with the Closing in respect of Company Equity Awards; (iii) pay all amounts required to be paid in order to discharge the Company’s term loan facility (the “Existing Credit Facility”) under that certain Loan and Security Agreement, dated as of March 26, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Term Loan Agreement”), by and among the Company and the other borrowers party thereto, the lenders from time to time party thereto and SLR Investment Corp., as collateral agent, and pay such other out-of-pocket, third party costs and expenses of the Company expressly contemplated to be funded by Parent under the Merger Agreement on the Closing Date; and (iv) pay all related fees and expenses of Parent and Merger Sub associated with the transactions contemplated by the Merger Agreement or the Equity Commitment Letter required to be paid on the Closing Date by such party.

In connection with the entry into the Merger Agreement, Parent and Merger Sub delivered to the Company copies of the Equity Commitment Letter and the Limited Guaranty. Notwithstanding anything in the Merger Agreement to the contrary, in no event will the receipt or availability of any funds or financing (including the equity financing contemplated by the Equity Commitment Letter) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.

Equity Financing

The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. In connection with the Merger, Parent delivered to the Company the Equity Commitment Letter, dated as of February 2, 2022, by and between the Patient Square Fund and Parent. Pursuant to the Equity Commitment Letter, the Patient Square Fund has committed, subject to the terms and conditions contained therein, to provide equity financing to Parent in an aggregate amount of up to $430.0 million (the “Commitment”) to Parent at or immediately prior to the Effective Time to purchase, or cause to be purchased, directly or indirectly, equity securities of Parent, solely for the purpose of providing financing for the consummation of the transactions contemplated by the Merger Agreement at the Closing, including the fees and expenses related thereto. The Commitment represents the aggregate amount estimated to be required to fund the Required Amounts at the Closing. The Commitment is subject to reduction in the event that the full amount of the Commitment is not necessary to consummate the transactions contemplated by the Merger Agreement.

Funding of the Commitment is subject to the conditions and limitations provided in the Equity Commitment Letter, which include: (a) the satisfaction or, to the extent permitted by applicable law, written waiver by Parent, Merger Sub and the Company of the applicable conditions to Closing under the Merger Agreement (other than those closing conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction thereof at the Closing); and (b) the Effective Time occurring substantially concurrently with such funding.

The Equity Commitment Letter and the Patient Square Fund’s obligation to fund the Commitment will terminate automatically and immediately upon the earliest to occur of (i) occurrence of the Effective Time (together with the substantially concurrent payment in full of all amounts to be paid by Parent and Merger Sub at the Closing pursuant to the Merger Agreement); (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the date that Company or any of its subsidiaries or any of their respective affiliates attempt to enforce certain claims as further described in the Equity Commitment Letter (except as permitted thereunder); or (iv) the occurrence of any event which, by the terms of the Limited Guaranty, is an event that terminates the Patient Square Fund’s obligations or liabilities under the Limited Guaranty.

The Company is a third-party beneficiary of certain rights granted to Parent under the Equity Commitment Letter (if (i) certain conditions to the closing of the Merger have been satisfied by the Company, Parent and Merger Sub, (ii) Parent and Merger Sub have failed to consummate the Merger on the date required by the Merger Agreement and (iii) the Company has confirmed its willingness to consummate the Merger ) solely for the purpose of seeking specific performance of Parent’s right to cause the commitment to be funded in accordance with the terms of the Equity Commitment Letter (solely to the extent that Parent can cause the commitment to be funded pursuant to the terms of the Equity Commitment Letter).

Limited Guaranty

Pursuant to, and subject to the terms and conditions set forth in, the Limited Guaranty delivered by the Patient Square Fund in favor of the Company, dated as of February 2, 2022, the Patient Square Fund has guaranteed the due and punctual payment to the Company of all liabilities and payment obligations of Parent and Merger Sub to the Company under the Merger Agreement, if and when required and due pursuant to and subject to the limitations set forth in the Merger Agreement (collectively, the “Guaranteed Obligations”).

The Patient Square Fund’s obligations under the Limited Guaranty are subject to an aggregate cap equal to $43.0 million, other than in the case of an intentional and material breach of the Merger Agreement by Parent or Merger Sub prior to the termination thereof, in which case the maximum aggregate cap under the Limited Guaranty will be equal to $430.0 million (the “Maximum Amount”).

The Limited Guaranty will automatically and immediately terminate and the Patient Square Fund will have no further obligations under the Limited Guaranty as of the earliest to occur of: (i) the Closing; (ii) payment by or on behalf of the Patient Square Fund or Parent of the Guaranteed Obligations, subject to the Maximum Amount (or such lesser amount set forth in a final, non-appealable order of the Chosen Court (as defined in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Specific Performance; Other Remedies”) or by written agreement of the Patient Square Fund and the Company); (iii) funding of the Commitment under the Equity Commitment Letter, as long as the Closing occurs; (iv) the 90th day after the termination of the Merger Agreement in accordance with its terms as described in items (D) or (F) in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination of the Merger Agreement” or pursuant to item (B)(ii) described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Termination of the Merger Agreement” in circumstances in which the Limited Guaranty could have been terminated pursuant to such terms of the Merger Agreement (each, a “Qualifying Suit Provision”) unless prior to the 90th day after such termination, the Company has commenced a proceeding against Parent or the Patient Square Fund alleging that Guaranteed Obligations are payable by Parent under the Merger Agreement; (v) the termination of the Merger Agreement in accordance with its terms (other than a Qualifying Suit Provision or pursuant to certain specific performance provisions of the Merger Agreement); and (vi) in the event that the Company or any of its subsidiaries or any of their respective affiliates asserts any claim (A) asserting that any of the provisions of the Limited Guaranty are illegal, invalid or unenforceable in whole or in part or that the Patient Square Fund is liable in excess of or to a greater extent than the Guaranteed Obligations or the applicable Maximum Amount or (B) arising under, or in connection with, the Limited Guaranty, the Merger Agreement, the Equity Commitment Letter or the transactions contemplated thereby, other than a Retained Claim (as defined below), or (C) in respect of a Retained Claim in any court other than the Chosen Court, but specifically excluding, for purposes of clause (A) and (B), in each case, a claim that is dismissed or withdrawn without any remedy or judgment imposed upon, the Patient Square Fund, Parent, Merger Sub or any of their representatives, within five business days of such person instituting such claim (I) being notified in writing by Parent, the Patient Square Fund or their respective representatives or (II) obtaining actual knowledge, in either case, that such claim would cause the Patient Square Fund’s obligations arising out of or in connection with the Limited Guaranty to terminate pursuant to this clause (vi), then (x) all of the obligations of the Patient Square Fund under the Limited Guaranty will terminate ab initio and be null and void, (y) none of the Patient Square Fund, Parent or the Guarantor Affiliates (as defined below) will have any liability to the Company or any of its subsidiaries or any of their respective affiliates or any other person under the Limited Guaranty or with respect to the Merger Agreement, the Equity Commitment Letter or the transactions contemplated thereby and (z) if the Patient Square Fund has previously made any payments under the Limited Guaranty, the Patient Square Fund will be entitled to recover such payments from the Company. For purposes of this proxy statement and the Limited Guaranty, the term “Retained Claim” means (i) claims by the Company against Parent or Merger Sub under and in accordance with the Merger Agreement, (ii) claims by any party to the confidentiality agreement entered into between an affiliate of Parent and the Company against any other party to such confidentiality agreement under and in accordance with its terms, (iii) claims by the Company as a third-party beneficiary of the Equity Commitment Letter under and in accordance with its terms, or (iv) claims by the Company against the Patient Square Fund under and in accordance with the Limited Guaranty.

The Company and any of its representatives’ recourse against the Patient Square Fund with respect to Retained Claims is the sole and exclusive remedy against the Patient Square Fund and any Guarantor Affiliate (as defined below) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Limited Guaranty, the Equity Commitment Letter or the transactions contemplated thereby, subject to the terms and conditions set forth therein. None of the Company, its subsidiaries or their respective affiliates has any remedy, recourse or right of recovery or contribution under the Limited Guaranty against or from, (i) Parent or Merger Sub, (ii) any former, current or future general or limited partner, stockholder, holder of any equity, partnership or limited liability company interest, officer, member, manager, director, employee, agent, attorney, controlling person, assignee or affiliate or other representative of or any fund under common control with the Patient Square Fund, Parent or Merger Sub, or (iii) any lender or prospective lender, lead arranger, arranger, agent or representative of or to Parent or Merger Sub (such persons described in the foregoing clauses (i) through (iii) collectively referred to as “Guarantor Affiliates”), through the Patient Square Fund, Parent, Merger Sub or otherwise, whether by or through attempted piercing of the corporate (or limited liability company or partnership) veil or similar claim, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, by or through a claim by or on behalf of the Patient Square Fund, Parent or Merger Sub or against the Patient Square Fund or any Guarantor Affiliate, or otherwise, except for Retained Claims.

Closing and Effective Time

The closing of the Merger will take place as soon as practicable, but in any event no later than the second business day, after the satisfaction or (to the extent permitted by applicable law) waiver in accordance with the Merger Agreement of all of the conditions to the closing of the Merger (as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption and Approval of the Merger Agreement — Conditions to the Consummation of the Merger”), other than conditions that by their nature cannot be satisfied until the closing date of the Merger, which will be required to be so satisfied or (to the extent permitted by applicable law) waived in accordance with the Merger Agreement on the closing date of the Merger.

Appraisal Rights

If the Merger is consummated, Company stockholders who continuously hold shares of Company Common Stock through the Effective Time, who do not vote in favor of the adoption and approval of the Merger Agreement and who properly demand appraisal of their shares and who do not withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that Company stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the holder of record of shares of Company Common Stock unless otherwise expressly noted herein. Only a holder of record of shares of Company Common Stock is entitled to demand appraisal of the shares registered in that holder’s name. A person having a beneficial interest in shares of Company Common Stock held of record in the name of another person, such as a bank, broker, trust or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Company Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.

Under Section 262, if the Merger is completed, Company stockholders who: (i) submit a written demand for appraisal of their shares; (ii) do not vote in favor of the adoption and approval of the Merger Agreement; (iii) continuously are the record holders of such shares through the Effective Time; and (iv) otherwise exactly follow the procedures set forth in Section 262, may be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be “fair value,” if any, as determined by the court. However, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Company stockholders who have asserted appraisal rights unless (A) the total number of shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Company Common Stock as measured in accordance with subsection (g) of Section 262; or (B) the value of the aggregate Merger Consideration in respect of the shares of

Company Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (A) and (B) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will compound quarterly and accrue at 5% over the Federal Reserve System (the “Federal Reserve”) discount rate (including any surcharge) as established from time to time during the period from the Effective Time through the date the judgment is paid. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to Company stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D. In connection with the Merger, any Company stockholder who wishes to exercise appraisal rights, or who wishes to preserve his, her or its right to do so, should review Annex D carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A Company stockholder who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a Company stockholder considers exercising such rights, that Company stockholder should seek the advice of legal counsel.

Company stockholders wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:

•        the Company stockholder must not vote in favor of the proposal to adopt and approve the Merger Agreement;

•        the Company stockholder must deliver to the Company a written demand for appraisal before the vote is taken on the proposal to adopt and approve the Merger Agreement at the Special Meeting;

•        the Company stockholder must continuously hold the shares from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the Effective Time); and

•        the Company stockholder (or any person who is the beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person) or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the “fair value” of the shares within one hundred twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the Merger Agreement, a Company stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption and approval of the Merger Agreement, abstain or not vote his, her or its shares.

Litigation Relating to the Merger

Currently, the Company is aware of one pending action related to the Merger. On February 28, 2022, a purported stockholder of the Company filed a complaint in the United States District Court for the Southern District of New York against the Company and members of the Company Board: Gamez v. SOC Telemed, Inc., et al., Case No. 1:22-cv-01661 (S.D.N.Y.) (filed February 28, 2022). The complaint asserts federal securities claims under

Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 thereunder for alleged failures to disclose material information in the preliminary proxy statement filed by the Company with the SEC in connection with the Merger which allegedly rendered the preliminary proxy statement false and misleading. Specifically, the complaint alleges, among other things, that the preliminary proxy statement failed to disclose material information regarding the sales process conducted by the Company, the Company’s financial projections and William Blair’s financial analyses.

The complaint seeks an order enjoining the proposed merger; rescinding the proposed merger if it closes and setting it aside or awarding damages; directing the Company Board to disseminate a preliminary proxy statement that does not contain any untrue statements of material fact and states all material facts required in it or necessary to make the statements contained therein not misleading; awarding costs, including attorneys’ and experts’ fees; and awarding such other relief as the court deems proper.

The defendants believe the complaint is without merit. The Company cannot predict the outcome of or estimate the possible loss or range of loss from this matter. It is possible additional complaints may be filed between the date of this proxy statement and consummation of the Merger or the complaint described above will be amended. If this occurs, the Company does not intend to announce the filing of each additional, similar complaint or any amended complaint unless it contains allegations that are substantially distinct from those made in the pending action described above.

Filing Written Demand

Any Company stockholder wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption and approval of the Merger Agreement at the Special Meeting at which the proposal to adopt and approve the Merger Agreement will be submitted to Company stockholders, a written demand for the appraisal of the Company stockholder’s shares, and that Company stockholder must not vote or submit a proxy in favor of the adoption and approval of the Merger Agreement. A holder of shares of Company Common Stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the Merger Agreement, and it will constitute a waiver of the Company stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a Company stockholder who submits a proxy and who wishes to exercise appraisal rights must ensure that the proxy submitted contains instructions to vote against the adoption and approval of the Merger Agreement or abstain from voting. Neither voting against the adoption and approval of the Merger Agreement nor abstaining from voting on the proposal to adopt and approve the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption and approval of the Merger Agreement. A Company stockholder’s failure to make the written demand prior to the taking of the vote on the adoption and approval of the Merger Agreement at the Special Meeting of Company stockholders will constitute a waiver of appraisal rights.

Only a Company stockholder of record is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock must be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. If the shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

COMPANY STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD

OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

SOC Telemed, Inc.

2411 Dulles Corner Park, Suite 475

Herndon, Virginia 20171

Attention: General Counsel

Any Company stockholder who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the Merger Consideration offered pursuant to the Merger Agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Company stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this will not affect the right of any Company stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such Company stockholder’s demand for appraisal and to accept the Merger Consideration within sixty (60) days after the Effective Time. If an appraisal proceeding is commenced and the Company, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any Company stockholder who withdraws such Company stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a Company stockholder, the Company stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption and approval of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any Company stockholder who has complied with Section 262 and is entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a Company stockholder (or beneficial owner), demanding a determination of the “fair value” of the shares held by all dissenting Company stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and Company stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the “fair value” of the shares of Company Common Stock. Accordingly, any Company stockholder who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure of a holder of Company Common Stock to file such a petition within the period specified in Section 262 could nullify the Company stockholder’s previous written demand for appraisal.

Within one hundred twenty (120) days after the Effective Time, any holder of shares of Company Common Stock who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting Company stockholder within ten (10) days after receipt by the

Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Company Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a Company stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Company Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Company stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of Company stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation. After notice to Company stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those Company stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require Company stockholders who demanded payment for their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any Company stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that Company stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all Company stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of “Fair Value”

After determining Company stockholders entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to Company stockholders seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the “fair value.” In determining “fair value,” the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period from the Effective Time through the date the judgment is paid. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each Company stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting Company stockholder’s exclusive remedy.

Company stockholders considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the Merger Consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the Merger Consideration payable in a Merger is not an opinion as to, and does not in any manner address, “fair value” under Section 262. No representation is made as to the outcome of the appraisal of “fair value” as determined by the Delaware Court of Chancery, and Company stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any Company stockholder exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds described above has been satisfied as to Company stockholders seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a Company stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a Company stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any Company stockholder who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A Company stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time, if neither of the ownership thresholds described above has been satisfied as to Company stockholders seeking appraisal rights or if the Company stockholder delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no Company stockholder who has demanded appraisal rights will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Company Common Stock, if any, payable to Company stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the ownership thresholds described above has been satisfied as to Company stockholders seeking appraisal rights, or if the Company stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such Company stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any Company stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing will not affect the right of any Company stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such Company stockholder’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a Company stockholder’s statutory appraisal rights. Consequently, any Company stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The Merger is expected to be accounted for as a “purchase transaction” for financial accounting purposes.

Certain U.S. Federal Income Tax Consequences of the Merger to Company Stockholders

The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that may be relevant to Company stockholders whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect, which could significantly affect the U.S. federal income tax considerations discussed below. This discussion is limited to holders who hold their shares of Company Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). For purposes of this discussion, a “holder” means either a U.S. Holder (as defined below) or a Non-U.S. Holder (as defined below) or both, as the context may require.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular facts and circumstances, nor does it address any consequences to holders subject to special rules under the U.S. federal income tax laws, such as:

•        banks and other financial institutions;

•        insurance companies;

•        brokers or dealers in securities;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        regulated investment companies;

•        real estate investment trusts;

•        tax-exempt entities or governmental organizations or tax-qualified retirement plans;

•        holders who hold their shares of Company Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•        holders whose functional currency is not the U.S. dollar;

•        partnerships, other entities classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•        persons subject to the alternative minimum tax;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        controlled foreign corporations or passive foreign investment companies;

•        corporations that accumulate earnings to avoid U.S. federal income tax;

•        U.S. Holders who hold Company Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

•        accrual-method U.S. Holders that prepare an “applicable financial statement” within the meaning of Section 451 of the Code;

•        entities subject to the anti-inversion rules or the base erosion and anti-abuse tax;

•        holders that own or have owned (directly, indirectly or constructively) 5% or more of Company Common Stock (by vote or value); and

•        holders that received their shares of Company Common Stock pursuant to the exercise of employee stock options or otherwise as compensation.

This discussion does not address any U.S. federal tax consequences other than those pertaining to the income tax (such as estate, gift or other non-income tax consequences) or any state, local or non-U.S. income or non-income tax consequences, or the consequences of the Medicare tax on net investment income. Furthermore, this discussion does not address the tax consequences of transactions occurring prior to, concurrently with or after the Merger (whether or not such transactions are in connection with the Merger) including, without limitation, the exercise of warrants, options or rights to purchase Company Common Stock in anticipation of the Merger, or the tax consequences of the Merger to persons holding “qualified small business stock,” Company Warrants, Company Options, Company RSUs, or persons holding other options, warrants, or other rights to acquire equity interest in the Company. If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Company Common Stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion does not address the U.S. federal income tax consequences to partnerships and their partners and any partnerships holding shares of Company Common Stock and the partners therein are urged to consult their own tax advisors regarding the consequences of the Merger to their particular circumstances.

No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. Furthermore, no opinion of counsel has been or will be rendered with respect to the tax consequences of the Merger or related transactions.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Holders

This section applies to “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of Company Common Stock that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder received in the Merger for shares of Company Common Stock and the U.S. Holder’s adjusted tax basis in the shares of Company Common Stock surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares of Company Common Stock (although if a U.S. Holder acquired its shares of Company Common Stock in a transaction which was characterized as a “reorganization” for U.S. federal income tax purposes, or other similar tax-deferred transaction, then the U.S. Holder’s tax basis in its shares of Company Common Stock will be calculated pursuant to special tax rules by reference, in whole or in part, to the tax basis of the stock or other properties exchanged by such U.S. Holder for such shares of Company Common Stock in such reorganization or other tax deferred transaction). The amount and character of such gain or loss generally will be determined with respect to each block of Company Common Stock that was separately acquired by a U.S. Holder. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the Merger. A reduced tax rate on capital gain will generally apply to long-term capital gain of a non-corporate U.S. Holder. The deductibility of capital losses is subject to limitations. U.S. Holders are urged to consult their tax advisors to determine the U.S. federal income tax consequences that may be relevant to them in light of their particular circumstances.

U.S. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of shares of Company Common Stock that is for U.S. federal income tax purposes:

•        a non-resident alien individual, other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates;

•        a foreign corporation; or

•        an estate or trust that is not a U.S. Holder.

Subject to the discussion below regarding backup withholding, any gain realized by a Non-U.S. Holder pursuant to the Merger will generally not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain will generally be subject to U.S. federal income tax at rates generally applicable to a United States person as defined under the Code, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

•        such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of the Merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty).

NON-U.S. HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder that timely furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute successor form) or (ii) a Non-U.S. Holder that timely provides a certification of such Non-U.S. Holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances, subject to the proposed Treasury Regulations discussed below, on gross proceeds from the disposition of securities (including Company Common Stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.

Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely and taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders are urged to consult their tax advisors regarding the possible implications of FATCA on their exchange of Company Common Stock in the Merger.

HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

Regulatory Approvals Required for the Merger

The Company and Parent and Merger Sub have each agreed to reasonably cooperate with the other party and use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply with all regulatory notification requirements, and, subject to certain limitations, to resolve any objections that a governmental entity may assert under any antitrust law with respect to the transactions contemplated by the Merger Agreement, and to avoid or eliminate impediments under any antitrust law that may be asserted by any governmental entity with respect to the Merger, in each case, so as to enable the Closing to occur as promptly as practicable.

Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until the Company and Patient Square Capital each files a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act Notification and Report Forms. If the FTC or DOJ issues a request for additional information and documents (which we refer to as a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request.

The Company and Patient Square Capital each filed a Notification and Report Form under the HSR Act with respect to the Merger with the FTC and DOJ on February 14, 2022. The HSR waiting period is expected to expire at 11:59 p.m., Eastern Time, on March 16, 2022.

At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or seeking to require the parties to license or hold separate assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

Proposal 1: Adoption and Approval of the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement, which disclosures are not reflected in the Merger Agreement. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from what may be viewed as material by investors. Company stockholders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to the right of Company stockholders to receive the Merger Consideration, the right of holders of Company Equity Awards to receive the consideration provided for such Company Equity Awards pursuant to the Merger Agreement and the right of holders of Company Warrants to receive the Merger Consideration upon the proper exercise of a Company Warrant pursuant to its terms) and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business.

Effects of the Merger

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into the Company in accordance with the DGCL. Upon completion of the Merger, the separate existence of Merger Sub will cease and the Company will continue as the Surviving Corporation and become a direct, wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger.

Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Organizational Documents, Directors and Officers of the Surviving Corporation

At the Effective Time:

•        the certificate of incorporation of the Company as in effect immediately prior to the Effective Time will be amended and restated to read in its entirety as set forth in Exhibit A to the Merger Agreement (as may be revised by the parties prior to Closing as contemplated by the Merger Agreement) and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms and the DGCL;

•        the by-laws of the Company as in effect immediately prior to the Effective Time will be amended and restated to be in the form of the by-laws of Merger Sub as in effect immediately prior to the Effective Time (except (i) that all references therein to Merger Sub will be amended to become references to the Surviving Corporation and (ii) for any changes as necessary to comply with the Merger Agreement) and, as so amended and restated, will be the by-laws of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance its terms, the certificate of incorporation of the Surviving Corporation and the DGCL;

•        the directors of Merger Sub will become and constitute the only directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation; and

•        the officers of the Company will constitute the only officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation.

Closing and Effective Time

Upon the terms and subject to the conditions set forth in the Merger Agreement, the closing of the Merger (the “Closing”) will take place as soon as practicable (but in any event no later than the second business day) after the satisfaction or (to the extent permitted by applicable law) waiver in accordance with the Merger Agreement of all the conditions to the Closing (the “Closing Date”) (as more fully described in the section of this proxy statement captioned “— Conditions to the Consummation of the Merger” below) (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which will be required to be so satisfied or (to the extent of applicable law) waived in accordance with the Merger Agreement on the Closing Date) via electronic exchange of documents and signature pages, or such other time, date or place as Parent and the Company may agree in writing.

The Merger will become effective, at the Effective Time, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the applicable provision of the DGCL, or at such later time and date as may be agreed upon in writing by the parties to the Merger Agreement and specified in the certificate of merger.

Merger Consideration

Company Common Stock

At the Effective Time, each share of Company Common Stock (other than Excluded Shares, which include, among other shares, any Dissenting Shares) outstanding as of immediately prior to the Effective Time will be canceled and automatically converted into the right to receive the Merger Consideration, without any interest thereon and subject to any applicable withholding taxes.

Treatment of Company Equity Awards

The Merger Agreement provides that the Company’s equity awards that are outstanding immediately prior to the Effective Time will be subject to the following treatment as of the Effective Time:

Company Options

Each Vested Company Option will, provided that such Vested Company Option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Vested Company Option multiplied by (ii) the excess of (A) the Merger Consideration over (B) the per share exercise price for such Vested Company Option, subject to applicable withholding taxes.

Each Unvested Company Option will, provided that such Unvested Company Option has a per share exercise price less than the Merger Consideration, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

Any Company Option, whether a Vested Company Option or Unvested Company Option, that has a per share exercise price that is equal to or greater than the Merger Consideration will be canceled for no consideration.

Company RSUs

Each Director RSU will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Director RSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes.

Each Company RSU (other than a Director RSU) that is not vested and is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and replaced with a new award to be issued by Parent or one of its affiliates following the Effective Time.

Company PSUs

Each Company PSU that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has been satisfied as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Company Common Stock underlying such Company PSU multiplied by (ii) the Merger Consideration, subject to applicable withholding taxes.

Each Company PSU that is outstanding as of immediately prior to the Effective Time and for which the applicable performance condition has not been satisfied as of immediately prior to the Effective Time will be canceled for no consideration.

Treatment of Company ESPP

Following the date of the Merger Agreement, (i) except for the offering under the Company ESPP in effect as of the date of the Merger Agreement, no offering under the Company ESPP will be authorized or commenced, (ii) no new participants will commence participation in the Company ESPP, (iii) no participant in the Company ESPP will be permitted to increase his or her payroll contribution rate in effect as of the date of the Merger Agreement or make separate non-payroll contributions, (iv) the accumulated contributions of each Company ESPP participant will be used to purchase shares of Company Common Stock prior to the Effective Time in accordance with the Company ESPP, after which all purchase rights under the Company ESPP will be terminated, and (v) the Company ESPP will terminate effective as of (and subject to the occurrence of) the Effective Time.

Treatment of Company Warrants

The Merger Agreement provides that, at the Effective Time, each Company Warrant that is outstanding as of immediately prior to the Effective Time will, in accordance with its terms under the Warrant Agreement, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and will become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise will be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) Merger Consideration minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Exchange and Payment Procedures

Prior to the Effective Time, Parent will enter into an agreement with a paying agent designated by Parent and reasonably acceptable to the Company to act as paying agent for Company stockholders (other than the holders of Dissenting Shares) in connection with the Merger for the purposes of paying the applicable Merger Consideration. On the Closing Date and substantially concurrently with the occurrence of the Effective Time, Parent will deposit, or cause to be deposited, with the paying agent, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than the holders of the Excluded Shares), an amount in cash sufficient to pay the aggregate Merger Consideration payable in respect of such shares (such cash is referred to as the “Exchange Fund”). Parent agrees to make available, directly or indirectly, to the paying agent from time to time as needed additional cash sufficient to pay any Merger Consideration in respect of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that cease to constitute Dissenting Shares pursuant to the Merger Agreement. The paying agent will, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for shares of Company Common Stock pursuant to the Merger Agreement out of the Exchange Fund.

Promptly following the Effective Time, and in any event not more than three business days thereafter, Parent and the Surviving Corporation will cause the paying agent to mail to each Company stockholder of record (or in the case of shares of Company Common Stock held through the Depository Trust Company, then to the Depository Trust Company) (as of immediately prior to the Effective Time) (A) a letter of transmittal in form and substance reasonably satisfactory to the Company and Parent and (B) instructions for use in effecting the surrender of such holder’s shares of Company Common Stock represented by such holder’s certificate(s) or book-entry shares in exchange for the Merger Consideration payable in respect of such shares in accordance with the terms and conditions of the Merger Agreement.

Upon surrender of shares represented by certificates for cancellation to the paying agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such shares will be entitled to receive, and the paying agent will promptly pay, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of shares represented by such holder’s certificates, and such certificates so surrendered will forthwith be canceled.

Upon receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request) in the case of a book-entry transfer of uncertificated shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such shares will be entitled to receive, and the paying agent will promptly pay, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of shares represented by such holder’s transferred book-entry shares, and the transferred book-entry shares so surrendered will be canceled. The paying agent will accept such shares represented by a holder’s certificate(s) or book-entry shares upon compliance with such reasonable terms and conditions as the paying agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of any Company stockholder on the Merger Consideration payable upon the surrender of such holder’s shares. Until so surrendered, outstanding shares of Company Common Stock will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration payable in respect thereof, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

Each of Parent, the Company, Merger Sub, the Surviving Corporation, the paying agent and any of their affiliates will be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable to any Company stockholder or holder of Company Equity Awards pursuant to the Merger Agreement such amounts as are required to be deducted or withheld with respect to the making of such payments under applicable law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be timely paid over to the appropriate governmental entity and will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Representations and Warranties

In the Merger Agreement, the Company made customary representations and warranties to Parent and Merger Sub, including with respect to organization, general authority and standing, capital structure, subsidiaries and equity interests, authority, execution and delivery, enforceability, the absence of conflicts and necessary consents, SEC documents and financial statements, absence of undisclosed liabilities, information supplied in certain documents, absence of certain changes or events, taxes, labor relations, employee benefits and ERISA matters, title to properties, material contracts, litigation, compliance with laws, permits, data privacy and security, healthcare regulatory matters, environmental matters, intellectual property rights, insurance, brokers’ and advisors’ fees, opinion of the financial advisor, related party transactions, anti-takeover laws, no other representations or warranties and reliance. Parent and Merger Sub have made customary representations and warranties to the Company, including with respect to, among other matters, organization, general authority and standing, capitalization and business conduct of Merger Sub, authority, execution and delivery, enforceability, the absence of conflicts and necessary consents, financing and the Equity Commitment Letter, information supplied in certain documents, litigation, brokers’ and advisors’ fees, ownership of Company Common Stock, solvency, the Limited Guaranty, the absence of certain arrangements, no other representations or warranties and reliance.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or by reference to a “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any event, change, development, occurrence, result or effect that, individually or in the aggregate with any one or more of the foregoing, has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company and its subsidiaries, taken as a whole; except that no such event, change, development, occurrence, result or effect resulting or arising on or after the date of the Merger Agreement from the following, individually or in the aggregate, will constitute or will be considered in making such determination:

(A)    changes in the economic, regulatory, political, business, financial or market conditions generally in the United States or elsewhere in the world;

(B)    changes in the credit, debt, financial or capital markets or in interest or exchange rates conditions, in each case, generally in the United States or elsewhere in the world;

(C)    changes in conditions generally affecting the industry in which the Company and its subsidiaries operate;

(D)    any outbreak of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyber-terrorism);

(E)    any epidemic, plague, pandemic or other outbreak of illness or public health event (including COVID-19), hurricane, flood, tornado, earthquake or other natural disaster or act of God (or any worsening of the foregoing), including, in each case, the response of governmental and non-governmental entities (including COVID-19 Measures);

(F)    any failure, in and of itself, by the Company or any of its subsidiaries to meet any internal or external projections or forecasts, any change, in and of itself, in the market price or trading volume of the Company Common Stock or any change, in and of itself, in the Company’s credit rating, or any combination of the foregoing (but excluding, in each case, the underlying causes of such failure or change except to the extent such underlying causes are otherwise included in the other exceptions to this definition);

(G)    the public announcement, pendency or performance of the transactions contemplated by the Merger Agreement or the identity of, or any facts or circumstances relating to Parent, Merger Sub or their respective affiliates, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (provided that the exception in this item (G) will not apply to the representations and warranties set forth in the Merger Agreement related to no conflicts to the extent that its purpose is to address the consequences resulting from the public announcement, pendency or performance of the transactions contemplated by the Merger Agreement or certain Parent conditions to Closing set forth in the Merger Agreement to the extent it relates to such representations and warranties);

(H)    changes in, including any actions to the extent taken to comply with any change in, applicable laws or the interpretation thereof;

(I)     changes in, including any actions to the extent taken to comply with any change in, GAAP or any other applicable accounting standards or the interpretation thereof;

(J)     any action specifically required to be taken by the Company pursuant to the terms of the Merger Agreement or taken at the written direction of Parent or Merger Sub;

(K)    any breach, in and of itself, of the Merger Agreement by Parent or Merger Sub;

(L)    any stockholder litigation (or a derivative or similar claim) or other proceeding brought in connection with the Merger Agreement or any of the transactions contemplated thereby arising from allegations of a breach of fiduciary duty or inadequate disclosure claims;

(M)   any event, change, development, occurrence, result or effect, in and of itself, arising from Parent’s or Merger Sub’s actions or inactions with respect to any agreement, contract or course of dealing with the Company; or

(N)    any event, change, development, occurrence, result or effect, in and of itself, arising from any failure to take action (or to refrain from any action) for which the Company is required to request Parent’s consent, and requested Parent’s consent, pursuant to certain covenants in the Merger Agreement and to which Parent will not have consented in writing;

provided, however, that any event, change, development, occurrence, result or effect arising out of or resulting from any change or event referred to in items (A), (B), (C), (D), (H) or (I) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such change or event has a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, as compared to any other similarly situated participants that operate in the industries or markets in which the Company and its subsidiaries operate.

Subject to certain limited exceptions, the representations and warranties will not survive consummation of the Merger and cannot be the basis for claims under the Merger Agreement by any party after the Effective Time.

Conduct of Business Pending the Merger

From the date of the Merger Agreement until the earlier of the Effective Time and the valid termination of the Merger Agreement, and except (i) as expressly required or contemplated by the Merger Agreement, (ii) as may be required by applicable law, (iii) for any actions or the failure to take any action in response to COVID-19 or COVID-19 Measures solely with respect to specific restrictive covenants set forth in the Merger Agreement, (iv) as set forth in the confidential disclosure letter to the Merger Agreement or (v) with the prior written consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed with respect to specific restrictive covenants set forth in the Merger Agreement), the Merger Agreement obligates the Company to, and obligates the Company to cause each of its subsidiaries to, (a) use its commercially reasonable efforts to conduct its business and the business of the Company’s subsidiaries in the ordinary course in all material respects, and (b) to the extent consistent therewith, use commercially reasonable efforts maintain and to preserve intact in all material respects its business organizations, assets, properties and business relations.

Without limiting the foregoing, the Merger Agreement also contains specific restrictive covenants as to certain activities of the Company and its subsidiaries from the date of the Merger Agreement until the earlier of the Effective Time and the valid termination of the Merger Agreement, as applicable. These covenants provide that, subject to clauses (i) through (v) in the immediately preceding paragraph, the Company will not, and will cause each of its subsidiaries not to, take any of the following actions:

(A)    issue, sell, or otherwise permit to become outstanding, or authorize the creation of, any equity or any Rights other than the issuance of Company Common Stock in respect of the vesting, settlement or exercise of Company Equity Awards outstanding as of the date of the Merger Agreement, in accordance with the terms of the Merger Agreement;

(B)    (i) split, combine or reclassify any of its equity interests or Rights or issue or authorize or propose the issuance of any other equity interests in respect of, in lieu of or in substitution for its equity interests or other Rights, or (ii) repurchase, redeem or otherwise acquire, or permit any Company subsidiary to purchase, redeem or otherwise acquire, any membership, partnership or other equity interests or Rights, except, in the case of any Company Equity Awards as required by the terms of the applicable Company stock plans and any related award agreements outstanding and in effect as of the date of the Merger Agreement in accordance with their terms (and made available to Parent);

(C)    (i) sell, lease, sublease, license, sublicense, abandon, waive, relinquish, transfer, pledge, abandon, assign, swap, mortgage or otherwise dispose of or subject to any lien all or any material portion of its assets, businesses or properties or any of its material assets, businesses or properties other than (1) any sales, leases, or dispositions of inventory in the ordinary course of business consistent with past practice or any other assets (other than Company intellectual property) in the ordinary course of business consistent with past practice, including the factoring of receivables in the ordinary course of business consistent with past practice, with an aggregate value not to exceed $250,000 or (2) any non-exclusive licenses or sublicenses of Company intellectual property granted to customers for the use of, or in connection with, Company products in the ordinary course of business consistent with past practice; (ii) acquire (by merger or otherwise) or lease any assets or all or any portion of (or interests in) the business or property of any other entity or person; provided that, for the avoidance of doubt, this will not restrict purchases of products or supplies by the Company and its subsidiaries from vendors in the ordinary course of business; (iii) merge, consolidate or enter into any other business combination transaction with any person; or (iv) convert from a limited partnership, limited liability company or corporation, as the case may be, to any other business entity;

(D)    (i) establish a record date for, authorize, make or declare dividends or distributions (whether in cash, assets, stock, other securities or otherwise) to (1) the holders of Company Common Stock or any Company subsidiary or (2) any other equityholders or holders of certain rights of the Company or any Company subsidiary or (ii) make any other payment in respect of any of its equity securities or such rights (other than, in the case of clause (i), any dividend or distribution from a wholly owned Company subsidiary to the Company or to any other wholly owned Company subsidiary);

(E)    amend or otherwise modify the Company’s or any Company subsidiary’s organizational documents as in effect on the date of the Merger Agreement or waive any material provision of the Organizational Documents of the Company or any of its Subsidiaries;

(F)    enter into any contract that would constitute a “Company Specified Contract” (as defined in the Merger Agreement) that is outside the ordinary course of business, except for any Company Specified Contract of the type described in clause (ii) of the definition thereof;

(G)    modify or amend in any material respect, terminate or assign, or waive or assign any material rights under, any Company Specified Contract;

(H)    waive, release, assign, settle or compromise any pending or threatened material proceeding or settle or compromise any other pending or threatened proceeding if such settlement or compromise (i) involves a material conduct remedy or material injunctive or similar relief or involves any material, non-monetary obligations (contingent or otherwise) on the Company or any Company Subsidiary, (ii) involves an admission of criminal wrongdoing by the Company or any Company subsidiary or any other admission of wrongdoing that is or would reasonably be expected to be publicly disclosed or made available, (iii) has or would reasonably be expected to have in any material respect a restrictive impact on the business or operations of the Company or any Company subsidiary or (iv) involves the payment by the Company or any of its Subsidiaries of more than $500,000 in the aggregate;

(I)     implement or adopt any material change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP or by law;

(J)     fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it as of the date of the Merger Agreement;

(K)    (i) change any material election relating to taxes, (ii) settle any material proceeding, audit or controversy relating to material taxes, (iii) amend any income or other material tax return in any material respect, (iv) enter into any closing agreement with a governmental entity with respect to any income or other material tax, (v) surrender any right to claim a material tax refund, (vi) change any material tax accounting period, (vii) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, or (viii) incur any material tax liability outside the ordinary course of business or fail to pay any income or other material tax (including any estimated tax) that becomes due and payable;

(L)    except as required by applicable law, expressly required by the Merger Agreement or required by the terms of any Company benefit plan set forth in the confidential disclosure letter to the Merger Agreement, (i) grant or commit to grant to any current or former director, officer, employee, contractor, consultant or service provider any increase in cash compensation, bonus, incentive compensation or fringe or other benefits, other than (1) with respect to employees who do not have a title of vice president position or any higher position and whose total annual compensation does not exceed $250,000, (2) any employee or independent contractor whose core functional responsibility is the provision of care to patients, so long as such employee or independent contractor’s base salary or annual fees do not exceed $400,000) or (3) in connection with the Company’s or any Company subsidiary’s annual merit-based compensation review process, provided that no such increase will exceed 3% of an individual’s annual base salary or annual fees, (ii) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting or payment of any compensation or benefits under, any collective bargaining agreement or Company benefit plan, except for amendments to Company benefit plans that are health and welfare plans made in the ordinary course of business consistent with past practice that do not materially increase the expense of maintaining such plan, (iii) grant or amend any equity or equity-based awards (including, for the avoidance of doubt, the Company Equity Awards), (iv) enter into any employment, consulting, change in control, retention or severance agreement with, or grant or provide any severance, change in control, or retention payments or benefits to, any current or former director, officer, employee, contractor, consultant or service provider (other than (x) offer letters that provide for no severance or change in control benefits or any other benefits or payments that are otherwise restricted by this item (L) or (y) severance benefits or payments pursuant to the guidelines set forth in the Company’s policies and set forth in the confidential disclosure letter to the Merger Agreement), (v) grant to any director, officer, employee, contractor, consultant or service provider any severance or termination pay or increase thereof other than the outstanding severance obligations as of the date hereof of the Company and its Subsidiaries, as set forth on the confidential disclosure letter to the Merger Agreement, (vi) hire any officer, employee, contractor, consultant or service provider whose base salary or annual fees exceed $200,000 (other than any employee or independent contractor whose core functional responsibility is the provision of care to patients, so long as such employee or independent contractor’s base salary or annual fees do not exceed $400,000), (vii) terminate the employment or services (other than for cause) of any officer, employee, contractor, consultant or service provider whose base salary or annual fees exceed $200,000, or (viii) take any action to accelerate the vesting or payment date of any Company equity awards or accelerate the vesting or payment of any compensation or benefits, or the funding of any compensation or benefits, payable, provided or to become payable or provided under a Company benefit plan or otherwise;

(M)   (i) incur, assume, guarantee or otherwise become liable for any indebtedness (directly, contingently or otherwise), (ii) redeem, repurchase, cancel or otherwise acquire any indebtedness (directly, contingently or otherwise), (iii) other than with respect to the Existing Credit Facility and required by the agreements in respect of such Existing Credit Facility made available to Parent, create any lien that is not a permitted lien on its property or assets or the property or assets of any Company subsidiary in connection with any pre-existing indebtedness, new indebtedness or lease or otherwise or (iv) make or commit to make any capital expenditures, except in the ordinary course of business consistent with past practice;

(N)    enter into any transaction or contracts with any affiliate or other person that would be required to be disclosed by the Company under Item 404 of Regulation S-K;

(O)    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution, liquidation, recapitalization or other reorganization;

(P)    make any loans, advances or capital contributions to, or investments in, any person in excess of $250,000 (other than the Company or any wholly owned Company subsidiary or in connection with indemnification and advancement rights of the Company’s directors and officers to the extent required by the organizational documents of the Company or any of its subsidiaries or any other contract in effect as of the date of the Merger Agreement and made available to Parent) other than loans, advances or capital contributions in the form of trade credit granted to customers in the ordinary course of business consistent with past practice;

(Q)    disclose any material source code or material trade secrets to any person, except in the ordinary course of business consistent with past practice and pursuant to a non-disclosure agreement;

(R)    (i) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its subsidiaries, or (ii) negotiate, modify, extend or enter into any labor agreement;

(S)    implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar laws;

(T)    waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement obligation of any current or former employee earning or who was earning annual compensation in excess of $200,000;

(U)    enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement or any ancillary agreement entered into in connection with the Merger Agreement;

(V)    enter into any new line of business or change or modify (regardless of the period of time for such change or modification) its accounting or operating policies, principles or practices in any material respect (including its practices with respect to collection, payment, establishment of reserves for uncollectible accounts or its cash management policies, principles or practices);

(W)   make, except as required by the terms of any Company benefit plan set forth in the confidential disclosure letter to the Merger Agreement, or enter into any contract providing for, any Change of Control Payment; or

(X)    agree or commit to do anything prohibited by items (A) through (W) above.

Notwithstanding the foregoing or anything to the contrary in the Merger Agreement, (i) clause (iii) of the second preceding paragraph will only apply to (A) clauses (a) and (b) of the second preceding paragraph and items (F), (G), (J), (K), (M)(iv), and (S) (other than any such action that would reasonably be expected to implicate the WARN Act or any similar Laws), or (V) of the preceding paragraph and (B) to the extent that either (x) such action or the failure to take such action in response to COVID-19 Measures is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with such COVID-19 Measures or (y) such action or the failure to take such action in response to COVID-19 is reasonably determined by the Company Board to be necessary in response to COVID-19 in order to maintain and preserve in all material respects the business organization, assets, properties and business relations of the Company and its subsidiaries, taken as a whole; provided, however, that (i) the Company will give Parent prior written notice of any such act or failure to act to the extent reasonably practicable, which notice must describe in reasonable detail the act or failure to act and the reason(s) that such act or failure to act is being taken, or omitted to be taken, pursuant to this paragraph and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company will instead give such written notice to Parent promptly after such act or failure to act, and (ii) the Company will use commercially reasonable efforts (including by taking all actions within its control) to cause each of its affiliated physician-owned professional associations and professional corporations to (A) operate its business and maintain and preserve its business organization, assets, properties and business relations in manner described in clauses (a) and (b) of the second preceding paragraph (as if such professional association or professional corporation were a subsidiary of the Company) and (B) not to take any action that would, if such professional association or professional corporation were a subsidiary, be prohibited by items (A) through (X) in the preceding paragraph (to the extent related to the foregoing) or otherwise make any dividends, distributions or payments to any of its direct or indirect equityholders other than in the ordinary course of business consistent with past practice, in the case of each of clause (A) and (B), without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed in the case of clause (A) or in the case of clause (B) to the extent related to clauses (a) and (b) of the second preceding paragraph and items (F), (G), (J), (K), (M)(iv), and (S) of the preceding paragraph).

Go-Shop; No-Shop; Alternative Acquisition Proposals

The Go-Shop Period — Solicitation of Other Offers

Under the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until the No-Shop Period Start Date (as defined under the heading “— The No-Shop Period — No Solicitation of Other Offers” below), the Company and any of its subsidiaries and affiliates and its and their respective representatives have the right to: (i) solicit, initiate, propose, induce the making or submission of, encourage or facilitate in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (as defined in this section of this proxy statement below), including by (A) providing, furnishing or making available to any person (and its representatives) any information (including non-public information or data) relating to the Company, any of its subsidiaries or their respective businesses, properties or assets and (B) affording access to any personnel of the Company and its subsidiaries to any person (and its representatives), in the case of each of clause (A) and (B), for the purpose described in this clause (i) and only to those persons that have entered into a confidentiality agreement with the Company having provisions that are not materially less favorable to the Company than the provisions of the confidentiality agreement entered into between an affiliate of Parent and the Company; provided that (x) such confidentiality agreement does not contain provisions which prohibit the Company from providing information to Parent or its representatives as required by the notice provisions of the Merger Agreement described in the subsequent paragraph or that otherwise prohibits the Company from complying with such notice provisions or otherwise would cause the Company to breach the Merger Agreement in any material respect and (y) the Company will provide access to Parent and Merger Sub of any non-public information that the Company has provided, or that is otherwise provided by or on behalf of the Company or any of its representatives, to any person given such access that was not previously made available (whether prior to or after the execution of the Merger Agreement) to Parent or Merger Sub substantially concurrently with the time it is provided to such person and, unless otherwise agreed by Parent, in the same manner so provided to such person; and (ii) continue, enter into, engage in or otherwise participate in any discussions or negotiations with any person (and their respective representatives) regarding any Company Acquisition Proposals (or inquiries, offers or proposals or any other effort or attempt that could reasonably be expected to lead to a Company Acquisition Proposal), and cooperate with or assist or participate in, or facilitate, any inquiries, offers, proposals, discussions or negotiations or any effort or attempt to make any Company Acquisition Proposals or other proposals that could reasonably be expected to lead to Company Acquisition Proposals, including by granting a limited waiver, amendment or release under any pre-existing “standstill” or other similar provision to the extent necessary to allow for a Company Acquisition Proposal or amendment to a Company Acquisition Proposal to be made by such person to the Company or the Company Board on a confidential basis.

The Company must promptly (and in any event within one (1) calendar day) (i) notify Parent of any Company Acquisition Proposal or any other proposals, offers or inquiries received by the Company or any of its subsidiaries or representatives that could reasonably be expected to lead to a Company Acquisition Proposal, which notice must be in writing and identify the material terms and conditions thereof and the person making any such Company Acquisition Proposal or other proposal, offer or inquiry that could reasonably be expected to lead to a Company Acquisition Proposal and (ii) provide to Parent (A) copies of any material written documentation that describes or contains the terms or conditions of, or any other material written documentation that is material to understanding such Company Acquisition Proposal or such potential Company Acquisition Proposal (including copies of any proposed agreements, as well as any proposed material changes or material modifications thereto, including without limiting the foregoing material changes related to the consideration, economics, conditionality, termination or financing of such Company Acquisition Proposal or such potential Company Acquisition Proposal) and all other material correspondence which is received by the Company or its representatives with the person (or any representatives of such person) making such Company Acquisition Proposal (or other proposal, offer or inquiry that could reasonably be expected to lead to a Company Acquisition Proposal) and (B) summaries of any material oral communications with the person (or any representatives of such person) making such Company Acquisition Proposal addressing any matters of the type described in the preceding clause (A). Without limiting the generality of the foregoing, the Company must keep Parent reasonably informed of the status, details and any other developments regarding any such Company Acquisition Proposals or any such inquiry, proposal, offer or request, including with respect to any changes or modifications to the terms of any such Company Acquisition Proposal or inquiry, proposal, offer or request and by providing Parent with prompt notice of any material changes with respect to the status, details or other developments thereof.

For purposes of this proxy statement:

“Company Acquisition Proposal” means any offer, proposal or indication of interest, including any amendment or modification to any offer, proposal or indication of interest (other than, in each case, an offer, proposal or indication of interest made or submitted by or on behalf of Parent), relating to a Company Acquisition Transaction.

“Company Acquisition Transaction” means, other than the Merger and the transactions contemplated by the Merger Agreement, any transaction or series of related transactions with a person or “group” (as defined in the Exchange Act) relating to (x) the direct or indirect issuance to such person or “group” or acquisition by such person or “group” of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing at least twenty percent (20%) of the Company Common Stock or voting power of the Company, or (y) the direct or indirect acquisition by such person or “group” of any business or assets of the Company and/or its subsidiaries representing at least twenty percent (20%) of the consolidated assets of the Company (including indirectly through ownership of equity in the Company’s subsidiaries) and its subsidiaries, taken as a whole, in either of cases (x) or (y), whether pursuant to or as a result of a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, any combination of the foregoing or any other transaction or series of related transactions.

The No-Shop Period — No Solicitation of Other Offers

The Company has agreed that, subject to certain exceptions set forth in the Merger Agreement, commencing at 11:59 p.m. New York time on March 4, 2022 (the “No-Shop Period Start Date”), and continuing until the earlier of the Effective Time and the date, if any, on which the Merger Agreement is terminated as described under the heading “— Termination of the Merger Agreement” below, the Company will not (whether through the Company Board or any committee thereof), and will cause its subsidiaries and affiliates and each of its and their respective directors, officers and employees not to, and will instruct and use its reasonable best efforts to cause its other representatives not to, directly or indirectly:

(A)    solicit, initiate, propose, induce the making or submission of, or knowingly encourage or facilitate or otherwise cooperate or assist in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, including by (1) providing or furnishing to any person (other than Parent and its representatives) any non-public information or data relating to the Company, any of its subsidiaries or their respective businesses, properties or assets or (2) affording access to any personnel or any properties, assets, books or records of the Company or its subsidiaries to any person (other than Parent and its representatives);

(B)    continue, enter into, engage in or otherwise participate in any discussions or negotiations with, or otherwise cooperate with or assist, any person (or its representatives) regarding any Company Acquisition Proposals (or any inquiries, offers or proposals or any other effort or attempt that could reasonably be expected to lead to a Company Acquisition Proposal), including (1) the entry into any agreement, agreement in principle, letter of intent or other arrangement (including any non-binding term sheet or similar arrangement) to consummate, or otherwise with respect to, any Company Acquisition

Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to a Company Acquisition Proposal, or (2) the approval or endorsement of any Company Acquisition Proposal, with respect to any inquiry, offer or proposal that could reasonably be expected to lead to a Company Acquisition Proposal or any agreement or other arrangement of the type described in the preceding clause (1);

(C)    grant a waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, the Merger Agreement in accordance with the terms) of any pre-existing “standstill”, confidentiality or similar provision or fail to enforce any of the foregoing (provided that, from the No-Shop Period Start Date until earlier of the termination of the Merger Agreement in accordance with its terms and the receipt of the Company Stockholder Approval, the Company and its subsidiaries will, subject to certain exceptions set forth in the Merger Agreement, be permitted to grant a limited waiver, amendment or release (to the extent not automatically waived or terminated upon the announcement of, or entry into, the Merger Agreement) of any “standstill” or similar obligation of any third party with respect to the Company or any of its subsidiaries to the extent necessary to allow such third party to make an unsolicited bona fide written Company Acquisition Proposal on a confidential basis to the Company Board if the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and such Company Acquisition Proposal did not result from or arise out of a breach of any other provision applicable provision of the Merger Agreement);

(D)    take any action to make any “interested stockholder,” “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover law or similar law enacted under state or federal law, including Section 203 of the DGCL, inapplicable to any Company Acquisition Proposal or any person (other than Parent and its affiliates); or

(E)    agree or resolve to take, or take, any of the foregoing actions.

Notwithstanding the foregoing, prior to the receipt of the Company Stockholder Approval and until the applicable Cut-Off Time, the Company (and its subsidiaries and representatives) may continue to engage in the activities described under the heading “— The Go-Shop Period — Solicitation of Other Offers” above with respect to any Excluded Parties, including, without limiting the generality of the foregoing, with respect to any amended or modified Company Acquisition Proposal received from any Excluded Parties on or following the No-Shop Period Start Date until the Cut-Off Time. Subject to the preceding sentence, at the No-Shop Period Start Date, the Company will be required to (1) immediately cease, and cause its subsidiaries and the representatives of the Company and its subsidiaries to immediately cease, any and all discussions or negotiations with any persons (other than Parent and its representatives) conducted heretofore with respect to any of the foregoing, as well as any other activities described under the heading “— The Go-Shop Period — Solicitation of Other Offers” above, (2) terminate, or cause to be terminated, access by any such persons and their representatives to any non-public information concerning the Company, its subsidiaries or any of their respective businesses, assets or properties, including via the termination of access to any physical or electronic data rooms related to a possible Company Acquisition Proposal and (3) request that any such person and its representatives promptly return or destroy all non-public information (including, for the avoidance of doubt, any analyses or other materials that contain, reflect or analyze any such information) in accordance with the applicable confidentiality agreement between the Company, on the one hand, and such person, on the other hand, provided by or on behalf of the Company or any of its representatives to such person or its representatives.

Notwithstanding the provisions of the Merger Agreement described above, the Company Board, directly or indirectly through its subsidiaries or representatives, may, during the period beginning on the No-Shop Period Start Date and ending upon receipt of the Company Stockholder Approval, (i) engage in negotiations or discussions with any third party that has made an unsolicited bona fide written Company Acquisition Proposal not resulting from or arising out of a breach of the provisions of the Merger Agreement described above or any other provision of the Merger Agreement, and (ii) furnish non-public information or data relating to the Company or any of its subsidiaries to any third party making such Company Acquisition Proposal (including its representatives) if, prior to so furnishing such information such third party has executed a confidentiality agreement with the Company having provisions that are not materially less favorable to the Company than the provisions of the confidentiality agreement entered into between an affiliate of Parent and the Company; provided that (A) such confidentiality agreement with such third party does not contain provisions which prohibit the Company from providing information to Parent or any of its representatives as described in the following clause (B) or otherwise or that otherwise prohibits the Company from complying with the terms and conditions of the Merger Agreement and (B) the Company provides to Parent any non-public information that is provided to such third party or its representatives that was not previously made available to Parent, prior to or substantially concurrently with the time it is provided to such third party or its representatives in the same manner so provided to such third party; provided, further, that the Company Board will be permitted to take an action described in the foregoing clauses (i) or (ii) if, and only if, prior to taking such particular action, the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal either constitutes a Company Superior Proposal or could reasonably be expected to lead to a Company Superior Proposal.

For purposes of this proxy statement:

“Cut-Off Time” means, with respect to each Excluded Party, the earlier of (x) 11:59 p.m., New York time, on the tenth (10th) day following the No-Shop Period Start Date (the tenth (10th) day, the “Cut-Off Time”), and (y) the time that such Excluded Party otherwise ceases to be an Excluded Party in accordance with the definition thereof. For clarity, at the applicable Cut-Off Time for an Excluded Party, the provisions in the first paragraph, the second sentence of the second paragraph and the third paragraph of this “The No-Shop Period — No Solicitation of Other Offers” section will apply with respect to such Excluded Party (or any person that previously constituted an Excluded Party, as applicable) (with all references to the No-Shop Period Start Date being deemed to refer to the applicable Cut-Off Time with respect to such Excluded Party).

“Excluded Party” means any person or “group” (as defined in the Exchange Act) of persons (a) from whom the Company receives a bona fide written Company Acquisition Proposal after the date of the Merger Agreement and prior to the No-Shop Period Start Date and (b) whose Company Acquisition Proposal the Company Board determines in good faith prior to the start of the No-Shop Period Start Date, after consultation with its financial advisors and outside legal counsel, either to be a Company Superior Proposal or a Company Acquisition Proposal that would reasonably be expected to lead to a Company Superior Proposal; provided, however, that any person will immediately and irrevocably cease to be an Excluded Party if, at any time after the No-Shop Period Start Date, the Company Acquisition Proposal submitted by such person is withdrawn or terminated or the Company Board determines that such Company Acquisition Proposal no longer is, or no longer would reasonably be expected to lead to, a Company Superior Proposal; provided, further, that, in the case of a “group” (as defined in the Exchange Act), any member of such group will immediately and irrevocably cease to be an Excluded Party if, at any time after the No-Shop Period Start Date, those persons who were members of such group immediately prior to the No-Shop Period Start Date, together with any affiliates of such persons, cease to constitute at least 25% of the equity financing of such group.

“Company Superior Proposal” means a Company Acquisition Proposal (provided that for this purpose the references to “twenty percent (20%)” in the definition of Company Acquisition Transaction are deemed to be references to “fifty percent (50%)”) made by a third party, that the Company Board determines in its good faith, after consultation with its financial advisors and outside legal counsel, is a transaction that (a) if consummated would be more favorable from a financial point of view to Company stockholders than the Merger and the transactions contemplated by the Merger Agreement (taking into account all of the terms and conditions of such Company Acquisition Proposal and the Merger Agreement, including any proposed amendments, revisions or adjustments to the terms or conditions of the Merger Agreement proposed by Parent in response to such Company Acquisition Proposal or otherwise, and any break-up or termination fees, expense or fee reimbursement or similar obligations or provisions that could be implicated under the Merger Agreement or that are contained in such Company Acquisition Proposal), and (b) based on the information available to the Company Board at the time of its determination, would reasonably be expected to be capable of being consummated, taking into account the financial, legal and regulatory aspects of such Company Acquisition Proposal and taking into account the representations and warranties of any such person(s) or its affiliates(s) making the Company Acquisition Proposal.

Company Change of Recommendation

As described above, and subject to the provisions described below, the Company Board has made the recommendation that Company stockholders vote “FOR” the proposal to adopt and approve the Merger Agreement (such recommendation, for purposes of the Merger Agreement, the “Company Board Recommendation”). The Merger Agreement provides that the Company Board will not effect a Company Change of Recommendation except as described below.

The Company Board may not, directly or indirectly, take any action described in the following (any such action, a “Company Change of Recommendation”):

(A)    withdraw (or qualify, amend or modify in any manner adverse to Parent), or propose publicly to withdraw (or qualify, amend or modify in any manner adverse to Parent), the Company Board Recommendation;

(B)    approve, recommend or declare advisable any Company Acquisition Proposal or publicly propose any of the foregoing;

(C)    fail to include the Company Board Recommendation in this proxy statement;

(D)   (1) fail to recommend against any Company Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) business days after the commencement of such Company Acquisition Proposal or (2) make any recommendation or public statement in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board; or

(E)    fail to publicly reaffirm the Company Board Recommendation within ten (10) business days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions).

Nothing contained in the Merger Agreement prohibits the Company or the Company Board from complying with its disclosure obligations under applicable law or rules and policies of Nasdaq with regard to any Company Acquisition Proposal, including taking and disclosing to Company stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders), so long as any such compliance expressly and publicly rejects any Company Acquisition Proposal and reaffirms the Company Board Recommendation substantially contemporaneously therewith, except to the extent such action is permitted by the provisions of the Merger Agreement described under the heading “— The No-Shop Period — No Solicitation of Other Offers” above, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder.

Notwithstanding the restrictions described above, at any time prior to obtaining the Company Stockholder Approval, the Company Board may (A) effect a Company Change of Recommendation following a bona fide written Company Acquisition Proposal that did not result from or arise out of a breach of the provisions of the Merger Agreement described under the heading “— Go-Shop; No-Shop; Alternative Acquisition Proposals” above and which the Company Board determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Company Superior Proposal, in each case, if and only if, (x) the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law and (y) the Company has complied with the procedures described in the following paragraph or (B) following receipt of a bona fide written Company Acquisition Proposal which the Company Board determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Company Superior Proposal, terminate the Merger Agreement for the purpose of entering into a definitive acquisition agreement, merger agreement or similar definitive agreement (a “Company Alternative Acquisition Agreement”) with respect to such Company Superior Proposal, if, and only if, (x) the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, (y) the Company has complied with the procedures described in the following paragraph and (z) concurrently with entering into a Company Alternative Acquisition Agreement with respect to such Company Superior Proposal, the Company terminates the Merger Agreement in accordance with the provisions described in item (E) under the heading “— Termination of the Merger Agreement” below and pays the Termination Fee to Parent in accordance with the provisions described under the heading “— Termination Fee” below.

Prior to the Company Board effecting a Company Change of Recommendation or the Company terminating the Merger Agreement for purposes of entering into a Company Alternative Acquisition Agreement as described in the preceding paragraph, the Company must (A) have given Parent at least four (4) business days’ prior written notice (it being understood and agreed that any amendment, adjustments or revisions to the amount or form of consideration payable in connection with, or any other material terms or conditions of, the applicable Company Acquisition Proposal will require a new notice and an additional two (2) business day period) of the Company’s intention to take such action, which notice must include a description of the terms and conditions of the Company Superior Proposal, the most current version of each proposed contract or agreement providing for or related to the Company Superior Proposal and the identity of the person(s) making the Company Superior Proposal, (B) if requested by Parent, will, and will cause its outside legal and financial advisors and other representatives to, meet with Parent and its representatives during the foregoing four (4) business day period (or any subsequent two (2) business day period, as applicable) to discuss the foregoing Company Superior Proposal and negotiate in good faith any amendments, adjustments or revisions to the terms and conditions of the Merger Agreement proposed by Parent in response thereto, such that such Company Acquisition Proposal would no longer constitute a Company Superior Proposal, and (C) after such four (4) business day period (and any subsequent two (2) business day period, as applicable), the Company Board determines in good faith, after consultation with its financial advisors and its outside counsel and taking into account any proposal by Parent to amend, adjust or revise the terms or conditions of the Merger Agreement, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal and that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

In addition, notwithstanding the foregoing or anything to the contrary set forth in the Merger Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may also effect a Company Change of Recommendation in response to an Intervening Event if (x) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to take such action would be inconsistent with its fiduciary duties under applicable law and (y) prior to making such Company Change of Recommendation the Company will (1) have given Parent at least four (4) business days’ prior written notice of the Company Board’s intention to effect a Company Change of Recommendation in response to such Intervening Event, which notice must include a description in reasonable detail of the applicable Intervening Event, including sufficient information with respect to the reasons for the proposed Company Change of Recommendation to enable Parent to propose amendments, adjustments or revisions to the Merger Agreement in such a manner to obviate the need for taking such action, (2) if requested by Parent, will, and will cause its outside legal and financial advisors and other representatives, to meet with Parent and its representatives during the foregoing four (4) business day period to discuss the foregoing Intervening Event (including the reasons for the proposed Company Change of Recommendation) and negotiate in good faith any amendments, adjustments or revisions to the terms and conditions of the Merger Agreement proposed by Parent in response thereto, such that the failure to effect a Company Change of Recommendation would no longer be inconsistent with fiduciary duties under applicable law and (3) after such four (4) business day period, the Company Board determines in good faith, after consultation with its financial advisors and its outside counsel and taking into account any proposal by Parent to amend, adjust or revise the terms or conditions of the Merger Agreement, that the failure to take make a Company Change of Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable law.

For purposes of this proxy statement, an “Intervening Event” means any material event, change, occurrence or development that materially affects the business, financial condition or operations of the Company and its subsidiaries, taken as a whole, and is unknown and not reasonably expected by, and could not have been reasonably known or foreseeable to, the Company Board or the executive officers of the Company as of the date of the Merger Agreement, prior to obtaining the Company Stockholder Approval; provided that (a) the receipt, existence or terms of a Company Acquisition Proposal or a Company Superior Proposal, (b) any events, changes, occurrences or developments related to Parent or its representatives, (c) in and of itself, changes in the price or trading of the shares of Company Common Stock or (d) whether the Company or any of its subsidiaries meets or exceeds any internal or external projections or forecasts, in each case, will not be deemed to be an Intervening Event.

Efforts to Close the Merger

Subject to the terms and conditions of the Merger Agreement, the Company, on the one hand, and each of Parent and Merger Sub, on the other hand, agreed to reasonably cooperate with the other parties and use (and to cause their respective subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as practicable, the Merger.

Notwithstanding anything in the Merger Agreement, Parent and Merger Sub’s reasonable best efforts to consummate the transactions contemplated by the Merger Agreement, including the Merger, include doing or agreeing to do any and all of the following: (i) selling, divesting or otherwise disposing of or holding separate, or placing any restrictions on, any of their or their subsidiaries’ (including, from and after the Effective Time, the Company’s and its subsidiaries’) assets, properties, licenses, products, product lines, rights, services, businesses, voting securities or other operations or interests therein; (ii) the termination or assignment of any existing relationships, contractual rights, licenses, or obligations, or the entry into or amendment of any arrangements by it or its subsidiaries (including, from and after the Effective Time, the Company and its subsidiaries); (iii) the taking of any action that, after consummation of the Merger, would limit the freedom of action of, or impose any other requirement on, Parent or Merger Sub with respect to the operation of one or more of the businesses, or the assets, of the Company and Parent, Merger Sub and their respective subsidiaries; (iv) such undertakings as are customarily given or as may be required under applicable laws; and (v) any other remedial action whatsoever that may be necessary in order to consummate the Merger prior to the Outside Date (as defined under the heading “— Termination of the Merger Agreement” below); provided that any of the foregoing actions is conditioned upon the completion of the Merger and the other transactions contemplated by the Merger Agreement and is at no cost to the Company prior to the Closing (except to the extent that Parent pays, or causes to be paid, such costs on behalf of the Company).

Parent Financing and Company Cooperation

Parent and Merger Sub have represented that the financing commitment pursuant to the Equity Commitment Letter will provide sufficient funds required for consummation of the Merger assuming the financing is funded in accordance with the Equity Commitment Letter and certain conditions to the Closing are satisfied or waived.

To the extent that Parent and Merger Sub seek additional sources of financing for the Merger, the Company has agreed to use, and to cause each of the Company’s subsidiaries and its and their respective employees and officers to use, commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause the directors and other representatives of the Company and the representatives of each of its subsidiaries to provide, in each case at Parent’s sole expense, all customary cooperation to the extent reasonably requested by Parent in connection with the arrangement of any debt financing in connection with the transactions contemplated by the Merger Agreement, including using commercially reasonable efforts to:

•        cause the senior management of the Company and its subsidiaries to participate at reasonable times in a reasonable number of meetings, drafting sessions, presentations and due diligence sessions with prospective financing sources, investors and ratings agencies, in each case, upon reasonable advance notice (provided that such participations may be over conference call or other electronic means and need not be in person);

•        reasonably cooperate with Parent’s marketing efforts in connection with any debt financing, including executing and delivering customary authorization letters and assisting Parent in the preparation of bank information memoranda, lender presentations and other customary marketing materials and rating agency materials to be used in connection with the arrangement of any debt financing (including a version of such marketing materials that does not contain any material non-public information with respect to the Company and its subsidiaries);

•        furnish Parent with historical financial statements of the Company and its subsidiaries required as a condition to the funding of any debt financing;

•        provide Parent with information reasonably necessary to complete customary perfection certificates and customary schedules to loan documents as may be reasonably requested by Parent;

•        reasonably facilitate the pledging of collateral as of (but not prior to) the Closing;

•        provide, at least four (4) business days prior to the Closing Date, all documentation and other information about the Company and its subsidiaries as is required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, to the extent requested by Parent in writing at least nine (9) business days prior to the Closing Date;

•        execute and deliver, on the Closing Date, any customary credit agreements, pledge and security documents, guarantees or other definitive financing documents or other requested certificates, including a customary solvency certificate duly executed by the chief financial officer of the Surviving Corporation, in each case solely to the extent the applicable officers executing and delivering any such documents and certificates will continue in their respective positions from and after the Closing Date;

•        reasonably facilitate the pledging of collateral, including any possessory collateral;

•        take, on the Closing Date, corporate actions to permit the consummation of the debt financing and to permit the proceeds thereof to be made available to the Surviving Corporation at the Effective Time, it being understood that no such corporate action will take effect prior to the Closing and that the Company Board will not approve any debt financing prior to the Closing Date; and

•        cooperate with, and take all actions reasonably requested by, Parent in order to facilitate the termination and payoff of the commitments under the Existing Credit Facility at Closing upon or simultaneously with the funding of any debt financing, in accordance with the debt payoff letter with respect to the Existing Credit Facility.

Notwithstanding the foregoing, no action by the Company or its subsidiaries will be required if any such action would: (A) unreasonably interfere with the business or ongoing operations of the Company or its subsidiaries; (B) reasonably be expected to result in the waiver or loss of attorney-client privilege, work product doctrine or similar privilege, breach any material contract or contravene any applicable law; (C) involve the entry into any definitive agreements with respect to any debt financing or the execution and delivery of any pledge or security documents, certificates, documents or instruments relating to the provision of guarantees and collateral, in each case that would be effective prior to the Closing Date (excluding, for the avoidance of doubt, any authorization letters to be delivered in connection with any debt financing); (D) require the Company or any of its subsidiaries or any of their representatives to provide any legal opinions; (E) require the Company or any of its subsidiaries to pay any out-of-pocket fees or expenses prior to the Closing that are not subject to reimbursement by Parent pursuant to the Merger Agreement; (F) cause any director, officer or employee of the Company or any of its subsidiaries to incur any personal liability; (G) require the Company or any of its subsidiaries to prepare any (w) pro forma financial information, including pro forma cost savings, synergies, capitalization, or other pro forma adjustments desired to be incorporated into any pro forma financial information or any financial statements or financial information other than as provided under the Merger Agreement, (x) any description of all or any component of any debt financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes,” (y) projections, risk factors, or other forward-looking statements or any other information of the type required by Rule 3-09, Rule 3-10, or Rule 3-16 of Regulation S-X, or (z) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K; (H) require the Company or any of its subsidiaries to take any corporate action or adopt corporate resolutions related to or approving any debt financing, unless (x) the directors, managers, members or other appropriate persons taking such action or adopting such corporate resolutions are to continue to serve in such capacities from and after the Effective Time and (y) such corporate actions or resolutions are only effective as of, the Effective Time; or (I) cause any condition to the Closing set forth in the Merger Agreement to fail to be satisfied.

The obtaining of the debt financing is not a condition to the Closing.

Any breach (other than a willful and material breach which is the cause of Parent’s debt financing not being obtained in substantial part) by the Company or its subsidiaries of their obligations described above will not constitute a breach of the Merger Agreement for purposes of the conditions to Closing and termination provisions of the Merger Agreement.

Indemnification and Insurance

The Merger Agreement provides that, for a period of six (6) years after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless, to the fullest extent permitted by applicable law, and will pay on behalf of or advance expenses to, each person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (together with such person’s heirs, executors or administrators, collectively, the “Indemnified Parties”), in connection with any proceeding and against any losses, claims, damages, liabilities, reasonable and out-of-pocket costs or expenses, judgments, fines, penalties or settlement amounts incurred in connection with his or her service as such prior to the Effective Time, including by reason of the fact such person is or was a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other benefit plan or enterprise (regardless of whether such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any of its subsidiaries, subject to certain limitations and conditions more fully described in the Merger Agreement.

Additionally, Parent will, on behalf of the Company, on or prior to the Effective Time, purchase a six (6) year tail policy with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in coverage and amount no greater than the policies currently in place so long as the total premiums paid would not exceed 300% of the last annual premiums paid for the Company’s directors’ and officers’ liability and fiduciary liability insurance policies in effect as of the date of the Merger Agreement.

If, during the six (6) year period after the Effective Time, the Surviving Corporation or any of its respective successors or assigns consolidates with or merges with or into any other person and will not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, the Surviving Corporation must use reasonable best efforts to make proper provision so that, to the extent the Surviving Corporation is no longer in existence or such assumption does not happen by operation of law, the successors and assigns of the Surviving Corporation assume the indemnification obligations discussed in the preceding two (2) paragraphs.

Other Covenants

In addition to the covenants described below, the Merger Agreement contains other customary covenants, including, but not limited to, covenants relating to public announcements and other public statements, access to information and confidentiality.

Company Stockholders Meeting

The Company has agreed to take, in consultation with Parent, all action necessary in accordance with applicable law, the Company’s organizational documents or otherwise to duly establish a record date for, duly give notice of, convene and hold the Special Meeting for the purpose of obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock that is required to adopt and approve the Merger Agreement as soon as reasonably practicable (and in no event later than thirty (30) calendar days) following the earlier of clearance of this proxy statement with the SEC and receiving notification that the SEC is not reviewing this proxy statement.

Stockholder Litigation

Prior to the Effective Time, the Company will provide Parent with prompt notice of all proceedings against the Company or any of its subsidiaries or affiliates or directors or otherwise relating to, involving or affecting the Company or any of its subsidiaries or affiliates, in each case in connection with, arising from or otherwise relating to the Merger or the transactions contemplated by the Merger Agreement (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status, details and any other developments thereof (including by providing Parent with prompt notice of any material changes with respect to the status, details or other developments thereof). The Company will (a) give Parent the opportunity, at its sole expense, to participate in the defense, settlement or prosecution of any such proceeding; and (b) consult and reasonably cooperate with Parent with respect to the defense, settlement and prosecution of any such proceeding and will consider in good faith Parent’s advice with respect to such proceeding. Neither the Company nor any of its representatives will settle or compromise any such proceeding brought by a party other than Parent, Merger Sub or any of their affiliates or representatives without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).

Takeover Laws

Each of the Company, Parent and Merger Sub has agreed not to take any action that would cause the transactions contemplated by the Merger Agreement (including the Merger) to be subject to requirements imposed by any takeover laws, and each of them has agreed to use reasonable best efforts to exempt (or ensure the continued exemption of) such transactions from the takeover laws of any state that purport to apply to the Merger Agreement or to the transactions contemplated thereby. For the purpose of this paragraph, “takeover law” means any “interested stockholder,” “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover law or similar law enacted under state or federal law.

Conditions to the Consummation of the Merger

Mutual Closing Conditions

The obligations of each of the parties to consummate the Merger are conditioned upon the satisfaction at or prior to the Closing (or waiver by both the Company and Parent, to the extent permitted by applicable law, except for the condition referenced in the first bullet point immediately below, which is not waivable) of each of the following:

•        the adoption and approval of the Merger Agreement by the requisite affirmative vote of Company stockholders (the “Company Stockholder Approval”) has been obtained in accordance with applicable law and the Company’s organizational documents (including its certificate of incorporation and by-laws);

•        no governmental entity of competent jurisdiction has issued any order (preliminary, temporary or permanent) that remains in effect or taken any other action, in each case restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement (including the Merger) and no law of any competent authority is in effect that makes the consummation of such transactions illegal or otherwise prohibited; and

•        the waiting period (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the HSR Act has expired or been terminated.

Additional Company Closing Conditions

The obligation of the Company to consummate the Merger is further conditioned upon the satisfaction (or waiver by the Company) at or prior to the Closing of each of the following:

•        the representations and warranties of Parent and Merger Sub contained in the Merger Agreement being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date);

•        all of the agreements and covenants of Parent and Merger Sub required to be performed and complied with by them pursuant to the Merger Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects; and

•        the Company will have received a certificate of Parent signed by an executive officer of Parent, dated as of the Closing Date, confirming that the conditions described in the preceding bullets have been satisfied.

Additional Parent Closing Conditions

The obligation of Parent and Merger Sub to consummate the Merger is further conditioned upon satisfaction (or waiver by Parent or Merger Sub) at or prior to the Closing of each of the following:

•        the representations and warranties of the Company contained in the Merger Agreement:

•        other than representations and warranties regarding certain elements of our organization, general authority and standing, certain elements of our capital structure, certain elements of our subsidiaries and equity interests (solely with respect to the Company’s subsidiaries), certain elements of our authority, execution and delivery and enforceability, the absence of a Company Material Adverse Effect since September 30, 2021 and the absence of brokers’ and advisors’ fees, being true and correct in all respects as of the date of the Merger Agreement and the Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any such representation or warranty other than as used in certain provisions and definitions of the Merger Agreement) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•        regarding certain elements of our capital structure being true and correct in all respects as of the date of the Merger Agreement and Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct in all respects has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, costs, expenses or liabilities to the Company or its subsidiaries (or, from and after the Effective Time, Parent or its affiliates) in an amount equal to or greater than $1,000,000;

•        regarding certain elements of our organization, general authority and standing, certain elements of our capital structure, certain elements of our subsidiaries and equity interests (solely with respect to the Company’s subsidiaries), certain elements of our authority, execution and delivery and enforceability and the absence of brokers’ and other advisors’ fees, (i) that are not qualified by Company Material Adverse Effect or other materiality qualifications, are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and (ii) that are qualified by Company Material Adverse Effect or other materiality qualifications, are true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the date of the Merger Agreement and the Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•        regarding the absence of a Company Material Adverse Effect since September 30, 2021, are true and correct in all respects as of the date of the Merger Agreement and the Closing Date, as if made as of the Closing Date;

•        all of the agreements and covenants of the Company required to be performed and complied with by the Company pursuant to the Merger Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects; and

•        Parent has received a certificate of the Company signed by an executive officer of the Company, dated as of the Closing Date, confirming that the conditions described in the preceding bullets have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Closing (notwithstanding receipt of the Company Stockholder Approval, except as expressly noted) as follows:

(A)    by the mutual written consent of the Company and Parent;

(B)    by the Company or Parent if:

(i)     if any court of competent jurisdiction has issued a permanent injunction prohibiting the consummation of the transactions contemplated by the Merger Agreement (including the Merger) and such injunction has become final and non-appealable or there is in effect any law of any jurisdiction of competent authority that permanently makes the consummation of the Merger illegal; provided that the right to so terminate the Merger Agreement pursuant to the provision described in this subclause (i) will not be available to any party if any such order was primarily due to the failure of the such party to comply with any of its obligations under the Merger Agreement;

(ii)    the Closing does not occur on or before August 2, 2022 (the “Outside Date”), subject to any extensions as further described in this subclause (ii) or any automatic extensions described in the second paragraph under the heading “— Specific Performance; Other Remedies” below; provided that if on the Outside Date all of the conditions to the obligations of the parties to consummate the transactions contemplated by the Merger Agreement (including the Merger) have been satisfied or waived (other than any such conditions which by their nature cannot be satisfied until the Closing and would, if the Closing occurred as of such date, be capable of being satisfied) and the condition with respect to the waiting period (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the HSR Act having expired or been terminated has not been satisfied but remains capable of being satisfied, then either the Company or Parent may, by written notice to the other party, extend the Outside Date beyond such date, (x) in the case of the Company, for an additional period of time (not in excess of sixty (60) days) to be designated by the Company and (y) in the case of Parent, for an additional sixty (60) day period, in each case, unless otherwise agreed by the Parties in writing; or

(iii)   after the final adjournment of the Company stockholder meeting at which a vote of Company stockholders has been taken in accordance with the Merger Agreement, the Company Stockholder Approval has not been obtained;

(C)    by Parent if the Company has breached (or there is any inaccuracy in) any of its representations or warranties or the Company has failed to perform its covenants set forth in the Merger Agreement (other than certain covenants set forth in the Merger Agreement), which breach, inaccuracy or failure to perform would result in the failure of certain conditions to the consummation of the Merger described in the first two (2) bullets under the heading “— Conditions to the Consummation of the Merger — Additional Parent Closing Conditions” to be satisfied and such breach, inaccuracy or failure to perform is incapable of being cured or, if capable of being cured, is not cured by the earlier of (x) the Outside Date or (y) thirty (30) days following receipt by the Company of notice of such breach, inaccuracy or failure from Parent; provided, that, the right to terminate the Merger Agreement pursuant to the provision described in this item (C) will not be available if Parent is itself or Merger Sub is in breach of (or there is any inaccuracy in) any of its representations or warranties or has failed to perform any of its covenants or agreements set forth in the Merger Agreement, and which breach, inaccuracy or failure to perform would result in the failure of certain conditions to the consummation of the Merger described in the first two (2) bullets under the heading “— Conditions to the Consummation of the Merger — Additional Company Closing Conditions”;

(D)    by the Company if Parent or Merger Sub has breached (or there is any inaccuracy in) or any of its representations or warranties or Parent or Merger Sub has failed to perform its covenants set forth in the Merger Agreement, which breach, inaccuracy or failure to perform would result in the failure of certain conditions to the consummation of the Merger described in the first two (2) bullets under the heading “— Conditions to the Consummation of the Merger — Additional Company Closing Conditions” to be satisfied and such breach, inaccuracy or failure to perform is incapable of being cured or, if capable of being cured, is not cured by the earlier of (x) the Outside Date or (y) thirty (30) days following receipt by Parent of notice of such breach, inaccuracy or failure from the Company; provided, that, the right to terminate the Merger Agreement pursuant to the provision described in this item (D) will not be available if the Company is itself in breach of (or there is any inaccuracy in) any of its representations or warranties or has failed to perform any of its covenants or agreements set forth in the Merger

Agreement, and which breach, inaccuracy or failure to perform would result in the failure of the conditions to the consummation of the Merger described in the first two (2) bullets under the heading “— Conditions to the Consummation of the Merger — Additional Parent Closing Conditions”;

(E)    by the Company, if, prior to the receipt of the Company Stockholder Approval, the Company Board has determined to accept, and concurrently enters into a definitive agreement with respect to, a Company Superior Proposal in accordance with the terms of the Merger Agreement relating to a Company Change of Recommendation (and, for the avoidance of doubt, the Company pays or has paid the Termination Fee to Parent) and the Company has otherwise complied in all material respects with the terms of the Merger Agreement described above under the heading “— Go-Shop; No-Shop; Alternative Acquisition Proposals”;

(F)    by the Company, if (i) all of the conditions to the consummation of the Merger described under the headings “— Conditions to the Consummation of the Merger — Mutual Closing Conditions” and “— Conditions to the Consummation of the Merger — Additional Parent Closing Conditions” have been satisfied (other than those closing conditions that by their nature are to be satisfied at the Closing and would, if the Closing occurred as of such date, be capable of being satisfied), (ii) Parent or Merger Sub have failed to consummate the Merger on the later of the date required pursuant to the terms and conditions of the Merger Agreement and two (2) Business Days after the delivery of the notice described in clause (iii) of this item (F), and (iii) the Company has irrevocably confirmed to Parent and Merger Sub in writing that the Company is ready, willing and able to consummate the Merger and all of the conditions described under the headings “— Conditions to the Consummation of the Merger — Mutual Closing Conditions” and “— Conditions to the Consummation of the Merger — Additional Company Closing Conditions” have been satisfied or irrevocably waived (other than any such conditions which by their nature cannot be satisfied until the Closing and would, if the Closing occurred as of such date, be capable of being satisfied); or

(G)    by Parent, if a Company Change of Recommendation has occurred, other than in connection with the termination of the Merger Agreement by the Company pursuant to the terms of the Merger Agreement described in item (E) above.

In the event that the Merger Agreement is validly terminated, each of the parties will be relieved of its duties and obligations arising under the Merger Agreement after the date of such termination and such termination will be without liability to Parent, Merger Sub or the Company or their respective affiliates. However, following termination, (a) certain provisions specified in the Merger Agreement (including, but not limited to, the obligation of the Company to pay the Termination Fee in certain circumstances, as further described under the heading “— Termination Fee” below) will survive any such termination and be enforceable thereunder, in accordance with the terms and conditions of the Merger Agreement, and (b) subject in the case of Parent to the limitations of liability described under the heading “— Limitations of Liability” below, Parent and the Company will not be relieved of any liability for breach of the confidentiality agreement entered into between an affiliate of Parent and the Company or for any intentional and material breach of any covenant or agreement contained in the Merger Agreement or actual fraud by any party and the aggrieved party will be entitled to all rights and remedies available at law or in equity.

Termination Fee

If the Merger Agreement is validly terminated by the Company pursuant to the terms of the Merger Agreement described in item (E) under the heading “— Termination of the Merger Agreement” above or by Parent pursuant to the terms of the Merger Agreement described in item (G) under the heading “— Termination of the Merger Agreement” above, then the Company will be required to pay to Parent $11,493,750 (the “Termination Fee”) at or prior to such termination of the Merger Agreement by the Company or within two (2) business days of such termination of the Merger Agreement by Parent, as applicable; provided, however, that if the Merger Agreement is validly terminated by the Company before the applicable Cut-Off Time pursuant to the terms of the Merger Agreement described in item (E) under the heading “— Termination of the Merger Agreement” above in order to enter into a Company Superior Proposal with an Excluded Party, the “Termination Fee” will be $7,662,500 (instead of $11,493,750).

In addition, if (i) the Merger Agreement is validly terminated by Parent pursuant to the terms of the Merger Agreement described in item (C) under the heading “— Termination of the Merger Agreement” above, by either the Company or Parent pursuant to the terms of the Merger Agreement described in item (B)(iii) under the heading “— Termination of the Merger Agreement” above, or by the Company or Parent pursuant to the terms of the Merger Agreement described in item (B)(ii) under the heading “— Termination of the Merger Agreement” above (and, with respect to such termination by Parent, at the time of such termination the Company was in breach in any material respect of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement); (ii) after the date of the Merger Agreement and prior to the termination of the Merger Agreement, a Company Acquisition Proposal is publicly made, disclosed or become known; and (iii) within twelve (12) months following the date the Merger Agreement is so terminated, the Company or any of its subsidiaries (or any affiliates or successors thereto) enters into a definitive agreement with respect to or consummates any such Company Acquisition Proposal, then the Company will be required to pay to Parent the Termination Fee at or prior to, and as a condition precedent to, the earlier of the entry into such agreement and the consummation of such Company Acquisition Proposal.

If the Company fails to pay the applicable Termination Fee when due, interest will accrue on such amount from the date such payment was required to be paid pursuant to the terms of the Merger Agreement until the date of payment at the prime rate set forth in The Wall Street Journal in effect on the date on which such payment was required to be made. If, in order to obtain any such payment that is due and owing, Parent pursues litigation or other proceedings or it or its affiliates otherwise incur any fees, costs or expenses, then the Company will reimburse Parent and its affiliates for their out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such litigation or proceeding or otherwise to obtain such payment.

In no event will Parent be entitled to receive more than one payment of the Termination Fee in connection with the Merger Agreement.

Specific Performance; Other Remedies

The Company, Parent and Merger Sub have agreed that irreparable damage, for which monetary damages or other legal remedies would not be an adequate remedy, would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. The parties have agreed, subject to the terms of the Merger Agreement described in the third paragraph of this “Specific Performance; Other Remedies” section, that they will be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware (such court, the “Chosen Court”), without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity. Each party has agreed not to raise any objections to the availability of the equitable remedy of specific performance and further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party has further agreed that neither the other party nor any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in the provision described in this paragraph, and each party irrevocably waived any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

If the parties bring any action to enforce specifically the performance of the terms and provisions of the Merger Agreement by Parent and Merger Sub (in the case of the Company) or the Company (in the case of Parent or Merger Sub), then the Outside Date will automatically be extended by the amount of time during which such action is pending before the Chosen Court, plus (x) if the Chosen Court has awarded specific performance under the Merger Agreement to force Parent and Merger Sub or the Company, as applicable, to consummate the Closing, such additional time until Parent and Merger Sub or the Company have consummated the Closing or (y) if the Chosen Court has awarded monetary damages in lieu of specific performance to force Parent and Merger Sub to consummate the Closing, such additional time for Parent to elect to consummate, and to consummate, the Closing or pay such monetary damages pursuant to Parent’s right to elect to consummate the Merger in lieu of paying an award of monetary damages pursuant to the Merger Agreement.

The parties acknowledged and agreed that, notwithstanding anything to the contrary in the Merger Agreement, Parent has an obligation under the Merger Agreement to cause the financing to be funded, on the terms and subject to the conditions in the Merger Agreement, including by exercising its rights under the Equity Commitment Letter, and the right of the Company to specific performance in connection with enforcing such obligation of Parent and the Company’s third party beneficiary rights under the Equity Commitment Letter will be subject to the requirements that:

•        all of the conditions to the consummation of the Merger described under the headings “— Conditions to the Consummation of the Merger — Mutual Closing Conditions” and “— Conditions to the Consummation of the Merger — Additional Parent Closing Conditions” have been satisfied or waived (other than those closing conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing);

•        Parent or Merger Sub have failed to consummate the Merger as required by the Merger Agreement; and

•        the Company has irrevocably confirmed to Parent and Merger Sub in writing that the Company is ready, willing and able to consummate the Merger and all of the conditions to the consummation of the Merger described under the headings “— Conditions to the Consummation of the Merger — Mutual Closing Conditions” and “— Conditions to the Consummation of the Merger — Additional Company Closing Conditions” above have been satisfied or irrevocably waived (other than any such conditions which by their nature cannot be satisfied until the Closing and would, if the Closing occurred as of such date, be capable of being satisfied);

provided, however, that, for the avoidance of doubt, in no event will any amounts be funded under or in respect of the Equity Commitment Letter unless the Effective Time occurs substantially concurrently with such funding. The Company’s sole and exclusive remedy with respect to any breach or failure (or alleged breach or failure) to consummate the Merger by Parent or Merger Sub will be specific performance, except in the circumstances provided in the Merger Agreement. Subject to the preceding sentence, the election to pursue an injunction, specific performance or other equitable relief will not restrict, impair or otherwise limit the Company, on the one hand, or Parent, on the other hand, from, in the alternative, seeking to terminate the Merger Agreement and pursuing any other remedy available at law or equity.

Limitations of Liability

The aggregate monetary liability of Parent, Merger Sub or any of their affiliates relating to or arising out of the Merger Agreement, the Limited Guaranty, the Equity Commitment Letter or any ancillary agreement entered into in connection with the Merger Agreement or the transactions contemplated thereby will not exceed $43.0 million, other than in the case of an intentional and material breach of the Merger Agreement by Parent or Merger Sub prior to the termination thereof, in which case the maximum aggregate liability will not exceed $430.0 million. The Termination Fee and any interest accruing thereon are the sole and exclusive monetary remedy of Parent against the Company for any loss or damage based upon, arising out of or relating to the Merger Agreement. Notwithstanding such limitations on liability for monetary damages, Parent, Merger Sub and the Company may be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Expenses

Except (i) for the Termination Fee, if any, as described in the Merger Agreement and under the heading “— Termination Fee” above, (ii) for the reimbursement by Parent of certain expenses that may be incurred by the Company or any of its subsidiaries in connection with the financing cooperation as described in the Merger Agreement and under the heading “— Parent Financing and Company Cooperation” above, (iii) for all filing fees owed under the HSR Act, which will be paid by Parent, and (iv) for all SEC filings fees and the costs of preparing, printing and mailing this proxy statement, for which the Company will be responsible, each party will pay its own expenses incident to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby.

Amendment and Waiver

At any time prior to the Effective Time, any provision of the Merger Agreement may be amended or waived by the Company, Parent or Merger Sub only by action taken or authorized by or on behalf of such party’s board of directors, but in all cases only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, without the further approval of Company stockholders, no such amendment will be made or given after adoption and approval of the Merger Agreement by Company stockholders that requires the approval of Company stockholders under the DGCL or in accordance with the rules and regulations of the Nasdaq unless the required further approval is obtained.

Governing Law

The Merger Agreement is governed by Delaware law.

The Support Agreements

Each of the Supporting Company Stockholders, which collectively beneficially own, in the aggregate, 39,259,827 shares of Company Common Stock, representing approximately 38.7% of the shares of Company Common Stock outstanding as of the Record Date, have entered into a Support Agreement with the Company and Parent. A copy of the form of Support Agreement is attached as Annex B and is incorporated herein by reference. The Supporting Company Stockholders include Dr. Gallagher, the Company’s Chief Executive Officer and a member of the Company Board, the Gallagher 2020 Children’s Trust, for which Dr. Gallagher serves as a trustee, Mr. Shulman, the Chairman of the Board, and SOC Holdings LLC, an affiliate of Warburg Pincus LLC. Pursuant to the Support Agreements, each of the Supporting Company Stockholders has agreed to: (i) appear at the Special Meeting or otherwise cause all of their shares of Company Common Stock to be counted as present thereat for purposes of calculating a quorum; and (ii) subject to the terms of the Support Agreement, irrevocably and unconditionally vote (or cause to be voted), in person or by proxy, or, if applicable, deliver (or cause to be delivered) a written consent covering all of their shares of Company Common Stock (1) in favor of the adoption and approval of the Merger Agreement and the transactions contemplated by the Merger Agreement; (2) in favor of any proposal to adjourn or postpone the Special Meeting submitted by the Company at the Special Meeting if there is not a quorum to hold the Special Meeting or to allow additional solicitation of votes if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting; and (3) against any Company Acquisition Proposal, without regard to the terms of any such Company Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the adoption and approval of the Merger Agreement or in competition or inconsistent with, or that, to the knowledge of such Supporting Company Stockholder, would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other transactions contemplated by the Merger Agreement, but only if requested by Parent in writing at least two business days prior to the applicable meeting date.

The Support Agreements will terminate upon the earliest to occur of the following: (a) the mutual written consent of the parties to the respective Support Agreement; (b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time; (c) the date upon which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the applicable Supporting Company Stockholder’s prior written consent, that (i) reduces the Merger Consideration to be received by Company stockholders, (ii) changes the form of Merger Consideration payable to Company stockholders, (iii) would reasonably be expected to materially and adversely affect the timing of payment of the Merger Consideration to the applicable Supporting Company Stockholder pursuant to, and subject to the terms and conditions of the Merger Agreement, or (iv) changes the conditions to Closing or termination rights of the Merger Agreement in a manner that adversely affects the Company in any material respect; and (d) the Effective Time.

Subject to certain exceptions, the Supporting Company Stockholders may not transfer their shares of Company Common Stock other than with the prior written consent of Parent or to such Supporting Company Stockholders’ respective affiliates.

Vote Required and Recommendation of the Company Board

Approval of this proposal to adopt and approve the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on the matter at the Special Meeting (meaning that of the shares of Company Common Stock outstanding on the Record Date, a majority of them must be voted “FOR” this proposal to adopt and approve the Merger Agreement for it to be approved). As described above, the adoption and approval of the Merger Agreement by Company stockholders is a condition to the closing of the Merger. For purposes of the vote on this proposal to adopt and approve the Merger Agreement, an abstention, a “broker non-vote” or a failure to vote in person or by proxy at the Special Meeting will have the same effect as voting “AGAINST” this proposal. Shares of Company Common Stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Company stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Company Common Stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Company Board.

The Company Board unanimously recommends that you vote “FOR” this proposal.

Proposal 2: Adjournment of the Special Meeting

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting. If Company stockholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from Company stockholders that have previously returned properly executed proxies voting against the adoption and approval of the Merger Agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the adoption and approval of the Merger Agreement such that the proposal to adopt and approve the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption and approval of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of the adoption and approval of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Vote Required and Recommendation of the Company Board

The approval of this proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the Special Meeting requires the affirmative vote of the outstanding shares of Company Common Stock representing a majority of the outstanding shares present at the Special Meeting in person or by proxy, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote in person or by proxy at the Special Meeting will have no effect on the outcome of this proposal, (ii) abstentions will not be counted as votes “FOR” or “AGAINST” and will have no effect on the outcome of this proposal and (iii) “broker non-votes” (if any) will have no effect on the outcome of this proposal. Shares of Company Common Stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Company stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Company Common Stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Company Board.

The Company Board unanimously recommends that you vote “FOR” this proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of Company Common Stock as of January 28, 2022, for:

•        each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of Company Common Stock;

•        each of our named executive officers and directors; and

•        all of our current executive officers and directors, as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The beneficial ownership percentages set forth in the table below are based on 101,259,012 shares of Company Common Stock issued and outstanding as of January 28, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding (i) all shares subject to Company Options or Company Warrants held by the person that are currently exercisable, or exercisable within 60 days of January 28, 2022, and (ii) all shares subject to Company RSUs held by the person that are currently releasable, or releasable within 60 days of January 28, 2022. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SOC Telemed, Inc., 2411 Dulles Corner Park, Suite 475, Herndon, Virginia 20171.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (#)	Percent (%)
Greater than 5% Beneficial Owners:
SOC Holdings LLC(1)	33,874,965	33.5%
Entities associated with Millennium Management LLC(2)	5,507,669	5.4%
Named Executive Officers and Directors:
Christopher M. Gallagher(3)	3,717,922	3.7%
David R. Fletcher	—	*
R. Jason Hallock	—	*
Steven J. Shulman(4)	1,786,940	1.8%
Dr. Bobbie Byrne	12,440	*
Thomas J. Carella(5)	60,414	*
Gyasi C. Chisley	—	*
Joseph P. Greskoviak	12,440	*
Amr Kronfol(6)	71,147	*
Anne M. McGeorge	12,440	*
All executive officers and directors as a group (12 individuals)(7)	6,224,026	6.1%

____________

*        Represents beneficial ownership of less than one percent.

(1)      As reported on a Schedule 13D/A filed by Warburg Pincus & Co. (“WP”) on February 4, 2022. SOC Holdings LLC is controlled by WPXI Finance, LP (“WPXIF”) and Warburg Pincus XI Partners, L.P. (“WPXI Partners”). WPXIF is a subsidiary of Warburg Pincus Private Equity XI, L.P. (“WPXI”). WPXI Partners and WPXI are collectively referred to as the “WPXI Funds.” WPXI GP, L.P. (“WPXIF GP”) is the managing general partner of WPXIF. WPXI is the general partner of WPXIF GP. Warburg Pincus XI, L.P. (“WP XI GP”) is the general partner of each of WPXI and WPXI Partners. WP Global LLC (“WP Global”) is the general partner of WP XI GP. Warburg Pincus Partners II, L.P. (“WPP II”) is the managing member of WP Global. Warburg Pincus Partners GP LLC (“WPP GP LLC”) is the general partner of WPP II. WP is the managing member of WPP GP LLC. Warburg Pincus LLC (“WP LLC”) is the manager of the WPXI Funds. Investment and voting decisions with respect to the shares held by SOC Holdings LLC are made by a committee comprised of three or more individuals and all members of such committee disclaim beneficial ownership of the shares. The business address of SOC Holdings LLC and the Warburg Pincus entities is c/o Warburg Pincus LLC, 450 Lexington

Avenue, New York, New York 10017. Thomas J. Carella and Amr Kronfol, each a Managing Director of Warburg Pincus, are members of the Company Board, and neither has voting or dispositive power with respect to any of the shares held by SOC Holdings LLC and each disclaims beneficial ownership of such shares except to the extent of his respective pecuniary interest therein. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their pecuniary interest therein.

(2)      As reported on a Schedule 13G/A filed by Integrated Core Strategies (US) LLC on February 14, 2022, each of Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander may be deemed to have shared voting and dispositive power with respect to 5,507,669 shares. The business address of these entities and Mr. Englander is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.

(3)      Represents (i) 3,316,679 shares held directly and (ii) 401,243 shares held of record by Gallagher 2020 Children’s Trust, for which Dr. Gallagher serves as a trustee.

(4)      Represents (i) 1,060,726 shares, (ii) 606,214 Sponsor Earnout Shares and (iii) 120,000 shares underlying Company Warrants issued in a private placement concurrent with the initial public offering of HCMC that are currently exercisable.

(5)      Represents (i) 44,644 shares and (ii) 15,770 shares issuable pursuant to Company Options exercisable within 60 days of January 28, 2022.

(6)      Represents (i) 55,378 shares and (ii) 15,769 shares issuable pursuant to Company Options exercisable within 60 days of January 28, 2022.

(7)      Interests shown include (i) 6,072,487 shares held by the Company’s executive officers and directors, (ii) 120,000 shares underlying the Company Warrants held by Mr. Shulman that are currently exercisable, and (iii) 31,539 shares issuable pursuant to Company Options exercisable within 60 days of January 28, 2022.

Future Stockholder Proposals

If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of Company stockholders. However, if the Merger is not completed, Company stockholders will continue to be entitled to attend and participate in stockholder meetings.

If the Merger is completed, the Company does not expect to hold a 2022 annual meeting of Company stockholders. However, if the Merger is not completed, the Company will hold a 2022 annual meeting of Company stockholders.

As described in our definitive proxy statement for the 2021 annual meeting of Company stockholders filed with the SEC on May 10, 2021, Company stockholders had the opportunity to submit proper proposals for inclusion in our proxy statement and for consideration at the 2022 annual meeting of Company stockholders by submitting their proposals in writing to our Corporate Secretary not later than January 10, 2022, and otherwise complying with the requirements of Rule 14a-8 of the Exchange Act.

In addition, our amended and restated by-laws establish an advance notice procedure with regard to business to be brought before an annual meeting, including Company stockholder proposals not included in our proxy statement. To be timely for the annual meeting of Company stockholders to be held in 2022, a Company stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m., Eastern Time, on February 3, 2022, and not later than 5:00 p.m., Eastern Time, on March 5, 2022 (or if the meeting is called for a date that is not within 45 days of June 3, 2022, which will be the anniversary of the 2021 annual meeting of Company stockholders, by the later of the close of business on the date that is 90 days before the meeting or within 10 calendar days after our public announcement of the date of the meeting). A Company stockholder’s notice to the Corporate Secretary must set forth as to each matter the Company stockholder proposes to bring before the annual meeting the information required by our by-laws.

For nominees submitted for inclusion in our proxy materials pursuant to the proxy access provisions of our by-laws, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by our Corporate Secretary in writing at our principal executive offices not earlier than 5:00 p.m., Eastern Time, on February 3, 2022, and not later than 5:00 p.m., Eastern Time, on March 5, 2022 (or if the meeting is called for a date that is not within 45 days of June 3, 2022, which will be the anniversary of the 2021 annual meeting of Company stockholders, by the later of the close of business on the date that is 90 days before the meeting or within 10 calendar days after our public announcement of the date of the meeting). When submitting nominees for inclusion in our proxy materials pursuant to the proxy access provisions of our by-laws, stockholders must follow the notice procedures and provide the information required by our by-laws.

A copy of the full text of the by-law provisions governing the notice requirements set forth above may be obtained by writing to our Corporate Secretary. All notices of proposals and director nominations by Company stockholders should be sent to SOC Telemed, Inc., 2411 Dulles Corner Park, Suite 475, Herndon, Virginia 20171, Attention: Corporate Secretary.

Where You Can Find More Information

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates herein by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated herein by reference.

The following documents are incorporated herein by reference:

•        Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 30, 2021;

•        Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as filed with the SEC on May 17, 2021, August 12, 2021, and November 12, 2021, respectively

•        Our Current Reports on Form 8-K filed with the SEC on January 21, 2021, February 22, 2021, March 30, 2021 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01) (as amended on June 11, 2021), May 10, 2021 (excluding Item 7.01 and Exhibit 99.1 of Item 9.01), June 1, 2021, June 3, 2021, June 16, 2021, September 1, 2021, September 15, 2021, November 3, 2021, December 27, 2021 (as amended on December 29, 2021), February 3, 2022, and February 4, 2022; and

•        Our Definitive Proxy Statement on Schedule 14A in connection with our 2021 Annual Meeting of Stockholders, as filed with the SEC on May 10, 2021.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated herein by reference.

You may access these documents, free of charge, on the SEC’s website at www.sec.gov or on the “Investor Relations” page of our website at www.soctelemed.com. The information included on our website is not incorporated herein by reference.

You may also request copies of any of the documents we file with the SEC, at no cost, by requesting in writing or by telephone from us at the following address:

SOC Telemed, Inc.
2411 Dulles Corner Park, Suite 475
Herndon, Virginia 20171
Attn: Investor Relations
(866) 483-9690

You may also obtain copies of these documents by requesting them in writing or by telephone from our proxy solicitor at the following address and telephone number. In addition, if you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Common Stock, please contact our proxy solicitor.

Alliance Advisors
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
Call Toll-Free: 855-601-2249
Email: TLMD@allianceadvisors.com

If you are a Company stockholder and would like to request documents, please do so as soon as possible, and not later than 5:00 p.m., Eastern Time, on March 28, 2022, in order to receive them before the Special Meeting.

Miscellaneous

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated March 7, 2022. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to Company stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SOC TELEMED, INC.

SPARK PARENT, INC.

AND

SPARK MERGER SUB, INC.

Dated as of February 2, 2022

Annex A-i

Annex A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 2, 2022 (this “Agreement”), is entered into by and among SOC Telemed, Inc., a Delaware corporation (the “Company”), Spark Parent, Inc., a Delaware corporation (“Parent”), and Spark Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub” and, collectively with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the Surviving Corporation and a direct, wholly owned Subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the “Company Board”), at a meeting thereof duly called and held, has by unanimous vote (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, (b) approved this Agreement and the Transactions, including the Merger, and declared that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (c) directed that this Agreement and the Transactions, including the Merger, be submitted to the holders of Company Common Stock for their adoption and approval and (d) resolved to recommend that the holders of Company Common Stock vote to adopt and approve this Agreement and approve the Transactions, including the Merger;

WHEREAS, the Board of Directors of Parent (the “Parent Board”) has by unanimous written consent (a) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, Parent and Parent’s stockholders and (b) adopted, approved and declared advisable this Agreement and the Transactions, including the Merger;

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has by unanimous written consent (a) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, Merger Sub and Merger Sub’s sole stockholder, (b) approved this Agreement and the Transactions, including the Merger, and declared that this Agreement and the Transactions, including the Merger, are advisable, fair and in the best interest of Merger Sub and Merger Sub’s sole stockholder, (c) directed that this Agreement be submitted to Parent, as sole stockholder of Merger Sub, for its adoption and approval and (d) resolved to recommend that Parent votes to adopt this Agreement and approve the Transactions, including the Merger (and Parent, as sole stockholder, has executed and delivered a unanimous written consent of the sole stockholder of Merger Sub approving this Agreement and approving the Transactions, including the Merger, in accordance with the DGCL, such approval to be effective immediately following the execution and delivery of this Agreement);

WHEREAS, concurrently with the execution of this Agreement, and as an inducement to the Company’s willingness to enter into this Agreement, each of SOC Holdings LLC, a Delaware limited liability company, Steven Shulman and Christopher Gallagher (collectively, the “Supporting Company Stockholders”) is entering into a voting and support agreement with Parent and the Company (the “Support Agreement”), pursuant to which, among other things, each Supporting Company Stockholder has agreed, on the terms and subject to the conditions set forth in the Support Agreement, to vote all of its shares of Company Common Stock in favor of the adoption and approval of this Agreement and the Transactions, including the Merger; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (i) a limited guaranty from Patient Square Equity Partners, LP, a Delaware limited partnership (the “Guarantor”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement (the “Guarantee”) and (ii) a commitment letter between Parent and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amount set forth therein (the “Equity Commitment Letter”).

Annex A-1

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition and the definition of Subsidiary, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, whether through the ownership of voting securities, by Contract or agency or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Agreement” means this Agreement and the documents, agreements, exhibits, schedules, statements, contracts or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

“Benefit Plan” means (a) any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and (b) any equity or equity-based, bonus, commissions, incentive, deferred compensation, retirement, pension, medical, dental, vision, accident, disability, life insurance or welfare plan, program or arrangement, or any employment, change in control, transaction, retention or severance pay agreement, or any other benefit or compensation plan, policy, program, agreement or arrangement.

“Business Day” means any day that is not a Saturday, Sunday or a day on which all banking institutions in New York, New York or Governmental Entities in the State of Delaware are authorized or obligated by Law or executive order to close.

“Certificate of Merger” has the meaning set forth in Section 2.1(a).

“Certificates” has the meaning set forth in Section 3.4(b).

“Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount to any director, employee or other service provider of the Company, any of its Subsidiaries or any of the Managed Professional Corporations (in each case, regardless of whether paid or payable prior to, at or after the Closing or in connection with or otherwise related to this Agreement or any additional agreement).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Proposal” means any offer, proposal or indication of interest, including any amendment or modification to any offer, proposal or indication of interest (other than, in each case, an offer, proposal or indication of interest made or submitted by or on behalf of Parent), relating to a Company Acquisition Transaction.

“Company Acquisition Transaction” means, other than the Merger and the Transactions, any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act) relating to (x) the direct or indirect issuance to such Person or “group” or acquisition by such Person or “group” of securities

Annex A-2

(or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing at least twenty percent (20%) of the Company Common Stock or voting power of the Company, or (y) the direct or indirect acquisition by such Person or “group” of any business or assets of the Company and/or the Company Subsidiaries representing at least twenty percent (20%) of the consolidated assets of the Company (including indirectly through ownership of equity in Company Subsidiaries) and the Company Subsidiaries, taken as a whole, in either of cases (x) or (y), whether pursuant to or as a result of a merger (including a reverse merger in which the Company is the surviving corporation), reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer, any combination of the foregoing or any other transaction or series of related transactions.

“Company Alternative Acquisition Agreement” has the meaning set forth in Section 6.4(e)(ii).

“Company Balance Sheet” has the meaning set forth in Section 4.6(c).

“Company Benefit Plan” means a Benefit Plan maintained, sponsored or contributed to by the Company or any Company Subsidiary, or under or with respect to which the Company or any Company Subsidiary has any current or contingent liability or obligation, including on account of an ERISA Affiliate (other than any plan or program maintained by a Governmental Entity to which the Company or any Company Subsidiary is required to contribute pursuant to applicable Law (a “Statutory Plan”)).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.4(b).

“Company Change of Recommendation” has the meaning set forth in Section 6.4(e)(i).

“Company Common Stock” has the meaning set forth in Section 3.1(a)(ii).

“Company Disclosure Letter” has the meaning set forth in Article IV.

“Company Equity Awards” means, collectively, the Company PSUs, Company RSUs and Company Options.

“Company ESPP” means the Company’s 2020 Employee Stock Purchase Plan.

“Company Intellectual Property” has the meaning set forth in Section 4.19(a).

“Company IT System” means any information technology and computer systems (including Software, software development kits, or hosted services, information technology and telecommunications hardware and other equipment, such as networks), whether owned and operated by the Company or any other Person, relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data or information whether or not in electronic format, used in or necessary to the Company’s conduct of its business.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, has had or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that, no Effect resulting or arising on or after the date hereof from the following, individually or in the aggregate with any one or more other Effects, shall constitute or shall be considered in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect: (a) changes in the economic, regulatory, political, business, financial or market conditions generally in the United States or elsewhere in the world; (b) changes in the credit, debt, financial or capital markets or in interest or exchange rates conditions, in each case, generally in the United States or elsewhere in the world; (c) changes in conditions generally affecting the industry in which the Company and the Company Subsidiaries operate; (d) any outbreak of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism (including cyber-terrorism); (e) any epidemic, plague, pandemic or other outbreak of illness or public health event (including COVID-19), hurricane, flood, tornado, earthquake or other natural disaster or act of God (or any worsening of any of the foregoing), including, in each case, the response of governmental and non-governmental entities (including COVID-19 Measures); (f) any failure, in and of itself, by the Company or any of the Company Subsidiaries to meet any internal or external projections or forecasts, any change, in and of itself, in the market price or trading volume of Company Common Stock or any change, in and of itself, in the Company’s credit rating, or any

Annex A-3

combination of the foregoing (but excluding, in each case, the underlying causes of such failure or change except to the extent such underlying causes are otherwise included in the other exceptions to this definition); (g) the public announcement, pendency or performance of the Transactions or the identity of, or any facts or circumstances relating to Parent, Merger Sub or their respective Affiliates, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (provided that the exception in this clause (g) shall not apply to any of the representations and warranties set forth in Section 4.5(a) to the extent that its purpose is to address the consequences resulting from the public announcement, pendency or performance of the transactions contemplated by this Agreement or the condition set forth in Section 7.3(a) to the extent it relates to such representations and warranties); (h) changes in, including any actions to the extent taken to comply with any change in, applicable Laws or the authoritative interpretation thereof; (i) changes in, including any actions to the extent taken to comply with any change in, GAAP or any other applicable accounting standards or the authoritative interpretation thereof; (j) any action specifically required to be taken by the Company pursuant to the terms of this Agreement or taken at the written direction of Parent or Merger Sub; (k) any breach, in and of itself, of this Agreement by Parent or Merger Sub; (l) any stockholder litigation (or a derivative or similar claim) or other Proceeding brought in connection with this Agreement or any of the Transactions arising from allegations of a breach of fiduciary duty or inadequate disclosure claims; (m) any Effect, in and of itself, arising from Parent’s or Merger Sub’s actions or inactions with respect to any agreement, contract or course of dealing with the Company; or (n) any Effect, in and of itself, arising from any failure to take any action (or to refrain from any action) for which the Company is required to request Parent’s consent, and requested Parent’s consent, pursuant to Section 6.1 and to which Parent shall not have consented in writing; provided, further, that any Effect arising out of or resulting from any change or event referred to in clause (a), (b), (c), (d), (h) or (i) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such change or event has a disproportionate adverse impact on the Company and the Company Subsidiaries, taken as a whole, as compared to any other similarly situated participants that operate in the industries or markets in which the Company and the Company Subsidiaries operate.

“Company Option” means any option to acquire shares of Company Common Stock from the Company granted pursuant to the Company Stock Plans.

“Company Permits” has the meaning set forth in Section 4.15(b).

“Company Preferred Stock” has the meaning set forth in Section 4.2(a).

“Company PSU” means any restricted share unit payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, granted pursuant to the Company Stock Plans, whose vesting is conditioned in full or in part based on achievement of performance goals or metrics.

“Company RSU” means any restricted share unit payable in shares of Company Common Stock or whose value is determined with reference to the value of shares of Company Common Stock, granted pursuant to the Company Stock Plans, other than a Company PSU.

“Company Specified Contract” has the meaning set forth in Section 4.13(a)(xvi).

“Company Stock Plans” means, collectively, (a) the Company’s 2014 Equity Incentive Plan and (b) the Company’s 2020 Equity Incentive Plan.

“Company Stockholder Approval” has the meaning set forth in Section 4.4(c).

“Company Stockholders Meeting” has the meaning set forth in Section 6.6(a).

“Company Subsidiary” means each Subsidiary of the Company.

“Company Superior Proposal” means a Company Acquisition Proposal (provided that for this purpose the references to “twenty percent (20%)” in the definition of Company Acquisition Transaction shall be deemed to be references to “fifty percent (50%)”) made by a third party, that the Company Board determines in its good faith, after consultation with its financial advisors and outside legal counsel, is a transaction that (a) if consummated would be more favorable from a financial point of view to the Company stockholders than the Merger and the Transactions (taking into account all of the terms and conditions of such Company Acquisition Proposal

Annex A-4

and this Agreement, including any proposed amendments, revisions or adjustments to the terms or conditions of this Agreement proposed by Parent in response to such Company Acquisition Proposal or otherwise, and any break-up or termination fees, expense or fee reimbursement or similar obligations or provisions that could be implicated under this Agreement or that are contained in such Company Acquisition Proposal), and (b) based on the information available to the Company Board at the time of its determination, would reasonably be expected to be capable of being consummated, taking into account the financial, legal and regulatory aspects of such Company Acquisition Proposal and taking into account the representations and warranties of any such Person(s) or its Affiliates(s) making the Company Acquisition Proposal.

“Company Warrant” means, prior to the Effective Time, a warrant to purchase one (1) share of Company Common Stock and, after the Effective Time, a warrant to purchase Merger Consideration.

“Confidentiality Agreement” has the meaning set forth in Section 6.7(a).

“Consent” has the meaning set forth in Section 4.5(b).

“Contract” means any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other binding instrument.

“COVID-19” means the SARS-CoV-2 virus and any related variants and the COVID-19 disease it causes.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, safety or similar Law, directive, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Entity of competent authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 and any evolutions or mutations thereof or related or associated epidemic, plague, pandemic or outbreak of illness or public health event.

“Credit Default” has the meaning set forth in Section 6.14(c).

“Current ESPP Offering” has the meaning set forth in Section 3.2(d).

“Cut-Off Time” has the meaning set forth in Section 6.4(b)(ii).

“Debt Payoff Letter” means, with respect to the Existing Credit Facility, a payoff letter, in customary form and substance reasonably satisfactory to Parent, duly executed by the administrative agent or other designated representative under the Existing Credit Facility on behalf of the lenders for which it is acting as administrative agent or designated representative.

“Delaware Secretary” has the meaning set forth in Section 2.1(a).

“DGCL” means the Delaware General Corporation Law.

“Director RSU” has the meaning set forth in Section 3.2(b)(i).

“Dissenting Shares” has the meaning set forth in Section 3.5.

“Effect” means any event, change, development, occurrence, result or effect.

“Effective Time” has the meaning set forth in Section 2.1(b).

“Environmental Law” means any Law that relates to human or worker health and safety as it relates to Hazardous Materials, pollution or protection of the environment or natural resources.

“Environmental Permit” means any permit, license, consent, certification, variance, exemption, approval, registration, or other authorization required or issued under any Environmental Law.

“Equity Commitment Letter” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq.

Annex A-5

“ERISA Affiliate” means all Persons (whether or not incorporated) that are or would be treated together with the Company or any of the Company Subsidiaries as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq., and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 3.4(a).

“Excluded Party” means any Person or “group” (as defined in the Exchange Act) of Persons (a) from whom the Company receives a bona fide written Company Acquisition Proposal after the date of this Agreement and prior to the No-Shop Period Start Date and (b) whose Company Acquisition Proposal the Company Board determines in good faith prior to the start of the No-Shop Period Start Date, after consultation with its financial advisors and outside legal counsel, either to be a Company Superior Proposal or a Company Acquisition Proposal that would reasonably be expected to lead to a Company Superior Proposal; provided, however, that any Person shall immediately and irrevocably cease to be an Excluded Party if, at any time after the No-Shop Period Start Date, the Company Acquisition Proposal submitted by such Person is withdrawn or terminated or the Company Board determines that such Company Acquisition Proposal no longer is, or no longer would reasonably be expected to lead to, a Company Superior Proposal; provided, further, that, in the case of a “group” (as defined in the Exchange Act), any member of such group shall immediately and irrevocably cease to be an Excluded Party if, at any time after the No-Shop Period Start Date, those Persons who were members of such group immediately prior to the No-Shop Period Start Date, together with any Affiliates of such Persons, cease to constitute at least 25% of the equity financing of such group.

“Existing Credit Facility” means the credit facilities under that certain Loan and Security Agreement, dated as of March 26, 2021 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof), by and among the Company and the other borrowers party thereto, the lenders from time to time party thereto and SLR Investment Corp., as collateral agent.

“Federal Healthcare Program” means any federal healthcare program (as such term is defined in 42 U.S.C. §§ 1320a-7(b)(f)) and including the Medicare program, state Medicaid and Medicaid managed care programs, state CHIP programs, TRICARE, and similar or successor programs with or for the benefit of any Governmental Entity.

“Filed Company SEC Documents” has the meaning set forth in Article IV.

“Financing” has the meaning set forth in Section 5.5(a).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Entity” has the meaning set forth in Section 4.5(b).

“Guarantee” has the meaning set forth in the Recitals.

“Guarantor” has the meaning set forth in the Recitals.

“Hazardous Materials” means any material, substance or waste for which liability or standards of conduct may be imposed under any Environmental Law, including petroleum or petroleum products, asbestos or asbestos-containing materials, lead, mold, noise, odor, radioactive materials, polychlorinated biphenyls or per- or polyfluoroalkyl substances.

“Healthcare Laws” means all Laws applicable to the business relating to the administration, management, provision of, access to or payment for healthcare items or services, including (a) the Medicare Statute, 42 U.S.C. §§ 1395-1395lll, including the Medicare Secondary Payor Act, 42 U.S.C. §1395y; (b) the Medicaid Statute, 42 U.S.C. §§ 1396-1396w-5; (c) the federal TRICARE statute, 10 U.S.C. § 1071 et seq.; (d) all federal, state, local and healthcare anti-kickback, self-referral, false claims, and fraud and abuse Laws, including the Federal Healthcare Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the False Claims Act, 31 U.S.C. §§ 3729-3733; the criminal False Claims Law (42 U.S.C. §1320a-7b(a)), the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; the Anti-Kickback Act of 1986, 41 U.S.C. §§ 51-58; the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Exclusion Laws, 42 U.S.C. §1320a 7; the 21st Century Cures Act (Pub. L. 114-255); the beneficiary anti-inducement law, 42 U.S.C. 1320a–7a(a)(5); the criminal false claims laws (18 U.S.C. §§ 286, 287, 1001, 1035,

Annex A-6

1347 and 1349) and the health care fraud criminal provisions under HIPAA; the Travel Act, 18 U.S.C. § 1952; the Patient Protection and Affordable Care Act of 2010; each as amended from time to time and the regulations promulgated thereunder and any similar state and local Laws that address the subject matter of the foregoing; (e) HIPAA; (f) all Laws relating to billing, coding, documentation, claims submission, reimbursement or payment of claims for reimbursement submitted to any Payor Program; (g) all Laws relating to licensure, certification or registration requirements applicable to health care services, healthcare professionals or providers and scope of practice and supervision; and (h) all Laws relating to corporate practice, professional fee-splitting and telehealth services.

“Healthcare Professional” has the meaning set forth in Section 4.17(d).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. § 18a et seq., as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property, assets or business of any Person, including any earn-out, seller note or similar obligations and whether due and owing, contingent or otherwise; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) indebtedness evidenced by bonds, debentures, notes or other similar instruments or debt securities; (f) liabilities arising out of interest rate, currency swap arrangements or any other arrangements designed to provide protection against fluctuations in interest or currency rates or any other hedging arrangements; and (g) indebtedness of others as described in clauses (a) through (f) above guaranteed or secured by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses including payroll expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business consistent with past practice.

“Indemnification Expenses” has the meaning set forth in Section 6.10(a).

“Indemnified Parties” has the meaning set forth in Section 6.10(a).

“Indemnitee Affiliates” has the meaning set forth in Section 6.10(c).

“Intellectual Property” means all intellectual property or proprietary rights, arising in any jurisdiction, including the following: (a) trademarks, service marks, trade dress, logos, slogans, trade names and business names, together with all goodwill related thereto, and all applications and registrations for the foregoing, including all renewals of the same, (b) inventions (whether patentable or not), utility models, supplementary protection certifications, patents and patent applications, including all divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues, (c) confidential information, trade secrets and know-how, (d) works of authorship (whether or not copyrightable) including databases and other compilations of information, copyrights (whether registered or unregistered), industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, (e) all rights in Software, and (f) domain names, Internet addresses, other computer identifiers and social media identifiers and related accounts.

“Intervening Event” means any material event, change, occurrence or development that materially affects the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole, and is unknown and not reasonably expected by, and could not have been reasonably known or foreseeable to, the Company Board or the executive officers of the Company as of the date of this Agreement, prior to obtaining the Company Stockholder Approval; provided that (a) the receipt, existence or terms of a Company Acquisition Proposal or a Company Superior Proposal, (b) any events, changes, occurrences or developments related to Parent or its Representatives, (c) in and of itself, changes in the price or trading of the shares of Company Common Stock or (d) whether the Company or any of its Subsidiaries meets or exceeds any internal or external projections or forecasts, in each case, shall not be deemed to be an Intervening Event hereunder.

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“Judgment” means any judgment, settlement, order, decision, direction, ruling, award, writ, injunction, decree, stipulation or legal or arbitration award of, or promulgated or issued by, a Governmental Entity.

“Knowledge” means the actual knowledge of, in the case of the Company and the Company Subsidiaries, the individuals listed on Section 1.1 of the Company Disclosure Letter (assuming reasonable due inquiry of his or her direct reports) and in the case of Parent and Merger Sub, the individuals listed on Schedule 1 (assuming reasonable due inquiry of his or her direct reports).

“Labor Agreement” has the meaning set forth in Section 4.13(a)(xvi).

“Law” means any law, rule, regulation, ordinance, code, statute, Judgment, order, decree, ruling, treaty, convention, governmental directive with the force of law, U.S. or non-U.S., of any Governmental Entity, including common law.

“Lien” means any mortgage, lien, license, charge, restriction (including restrictions on transfer), pledge, security interest, option, right of first offer or refusal, preemptive right, lease or sublease, claim, right of any third party, covenant, right of way, easement, encroachment or encumbrance.

“Managed Professional Corporation” means any professional practice entity with which the Company or any Company Subsidiary has a management services agreement, administrative support services agreement or other similar agreement, including Tele-Physicians, P.C. (d/b/a California Tele-Physicians), Tele-Physicians, P.C. (d/b/a Georgia Tele-Physicians), Tele-Physicians, P.C. (d/b/a New Jersey Tele-Physicians), Tele-Physicians, P.A. (d/b/a Texas Tele-Physicians), Access Physicians, PLLC, AP US 9, P.C., AP US 14, P.A., JSA Health Texas PLLC and JSA Health California PC.

“Material Customers” has the meaning set forth in Section 4.13(a)(xi).

“Material Vendors” has the meaning set forth in Section 4.13(a)(xi).

“Measurement Date” has the meaning set forth in Section 4.2(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a)(ii).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Board” has the meaning set forth in the Recitals.

“Merger Sub Common Stock” has the meaning set forth in Section 3.1(a)(i).

“Nasdaq” means the NASDAQ Global Select Market.

“No-Shop Period Start Date” has the meaning set forth in Section 6.4(b)(i).

“Organizational Documents” means (a) with respect to a corporation, the articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the articles of formation or organization or certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership (general or limited), the certificate of formation or partnership and the partnership agreement, and (d) with respect to any other Person the organizational, constituent or governing documents or instruments of such Person.

“Other Party” means, (a) with respect to Parent and Merger Sub, the Company and (b) with respect to the Company, Parent and Merger Sub.

“Outside Date” has the meaning set forth in Section 8.1(g).

“Parent” has the meaning set forth in the Preamble.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, would prevent, materially impair or delay beyond the Outside Date the consummation by Parent or Merger Sub of any of the Transactions.

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“Parent Permits” means all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders of any Governmental Entity necessary under applicable Law to own, lease and operate Parent’s and the Parent Subsidiaries’ assets and properties and to lawfully carry on Parent’s and the Parent Subsidiaries’ respective businesses as they are being conducted as of the date of this Agreement.

“Parent Related Parties” means, collectively, Parent, Merger Sub, the Guarantor or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, Representatives or Affiliates.

“Parent Subsidiaries” means each Subsidiary of Parent.

“Party” means a party to this Agreement.

“Paying Agent” has the meaning set forth in Section 3.4(a).

“Payor Program” means any Federal Healthcare Program, commercial insurance company, health maintenance organizations, managed care organization, preferred provider organizations, health care service plans, health benefit plans, health insurance plans, and other third-party reimbursement and payment programs.

“Permitted Liens” means (a) Liens for Taxes (i) not yet due and payable or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company’s financial statements, to the extent required by GAAP, (b) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice (i) that relate to obligations that are not delinquent or that the Company or any of the Company Subsidiaries is contesting in good faith by appropriate proceedings and for which adequate reserves have been established, to the extent required by GAAP and (ii) that are not, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole, or Parent and the Parent Subsidiaries, taken as a whole, as applicable, (c) Liens arising under original purchase price conditional sales Contracts, purchase money Indebtedness and equipment or capital leases with third parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Company and the Company Subsidiaries, taken as a whole, or Parent and the Parent Subsidiaries, taken as a whole, as applicable, (d) zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Entity that are not materially violated by any current use, occupancy or activity conducted by the Company or any of the Company Subsidiaries, or Parent or any of the Parent Subsidiaries, as applicable, (e) in the case of real property leased, subleased, licensed or otherwise occupied by the Company or any of the Company Subsidiaries or Parent or any of the Parent Subsidiaries, as applicable, any Lien to which the fee simple interest (or any superior leasehold interest) is subject or Liens in favor of the lessors under the lease, sublease, license, sublicense or other occupancy agreement for such real property that are not, individually or in the aggregate, material to the Company and the Company Subsidiaries, taken as a whole, (f) easements, rights-of-way, encroachments, restrictions, conditions or imperfections of record affecting title or other similar Liens with respect to real property that have arisen in the ordinary course of business consistent with past practice, which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, (g) non-exclusive licenses of Intellectual Property granted in the ordinary course of business consistent with past practice, or (h) Liens arising from transfer restrictions under applicable Laws of the U.S. federal securities Laws or similar applicable Laws of any jurisdiction.

“Person” means any individual, corporation, limited liability company, limited or general partnership, limited liability partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Entity, or any group composed of two (2) or more of the foregoing.

“Personal Data” means any data or information that identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular natural person or household or any other data or information that constitutes “personal data,” “personal information,” “protected health information,” or “personally identifiable information” under any Privacy Obligation.

“Privacy Obligation” means any applicable Law, including but not limited to HIPAA and 42 C.F.R. Part 2, contractual obligation, self-regulatory or binding industry standard (including the Payment Card Industry Data Security Standard), Privacy Policy, or any Consent obtained by the Company, the Company’s Subsidiaries or,

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to the Knowledge of the Company, any Managed Professional Corporation that is related to privacy, security, data protection, transfer (including cross-border transfer), or other Processing of Personal Data.

“Privacy Policy” means all published, posted, and internal agreements and policies relating to the Company’s, Company’s Subsidiaries’ and Managed Professional Corporations’ Processing of Personal Data.

“Proceeding” has the meaning set forth in Section 4.14.

“Process” or “Processing” means any operation or set of operations which is performed on data, or on sets of data, including Personal Data, whether or not by automated means, such as the receipt, access, acquisition, arrangement, collection, copying, creation, maintenance, modification, recording, organization, processing, compilation, selection, structuring, storage, visualization, adaptation, alteration, retrieval, consultation, use, disclosure by transfer, transmission, dissemination or otherwise making available, alignment or combination, restriction, disposal, erasure or destruction, or instruction, training or other learning relating to such data or combination of such data.

“Proxy Statement” has the meaning set forth in Section 4.5(b).

“Regulation S-K” means Regulation S-K promulgated under the 1933 Act, as amended.

“Regulatory Approvals” has the meaning set forth in Section 6.3(d).

“Representatives” means with respect to a Person, its Affiliates and its and their respective directors, officers, managers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Rights” means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities, agreements or commitments of any character obligating such Person to issue, transfer or sell any equity interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such equity interests or (b) contractual obligations of such Person (or any general partner or Affiliate of such Person) to repurchase, redeem or otherwise acquire any equity interest in such Person or any of its Subsidiaries or any such securities or agreements listed in clause (a) of this definition.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. § 77a et seq., and the rules and regulations promulgated thereunder.

“Security Breach” means any: (a) accidental or unlawful destruction, loss, alteration, corruption, or other misuse of Personal Data transmitted, stored or otherwise Processed by the Company or its Subsidiaries; (b) unauthorized or unlawful acquisition, sale, disclosure, loss, or rental of, access or availability to or any other Processing of Personal Data; or (c) other unauthorized access or breach of Company IT Systems that compromises the security, integrity, or confidentiality of Personal Data.

“Security Incident” has the meaning set forth in Section 4.16(c).

“Software” means any and all (a) software applications and programs in all forms of expression, including firmware, middleware, source code, object code, assembly language, compiler language, machine code, applets, interfaces (including user interfaces), scripts, application programming interfaces, tools (including development tools), screens, report formats, templates, menus, buttons, and icons, databases, compilations, computer instructions, code, and languages, operating system software, and software implementation of algorithms, models, and methodologies; (b) all versions, releases, patches, corrections (including error corrections), updates, upgrades, enhancements, translations, modifications, adaptations, derivative works thereto, and other changes or functionality additions thereto; and (c) all designs and design documents (whether detailed or not), descriptions, developer notes, code comments, annotations, technical summaries, specifications, architectures, structures, documentation (including training documentation), flow charts, logic diagrams, white papers, manuals, guides, and other work product to design, plan, organize, and develop or otherwise associated with any of the foregoing in (a) and (b).

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“Solvent” means, with respect to a Person, that such Person (a) has property with fair value greater than the total amount of its debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (b) has assets with present fair salable value not less than the amount that will be required to pay its liability on its debts as they become absolute and matured, (c) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and they become due in the usual course of its affairs and (d) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which it has unreasonably small capital.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (b) a general partner interest, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.

“Substitute Award” has the meaning set forth in Section 3.2(a)(ii).

“Support Agreement” has the meaning set forth in the Recitals.

“Supporting Company Stockholder” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 2.1(c).

“Surviving Corporation Common Stock” has the meaning set forth in Section 3.1(a)(i).

“Takeover Law” means any “interested stockholder,” “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover Law or similar Law enacted under state or federal Law.

“Tax Return” means any return, report, declaration, form, election, statement, or any other document (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with any Governmental Entity with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any attachments or amendments with respect thereto).

“Taxes” means all federal, provincial, territorial, state, municipal, local, domestic, foreign, or other taxes, fees, levies, duties, imposts or other charges of any kind, to the extent the foregoing are in the nature of a tax, including all net income, gross income, gross receipts, alterative or add-on minimum, sales, use, ad valorem, goods and services, capital, transfer, franchise, margin, earnings, profits, windfall profits, license, withholding, payroll, employment, unemployment, employer health, social security, premium, workers compensation, occupation, excise, estimated, environmental, severance, stamp, occupation, property (real, personal, intangible, unclaimed, or abandoned), escheat, abandoned or unclaimed property, or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity in connection with any of the foregoing and any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person including as a transferee, successor, by Contract or otherwise.

“Termination Fee” has the meaning set forth in Section 8.3(a).

“Transaction Litigation” means any Proceeding against the Company or any of its Subsidiaries or Affiliates or directors or otherwise relating to, involving or affecting the Company or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to the Merger or the Transactions.

“Transactions” means the transactions contemplated by this Agreement.

“Treasury Regulations” means the regulations promulgated under the Code.

“Uncertificated Shares” has the meaning set forth in Section 3.4(b).

“Uncured Inaccuracy” means any breach or inaccuracy in a representation or warranty of a Party set forth in Article IV or Article V, as applicable; provided, however, that if such representation or warranty by its terms speaks as of the date of the Agreement or as of another specified date, then there shall not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty shall have been or is inaccurate or breached as of such specified date.

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“WARN Act” has the meaning set forth in Section 4.10(b).

“Warrant Agreement” means the Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, dated December 12, 2019.

“William Blair” has the meaning set forth in Section 4.21.

Section 1.2 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, Article, Section, subsection or other subdivision of this Agreement in which any such word is used;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the words “made available” (and words of similar import) by the Company with respect to any item or document means that prior to the execution of this Agreement, such information, document or material was (i) publicly available on the SEC’s EDGAR database or (ii) made available for review by Parent or Parent’s Representatives in the electronic data room maintained by the Company or otherwise provided to Parent or Parent’s Representatives by or on behalf of the Company (including in any “clean room” or on an “outside counsel only” basis), in each case, on or before 12:01 a.m. New York Time on the Business Day prior to the date of this Agreement.

(d) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(e) the word “or” shall be disjunctive but not exclusive;

(f) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(g) a defined term has its defined meaning throughout this Agreement and each exhibit, schedule, certificate or other document to this Agreement, regardless of whether it appears before or after the place where it is defined;

(h) all references to prices, values or monetary amounts refer to United States dollars;

(i) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders;

(j) this Agreement has been jointly prepared by the Parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any Party had a greater or lesser hand in drafting this Agreement;

(k) the captions of the Articles, Sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such Section, or in any way affect this Agreement;

(l) any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;

(m) the Annexes and Schedules attached to this Agreement are incorporated herein by reference and will be considered part of this Agreement;

(n) any references to (i) any Contract (including this Agreement), statute or regulation are to the Contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of a Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity shall include any successor to that Governmental Entity; and (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any Section of any applicable Law or other law include any successor to such Section;

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(o) all references to days mean calendar days unless otherwise provided;

(p) all references to time mean New York time; and

(q) the representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the applicable Parties in accordance with Section 9.1 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Article II
The Merger; Effects of the Merger

Section 2.1 The Merger.

(a) Effecting the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Closing, Parent, Merger Sub and the Company shall cause a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL (the “Certificate of Merger”), to be executed and filed with the Office of the Secretary of State of the State of Delaware (the “Delaware Secretary”).

(b) Effective Time. The Merger shall become effective on such date and at such time as the Certificate of Merger has been duly filed with the Delaware Secretary or at such later time and date as may be agreed upon by the parties in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

(c) Surviving Corporation. At the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall become a wholly owned Subsidiary of Parent, and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(d) Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.

Section 2.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”), shall take place as soon as practicable (but in any event no later than the second (2nd) Business Day) after the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (the “Closing Date”) (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date) via electronic exchange of documents and signature pages, or such other time, date or place as Parent and the Company may agree in writing.

Section 2.3 Organizational Documents.

(a) At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in its entirety as set forth on Exhibit A hereto (except that the Parties may, prior to the filing of the Certificate of Merger, make mutually agreeable changes to Exhibit A as shall be necessary to comply with the applicable provisions of Section 6.10 (such agreement not to be unreasonably withheld, conditioned or delayed by any Party)) and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation, until, subject to the applicable provisions of Section 6.10, thereafter amended in accordance with its terms and the DGCL.

(b) At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except (i) that all references therein to Merger Sub shall be amended to become references to

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the Surviving Corporation and (ii) for any changes as shall be necessary to comply with the applicable provisions of Section 6.10) and, as so amended and restated, will be the bylaws of the Surviving Corporation until, subject to Section 6.10, thereafter amended in accordance with its terms, the certificate of incorporation of the Surviving Corporation and the DGCL.

Section 2.4 Directors and Officers of the Surviving Corporation. At the Effective Time, (i) the officers of the Company shall constitute the only officers of the Surviving Corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation and (ii) the directors of Merger Sub shall become and constitute the only directors of the Surviving Corporation, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation.

Article III
Merger Consideration; Exchange Procedures

Section 3.1 Effect of the Merger on Capital Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:

(i) Merger Sub Common Stock. Each share of common stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”) and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time. From and after the Effective Time, all certificates representing shares of Merger Sub Common Stock, if any, shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(ii) Conversion of Capital Stock of the Company. Subject to the other provisions of this Article III, each share of Class A Common Stock, par value $0.0001 per share of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in Section 3.1(a)(iii) and the Dissenting Shares) shall be converted automatically into the right to receive from Parent $3.00 in cash (the “Merger Consideration”), without any interest thereon and subject to any withholding Taxes required by applicable Law in accordance with Section 3.7. All such shares of Company Common Stock, when so converted, shall cease to be outstanding and shall cease to exist. Each holder of any such share of Company Common Stock that was outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon the surrender of any Certificates or Uncertificated Shares, as applicable, in each case without interest in accordance with Section 3.4.

(iii) Company, Parent and Merger Sub-Owned Shares; Forfeited Shares. Each share of Company Common Stock that is issued and held by the Company or any of the Company’s direct or indirect wholly owned Subsidiaries, and each share of Company Common Stock that is owned by Parent, Merger Sub or any of their Affiliates, in each case immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor. Each share of Company Common Stock bearing a legend that such share is subject to forfeiture shall automatically be forfeited and canceled and shall cease to exist, and no consideration shall be issued or delivered in exchange therefor.

(b) In the event of any change in the number of shares of Company Common Stock (or either class thereof), or securities convertible or exchangeable into or exercisable for shares of Company Common Stock (including Company Warrants and options to purchase Company Common Stock) issued and outstanding after the date of this Agreement and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration shall be equitably adjusted to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event, subject to further adjustment in accordance with this Section 3.1(b). Nothing in this Section 3.1(b) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement, and in no event shall this Section 3.1(b) result in the Merger Consideration or any other consideration hereunder being increased in the aggregate.

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Section 3.2 Treatment of Equity Compensation Awards.

(a) Company Options. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:

(i) Each outstanding and vested Company Option that has a per share exercise price less than the Merger Consideration shall be canceled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of shares of Company Common Stock underlying such Company Option multiplied by (B) the excess of (1) the Merger Consideration over (2) the per share exercise price of such Company Option, which amount shall be payable (through the payroll system of the Surviving Corporation) within ten (10) Business Days following the Effective Time less all applicable Tax withholdings.

(ii) Each outstanding and unvested Company Option that has a per share exercise price less than the Merger Consideration shall be canceled and replaced with a new award (a “Substitute Award”) to be issued by Parent or one of its Affiliates following the Effective Time.

(iii) Any Company Option (whether vested or unvested) that has a per share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration as of the Effective Time.

(b) Company RSUs. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:

(i) Each outstanding Company RSU held by a non-employee director of the Company (each, a “Director RSU”) shall be canceled and converted into the right to receive an amount in cash, without interest, equal to (A) the total number of shares of Company Common Stock underlying such Director RSU multiplied by (B) the Merger Consideration, which amount shall be payable within ten (10) Business Days following the Effective Time less all applicable Tax withholdings.

(ii) Each outstanding and unvested Company RSU (other than a Director RSU) shall be canceled and replaced with a Substitute Award to be issued by Parent or one of its Affiliates following the Effective Time.

(c) Company PSUs. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any securities of Parent, Merger Sub or the Company:

(i) Each outstanding Company PSU for which the applicable performance condition has been satisfied as of immediately prior to the Effective Time shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the total number of shares of Company Common Stock underlying such Company PSU multiplied by (B) the Merger Consideration, which amount shall be payable (through the payroll system of the Surviving Corporation) within ten (10) Business Days following the Effective Time less all applicable Tax withholdings.

(ii) Each outstanding Company PSU for which the applicable performance condition has not been satisfied as of immediately prior to the Effective Time shall be canceled for no consideration.

(d) Company ESPP. Promptly following the date hereof, the Company shall take all actions necessary or required under the Company ESPP or applicable law to ensure that (i) except for the offering under the Company ESPP in effect as of the date hereof (the “Current ESPP Offering”), no offering under the Company ESPP shall be authorized or commenced after the date hereof, (ii) no new participants will commence participation in the Company ESPP after the date hereof, (iii) no participant in the Company ESPP shall be permitted to increase his or her payroll contribution rate in effect as of the date hereof or make separate non-payroll contributions on or following the date hereof, (iv) the accumulated contributions of each Company ESPP participant shall be used to purchase shares of Company Common Stock prior to the Effective Time in accordance with the Company ESPP, after which all purchase rights under the Company ESPP will be terminated, and (v) the Company ESPP shall terminate effective as of (and subject to the occurrence of) the Effective Time. Section 3.2(d) of the Company Disclosure Letter sets forth the maximum potential number of shares of Company Common Stock to be issued pursuant to the ESPP by the end of the current offering period, which ends on June 10, 2022.

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(e) Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take, or cause to be taken, any actions which are necessary or advisable to effectuate the provisions of this Section 3.2.

Section 3.3 Warrants. At the Effective Time, each outstanding Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and shall become a Company Warrant exercisable for Merger Consideration. If a holder properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a current report on Form 8-K, the Warrant Price, as defined in the Warrant Agreement, with respect to such exercise shall be reduced by an amount (in dollars and in no event less than zero) equal to the difference of (a) the Warrant Price in effect prior to such reduction minus (b) (i) Merger Consideration minus (ii) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Section 3.4 Payment for Securities.

(a) Paying Agent; Exchange Fund. Prior to the Effective Time, Parent shall enter into an agreement with an entity designated by Parent and reasonably acceptable to the Company to act as paying agent for the holders of Company Common Stock (other than the holders of Dissenting Shares) in connection with the Merger (the “Paying Agent”) for purposes of paying the applicable Merger Consideration upon delivery of the applicable Certificates or Uncertificated Shares, as applicable, in accordance with this Section 3.4. On the Closing Date and substantially concurrently with the occurrence of the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding any shares of Company Common Stock described in Section 3.1(a)(iii) and Dissenting Shares), an amount in cash sufficient to pay the aggregate Merger Consideration payable in respect of such shares of Company Common Stock (such cash being hereinafter referred to as the “Exchange Fund”). Parent agrees to make available, directly or indirectly, to the Paying Agent from time to time as needed additional cash sufficient to pay any Merger Consideration in respect of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that cease to constitute Dissenting Shares hereunder. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for shares of Company Common Stock pursuant to this Agreement out of the Exchange Fund. Except as contemplated by this Section 3.4(a), the Exchange Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Any income or interest from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(b) Payment Procedures. Promptly following the Effective Time, and in any event not more than three (3) Business Days thereafter, Parent and the Surviving Corporation will cause the Paying Agent to mail to each holder of record (or in the case any holders of Uncertificated Shares held through the Depository Trust Company, then to the Depository Trust Company) (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Shares and shares of Company Common Stock described in Section 3.1(a)(iii)) (the “Certificates”); and (ii) uncertificated or book-entry shares of Company Common Stock that represented outstanding shares of Company Common Stock (other than Dissenting Shares and shares of Company Common Stock described in Section 3.1(a)(iii)) (the “Uncertificated Shares”), (A) a letter of transmittal in form and substance reasonably acceptable to the Company and Parent (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Paying Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares in exchange for the Merger Consideration payable in respect thereof pursuant to Section 3.1(a)(ii). Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive, and the Paying Agent shall promptly pay, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of shares of Company Common Stock represented by such Certificate, and the Certificates so surrendered will forthwith be canceled. Upon receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Uncertificated Shares will be entitled to receive, and the Paying Agent shall promptly pay, in exchange therefor, an amount in cash equal to the Merger Consideration payable in respect of the number of shares of Company Common Stock represented by such

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holder’s transferred Uncertificated Shares, and the transferred Uncertificated Shares so surrendered will be canceled. The Paying Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Merger Consideration payable upon the surrender of such Certificates and Uncertificated Shares. Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration, without interest thereon, payable in respect thereof pursuant to Section 3.1(a)(ii).

(c) Termination Rights. All Merger Consideration paid upon the surrender of and in exchange for shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Stock, subject, however, to Section 3.5. At the Effective Time, the stock transfer books of the Surviving Corporation shall be automatically deemed to closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the shares of Company Common Stock previously represented by such Certificates or Uncertificated Shares (other than Certificates or Uncertificated Shares evidencing shares of Company Common Stock described in Section 3.1(b)), without any interest thereon.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the former stockholders of the Company on the date that is twelve (12) months after the Closing Date shall be delivered to the Surviving Corporation, upon demand, and any former holders of shares of Company Common Stock who have not theretofore received the Merger Consideration, without interest thereon, shall thereafter look only to the Surviving Corporation and Parent (as general unsecured creditors) for payment of their claim, in respect of such shares.

(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, the Paying Agent or any of their Affiliates shall be liable to any Person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Uncertificated Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Shares would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such Certificate or Uncertificated Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Certificates. If any Certificate (other than a Certificate evidencing shares of Company Common Stock described in Section 3.1(a)(iii)) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, in a form reasonably satisfactory to Parent and, if applicable, the Paying Agent, and, if reasonably required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificate, without any interest thereon.

Section 3.5 Dissenter’s Rights. Notwithstanding any other provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares who have not voted in favor of the adoption and approval of this Agreement and the Transactions, including the Merger, or consented thereto in writing and who have properly exercised and validly perfected appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares, in accordance with, but only if and when required by, the provisions of such Section 262, unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such rights, such Dissenting Shares will thereupon be treated as if they had been converted into, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, on the terms and subject to the conditions in this Agreement and shall no longer constitute Dissenting Shares hereunder. At the Effective Time, any holder of Dissenting Shares shall

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cease to have any rights with respect thereto other than such rights as are provided to holders of Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall give Parent (i) prompt written notice of any demands received by the Company for appraisals of shares of Company Common Stock, withdrawals of such demands and any other instruments relating to appraisal demands received by the Company pursuant to Section 262 of the DGCL and (ii) the opportunity to participate, at Parent’s sole expense, in all negotiations and proceedings with respect to such demands and the Company shall consider in good faith comments or suggestions proposed by Parent with respect to such demands; provided that, after the date hereof until the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with Section 262 of the DGCL.

Section 3.6 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any Certificates or Uncertificated Shares.

Section 3.7 Withholding Taxes. Notwithstanding anything in this Agreement to the contrary, each of Parent, the Company, Merger Sub, the Surviving Corporation, the Paying Agent and any of their Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from the amounts otherwise payable pursuant to this Agreement (including to any holder of Company Common Stock or holder of equity or equity-based awards under the Company Stock Plans pursuant to this Agreement) such amounts as are required to be deducted or withheld with respect to the making of such payments under applicable Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be timely paid over to the appropriate Governmental Entity and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

Article IV
Representations and Warranties of the Company

Except (x) as disclosed in the reports, schedules, exhibits, forms, statements and other documents or other information filed by the Company with or furnished by the Company to the SEC on or after December 12, 2019 and prior to the date of this Agreement (excluding any disclosures set forth in any such Filed Company SEC Documents in any risk factor section or any forward-looking disclosures that are non-specific, cautionary, predictive or forward-looking in nature) and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”) or (y) as set forth in the corresponding sections or subsections in the disclosure letter delivered by the Company to Parent as of the date hereof (the “Company Disclosure Letter”) (it being acknowledged and hereby agreed that disclosure of any information in any section or subsection of the Company Disclosure Letter shall be deemed disclosed with respect to the corresponding section or subsection of this Agreement and any other section or subsection of this Article IV and the Company Disclosure Letter to the extent that the relevance to such other section or subsection is reasonably apparent on the face of such disclosure), the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1 Organization, General Authority and Standing. Each of the Company and the Company Subsidiaries and, to the Knowledge of the Company, each Managed Professional Corporation, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction), except, in the case of the Company Subsidiaries and the Management Professional Corporations, where any such failure to be in good standing would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations (a) has full power and authority necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True and complete copies of the Organizational Documents of the Company and each material Subsidiary of the Company, in each case, as in effect on the date of this Agreement, are included in the Filed Company SEC Documents or have been made available to Parent, all such Organizational Documents are in full force and effect and none of the Company or any such Subsidiaries is in breach in any material respect of its Organizational Documents, except, in the case of any such Subsidiary, where any such breach would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

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Section 4.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 500,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). At the close of business on January 28, 2022 (the “Measurement Date”), (i) 101,259,012 shares of Company Common Stock were issued and outstanding (which, for the avoidance of doubt, includes 1,875,000 shares of Company Common Stock subject to forfeiture), (ii) 668,563 shares of Company Common Stock were subject to Company Options, (iii) 3,122,823 shares of Company Common Stock were subject to Company RSUs, (iv) 1,478,390 shares of Company Common Stock were subject to Company PSUs, (v) no shares of Company Common Stock were held by the Company in its treasury, (vi) 7,886,832 additional shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (vii) 1,583,923 shares of Company Common Stock were reserved and available for issuance pursuant to the Company ESPP, (viii) no shares of Company Preferred Stock were issued and outstanding, (ix) 12,849,992 shares of Company Common Stock subject to Company Warrants and (x) 175,353 shares of Company Common Stock reserved for issuance pursuant to the Membership Interest and Stock Purchase Agreement, dated as of March 26, 2021, by and among SOC Telemed, Inc., Access Physicians Management Services Organization, LLC, HEP AP-B Corp., Health Enterprise Partners III, L.P. and the other parties thereto. Except as set forth above, at the close of business on the Measurement Date, no other shares of capital stock of the Company were issued, reserved for issuance or outstanding. From the Measurement Date to the date of this Agreement, there have been no issuances by the Company of shares of capital stock of the Company or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, Company RSUs, Company PSUs, other rights to acquire shares of capital stock of the Company, other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other Rights with respect to the Company, other than other than the issuance of shares of Company Common Stock pursuant to the exercise of Company Options outstanding as of the Measurement Date or the settlement of Company RSUs outstanding as of the Measurement Date, in each case, in accordance with their terms. Section 4.2(a) of the Company Disclosure Letter sets forth a true and complete list of each outstanding Company Equity Award granted under the Company Stock Plans outstanding as of the Measurement Date and: (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award, (D) the date on which such Company equity award was granted or issued, (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the Measurement Date, and (F) in the case of any Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code.

(b) All outstanding shares of Company Common Stock, and all such shares that may be issued prior to the Effective Time when issued, (i) are or will be, as applicable, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive or similar rights, purchase options, calls or rights of first refusal or similar rights and (ii) issued in compliance in all material respects with applicable securities Laws and other applicable Law and all requirements set forth in applicable Contracts.

(c) As of the date of this Agreement, there are no options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of the Company, other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other Rights with respect to the Company or Contracts to which the Company is a party or by which the Company is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of the Company, (ii) obligating the Company to issue, grant or enter into, as applicable, any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic interest of any nature accruing to the holders of Company Common Stock or any other Right with respect to the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of the Company, other rights that give the holder thereof any economic interest of a nature accruing to the holders of Company Common Stock or other Rights with respect to the Company, except for (A) the withholding of shares of Company Common Stock to satisfy, on the terms and subject to the conditions of the applicable Company Stock Plan, Tax obligations with respect to awards granted pursuant to the Company Stock Plans and (B) in connection with Company Options, Company RSUs and Company

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PSUs upon settlement or forfeiture of awards or payment of the exercise price of Company Options. Neither the Company nor any Company Subsidiary is a party to (x) any voting trusts or similar agreements with respect to the voting of the Company Common Stock or other Rights of the Company or any Company Subsidiary, including, but not limited to electing, designating or nominating any director of the Company or any of the Company Subsidiaries, or (y) any Contracts or commitments of any character relating to any Company Common Stock or Rights of the Company or the Company Subsidiaries, including any agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any Company Common Stock, Rights or other equity or voting interest in the Company’s Subsidiaries. Since the Measurement Date through the date hereof, neither the Company nor any Company Subsidiary has established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any Company Common Stock or other Rights of the Company or any Company Subsidiary. Neither the Company nor any of the Company Subsidiaries are subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Company Common Stock or other Rights the Company or any Company Subsidiary.

(d) All Company Options, Company RSUs and Company PSUs are evidenced by written award agreements, in each case substantially in the forms that have been made available to Parent, except that such agreements may differ from such forms with respect to the number of Company Options, Company RSUs and Company PSUs or shares of Company Common Stock covered thereby, the grant price (if applicable), the vesting schedule, the expiration date applicable thereto and other similar terms. All Company Options were granted with a per share exercise at least equal to the fair market value of the underlying share of Company Common Stock on the date such Company Option was granted (within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder).

(e) Section 4.2(e)(i) of the Company Disclosure Letter sets forth a list of all Indebtedness of the Company and Company Subsidiaries as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof, and Section 4.2(e)(ii) of the Company Disclosure Letter sets forth a good faith estimate of the cash and cash equivalents of the Company and its Subsidiaries as of the Measurement Date.

Section 4.3 Company Subsidiaries; Equity Interests.

(a) Section 4.3(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of incorporation or organization of each (i) Company Subsidiary and Managed Professional Corporation and (ii) entity (other than the Company Subsidiaries) in which the Company or any Company Subsidiary owns any equity interests. All of the outstanding equity interests or other ownership interests in each Company Subsidiary that is a corporation have been validly issued, fully paid and nonassessable, and are owned by the Company, free and clear of all Liens, other than Permitted Liens of the type describe in clause (h) thereof. All of the outstanding equity interests or other ownership interests in each Company Subsidiary that is a partnership or limited liability company are validly issued, and are owned by the Company, free and clear of all Liens, other than Permitted Liens.

(b) As of the date of this Agreement, there are no options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire shares of capital stock of the Company or Contracts to which any Company Subsidiary is a party or by which any Company Subsidiary is bound (i) obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of, or any security convertible or exchangeable for any equity securities of any Company Subsidiary, (ii) obligating any Company Subsidiary to issue, grant or enter into, as applicable, any such option, warrant, security, unit, right or Contract or (iii) that give any Person the right to receive any economic interest of any nature accruing to the holders of equity securities of any Company Subsidiary. As of the date of this Agreement, there are no outstanding contractual obligations of any Company Subsidiary to repurchase, redeem or otherwise acquire any equity securities of any Company Subsidiary or options, warrants, calls, puts, convertible or exchangeable securities, subscriptions, phantom stock, stock appreciation rights, stock-based performance units, other rights to acquire equity securities of any Company Subsidiary, other rights that give the holder thereof any economic interest of a nature accruing to the holders of equity securities with respect to any Company Subsidiary.

(c) The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest, variable interest, equity interest or other similar interest in any Person.

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Section 4.4 Authority; Execution and Delivery; Enforceability.

(a) The Company has the requisite corporate power and authority to enter into this Agreement and any Ancillary Agreement to which it is a party and, subject, in the case of the Merger, to receipt of the Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby, in each case, in accordance with the terms of this Agreement and the Ancillary Agreements to which it is a party. The adoption, execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance of its obligations hereunder and thereunder and the consummation by the Company of the Transactions and the transactions contemplated by such Ancillary Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement and each Ancillary Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

(b) The Company Board, at a meeting thereof duly called and held, unanimously duly adopted resolutions (which, as of the execution and delivery of this Agreement by the Parties, have not been rescinded, modified or withdrawn in any way and are in full force and effect) (i) determining that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) approving this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements, and declaring that this Agreement, the Ancillary Agreements to which the Company is a party and the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (iii) directing that this Agreement and the Transactions, including the Merger, be submitted to the stockholders of the Company for their adoption and approval and (iv) recommending that the stockholders of the Company adopt and approve this Agreement and the Transactions, including the Merger (such recommendation described in clause (iv), the “Company Board Recommendation”).

(c) The only vote or consent of holders of any class or series of capital stock or other Rights of the Company necessary to adopt this Agreement, the Ancillary Agreements to which the Company is a party and to consummate the Transactions, including the Merger, and the other transactions contemplated by such Ancillary Agreements is the affirmative vote or consent of holders of a majority of the voting power of all outstanding shares of Company Common Stock entitled to vote, voting as a single class (the “Company Stockholder Approval”).

(d) Except for the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements to which it is a party, the performance by the Company of its covenants or obligations hereunder or thereunder or the consummation of the Transactions or the other transactions contemplated by such Ancillary Agreements.

Section 4.5 No Conflicts; Consents.

(a) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party do not and will not, and the consummation of the Transactions and the other transactions contemplated by such Ancillary Agreements and compliance with the terms hereof and thereof will not, (A) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or the Company Subsidiaries under, any provision of (i) the Organizational Documents of the Company, (ii) any Company Permit or any Company Specified Contract or (iii) subject to the filings and other matters referred to in Section 4.5(b) and Section 6.3(a) and, assuming the accuracy of Parent’s representations in Section 5.9, any Law or Privacy Obligations applicable to the Company, the Company Subsidiaries, or their respective properties or assets or, to the Knowledge of the Company, the Managed Professional Corporations or their respective properties or assets or (B) result in the creation or imposition of any Lien on any assets, business or properties of the Company, its Subsidiaries or, to the Knowledge

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of the Company, the Managed Professional Corporations, other than, in the case of clauses (A)(ii) and (A)(iii) above and clause (B) above, any such items that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) No consent, approval, license, permit, order, waiver or authorization (“Consent”) of, or registration, declaration, notice or filing with, or permit from, any national, Federal, state, provincial, local or other government, domestic, foreign or supranational, or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, arbitral body (public or private), domestic or foreign (a “Governmental Entity”), is required to be obtained or made by or with respect to the Company, any Company Subsidiary or, to the Knowledge of the Company, a Managed Professional Corporation in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements or the consummation of the Transactions or the other transactions contemplated by the Ancillary Agreements, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) a proxy statement relating to the adoption and approval of this Agreement and the Transactions, including the Merger, by the Company’s stockholders at the Company Stockholders Meeting (the “Proxy Statement”) and (B) such reports under the Exchange Act and the Securities Act as may be required in connection with this Agreement or the Transactions, (iii) the filing of the Certificate of Merger with the Delaware Secretary, (iv) such filings as may be required under the rules and regulations of the Nasdaq, and (v) such other items that the failure of which to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.6 SEC Documents; Undisclosed Liabilities.

(a) Since October 30, 2020, and, to the Company’s Knowledge, since December 12, 2019, the Company has timely filed or furnished with the SEC all forms, registration statements, reports, schedules and statements required to be filed or furnished under the Exchange Act or the Securities Act or otherwise with the SEC. At the time filed (or, in the case of registration statements, solely on the dates of effectiveness) (except to the extent amended by a subsequently Filed Company SEC Document prior to the date of this Agreement, in which case as of the date of the last such amendment), each Filed Company SEC Document complied in all material respects with the applicable requirements of Nasdaq, the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be and did not contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and each Filed Company SEC Document filed or furnished subsequent to the date of this Agreement (assuming, in the case of the Proxy Statement, that the representations and warranties of Parent and Merger Sub set forth in Section 5.6 are true and correct in all material respects) will comply, in all material respects with the applicable requirements of Nasdaq, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be. The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Filed Company SEC Documents, and the Company is, and since October 30, 2020, and, to the Company’s Knowledge, since December 12, 2019, has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. As of the date hereof, neither the Company nor any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications under the Sarbanes-Oxley Act. As of the date hereof, there are no outstanding or unresolved comments received by the Company from the SEC with respect to any of the Filed Company SEC Documents and, to the Knowledge of the Company, none of the Filed Company SEC Documents is the subject of ongoing SEC review or investigation. None of the Company Subsidiaries is, or has at any time since October 30, 2020, and, to the Company’s Knowledge, since December 12, 2019, been, subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(b) The audited consolidated financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included or incorporated by reference in the Filed Company SEC Documents (i) complied as to form in all material respects with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied in all material respects on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) except to the extent updated, amended, restated or corrected by a subsequent Filed Company SEC Document, as of their respective dates of filing with the SEC, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries (including the Managed Professional Corporations) as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

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(c) Except as reflected or reserved against in the consolidated balance sheet of the Company, as of September 30, 2021, or the notes thereto, included in the Filed Company SEC Documents (such balance sheet and the notes thereto, the “Company Balance Sheet”), the Company and the Company Subsidiaries (including the Managed Professional Corporations) do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP other than (i) liabilities or obligations incurred in the ordinary course of business since the date of the Company Balance Sheet (none of which are liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, infringement, Proceeding or violation of, or non-compliance with, Law), (ii) liabilities or obligations incurred in connection with the Transactions to the extent permitted or contemplated by this Agreement and (iii) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed in the Filed Company SEC Documents.

(d) The Company has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(e) The Company has established and maintains a system of internal accounting controls that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company. From the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to the date of this Agreement, neither the Company’s auditors, to the Knowledge of the Company, nor the Company has been advised in writing of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, and, in each case, to the Company’s Knowledge, neither the Company nor any of its Representatives has failed to disclose such information to the Company’s auditors or the Company Board.

Section 4.7 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company’s stockholders (as applicable), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; except that no representation or warranty is made by the Company with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. The Proxy Statement will, as at the date of its filing (and any amended or supplemental filing) with the SEC, comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.8 Absence of Certain Changes or Events.

(a) Since September 30, 2021, there has not been any Company Material Adverse Effect.

(b) From immediately after September 30, 2021 through the date of this Agreement, the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations have conducted each of their respective businesses in the ordinary course (except (x) in connection with modifications, suspensions or alterations of operations resulting from, or reasonably determined by the Company and the Company

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Subsidiaries to be advisable and reasonably necessary in response to, COVID-19 and COVID-19 Measures and (y) with respect to this Agreement and discussions, negotiations and transactions related thereto), and during such period there has not been any action taken that if taken after the date of this Agreement without the prior written consent of Parent would constitute a violation of Section 6.1.

Section 4.9 Taxes.

(a) Each of the Company and the Company Subsidiaries has (i) filed, or caused to be filed on its behalf, taking into account any extensions of time within which to file, all income and other material Tax Returns required to have been filed by it, and all such Tax Returns are true, correct and complete in all material respects, and (ii) paid, or caused to be paid, all Taxes that were due and payable by it other than Taxes that are not yet due and payable.

(b) The Company Balance Sheet reflects, in accordance with GAAP, an adequate reserve for all income or other material Taxes payable by the Company and the Company Subsidiaries for all taxable periods up to the date of such Company Balance Sheet and since the date of such Company Balance Sheet neither the Company nor any Company Subsidiary has incurred any material liability for Taxes outside the ordinary course of business.

(c) There are no material audits, claims, examinations, investigations or other Proceedings pending in respect of any Taxes or Tax Returns of the Company or any Company Subsidiary, in each case for which the Company or any Company Subsidiary has received written notice thereof. There are no outstanding material claims of deficiency or assessment for unpaid Taxes of the Company or any Company Subsidiary that has been asserted or assessed by a Governmental Entity in writing against the Company or any Company Subsidiary that has not been paid, settled or withdrawn in full.

(d) Neither the Company nor any Company Subsidiary has agreed to extend the statutory period of limitations applicable to the assessment or collection of any income or other material Taxes or Tax deficiencies in respect of the Company or any Company Subsidiary that, in each case, is currently effective.

(e) The Company and each Company Subsidiary (i) has withheld all material amounts of Taxes required to be withheld with respect to any amounts paid or owing to any employee, creditor, independent contractor or other third party under state, local, or foreign Laws regarding Taxes and (ii) has complied in all material respects with all applicable information Tax reporting and Tax withholding requirements under state, local or foreign Laws regarding Taxes.

(f) Neither the Company nor any Company Subsidiary has agreed to make any material adjustment for a taxable period ending after the Closing Date under Section 481(a) of the Code by reason of a change in accounting method made by the Company or any Company Subsidiary prior to the Closing Date.

(g) Neither the Company nor any Company Subsidiary has received a written claim, which remains unresolved, by any Governmental Entity in a jurisdiction where it does not pay Taxes or file any income or franchise (or similar) or other material Tax Return that it is or may be subject to pay Taxes or file an income or franchise (or similar) or other material Tax Return by that jurisdiction.

(h) Neither the Company nor any Company Subsidiary is a party to or is bound by any Tax sharing, allocation, or indemnification agreement or arrangement (other than (i) such agreements or arrangements exclusively between the Company and any Company Subsidiary or (ii) customary Tax provisions in commercial agreements entered into in the ordinary course of business the primary purpose of which is not related to Taxes). Neither the Company nor any Company Subsidiary has any liability for any amounts under Section 965 of the Code.

(i) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution intended to qualify for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(j) Neither the Company nor any Company Subsidiary is a party to a transaction that constitutes a “reportable transaction” as defined in Code Section 6707A(c)(1) and Treasury Regulation Section 1.6011-4(b) (or any similar provisions of state, local or foreign Law).

(k) The Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

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Section 4.10 Labor Relations.

(a) There are no collective bargaining or other labor union agreements or Labor Agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound. None of the employees of the Company or any Company Subsidiary is represented by any union, works council or other labor organization or covered by a Labor Agreement with respect to his or her employment by the Company or any Company Subsidiary. Since October 30, 2020, and, to the Company’s Knowledge, since December 12, 2019, there has been no actual or, to the Knowledge of the Company, threatened material labor disputes, unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, work stoppages, slowdowns, lockouts, picketing, handbilling or union organizing activities concerning any employees of the Company or any Company Subsidiary. There is no unfair labor practice charge or complaint or other Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary before the National Labor Relations Board or any similar Governmental Entity that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company and each Company Subsidiary is, and since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, has been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (“WARN Act”)), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action and unemployment insurance.

(c) To the Knowledge of the Company, no current or former executive officer of the Company or any Company Subsidiary is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company or any Company Subsidiary; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or any Company Subsidiary.

(d) To the Knowledge of the Company, since December 12, 2019, no director, officer, or other senior executive of the Company or any Company Subsidiary has been subject to any material allegation of sexual or other unlawful harassment or discrimination. As of the date of this Agreement, neither the Company nor any Company Subsidiary is party to a settlement agreement with any employee of the Company or any Company Subsidiary that involves material allegations of sexual harassment by any employee of the Company or any Company Subsidiary at the level of Senior Vice President or above.

Section 4.11 Employee Benefits.

(a) Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of each material Company Benefit Plan.

(b) With respect to each material Company Benefit Plan required to be set forth on Section 4.11(a) of the Company Disclosure Letter, the Company has made available to Parent true and complete copies of (i) such material Company Benefit Plan document, including any amendment thereto (or, in either case, with respect to any unwritten material Company Benefit Plan, a written description thereof), (ii) each current trust, material insurance, annuity or other funding Contract related thereto, (iii) the most recent annual report on Form 5500 required to be filed with the Department of Labor with respect thereto (if any), (iv) the most recent favorable Internal Revenue Service determination or opinion letter, and (v) any material non-routine correspondence with a Governmental Entity.

(c) Each Company Benefit Plan has been maintained, funded and administered in accordance with its terms and was established, has been administered, funded and maintained, and is in compliance with ERISA, the Code and all other applicable Laws, and, to the Knowledge of the Company, nothing has occurred and no condition exists with respect to any Company Benefit Plan that could result in a Tax, penalty or other liability of the Company or any Company Subsidiary, other than, in each case, failures that would not reasonably be expected to, individually or in the aggregate, result in a material liability to the Company or any of the Company Subsidiaries.

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(d) All obligations of the Company and each Company Subsidiary under or in respect of the Statutory Plans have been satisfied, and there are no outstanding defaults or violations thereunder by the Company or any Company Subsidiary, other than any such defaults or violations that would not reasonably be expected to, individually or in the aggregate, result in a material liability to the Company or any of the Company Subsidiaries. There is no claim or Proceeding (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Company Benefit Plan, and there is no fact or circumstance that could reasonably be expected to give rise to any such claim or Proceeding.

(e) Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or opinion letter as to such qualification from the Internal Revenue Service, and no event has occurred, either by reason of any action or failure to act, that would reasonably be expected to adversely affect any such qualification.

(f) None of the Company, any Company Subsidiary, or any of their respective ERISA Affiliates sponsors, maintains, contributes to, is required to maintain or contribute to, or has any actual or contingent liability under, (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA); or (iv) any employee benefit plan, program or arrangement that provides for post-retirement medical, life insurance or other welfare-type benefits (other than health continuation coverage required by COBRA); nor, in each case, have they sponsored, maintained or contributed to any such plan within the preceding six (6) years. Neither the Company nor any Company Subsidiary has any current or contingent liability or obligation on account of an ERISA Affiliate.

(g) Neither the Company nor any Company Subsidiary has any material unaccrued liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or the Company Subsidiaries or other Persons, other than for continuation coverage required under Section 4980B of the Code or any state Laws for which the covered Person pays the full cost of coverage.

(h) There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA and no breach of fiduciary duty (as determined under ERISA) has occurred with respect to any Company Benefit Plan that would reasonably be expected to result in material liability to the Company or any Company Subsidiary.

(i) None of the execution and delivery of this Agreement, the obtaining of the Company Stockholder Approval, or the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) could (i) result in any Change of Control Payment, (ii) increase any benefit or compensation or other obligation payable or required to be provided under any Company Benefit Plan, or otherwise, to any current or former director, officer, employee, contractor, consultant or service provider of the Company or any Company Subsidiary, (iii) result in the acceleration of the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation under any Company Benefit Plan, or (iv) result in any payments or benefits that could, individually or in combination with any other payments, be characterized as a “parachute payment” within the meaning of Section 280G of the Code or which would cause any Tax or penalty under Section 4999 of the Code.

(j) Neither the Company nor any Company Subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any Person for any Tax incurred by such Person under Section 409A or 4999 of the Code.

Section 4.12 Title to Properties. Section 4.12 of the Company Disclosure Letter sets forth, as of the date of this Agreement, the address and description of all real property owned or leased by the Company or the Company Subsidiaries. The Company has made available to Parent true and complete copies of each lease document in effect as of the date hereof (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) for each such leased real property. The Company and the Company Subsidiaries have good, valid, and indefeasible title (or, to the extent not owned, valid, binding and enforceable leasehold interests) to all leased real property, in each case free and clear of all Liens and defects and imperfections of title except for (a) Permitted Liens and (b) such as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company or any Company Subsidiaries nor any other party to any lease is in material breach or default under any lease, and no event has occurred or circumstance exists which, with

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the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under any lease in any material respect. As of the date hereof, the Company and Company Subsidiaries have not (i) subleased or licensed any portion of any leased real property, or (ii) collaterally assigned or granted any other security interest in any lease or any interest therein. As of the date of this Agreement, there does not exist any pending or, to the Knowledge of the Company, threatened, condemnation or eminent domain proceedings that affect any of the owned or leased real property material to the business of the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary has entered into an agreement to sell or purchase any real property.

Section 4.13 Material Contracts.

(a) Except for this Agreement and for the Contracts disclosed in the Filed Company SEC Documents, Section 4.13(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, and the Company has made available to Parent true and complete copies, of:

(i) each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) each Contract to which the Company or any Company Subsidiary is a party that (A) restricts the ability of the Company or any Company Subsidiary to compete in any business or with any Person in any geographical area in any material respect, (B) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” or similar basis with any third party, (C) provides for an exclusive license, supply, distribution or other right in connection with any product or technology of the Company or (D) provides rights of first or last offer or refusal to any third party, except in the case of each of clauses (B), (C) and (D) for such restrictions, requirements and provisions that are not material individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

(iii) each Contract under which the Company or any Company Subsidiary (A) (x) licenses or sublicenses (or grants or is granted a similar right to use) Intellectual Property from or to any third party (other than (1) licenses or sublicenses of generally commercially available off-the-shelf software programs with annual license fees of less than $500,000, (2) non-exclusive licenses or sublicenses to customers in the ordinary course of business consistent with past practice, or (3) non-exclusive licenses or sublicenses ancillary to commercial agreements entered into in the ordinary course of business consistent with past practice) or (y) since September 30, 2021, assigned or acquired Intellectual Property to or from any third party, in the case of each of clauses (x) and (y), except for such assignments, licenses and sublicenses that are not material to the Company and the Company Subsidiaries, taken as a whole, or (B) is subject to any material restriction affecting Intellectual Property owned by the Company or any Company Subsidiary;

(iv) each Contract relating to Indebtedness of the Company or any Company Subsidiary (whether incurred, assumed, guaranteed or secured by any asset) in excess of $250,000, other than Contracts solely between or among the Company or any Company Subsidiary;

(v) each Contract under which the Company or any Company Subsidiary is the landlord, sublandlord, tenant, subtenant or occupant with respect to any material real property leased, subleased, licensed or otherwise occupied;

(vi) other than with respect to an entity that is wholly owned by the Company or any of the Company Subsidiaries, each partnership, joint venture or operating or limited liability company agreement, in which the Company or any Company Subsidiaries holds an equity interest, or any other agreement governing a material joint venture, profit-sharing, partnership or other similar arrangement;

(vii) each Contract that is a settlement, conciliation or similar Contract, including an such agreement with any Governmental Entity, that would require the Company or any of the Company Subsidiaries to pay consideration of more than $500,000 after the date of this Agreement or that contains material continuing restrictions on the business or operations of or other non-monetary obligations of the Company or the Company Subsidiaries;

(viii) each Contract that obligates the Company or any Company Subsidiary to make any future capital investment or capital expenditure outside the ordinary course of business and in excess of $500,000 individually or $750,000 in the aggregate;

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(ix) each Contract that prohibits the payment of dividends or distributions in respect of, or the repurchase or redemption of, the capital stock or other equity securities of the Company or any Company Subsidiaries;

(x) each Contract that (A) provides for the acquisition or disposition by the Company or any Company Subsidiaries of any business or material assets (whether by merger, sale of stock, sale of assets or otherwise) under which the Company or any of its Subsidiaries has any material continuing obligations (monetary or otherwise) or could reasonably be expected to have liabilities in excess of $500,000 after the date hereof or (B) pursuant to which the Company or any Company Subsidiaries acquired or will acquire any material ownership interest in any other Person or other business enterprise other than any Company Subsidiary, in each case, under which the Company or any Company Subsidiaries has obligations remaining to be performed as of the date hereof;

(xi) each Contract that is with (A) each of the ten (10) largest customers of the Company and the Company Subsidiaries, taken as a whole (the “Material Customers”), (B) each of the ten (10) largest commercial vendors of the Company and the Company Subsidiaries, taken as a whole (the “Material Vendors”), and (C) each of the ten (10) largest commercial Payor Program of the Company, the Company Subsidiaries and the Managed Professional Corporations, taken as a whole, in each case by dollar amount for the nine months ended September 30, 2021;

(xii) each Contract that provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts entered into on substantially the same form as the Company’s standard forms previously made available to Parent, (B) accelerated vesting in connection with a change of control, including the Transactions (including as a result of any termination of employment following a change of control, including the Transactions) or (C) any other Change of Control Payments;

(xiii) any Contract pursuant to which the Company or any Company Subsidiary provides management services or administrative support services or other similar services to a professional corporation or professional limited liability company that provides healthcare services, and any other Contract with the Managed Professional Corporations;

(xiv) each Contract for the employment or engagement of any director, officer, employee or independent contractor providing for annual compensation in excess of $250,000;

(xv) any stockholders, investors rights, registration rights or similar agreements or arrangements; and

(xvi) each collective bargaining agreement or other Contract with any labor union, labor organization, or works council (each a “Labor Agreement”).

Each such Contract of the Company or any Company Subsidiary described in clauses (i) through (xvi) above is referred to herein as a “Company Specified Contract” (regardless of whether in effect as of the date hereof or entered into after the date hereof or disclosed in the Filed Company SEC Documents).

(b) Each of the Company Specified Contracts is valid, binding and enforceable on the Company or the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (i) except for such failures to be valid, binding or enforceable or to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (ii) except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity. As of the date of this Agreement, there is no default or breach under any Company Specified Contract by the Company or the Company Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that (with or without notice or lapse of time, or both) would constitute a default or breach thereunder by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto, in each case except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14 Litigation. There is, and since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, has been, no claim, complaint, suit, action, investigation, charge, arbitration or proceeding of any nature, civil, criminal or regulatory, in law or equity, by or before any Governmental Entity or arbitrator (each, a “Proceeding”) pending or, to the Knowledge of the Company, threatened by or against the Company, any Company Subsidiary or, the

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Knowledge of the Company, any Managed Professional Corporation that has had and would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company, any Company Subsidiary or any Managed Professional Corporation that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.15 Compliance with Laws.

(a) Each of the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations is, and since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, has been, in compliance with all, and is not in default under or in violation of any applicable Law, including applicable Healthcare Laws, other than any noncompliance, default or violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company, any Company Subsidiary nor, to the Knowledge of the Company, any Managed Professional Corporation has received any written communication since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, and prior to the date of this Agreement from a Governmental Entity that alleges that the Company, any Company Subsidiary and any of the Managed Professional Corporation is not in compliance with or is in default or violation of any applicable Law, except where such non-compliance, default or violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company, the Company Subsidiaries and, to the Knowledge of the Company, its Managed Professional Corporations are in possession of all material franchises, tariffs, grants, authorizations, licenses, permits, accreditations, certifications, easements, variances, exemptions, consents, certificates, approvals and orders issued or required by any Governmental Entity necessary under applicable Law to own, lease and operate their assets and properties and to lawfully carry on, their businesses as they are being conducted (collectively, the “Company Permits”), except where the failure to be in possession of such Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Company Permits are valid and in full force and effect, except where the failure to be in full force and effect has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, revocation, non-renewal for cause, material modification, or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened and the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations are in compliance with all such Company Permits, except where such suspension, cancellation or noncompliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.16 Data Privacy and Security.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company’s, Company’s Subsidiaries’ and, to the Knowledge of the Company, the Managed Professional Corporations’ Processing of any Personal Data is and since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, has been, in compliance with each Privacy Obligation; (ii) no person (including any Governmental Entity) has, since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, threatened to bring any Proceeding involving a Governmental Entity pursuant to any written notice, or commenced any Proceeding with respect to the Company, any of the Company’s Subsidiaries’ or to the Knowledge of the Company, any of the Managed Professional Corporations’, privacy, security or data protection practices, including any loss, damage or unauthorized access, use, disclosure, modification or other misuse of any Personal Data maintained by, or on behalf of, the Company, any of the Company’s Subsidiaries or, to the Knowledge of the Company, any of the Managed Professional Corporations; and (iii) the Company, Company Subsidiaries and to the Knowledge of the Company, the Managed Professional Corporations, have obtained written agreements from all subcontractors Processing of Personal Data on their behalf that satisfy the requirements of the Privacy Obligations, and to the Knowledge of the Company, no such subcontractor is in breach of any such agreement.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of the Company, the Company IT Systems are adequate for, and operate and perform as required in connection with the operation of the business of each of the Company and Company Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and Company Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all Company IT

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Systems and data (including Personal Data) used in connection with their businesses, including implementation of backup and disaster recovery technology consistent with industry standards and practices; and (iii) the Company, Company Subsidiaries and to the Knowledge of the Company, the Managed Professional Corporations, with respect to their businesses, have undertaken all surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments and risk analyses) of all areas of its business and operations required by the Privacy Obligations.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any of the Company Subsidiaries nor to the Knowledge of the Company, any Managed Professional Corporations, has experienced any breaches, outages or unauthorized uses of or accesses to the Company IT Systems or Personal Data, including any alleged “breach” as defined in 45 C.F.R. § 164.402 or successful “security incident” (as defined in 45 C.F.R. § 164.304) with respect to “protected health information” (as defined in 45 C.F.R. § 160.103) in the possession or under the control of the Company or any Company Subsidiaries (each, a “Security Incident”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement complies and will comply with all Privacy Obligations.

Section 4.17 Healthcare Regulatory Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations is, and since October 30, 2020, and, to the Company’s Knowledge, since December 12, 2019, has been, in compliance with all Healthcare Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company, any Company Subsidiary nor, to Knowledge of the Company, any Managed Professional Corporation, has received any written communication from any Governmental Entity or other Person of any non-compliance with, or Proceeding under, any Healthcare Law.

(b) Neither the Company, the Company Subsidiaries, nor either of their respective employees, officers or directors nor, to the Knowledge of the Company, agents of the foregoing nor the Managed Professional Corporations nor their respective employees, officers, directors or agents, is or has been since November 25, 2019 and during their affiliation with the Company, the Company Subsidiaries or the Managed Professional Corporations, excluded, suspended or debarred from, or are otherwise ineligible for participation in, any applicable Federal Healthcare Program. Neither the Company, the Company Subsidiaries, nor, to the Knowledge of the Company, the Managed Professional Corporations is a party to, or has any reporting obligations under, any corporate integrity agreements, monitoring agreements, deferred prosecution agreements, consent decrees, orders, settlement agreements or similar agreements with or imposed by any Governmental Entity with respect to any Healthcare Law. To the Company’s Knowledge, since December 12, 2019, no Person has filed or has threatened to file against the Company or any Company Subsidiary or any Managed Professional Corporation under the federal False Claims Act (31 U.S.C. §§ 3729, et seq.) or analogous state whistleblower statute.

(c) Each of the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations, to the extent applicable, are and since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, have been, duly enrolled or credentialed in each Payor Program in which the Company, the Company Subsidiaries and the Managed Professional Corporations participate, and hold all required authorizations for payment by such Payor Programs, except to the extent that any failure to be enrolled or credentialed or to hold all required authorizations, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, neither the Company, any Company Subsidiary nor, to the Knowledge of the Company, any Managed Professional Corporation has received written communication from any Payor Program (i) that such Payor Program is terminating, suspending, withdrawing, not renewing (for cause) or materially limiting the Company, the Company Subsidiaries or the Managed Professional Corporations’ participation in the Payor Program or (ii) of any billing audits, program integrity reviews, recoupment efforts or similar Proceedings, except in each case with respect to (i) and (ii) above, where such actions have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company, the Company Subsidiaries and, to the Knowledge of the Company, the Managed Professional Corporations, since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, have billed and collected for healthcare services and items, and maintained

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accurate and complete records supporting its claims, in compliance with Healthcare Laws and all legally binding policies and requirements applicable to Payor Programs, except where any failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) To the Knowledge of the Company, since December 12, 2019, and during their respective affiliation with any Managed Professional Corporation, each healthcare professional employed by, or under contract with any Managed Professional Corporation (“Healthcare Professional”): (i) has held all required credentials, privileges, permits, licenses or other authorizations or certifications in each jurisdiction where such professionals were or are providing such services for or on behalf of any Managed Professional Corporation and such credentials, privileges, permits, licenses or other authorizations or certifications have not been suspended, revoked or restricted in any manner; and (ii) has complied with all Healthcare Laws, except in each case with respect to (i) and (ii) above, where failure to hold such authorizations or failure to comply, respectively, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, neither the Company, the Company Subsidiaries, nor to the Knowledge of the Company, any Managed Professional Corporation, has received any written communication from any Governmental Entity regarding any material violation of any Healthcare Law by any Healthcare Professional.

Section 4.18 Environmental Matters.

(a) Except for matters that would not be, individually or in the aggregate, material:

(i) The Company and the Company Subsidiaries are, and since October 30, 2020 and, to the Company’s Knowledge, since December 12, 2019, have been, in compliance with all Environmental Laws, which compliance has included obtaining, maintaining, and complying with all Environmental Permits required for the operation of the business or the ownership or occupancy of the real property.

(ii) Neither the Company nor any Company Subsidiary has received any written notice, report or other written correspondence from any Governmental Entity or other Person alleging the actual or potential violation of or liability under any Environmental Law or any Environmental Permit, in each case since October 30, 2020, and, to the Company’s Knowledge, since December 12, 2019, or which otherwise remains pending or unresolved.

(iii) There are no Proceedings or Judgments pending or, to the Knowledge of the Company, threatened by a Governmental Entity or other Person against the Company or any Company Subsidiary that allege a violation of or liability under any Environmental Law or any Environmental Permit.

(iv) There has been no release, treatment, storage, transportation, handling, use, manufacture, design, sale, distribution, supplying, marketing, disposal or arranging for or permitting the disposal of, exposure of any Person to, or ownership or operation of any property or facility contaminated by, any Hazardous Materials, in each case as has given or would give rise to liability of the Company or any Company Subsidiary under any Environmental Law.

(v) The Company and the Company Subsidiaries have not assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to the liability of any other Person under Environmental Law.

(b) The Company and the Company Subsidiaries have made available to Parent copies of material environmental, health and safety assessments, audits, reports and other documents relating to the current or former properties, facilities or operations of the Company and the Company Subsidiaries, which are in their possession or under their reasonable control.

Section 4.19 Intellectual Property.

(a) The Company and the Company Subsidiaries exclusively own, or have the valid right to use, all Intellectual Property used in or necessary for the operation of the businesses of the Company and the Company Subsidiaries as presently conducted (collectively, the “Company Intellectual Property”) free and clear of all Liens except for Permitted Liens, except where the failure to own or have the right to use such Intellectual Property has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The registered Company Intellectual Property is subsisting, and, to the Knowledge of the Company, the Company Intellectual Property is valid, and enforceable, except as has not had and would not reasonably be

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expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and Company Subsidiaries have taken commercially reasonable actions to protect the Company Intellectual Property, except where the failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.19(a) of the Company Disclosure Letter sets forth a true and complete list of the registered Intellectual Property owned by the Company or the Company Subsidiaries.

(b) To the Knowledge of the Company, (i) the use of the Company Intellectual Property by the Company and the Company Subsidiaries and the operation of the business of the Company and the Company Subsidiaries as presently conducted does not infringe upon or misappropriate any Intellectual Property of any other Person, (ii) there is no Proceeding pending or threatened in writing challenging or seeking to deny or restrict the rights of the Company or Company Subsidiaries in the Company Intellectual Property or alleging that the use of the Company Intellectual Property in the operation of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or misappropriates any Intellectual Property of any other Person, and (iii) no Person is infringing upon or misappropriating any Company Intellectual Property owned by the Company or any Company Subsidiary, in the case of each of clauses (i) through (iii), except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of the Company, the Company and the Company Subsidiaries have not incorporated, used, or linked any open source software in or with or to the Company’s or the Company Subsidiaries’ proprietary software in a manner that requires that any of such proprietary software (other than such open source software) be licensed, disclosed or distributed in source code form; and (ii) the Company and the Company Subsidiaries have not delivered or made available, or agreed to deliver or make available, the source code for the Company’s and the Company Subsidiaries’ proprietary software to any Person, except to employees and contractors performing services on behalf of the Company pursuant to written Contracts containing an obligation to maintain the confidentiality of such source code and reasonably protecting the Company’s and Company Subsidiaries’ rights to such source code.

(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company the computers, systems and Company IT Systems used by the Company and the Company Subsidiaries operate and perform in a manner that permits the Company and each Company Subsidiary to conduct its business as currently conducted, (ii) the Company and the Company Subsidiaries have taken commercially reasonable actions, consistent with industry standards, to protect the confidentiality, integrity and security of the computers, systems and Company IT Systems used by the Company and the Company Subsidiaries (and the information stored thereon or Processed thereby) against unauthorized use, access, interruption, modification, infection by malicious code or corruption; and (iii) the Company and the Company Subsidiaries have not experienced any (x) material failures or outages, or (y) Security Breaches, or (z) unauthorized access to or use of the Company IT Systems.

Section 4.20 Insurance. The Company and the Company Subsidiaries maintain, or are entitled to the benefits of, insurance, underwritten by financially reputable insurance companies, in such amounts and against such risks substantially as is reasonable for the industries in which the Company and the Company Subsidiaries operate. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all material insurance policies maintained by or on behalf of the Company or the Company Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid and (b) the Company and the Company Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of the Company or the Company Subsidiaries as of the date of this Agreement, and neither the Company nor any Company Subsidiary is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies. As at the date of this Agreement, none of the limits for any such policy currently in force have been exhausted or materially reduced.

Section 4.21 Brokers and Other Advisors. Except for (i) William Blair & Company, L.L.C. (“William Blair”), whose estimated fees related to the Transactions are set forth on Section 4.21 of the Company Disclosure Letter and which has been retained by the Company, there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries, their respective Affiliates, or any of their respective executive officers or directors in their capacities as executive officers or directors, or who is entitled to any financial advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Transactions, including the Merger.

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Section 4.22 Opinion of Financial Advisor. The Company Board has received the oral opinion of William Blair, to be confirmed by delivery of its written opinion dated February 2, 2022, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, and limitations, qualifications and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the holders of Company Common Stock (excluding the holders of any shares of Company Common Stock described in Section 3.1(a)(iii) and the Dissenting Shares) pursuant to this Agreement is fair to such holders from a financial point of view in the aggregate.

Section 4.23 Related Party Transactions. Neither the Company nor any Company Subsidiary is party to any transaction or arrangement under which any (a) present or former executive officer or director of the Company or any Company Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity of the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing is a party to any actual or proposed loan, lease or other Contract with or binding upon the Company or any Company Subsidiary or owns or has any interest in any of their respective properties or assets, in each case as would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K.

Section 4.24 Takeover Laws. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “business combination” or other form of anti-takeover statute or regulation or any other Takeover Law or any anti-takeover provision in the certificate of incorporation or bylaws of the Company is, and the Company has no rights plan, “poison pill” or similar agreement that is, applicable to this Agreement, the Merger or the other Transactions, and the Company Board and the Company have taken (or caused to be taken) all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” law will not be applicable to the Transactions, including the Merger.

Section 4.25 No Other Representations or Warranties; Reliance Disclaimer. The Company acknowledges and agrees that, except for the representations and warranties of Parent and Merger Sub expressly set forth in Article V or of Parent or any Affiliate of Parent in any Ancillary Agreement to which it is a party, none of Parent, the Parent Representatives or any other Person, is making, makes or has made any express or implied representation or warranty with respect to Parent or the Parent Representatives, with respect to any other information provided to the Company or its Representatives by or on behalf of Parent or the Parent Representatives in connection with the Transactions or otherwise with respect to this Agreement, the Ancillary Agreements or the transactions contemplated hereby or therein. The Company, on its own behalf and on behalf of its Representatives, (a) disclaims reliance on any representations or warranties or other information provided to them by Parent or the Parent Subsidiaries or their respective Representatives or any other Person, except for the representations and warranties of Parent and Merger Sub expressly set forth in Article V and of Parent or any Affiliate of Parent in any Ancillary Agreement to which it is a party, and (b) without limiting the generality of the foregoing, represents, warrants and acknowledges and agrees, that, in entering into this Agreement and the Ancillary Agreements, the Company has relied solely on its own investigation and analysis and the representations and warranties of Parent expressly set forth in Article V and in any Ancillary Agreement to which it is a party and no other representations or warranties of Parent, its Representatives or any other Person, express or implied.

Article V
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub represent and warrant to the Company as follows:

Section 5.1 Organization, General Authority and Standing. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction). Each of Parent and Merger Sub (a) has full power and authority necessary to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its business as presently conducted and (b) is duly qualified or licensed to do business in each jurisdiction where the nature of its business makes such qualification or licensing necessary, other than where the failure to have such power and authority or to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. Parent has made available to the Company true and complete copies of Parent’s Organizational Documents.

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Section 5.2 Capitalization and Business Conduct of Merger Sub.

(a) All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, free and clear of all Liens. There are no options, warrants, rights, convertible or exchangeable securities, stock-based performance units or Contracts to which Merger Sub is a party or by which Merger Sub is bound obligating Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or any security convertible or exchangeable for any shares of capital stock of, Merger Sub.

(b) Parent was incorporated on January 27, 2022. Since its incorporation through the date hereof, Parent has not engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement, the Ancillary Agreements and the Transactions, including the Merger and the Financing. As of the date hereof, Parent has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

(c) Merger Sub was incorporated on January 27, 2022. Since its incorporation through the date hereof, Merger Sub has not engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement, the Ancillary Agreements and the Transactions, including the Merger and the Financing. As of the date hereof, Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

Section 5.3 Authority; Execution and Delivery; Enforceability.

(a) The adoption, execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which they are a party and the consummation by Parent and Merger Sub of the Transactions and the transactions contemplated by such Ancillary Agreement, Parent or Merger Sub, as applicable, have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered this Agreement and the Ancillary Agreements to which it is a party, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

(b) The Parent Board, acting pursuant to unanimous written consent, (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, Parent and Parent’s stockholders and (ii) adopted, approved and declared advisable this Agreement.

(c) No vote of holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the consummation by Parent and Merger Sub of the Merger and the other Transactions.

(d) The Merger Sub Board (i) determined that this Agreement and the Transactions, including the Merger, are advisable, fair to, and in the best interests of, Parent, Merger Sub’s sole stockholder, (ii) approved this Agreement and the Transactions, including the Merger, and declared that this Agreement and the Transactions, including the Merger, are advisable, fair and in the best interest of Merger Sub and Parent, as the sole stockholder of Merger Sub, (iii) directed that this Agreement be submitted to Parent, as the sole stockholder of Merger Sub, for its adoption and approval and (iv) resolved to recommend that Parent, as the sole stockholder of Merger Sub, votes to adopt this Agreement and approve the Transactions, including the Merger, and Parent, as the sole stockholder of Merger Sub, has executed and delivered a unanimous written consent of the sole stockholder of Merger Sub approving this Agreement and the Transactions, including the Merger, in accordance with the DGCL, such approval to be effective immediately following the execution and delivery of this Agreement.

Section 5.4 No Conflicts; Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, do not, and the consummation of the Transactions and the other transactions contemplated by such Ancillary Agreements and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to

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a right of termination, cancelation or acceleration of any material obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or the Parent Subsidiaries under, any provision of (i) the Organizational Documents of Parent or any Parent Subsidiary, (ii) any Parent Permit or any Contract to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 5.4(b) and Section 6.3(a), any Law applicable to Parent or the Parent Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

(b) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreement to which Parent or Merger Sub is a party or the consummation of the Transactions or the other transactions contemplated by the Ancillary Agreements, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement, and (B) such reports under the Exchange Act and the Securities Act as may be required in connection with this Agreement or the Transactions, (iii) the filing of the Certificate of Merger with the Delaware Secretary and appropriate documents with the relevant authorities of the other jurisdictions in which Parent or Merger Sub is qualified to do business, and (iv) such other items that the failure of which to obtain or make would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.5 Financing.

(a) Parent has delivered to the Company a true, complete and correct copy of the Equity Commitment Letter as in effect as of the date hereof from the Guarantor, pursuant to which the Guarantor has committed to provide, subject only to the terms and conditions set forth therein, equity financing for the Transactions in the aggregate amount set forth therein (the “Financing”). The Equity Commitment Letter provides that the Company is a third-party beneficiary thereof for the purposes described in, and on the terms and subject to the conditions set forth in, the Equity Commitment Letter. The Equity Commitment Letter, is in full force and effect and is a legal, valid and binding obligation of Parent and the Guarantor, enforceable against the parties thereto in accordance with its terms (except insofar as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or (ii) by the remedies of specific performance and the injunctive and other principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity and subject to equitable defenses and the discretion of the court before which any Proceeding therefor may be brought).

(b) As of the date of this Agreement, the commitment set forth in the Equity Commitment Letter is in full force and effect, such commitment has not been amended or modified or revoked, withdrawn or terminated and no such amendment or modification is contemplated or pending. As of the date hereof, the Equity Commitment Letter constitutes the entire and complete agreement between the parties thereto with respect to the financing contemplated thereby. Other than the Equity Commitment Letter, as of the date of this Agreement there are no other written agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the Financing that could affect the availability of the Financing or any portion thereof on the Closing Date. As of the date of this Agreement, neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth in the Equity Commitment Letter, and, as of the date of this Agreement no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date of this Agreement, the Guarantor has not notified Parent of its intention to terminate any commitment set forth in the Equity Commitment Letter or not to provide the Financing. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Equity Commitment Letter as disclosed to the Company prior to the date hereof. As of the date of this Agreement and assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.3, Parent has no reason to believe that it will be unable to satisfy any conditions within its control to the funding of the full amount of the Financing to be satisfied by it, or that the Financing will not be available to Parent on the Closing Date on the terms and subject to the conditions set forth in the Equity Commitment Letter. To the Knowledge of Parent, there are no facts or circumstances as of the date hereof that would reasonably be expected to result in Guarantor not being able to satisfy any conditions within its control to the funding of the full amount of the Financing required to be funded by it under the Equity Commitment Letter.

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(c) Assuming the Financing is funded in accordance with the Equity Commitment Letter and the conditions to closing set forth in Section 7.3(a) and Section 7.3(b) are satisfied or waived, the aggregate proceeds contemplated by the Equity Commitment Letter will be sufficient to enable Parent or Merger Sub, as applicable, to (i) pay all of the Merger Consideration payable in respect of all shares of Company Common Stock in the Merger as required pursuant to Section 3.4(a) of this Agreement, (ii) pay all other amounts payable by Parent or Merger Sub, as applicable, in connection with the Closing in respect of Company Options, Company RSUs and Company Warrants under Section 3.2(a)(i), Section 3.2(b)(i) and Section 3.3 of this Agreement, respectively, (iii) pay all amounts, required to be paid under the Debt Payoff Letter in order to discharge the Existing Credit Facility and pay such other out-of-pocket, third party costs and expenses of the Company expressly contemplated to be funded by Parent under this Agreement on the Closing Date, and (iv) pay all related fees and expenses of Parent and Merger Sub associated with the Transactions or the Equity Commitment Letter required to be paid on the Closing Date by such party.

(d) Without limiting Section 9.9, in no event shall the receipt or availability of any funds or financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 5.6 Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company’s stockholders (as applicable), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; except that no representation or warranty is made by Parent or Merger Sub with respect to statements included or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

Section 5.7 Litigation. As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect, nor is there any Judgment outstanding against Parent or any Parent Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.8 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Parent or any of its Affiliates.

Section 5.9 Ownership of Company Common Stock. None of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company, and none of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates has any rights to acquire, directly or indirectly, any shares of Company Common Stock, except pursuant to this Agreement and the Contribution Agreement (as applicable). None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or at any time during the last three (3) years has been, an “interested stockholder” of the Company, in each case as defined in Section 203 of the DGCL.

Section 5.10 Solvency. None of Parent or Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or any of their respective Subsidiaries or Affiliates or of the Company or any of its Subsidiaries. Assuming (a) satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligation to consummate the Merger, and (b) the accuracy of the representations and warranties set forth in Article IV, and after giving effect to the Transactions, any debt financing obtained or anticipated to be obtained at or prior to the Effective Time in connection with or following the Transactions and the payment of all amounts required to be paid by the parties hereto at or prior to the Effective Time in connection with the consummation of the Transactions, including all of the Merger Consideration required to be deposited with the Paying Agent, any repayment or refinancing of the Existing Credit Facility to occur at or prior to the Effective Time and payment of all related fees and expenses of Parent and Merger Sub required to be paid at or prior to the Effective Time, Parent, the Surviving Corporation and their respective Subsidiaries, on a consolidated basis, will be Solvent as of the Effective Time and immediately after the consummation of the Transactions.

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Section 5.11 Guarantee. Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guarantee. The Guarantee is (a) a legal, valid and binding obligation of the Guarantor, (b) enforceable against the Guarantor in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity) and (c) as of the date hereof, in full force and effect and has not been amended or modified. As of the date hereof, there is no default or breach under the Guarantee by the Guarantor, and no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantor under such Guarantee.

Section 5.12 Absence of Certain Arrangements. As of the date hereof, None of Parent, Merger Sub, nor any of their affiliates has entered into any Contract with any bank or investment bank or other potential provider of debt or equity financing on an exclusive basis in connection with any transaction involving the Company (or otherwise on terms that would prohibit such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or any of the Subsidiaries), except for such actions to which the Company has previously agreed in writing.

Section 5.13 No Other Representations or Warranties; Reliance Disclaimer. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties of the Company set forth in Article IV and in any Ancillary Agreement to which it is a party, none of the Company, the Company stockholders, nor any Representative of or other Person acting on behalf of the Company or the Company stockholders, makes or has made any express or implied representation or warranty with respect to the Company or the Company Subsidiaries or with respect to any other information provided to Parent or any of its Affiliates or its and their respective Representatives by or on behalf of the Company, the Company Subsidiaries or the Company stockholders in connection with the Transactions. Each of Parent and Merger Sub, on its own behalf and on behalf of its Affiliates or its and their respective Representatives, disclaims reliance on any representations or warranties or other information provided to them by the Company or the Company Subsidiaries or their respective Representatives or any other Person except for the representations and warranties of the Company expressly set forth in Article IV and in any Ancillary Agreement to which it is a party. Without limiting the generality of the foregoing, except to the extent expressly set forth in a representation or warranty of the Company set forth in Article IV or in any Ancillary Agreement to which the Company is a party, each of Parent and Merger Sub, on its own behalf and on behalf of its Affiliates or its and their respective Representatives, acknowledges and agrees that none of the Company, the Company Subsidiaries or any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent’s or Merger Sub’s (or such Representatives’) use of, or the accuracy or completeness of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the Merger and that, in entering into this Agreement and the Ancillary Agreements, Parent and Merger Sub have relied solely on their own investigation and analysis and the representations and warranties of the Company expressly set forth in Article IV and in any Ancillary Agreement to which it is a party and no other representations or warranties of the Company, the Company stockholders, their Representatives or any other Person, express or implied.

Article VI
Covenants

Section 6.1 Conduct of Business by the Company.

From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article VIII, and except (i) as expressly required or contemplated by this Agreement, (ii) as may be required by applicable Law, (iii) solely in respect of the applicable clauses of this Section 6.1 set forth in, and in accordance with, clause (c)(i) of this Section 6.1, for any actions or the failure to take any action in response to COVID-19 or COVID-19 Measures, (iv) as set forth in Section 6.1 of the Company Disclosure Letter or (v) with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed in the case of clause (a) or clauses (b)(vi), (vii), (viii), (x), (xi), (xiii)(D), (xvii), (xviii), (xxii) or (xxiii)):

(a) the Company shall, and shall cause each Company Subsidiary to use its commercially reasonable efforts to conduct its business and the business of the Company Subsidiaries in the ordinary course in all material respects, and, to the extent consistent therewith, use commercially reasonable efforts to maintain and preserve intact in all material respects its business organization, assets, properties and business relations.

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(b) without limiting the foregoing, and subject to clauses (i) through (v) above, the Company shall not and shall cause each Company Subsidiary not to:

(i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any equity or any Rights other than the issuance of Company Common Stock in respect of the vesting, settlement or exercise of Company RSUs, Company PSUs and Company Options outstanding as of the date hereof in accordance with the terms of this Agreement;

(ii) (A) split, combine or reclassify any of its equity interests or Rights or issue or authorize or propose the issuance of any other equity interests in respect of, in lieu of or in substitution for its equity interests or other Rights, or (B) repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to purchase, redeem or otherwise acquire, any membership, partnership or other equity interests or Rights, except, in the case of any Company RSUs, Company PSUs or Company Options, as required by the terms of the applicable Company Stock Plans and any related award agreements outstanding and in effect as of the date hereof in accordance with their terms (and made available to Parent);

(iii) (A) sell, lease, sublease, license, sublicense, abandon, waive, relinquish, transfer, pledge, abandon, assign, swap, mortgage or otherwise dispose of or subject to any Lien all or any material portion of its assets, businesses or properties or any of its material assets, businesses or properties other than (1) any sales, leases, or dispositions of inventory in the ordinary course of business consistent with past practice or any other assets (other than Company Intellectual Property) in the ordinary course of business consistent with past practice, including the factoring of receivables in the ordinary course of business consistent with past practice, with an aggregate value not to exceed $250,000 or (2) any non-exclusive licenses or sublicenses of Company Intellectual Property granted to customers for the use of, or in connection with, Company products in the ordinary course of business consistent with past practice; (B) acquire (by merger or otherwise) or lease any assets or all or any portion of (or interests in) the business or property of any other entity or Person; provided that, for the avoidance of doubt, this shall not restrict purchases of products or supplies by the Company and its Subsidiaries from vendors in the ordinary course of business; (C) merge, consolidate or enter into any other business combination transaction with any Person; or (D) convert from a limited partnership, limited liability company or corporation, as the case may be, to any other business entity;

(iv) (x) establish a record date for, authorize, make or declare dividends or distributions (whether in cash, assets, stock, other securities or otherwise) to (A) the holders of Company Common Stock or any Company Subsidiary or (B) any other equityholders or Rights holders of the Company or any Company Subsidiary or (y) make any other payment in respect of any of its equity securities or Rights (other than, in the case of clause (x), any dividend or distribution from a wholly owned Company Subsidiary to the Company or to any other wholly owned Company Subsidiary);

(v) amend or otherwise modify the Company’s or any Company Subsidiary’s Organizational Documents as in effect on the date of this Agreement or waive any material provision of the Organizational Documents of the Company or any of its Subsidiaries;

(vi) enter into any Company Specified Contract that is outside the ordinary course of business, except for any Company Specified Contract of the type described in clause (ii) of the definition thereof;

(vii) modify or amend in any material respect, terminate or assign, or waive or assign any material rights under, any Company Specified Contract;

(viii) waive, release, assign, settle or compromise any pending or threatened material Proceeding or settle or compromise any other pending or threatened Proceeding if such settlement or compromise (A) involves a material conduct remedy or material injunctive or similar relief or involves any material, non-monetary obligations (contingent or otherwise) on the Company or any Company Subsidiary, (B) involves an admission of criminal wrongdoing by the Company or any Company Subsidiary or any other admission of wrongdoing that is or would reasonably be expected to be publicly disclosed or made available, (C) has or would reasonably be expected to have in any material respect a restrictive impact on the business or operations of the Company or any Company Subsidiary or (D) involves the payment by the Company or any of its Subsidiaries of more than $500,000 in the aggregate;

(ix) implement or adopt any material change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP or by Law;

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(x) fail to use commercially reasonable efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it as of the date hereof;

(xi) (A) change any material election relating to Taxes, (B) settle any material Proceeding, audit or controversy relating to material Taxes, (C) amend any income or other material Tax Return in any material respect, (D) enter into any closing agreement with a Governmental Entity with respect to any income or other material Tax, (E) surrender any right to claim a material Tax refund, (F) change any material Tax accounting period, (G) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment; or (H) incur any material Tax liability outside the ordinary course of business or fail to pay any income or other material Tax (including any estimated Tax) that becomes due and payable;

(xii) except as required by applicable Law, expressly required by this Agreement or required by the terms of any Company Benefit Plan set forth on Section 4.11(a) of the Company Disclosure Letter, (A) grant or commit to grant to any current or former director, officer, employee, contractor, consultant or service provider any increase in cash compensation, bonus, incentive compensation or fringe or other benefits, other than (1) with respect to employees who do not have a title of vice president position or any higher position and whose total annual compensation does not exceed $250,000, (2) any employee or independent contractor whose core functional responsibility is the provision of care to patients, so long as such employee or independent contractor’s base salary or annual fees do not exceed $400,000) or (3) in connection with the Company’s or any Company Subsidiary’s annual merit-based compensation review process, provided that no such increase shall exceed 3% of an individual’s annual base salary or annual fees, (B) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting or payment of any compensation or benefits under, any collective bargaining agreement or Company Benefit Plan, except for amendments to Company Benefit Plans that are health and welfare plans made in the ordinary course of business consistent with past practice that do not materially increase the expense of maintaining such plan, (C) grant or amend any equity or equity-based awards (including, for the avoidance of doubt, the Company Options, Company RSUs and Company PSUs), (D) enter into any employment, consulting, change in control, retention or severance agreement with, or grant or provide any severance, change in control, or retention payments or benefits to, any current or former director, officer, employee, contractor, consultant or service provider (other than (x) offer letters that provide for no severance or change in control benefits or any other benefits or payments that are otherwise restricted by this clause (xiv) or (y) severance benefits or payments pursuant to the guidelines set forth in the Company’s policies and set forth on Section 6.1(b)(xii)(D) of the Company Disclosure Letter under the header “Company Severance Policies”), (E) grant to any director, officer, employee, contractor, consultant or service provider any severance or termination pay or increase thereof other than the outstanding severance obligations as of the date hereof of the Company and its Subsidiaries, as set forth on Section 6.1(b)(xii)(E) of the Company Disclosure Letter, (F) hire any officer, employee, contractor, consultant or service provider whose base salary or annual fees exceed $200,000 (other than any employee or independent contractor whose core functional responsibility is the provision of care to patients, so long as such employee or independent contractor’s base salary or annual fees do not exceed $400,000), (G) terminate the employment or services (other than for cause) of any officer, employee, contractor, consultant or service provider whose base salary or annual fees exceed $200,000, or (H) take any action to accelerate the vesting or payment date of any Company equity awards or accelerate the vesting or payment of any compensation or benefits, or the funding of any compensation or benefits, payable, provided or to become payable or provided under a Company Benefit Plan or otherwise;

(xiii) (A) incur, assume, guarantee or otherwise become liable for any Indebtedness (directly, contingently or otherwise), (B) redeem, repurchase, cancel or otherwise acquire any Indebtedness (directly, contingently or otherwise), (C) other than with respect to the Existing Credit Facility and required by the agreements in respect of such Existing Credit Facility made available to Parent, create any Lien that is not a Permitted Lien on its property or assets or the property or assets of any Company Subsidiary in connection with any pre-existing Indebtedness, new Indebtedness or lease or otherwise or (D) make or commit to make any capital expenditures except in the ordinary course of business consistent with past practice;

(xiv) enter into any transaction or Contracts with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K;

(xv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution, liquidation, recapitalization or other reorganization;

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(xvi) make any loans, advances or capital contributions to, or investments in, any Person in excess of $250,000 (other than the Company or any wholly owned Company Subsidiary or in connection with indemnification and advancement rights of the Company’s directors and officers to the extent required by the Organizational Documents of the Company or any of its Subsidiaries or any other Contract in effect as of the date hereof and made available to Parent) other than loans, advances or capital contributions in the form of trade credit granted to customers in the ordinary course of business consistent with past practice;

(xvii) disclose any material source code or material trade secrets to any Person, except in the ordinary course of business consistent with past practice and pursuant to a non-disclosure agreement;

(xviii) (A) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries, or (B) negotiate, modify, extend, or enter into any Labor Agreement;

(xix) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws;

(xx) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference or nondisparagement obligation of any current or former employee earning or who was earning annual compensation in excess of $200,000;

(xxi) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Agreement;

(xxii) enter into any new line of business or change or modify (regardless of the period of time for such change or modification) its accounting or operating policies, principles or practices in any material respect (including its practices with respect to collection, payment, establishment of reserves for uncollectible accounts or its cash management policies, principles or practices);

(xxiii) make, except as required by the terms of any Company Benefit Plan set forth on Section 4.11(a) of the Company Disclosure Letter, or enter into any Contract providing for, any Change of Control Payment; or

(xxiv) agree or commit to do anything prohibited by clauses (i) through (xxiii) of this Section 6.1(b).

(c) Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) clause (iii) of the first paragraph of this Section 6.1 shall only be applicable to (A) Section 6.1(a) and Section 6.1(b)(vi), (vii), (x), (xi), (xiii)(D), and (xix) (other than any such action that would reasonably be expected to implicate the WARN Act or any similar Laws), or (xxii) and (B) to the extent that either (x) such action or the failure to take such action in response to COVID-19 Measures is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with such COVID-19 Measures or (y) such action or the failure to take such action in response to COVID-19 is reasonably determined by the Company Board to be necessary in response to COVID-19 in order to maintain and preserve in all material respects the business organization, assets, properties and business relations of the Company and its Subsidiaries, taken as a whole; provided, however, that the Company shall give Parent prior written notice of any such act or failure to act to the extent reasonably practicable, which notice shall describe in reasonable detail the act or failure to act and the reason(s) that such act or failure to act is being taken, or omitted to be taken, pursuant to this paragraph and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this proviso, the Company shall instead give such written notice to Parent promptly after such act or failure to act, and (ii) the Company shall use commercially reasonable efforts (including by taking all actions within its control) to cause each Managed Professional Corporation to (A) operate its business and maintain and preserve its business organization, assets, properties and business relations in manner described in Section 6.1(a) (as if such Managed Professional Corporation were a Subsidiary of the Company) and (B) not to take any action that would, if such Managed Professional Corporation were a Subsidiary, be prohibited by Section 6.1(b) (to the extent related to the foregoing) or otherwise make any dividends, distributions or payments to any of its direct or indirect equityholders other than in the ordinary course of business consistent with past practice, in the case of each of

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clause (A) and (B), without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed in the case of clause (A) or in the case of clause (B) to the extent related to clauses Section 6.1(a) and Section 6.1(b)(vi), (vii), (x), (xi), (xiii)(D), and (xix)).

Section 6.2 Conduct of Business by Parent and Merger Sub. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, and except (i) as expressly permitted or required by this Agreement, (ii) as may be required by applicable Law or (iii) with the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), neither Parent nor Merger Sub shall take any action with the actual knowledge that such action would reasonably be expected to materially and adversely impair or materially delay the consummation of the Transactions.

Section 6.3 Efforts to Consummate the Merger.

(a) Subject to the terms and conditions of this Agreement, the Company, on the one hand, and each of Parent and Merger Sub, on the other hand, will reasonably cooperate with the Other Party and use (and will cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, as promptly as practicable, the Merger, including reasonable best efforts to (i) prepare and make as promptly as practicable all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information and applications with any Governmental Entity necessary, proper or advisable to consummate the Transactions (including filing any Notification and Report Form required pursuant to the HSR Act within ten (10) Business Days following the execution of this Agreement), and (ii) otherwise obtain or make, as applicable, all permits, consents, approvals or authorizations of or notices to all Governmental Entities and all third parties that are not Governmental Entities necessary to consummate the Transactions and to comply with the terms and conditions of such permits, consents, approvals and authorizations and to cause the Merger to be consummated as expeditiously as practicable; provided, however, (x) that the Company shall not be required under this Section 6.3(a) to compensate any third party that is not a Governmental Entities, make any accommodation commitment or incur any liability or obligation to any third-party that is not a Governmental Entity to obtain any such consent or approval, unless (A) Parent or its Affiliates agree to compensate any such third-party on the Company’s behalf or to promptly reimburse the Company for any payments made or liabilities to any such third party, in each case in connection with obtaining such consents or approvals, or (B) required by any existing Contract to which the Company or any of its Subsidiaries is bound, (y) none of the Company or any of its Subsidiaries shall, and none of Parent or Merger Sub shall be required to, compensate or agree to compensate any such third-party, make any accommodation commitment or incur any liability or obligation to any such third party in connection with obtaining such consents or approvals without the prior written consent of Parent, and (z) none of the Company or any of its Subsidiaries shall seek any such consent or approval of, or make any notices to, any Persons that are not Governmental Entities without the prior written consent of Parent.

(b) Each of the Parties hereto will (i) reasonably cooperate with each other in connection with any filing to or submission with any Governmental Entity in connection with the Transactions or in connection with any Proceeding by or before any Governmental Entity relating to the Merger, including any Proceeding initiated by a private Person, (ii) promptly inform the Other Party of (and supply to the Other Party) any material communication received by such Party from, or given by such Party to any Governmental Entity and any material communication received or given in connection with any Proceeding by a private Person, in each case regarding the Merger, (iii) permit the Other Party to review in advance and incorporate their reasonable comments in any communication to be given by it to any Governmental Entity with respect to any investigations or reviews under any Law or by any Governmental Entity in connection with the Transactions and (iv) to the extent not prohibited by the applicable Governmental Entity, consult with the Other Party in advance of any material meeting, written communications or teleconference with any Governmental Entity or, in connection with any Proceeding by a private Person, with any other Person, and, to the extent not prohibited by the Governmental Entity, give the Other Party the opportunity to attend and participate in such meetings and teleconferences. Any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the Other Party under this subsection (b) as “outside counsel only,” in which case such materials and the information contained therein shall be given only to the outside counsel of the recipient Party, and the recipient Party shall cause such outside counsel not to disclose such materials or information to any employees, officers, directors or other Representatives of the recipient Party, unless express written permission is obtained in advance from the source of the materials. Nothing in this Section 6.3(b) shall obligate the Parties to share any information to the other Party covered by the attorney client privilege, work product

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doctrine or other similar privilege to the extent that the sharing of such information would reasonably be expected to result in a loss of any such privilege; provided that, the non-sharing Party will take reasonable best efforts to share any such information with the protected from disclosure under the attorney-client privilege, work product doctrine or any other privilege pursuant to this Section 6.3(b) in a manner so as to preserve the applicable privilege.

(c) Without limiting the generality of the foregoing, the Company, Parent and Merger Sub each agree to use reasonable best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve any objections that a Governmental Entity may assert under any Antitrust Law with respect to the Transactions, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity with respect to the Merger, in each case, so as to enable the Closing to occur as promptly as practicable. Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub’s reasonable best efforts to consummate the Transactions shall include doing or agreeing to do any and all of the following: (i) selling, divesting or otherwise disposing of or holding separate, or placing any restrictions on, any of their or their Subsidiaries’ (including, from and after the Effective Time, the Company’s and its Subsidiaries’) assets, properties, licenses, products, product lines, rights, services, businesses, voting securities or other operations or interests therein; (ii) the termination or assignment of any existing relationships, contractual rights, licenses, or obligations, or the entry into or amendment of any arrangements by it or its Subsidiaries (including, from and after the Effective Time, the Company and its Subsidiaries); (iii) the taking of any action that, after consummation of the Transactions, would limit the freedom of action of, or impose any other requirement on, Parent or Merger Sub with respect to the operation of one or more of the businesses, or the assets, of the Company and Parent, Merger Sub and their respective Subsidiaries; (iv) such undertakings as are customarily given or as may be required under applicable Laws; and (v) any other remedial action whatsoever that may be necessary in order to consummate the Transactions prior to the Outside Date; provided that any such action described in clauses (i) through (v) is conditioned upon the completion of the Transactions and is at no cost to the Company prior to the Closing (except to the extent that Parent pays, or causes to be paid, such costs on behalf of the Company).

(d) In furtherance and not in limitation of the covenants of the Parties contained in this Section 6.3, if any Proceeding, is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, Parent and the Company will, and will cause their Subsidiaries to, reasonably cooperate and use reasonable best efforts to contest, defend, appeal and resist any such Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, and to have vacated, lifted, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger. None of the Parties shall, without the prior written consent of the Other Party, “pull-and-refile” or agree to extend the waiting period under the HSR Act or take any similar action with respect to any Consents, clearances, expirations or terminations of waiting periods, registrations, authorizations and other confirmations from any Governmental Entity of competent jurisdiction necessary, proper or advisable to consummate the Merger (“Regulatory Approvals”).

(e) Parent and Merger Sub shall not, and shall cause their respective Affiliates not to, directly or indirectly, acquire or invest in any Person or acquire, lease or license any assets, or agreeing to do any of the foregoing, if doing so would reasonably be expected to materially impair or materially delay the ability to or the time period to (i) obtain the Regulatory Approvals, (ii) obtain all actions or nonactions, expirations or terminations of waiting periods, authorizations and orders of Governmental Entities necessary for the consummation of the Transactions or (iii) satisfy any of the conditions set forth in Article VII or consummate the Transactions.

(f) Notwithstanding anything to the contrary in this Agreement, in the event that this Section 6.3(f) conflicts with any other covenant or agreement in this Article VI (including, for the avoidance of doubt, Section 6.5 or Section 6.13) that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 6.4 Go-Shop; No-Shop; Alternative Acquisition Proposals.

(a) Go-Shop. Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. New York time on March 4, 2022, the Company and any of its Subsidiaries and Affiliates and its and their respective Representatives shall have the right to: (i) solicit, initiate, propose, induce the making or submission of, encourage or facilitate in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, including by (A) providing, furnishing or making available to any Person (and its Representatives) any information (including

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non-public information or data) relating to the Company, any of its Subsidiaries or their respective businesses, properties or assets and (B) affording access to any personnel of the Company and its Subsidiaries to any Person (and its Representatives), in the case of each of clause (A) and (B), for the purpose described in this clause (i) and only to those Persons that have entered into a confidentiality agreement with the Company having provisions that are not materially less favorable to the Company than the provisions of the Confidentiality Agreement; provided that (x) such confidentiality agreement does not contain provisions which prohibit the Company from providing information to Parent or its Representatives as required by Section 6.4(d) or that otherwise prohibits the Company from complying with the provisions of Section 6.4(d) or otherwise would cause the Company to breach this Agreement in any material respect and (y) the Company shall provide access to Parent and Merger Sub of any non-public information that the Company has provided, or that is otherwise provided by or on behalf of the Company or any of its Representatives, to any Person given such access that was not previously made available (whether prior to or after the execution of this Agreement) to Parent or Merger Sub substantially concurrently with the time it is provided to such Person and, unless otherwise agreed by Parent, in the same manner so provided to such Person; and (ii) continue, enter into, engage in or otherwise participate in any discussions or negotiations with any Person (and their respective Representatives) regarding any Company Acquisition Proposals (or inquiries, offers or proposals or any other effort or attempt that could reasonably be expected to lead to a Company Acquisition Proposal), and cooperate with or assist or participate in, or facilitate, any inquiries, offers, proposals, discussions or negotiations or any effort or attempt to make any Company Acquisition Proposals or other proposals that could reasonably be expected to lead to Company Acquisition Proposals, including by granting a limited waiver, amendment or release under any pre-existing “standstill” or other similar provision to the extent necessary to allow for a Company Acquisition Proposal or amendment to a Company Acquisition Proposal to be made by such Person to the Company or the Company Board on a confidential basis.

(b) No-Shop.

(i) Subject to the other applicable provisions of this Section 6.4, commencing at 11:59 p.m. New York time on March 4, 2022 (the “No-Shop Period Start Date”) and continuing until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall not (whether through the Company Board or any committee thereof), and shall cause its Subsidiaries and Affiliates and each of its and their respective directors, officers and employees not to, and shall instruct and use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (A) solicit, initiate, propose, induce the making or submission of, or knowingly encourage or facilitate or otherwise cooperate or assist in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, including by (1) providing or furnishing to any Person (other than Parent and its Representatives) any non-public information or data relating to the Company, any of its Subsidiaries or their respective businesses, properties or assets or (2) affording access to any personnel or any properties, assets, books or records of the Company or its Subsidiaries to any Person (other than Parent and its Representatives); (B) continue, enter into, engage in or otherwise participate in any discussions or negotiations with, or otherwise cooperate with or assist, any Person (or its Representatives) regarding any Company Acquisition Proposals (or any inquiries, offers or proposals or any other effort or attempt that could reasonably be expected to lead to a Company Acquisition Proposal), including (1) the entry into any agreement, agreement in principle, letter of intent or other arrangement (including any non-binding term sheet or similar arrangement) to consummate, or otherwise with respect to, any Company Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to a Company Acquisition Proposal, or (2) the approval or endorsement of any Company Acquisition Proposal, with respect to any inquiry, offer or proposal that could reasonably be expected to lead to a Company Acquisition Proposal or any agreement or other arrangement of the type described in the preceding clause (1); (C) grant a waiver, amendment or release (to the extent not automatically waived, amended or released upon announcement of, or entering into, this Agreement in accordance with the terms) of any pre-existing “standstill”, confidentiality or similar provision or fail to enforce any of the foregoing (provided that, from the No-Shop Period Start Date until earlier of the termination of this Agreement in accordance with its terms and the receipt of the Company Stockholder Approval, the Company and its Subsidiaries shall, subject to the other applicable provisions of this Section 6.4, be permitted to grant a limited waiver, amendment or release (to the extent not automatically waived or terminated upon the announcement of, or entry into, this Agreement) of any “standstill” or similar obligation of any third party with respect to the Company or any of its Subsidiaries to the extent necessary to allow such third party to make an unsolicited bona fide written Company Acquisition Proposal on a confidential basis to the Company Board if the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and such Company Acquisition Proposal did not result from or arise out of a breach of any other provision applicable provision of this Section 6.4); (D) take any

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action to make any Takeover Laws, including Section 203 of the DGCL, inapplicable to any Company Acquisition Proposal or any Person (other than Parent and its Affiliates) or (E) agree or resolve to take, or take, any of the actions prohibited by clauses (A), (B), (C) or (D) of this sentence. Subject to Section 6.4(b)(ii), at the No-Shop Period Start Date, (1) the Company shall immediately cease, and cause its Subsidiaries and the Representatives of the Company and its Subsidiaries to immediately cease, any and all discussions or negotiations with any Persons (other than Parent and its Representatives) conducted heretofore with respect to any of the foregoing, as well as any other activities described in Section 6.4(a), (2) the Company shall terminate, or cause to be terminated, access by any such Persons and their Representatives to any non-public information concerning the Company, its Subsidiaries or any of their respective businesses, assets or properties, including via the termination of access to any physical or electronic data rooms related to a possible Company Acquisition Proposal and (3) the Company shall request that any such Person and its Representatives promptly return or destroy all non-public information (including, for the avoidance of doubt, any analyses or other materials that contain, reflect or analyze any such information) in accordance with the applicable confidentiality agreement between the Company, on the one hand, and such Person, on the other hand, provided by or on behalf of the Company or any of its Representatives to such Person or its Representatives.

(ii) Notwithstanding the foregoing in this Section 6.4(b), prior to the receipt of the Company Stockholder Approval and until the applicable Cut-Off Time, the Company (and its Subsidiaries and Representatives) may continue to engage in the activities described in Section 6.4(a) with respect to any Excluded Parties, including, without limiting the generality of the foregoing, with respect to any amended or modified Company Acquisition Proposal received from any Excluded Parties on or following the No-Shop Period Start Date until the Cut-Off Time. For purposes of this Agreement, “Cut-Off Time” means, with respect to each Excluded Party, the earlier of (x) 11:59 p.m. New York time on the tenth (10th) day following the No-Shop Period Start Date (the tenth (10th) day, the “Cut-Off Time”), and (y) the time that such Excluded Party otherwise ceases to be an Excluded Party in accordance with the prior in the definition thereof. For clarity, at the applicable Cut-Off Time for an Excluded Party, the provisions in Section 6.4(b)(i) and Section 6.4(c) shall apply with respect to such Excluded Party (or any Person that previously constituted an Excluded Party, as applicable) (with all references to the No-Shop Period Start Date in each such section being deemed to refer to the applicable Cut-Off Time with respect to such Excluded Party).

(c) Company Acquisition Proposals. Notwithstanding the provisions of Section 6.4(b)(i), but subject to the other applicable provisions of this Section 6.4, the Company Board, directly or indirectly through Subsidiaries or Representatives, may, during the period beginning on the No-Shop Period Start Date and ending upon receipt of the Company Stockholder Approval, (i) engage in negotiations or discussions with any third party that has made an unsolicited bona fide written Company Acquisition Proposal not resulting from or arising out of a breach of Section 6.4(b)(i) or any other provision of this Section 6.4, and (ii) furnish nonpublic information or data relating to the Company or any of its Subsidiaries to any third party making such Company Acquisition Proposal (including its Representatives) if, prior to so furnishing such information such third party has executed a confidentiality agreement with the Company having provisions that are not materially less favorable to the Company than the provisions of the Confidentiality Agreement; provided that (A) such confidentiality agreement does not contain provisions which prohibit the Company from providing information to Parent or any of its Representatives as required in accordance with this Section 6.4(c) or otherwise or that otherwise prohibits the Company from complying with the provisions of this Section 6.4(c) or any other provision of this Agreement and (B) the Company provides to Parent any non-public information that is provided to such third party or its Representatives that was not previously made available to Parent, prior to or substantially concurrently with the time it is provided to such third party or its Representatives in the same manner so provided to such third party; provided, further, that the Company Board shall be permitted to take an action described in the foregoing clauses (i) or (ii) if, and only if, prior to taking such particular action, the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Company Acquisition Proposal either constitutes a Company Superior Proposal or could reasonably be expected to lead to a Company Superior Proposal.

(d) Notices. The Company shall promptly (and in any event within one (1) calendar day) (i) notify Parent of any Company Acquisition Proposal or any other proposals, offers or inquiries received by the Company or any of its Subsidiaries or Representatives that could reasonably be expected to lead to a Company Acquisition Proposal, which notice shall be in writing and identify the material terms and conditions thereof and the Person making any such Company Acquisition Proposal or other proposal, offer or inquiry that could reasonably be expected to lead to a Company Acquisition Proposal and (ii) provide to Parent (A) copies of any material written documentation that describes or contains the terms or conditions of, or any other material written documentation that is material to understanding of such Company Acquisition Proposal or such potential Company Acquisition Proposal (including

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copies of any proposed agreements, as well as any proposed material changes or material modifications thereto, including without limiting the foregoing material changes related to the consideration, economics, conditionality, termination or financing of such Company Acquisition Proposal or such potential Company Acquisition Proposal) and all other material correspondence which is received by the Company or its Representatives with the Person (or any Representatives of such Person) making such Company Acquisition Proposal (or other proposal, offer or inquiry that could reasonably be expected to lead to a Company Acquisition Proposal) and (B) summaries of any material oral communications with the Person (or any Representatives of such Person) making such Company Acquisition Proposal addressing any matters of the type described in the preceding clause (A). Without limiting the generality of the foregoing, the Company shall keep Parent reasonably informed of the status, details and any other developments regarding any such Company Acquisition Proposals or any such inquiry, proposal, offer or request, including with respect to any changes or modifications to the terms of any such Company Acquisition Proposal or inquiry, proposal, offer or request and by providing Parent with prompt notice of any material changes with respect to the status, details or other developments thereof. Without limitation to the Company’s rights under Section 6.4(e), it is understood and agreed that any contacts, disclosures (solely to the extent required to comply with applicable Law or this Agreement), discussions or negotiations permitted under this Section 6.4, including, solely to the extent required to comply with applicable Law and not otherwise in violation of any other provision of this Agreement, any public announcement that the Company or the Company Board has made any determination contemplated under this Section 6.4 to take or engage in any such actions, shall not (in and of itself) constitute a Company Change of Recommendation or otherwise constitute a basis for Parent or Merger Sub to terminate this Agreement.

(e) Change of Recommendation.

(i) Except as otherwise expressly provided in this Section 6.4(e), the Company Board shall not, directly or indirectly, (A) withdraw (or qualify, amend or modify in any manner adverse to Parent), or propose publicly to withdraw (or qualify, amend or modify in any manner adverse to Parent), the Company Board Recommendation, (B) approve, recommend or declare advisable any Company Acquisition Proposal or publicly propose any of the foregoing, (C) fail to include the Company Board Recommendation in the Proxy Statement, (D) (1) fail to recommend against any Company Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Company Acquisition Proposal or (2) make any recommendation or public statement in connection with a tender or exchange offer other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board, or (E) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) separate occasions) (any such action in clause (A) through (E), a “Company Change of Recommendation”).

(ii) Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, including Section 6.4(e)(i), at any time prior to obtaining the Company Stockholder Approval, the Company Board may (A) effect a Company Change of Recommendation following a bona fide written Company Acquisition Proposal that did not result from or arise out of a breach of this Section 6.4 and which the Company Board determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Company Superior Proposal, in each case, if and only if, (x) the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (y) the Company has complied with Section 6.4(e)(iii) or (B) following receipt of a bona fide written Company Acquisition Proposal which the Company Board determines in good faith, in consultation with its financial advisors and outside legal counsel, is a Company Superior Proposal, terminate this Agreement for the purpose of entering into a definitive acquisition agreement, merger agreement or similar definitive agreement (a “Company Alternative Acquisition Agreement”) with respect to such Company Superior Proposal, if, and only if, (x) the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (y) the Company has complied with Section 6.4(e)(iii) and (z) concurrently with entering into a Company Alternative Acquisition Agreement with respect to such Company Superior Proposal, the Company terminates this Agreement in accordance with the provisions of Section 8.1(i) and pays the Termination Fee to Parent in accordance with Section 8.3(a).

(iii) Prior to the Company Board effecting a Company Change of Recommendation or the Company terminating this Agreement for purposes of entering into a Company Alternative Acquisition Agreement pursuant to Section 8.1(i), in each case as permitted under, and in accordance with, Section 6.4(e)(ii), the Company

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shall (A) have given Parent at least four (4) Business Days’ prior written notice (it being understood and agreed that any amendment, adjustments or revisions to the amount or form of consideration payable in connection with, or any other material terms or conditions of, the applicable Company Acquisition Proposal shall require a new notice pursuant to this clause (A) and an additional two (2) Business Day period) of the Company’s intention to take such action, which shall include a description of the terms and conditions of the Company Superior Proposal, the most current version of each proposed contract or agreement providing for or related to the Company Superior Proposal and the identity of the Person(s) making the Company Superior Proposal, (B) if requested by Parent, shall, and shall cause its outside legal and financial advisors and other Representatives to, meet with Parent and its Representatives during the foregoing four (4) Business Day period (or any subsequent two (2) Business Day period, as applicable) to discuss the foregoing Company Superior Proposal and negotiate in good faith any amendments, adjustments or revisions to the terms and conditions of this Agreement proposed by Parent in response thereto, such that such Company Acquisition Proposal would no longer constitute a Company Superior Proposal, and (C) after such four (4) Business Day period (and any subsequent two (2) Business Day period, as applicable), the Company Board determines in good faith, after consultation with its financial advisors and its outside counsel and taking into account any proposal by Parent to amend, adjust or revise the terms or conditions of this Agreement, that such Company Acquisition Proposal continues to constitute a Company Superior Proposal and that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law. In addition, notwithstanding the foregoing or anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may also effect a Company Change of Recommendation in response to an Intervening Event if (x) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to take such action would be inconsistent with its fiduciary duties under applicable Law and (y) prior to making such Company Change of Recommendation the Company shall (1) have given Parent at least four (4) Business Days’ prior written notice of the Company Board’s intention to effect a Company Change of Recommendation in response to such Intervening Event, which shall include a description in reasonable detail of the applicable Intervening Event, including sufficient information with respect to the reasons for the proposed Company Change of Recommendation to enable Parent to propose amendments, adjustments or revisions to this Agreement in such a manner to obviate the need for taking such action, (2) if requested by Parent, shall, and shall cause its outside legal and financial advisors and other Representatives, to meet with Parent and its Representatives during the foregoing four (4)-Business Day period to discuss the foregoing Intervening Event (including the reasons for the proposed Company Change of Recommendation) and negotiate in good faith any amendments, adjustments or revisions to the terms and conditions of this Agreement proposed by Parent in response thereto, such that the failure to effect a Company Change of Recommendation would no longer be inconsistent with fiduciary duties under applicable Law and (3) after such four (4) Business Day period, the Company Board determines in good faith, after consultation with its financial advisors and its outside counsel and taking into account any proposal by Parent to amend, adjust or revise the terms or conditions of this Agreement, that the failure to take make a Company Change of Recommendation in response to such Intervening Event would be inconsistent with its fiduciary duties under applicable law.

(f) Permitted Disclosures. Nothing contained in this Agreement shall prohibit the Company or the Company Board from complying with its disclosure obligations under applicable Law or rules and policies of Nasdaq with regard to any Company Acquisition Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to stockholders), so long as any such compliance expressly and publicly rejects any Company Acquisition Proposal and reaffirms the Company Board Recommendation substantially contemporaneously therewith, except to the extent such action is permitted by Section 6.4(b), or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder.

(g) Fee Reimbursement. Notwithstanding anything in this Section 6.4 or otherwise in this Agreement to the contrary, the Company shall not, and shall not permit its Subsidiaries or Affiliates to, reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of any Person (other than Parent and its Affiliates) that has made a Company Acquisition Proposal or any inquiry, proposal or request that could reasonably be expected to lead to a Company Acquisition Proposal (including, for the avoidance of doubt, in any confidentiality agreement entered into with such Person that is otherwise permitted by this Section 6.4) or any Affiliates or other Persons acting on behalf of any such Person.

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Section 6.5 Preparation of Proxy Statement.

(a) (i) Parent will as promptly as practicable furnish to the Company such data and information relating to Parent and Merger Sub as the Company may reasonably request in writing for the purpose of including such data and information in, and to the extent required for inclusion in, the Proxy Statement and any amendments or supplements thereto, and (ii) Parent and Merger Sub shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC.

(b) As promptly as reasonably practicable (and in no event, unless agreed in writing by Parent, later than twenty (20) Business Days) after the execution of this Agreement, the Company shall prepare the Proxy Statement in preliminary form and, subject to compliance in all material respects by Parent of clause (i) of Section 6.5(a) as of such time, cause to be filed with the SEC a Proxy Statement; provided that the Company shall use reasonable efforts to cause such filing to be made within ten (10) Business Days after the date of this Agreement. The Company will promptly advise Parent promptly after it receives notice thereof, of any request by the SEC for amendment of, or comments on, the Proxy Statement and responses thereto or requests by the SEC for additional information and will promptly provide Parent with copies of all such comments, requests or responses and of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use reasonable best efforts to (A) promptly respond to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, including filing any amendments or supplements to the Proxy Statement as may be necessary or advisable in order to address any comments or requests from the SEC or its staff, (B) cause the Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC and (C) have the Proxy Statement cleared (or deemed cleared) by the SEC as promptly as reasonably practicable after its initial filing in preliminary form and file the definitive proxy with the SEC. Prior to the filing of the Proxy Statement (whether in preliminary form or otherwise) or any amendment or supplement thereto with the SEC or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC or its staff with respect thereto, the Company or Parent, as applicable, shall provide the other party with a reasonable opportunity to review and to propose comments on such document or response (and any draft thereof), which comments the Company or Parent, as applicable, shall consider in good faith and shall incorporate if reasonable; provided, however, that, notwithstanding the foregoing or anything to the contrary herein, the Proxy Statement (whether in preliminary form or otherwise) any amendment or supplement thereto, or in any response to the SEC or its staff shall be reasonably acceptable in form and substance to Parent. None of the Company, Parent or any of their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Proxy Statement unless it consults with the other party in advance and, to the extent permitted by the SEC, allows the Other Party and its Representatives to participate.

(c) Subject to the applicable provisions of Section 6.4, the Company shall cause the Proxy Statement to include the Company Board Recommendation.

(d) If at any time prior to the Company Stockholders Meeting, any information relating to Parent or the Company, or any of their respective Subsidiaries, Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the Other Party and an appropriate amendment or supplement to the Proxy Statement shall be promptly prepared and filed by the Company with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(e) Parent and the Company shall each make all necessary filings required by it with respect to the Transactions under the Securities Act and the Exchange Act and the rules and regulations thereunder, provided that, prior to making any such filing, Parent or the Company, as applicable, shall provide the other party with a reasonable opportunity to review and to propose comments on such document or response (and any draft thereof), which comments the Company or Parent, as applicable, shall consider in good faith and shall incorporate if reasonable.

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Section 6.6 Company Stockholders Meeting.

(a) The Company shall, in consultation with Parent, take, or cause to be taken, all action necessary in accordance with applicable Laws, the Organizational Documents of the Company or otherwise to duly set a record date for, duly give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of obtaining the Company Stockholder Approval (including filing the definitive Proxy Statement with the SEC and mailing the definitive Proxy Statement and all other proxy materials for the Company Stockholders Meeting to the Company stockholders), to be held as promptly as reasonably practicable (and in no event later than thirty (30) calendar days) following the earlier of clearance of the Proxy Statement with the SEC and receiving notification that the SEC is not reviewing the preliminary Proxy Statement. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholders Meeting at any time prior to the twentieth (20th) calendar day following the initial mailing of the Proxy Statement to the Company stockholders. Except as otherwise expressly permitted by the applicable provisions Section 6.4, the Company shall (i) through the Company Board, recommend, including through the inclusion of the Company Board Recommendation in the Proxy Statement, that the stockholders of the Company vote in favor of the adoption of this Agreement and the Transactions, including the Merger, and (ii) use reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and the Transactions, including the Merger, and otherwise take, or cause to be taken, all actions, and do or cause to be done all things necessary, proper or advisable to cause the Company Stockholder Approval to be obtained at the Company Stockholders Meeting or any adjournment or postponement thereof. The Company shall not adjourn, postpone or otherwise delay the Company Stockholders Meeting. Notwithstanding anything to the contrary contained in this Agreement, (x) the Company may adjourn or postpone the Company Stockholders Meeting (A) with the written consent of Parent, (B) after consultation with Parent, to the extent determined in good faith to be necessary to ensure that any supplement or amendment to the Proxy Statement is, if required by applicable Law, provided to the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting, or (C) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum for purposes of the Company Stockholder Meeting; provided, however, that the Company may not, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting more than a total of three (3) times, and no such postponement or adjournment shall be, without the prior written consent of Parent, for a period exceeding ten (10) Business Days, and (y) the Company shall adjourn or postpone the Company Stockholders Meeting promptly following the written request of Parent due to a circumstance described in the preceding clause (x)(B) (as reasonably determined by Parent), the preceding clause (x)(C) or to allow additional solicitation of votes in order to obtain the Company Stockholder Approval; provided, however, that the Company shall not be obligated adjourn or postpone the Company Stockholder Meeting more than a total of three (3) times or for a period exceeding ten (10) Business Days. If requested by Parent, the Company shall promptly provide to Parent all voting tabulation reports (preliminary or otherwise) relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representatives.

(b) Immediately after the execution of this Agreement, the written consent of Parent, as sole stockholder of Merger Sub, duly approving this Agreement and the Transactions, in accordance with applicable Law and the Organizational Documents of Merger Sub shall have become effective, and Parent shall promptly deliver to the Company evidence of such action by written consent so approving this Agreement and the Transactions. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption and approval of this Agreement and the Transactions shall be the only matters (other than matters of procedure and matters required by applicable Law to be voted on by the Company’s stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholders Meeting. Unless this Agreement is validly terminated pursuant to, and in accordance, with Article VIII, the adoption and approval of this Agreement and the Transactions shall be submitted to the holders of Company Common Stock for the purpose of obtaining the Company Stockholder Approval and the covenants and agreements of the Company contained in this Section 6.6 shall continue to be in full force and effect.

Section 6.7 Access to Information; Confidentiality.

(a) From the date hereof until the Effective Time or the earlier termination of this Agreement in accordance with its terms, and subject to applicable Law, upon reasonable prior notice, the Company shall, and shall cause each of the Company Subsidiaries to and shall use reasonable best efforts to cause the Managed Professional

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Corporations to, afford to Parent and Parent’s Representatives reasonable access during normal business hours to all of the Company’s, the Company Subsidiaries’ and the Managed Professional Corporations’ officers, senior executives, employees, properties, Contracts, books and records. Without limiting the generality of the foregoing or any other covenants or agreements contained herein (including those set forth in Section 6.5), the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by the Company from the SEC concerning compliance with securities Laws and (ii) all other relevant information concerning the Company’s, the Company Subsidiaries’ and Managed Professional Corporations’ business, properties and personnel, in each case, as Parent may reasonably request. Notwithstanding the foregoing provisions of this Section 6.7(a), the Company shall not be required to, or to cause any of the Company Subsidiaries to, grant such access to the extent that the Company reasonably and in good faith determines that it would (A) constitute a violation of any applicable Law, (B) result in a waiver of attorney-client privilege, work product doctrine or similar privilege (provided, in each case, that the Company shall give Parent notice of any information so withheld and the parties shall reasonably cooperate in seeking to allow disclosure of such information in a manner that is not reasonably likely to violate applicable Law or cause any waiver of privilege and the Company shall, and shall cause its Subsidiaries, to use reasonable best efforts to provide or convey such information in a manner without violating such privilege, doctrine, Contract, obligation or Law) or (C) solely in the case of in-person access to any individuals (and no, for the avoidance of doubt, any other access), compromise the health or safety of any employee of the Company or any Company Subsidiary in light of COVID-19 (taking into account any COVID-19 Measures). All information exchanged pursuant to this (a) shall be subject to the confidentiality agreement dated as of October 16, 2021, between an affiliate of Parent and the Company (the “Confidentiality Agreement”). Notwithstanding the foregoing, Parent and its Representatives will not be permitted to perform any invasive or intrusive environmental sampling of ambient or indoor air, soil, groundwater or any other environmental media with respect to any property of the Company or its Subsidiaries without the Company’s prior written consent, which may be withheld in the Company’s sole and absolute discretion.

(b) The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder.

Section 6.8 Public Statements. The initial press release with respect to the execution of this Agreement and the Transactions shall be a joint press release to be in the form agreed upon by Parent and the Company prior to the execution of this Agreement. (i) Parent and the Company will not, and each of the foregoing will cause its Subsidiaries and its and their respective directors, officers and employees not to and use reasonable best efforts to cause its other Representatives and, in the case of the Company, the Managed Professional Corporations and its or their Representatives not to, issue any public announcements or statement or make other public disclosures regarding this Agreement or the Transactions, without the prior written consent of the Other Party (such consent not to be unreasonably withheld, conditioned or delayed), and (ii) the Company will not, and will cause its Subsidiaries and its and their respective directors, officers and employees not to and use reasonable best efforts to cause its other Representatives and, in the case of the Company, the Managed Professional Corporations and its or their Representatives not to, make any announcements, statements or disclosures regarding this Agreement or the Transactions to the without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, (a) a Party or its Representatives may issue a public announcement or statement or other public disclosures required by Law or the rules of any stock exchange upon which such Party’s or its parent entity’s capital stock is traded; provided that such Party, to the extent permitted by applicable Law, uses reasonable best efforts to afford the Other Party with a reasonable opportunity to review and to propose comments on the contents of the proposed disclosure and to propose comments thereto, which comments the Other Party shall consider in good faith and shall incorporate if reasonable, (b) a Party or its Representatives may issue any public announcement or statement or make other public disclosure (or in the case of the Company, the Managed Professional Corporations or their respective Representatives, any announcements, statements or disclosures of the type described in clause (ii)) that is consistent with prior public announcements or statements issued or public disclosures (or in the case of the Company, the Managed Professional Corporations or their respective Representatives, any announcements, statements or disclosures of the type described in clause (ii)) made in compliance with the second sentence of this Section 6.8 without the prior written consent of the Other Party, (c) Parent, Merger Sub and their Affiliates may issue disclosures or communications to existing or prospective general or limited partners, equity holders, members, managers or investors of such Person or any Affiliates of such Person, provided, in each case such disclosures or communications are made subject to customary confidentiality restrictions, (d) the second sentence of this Section 6.8 shall not apply with respect to a public announcement made

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in compliance with Section 6.4 in connection with the receipt and existence of a Company Acquisition Proposal and the publication of any press release or announcement with respect to a Company Change of Recommendation made in compliance with Section 6.4, and (e) Parent and any debt financing sources may make customary announcements and communications in connection with the arrangement of any debt financing.

Section 6.9 Takeover Laws. None of the Company, Parent or Merger Sub will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will use reasonable best efforts to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions.

Section 6.10 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement made available to Parent or under the Company’s Organizational Documents, or, if applicable, a Company Subsidiary’s Organizational Documents, for a period of six (6) years after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) indemnify and hold harmless each person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of the Company or any Company Subsidiary and also with respect to any such Person, by reason of the fact such Person is or was a director, officer, employee, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other Benefit Plan or enterprise (regardless of whether such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any Company Subsidiary and together with such Person’s heirs, executors or administrators (collectively, the “Indemnified Parties”) to the fullest extent permitted by applicable Law in connection with any Proceeding and any losses, claims, damages, liabilities, reasonable and out-of-pocket costs, Indemnification Expenses, Judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) resulting from his or her service as such prior to the Effective Time; and (ii) as promptly as practicable pay on behalf of or, within twenty (20) days after any written request for advancement, advance to each of the Indemnified Parties, any Indemnification Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any Proceeding in which the Indemnified Party is involved by reason of such Indemnified Party’s status as such in advance of the final disposition of such Proceeding, including payment on behalf of or advancement to the Indemnified Party of any Indemnification Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification or advancement, in each case without the requirement of any bond or other similar understanding, subject to the immediately subsequent provisions; provided, however, that the payment of any Indemnification Expenses incurred by an Indemnified Party in advance of the final disposition of a Proceeding shall be made, unless otherwise agreed by the Surviving Company, only upon delivery to the Surviving Corporation of an undertaking by or on behalf of such Indemnified Party to repay all amounts so paid in advance if it shall ultimately be determined as set forth in a final, non-appealable Judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified pursuant to this Section 6.10. The indemnification and advancement obligations of the Surviving Corporation pursuant to this Section 6.10 shall only apply to acts or omissions occurring at or before the Effective Time in an Indemnified Party’s capacity as such and any Proceeding relating thereto (including with respect to any acts or omissions, in his or her capacity as such, occurring in connection with the approval of this Agreement and the consummation of the Transactions, including the consideration and approval thereof and the process undertaken in connection therewith and any Proceeding relating thereto) and all rights to indemnification and advancement conferred hereunder continue as to any Indemnified Party who has ceased to be a director or officer of the Company or any Company Subsidiary after the date of this Agreement and inure to the benefit of such person’s heirs, executors and personal and legal representatives. Any Indemnified Party wishing to claim indemnification or advancement of expenses under this Section 6.10(a), upon learning of any such Proceeding, shall promptly notify the Surviving Corporation in writing (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.10(a), except to the extent such failure prejudices such party’s position with respect to such claims) and shall reasonably cooperate (subject to, for the avoidance of doubt, his or her indemnification and expense advancement rights in this Section 6.10(a)) with the Surviving Corporation and its Affiliates in connection with any such Proceeding. As used in this Section 6.10(a): the term “Indemnification Expenses” means reasonable and documented out-of-pocket attorneys’ fees and expenses and all other reasonable and documented out-of-pocket costs, expenses and obligations (including reasonable and documented out-of-pocket experts’ fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with

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investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding for which indemnification is required to be provided pursuant to this Section 6.10(a), including any Proceeding relating to a claim for indemnification or advancement to which an Indemnified Party is entitled under this Section 6.10(a) brought by an Indemnified Party. The Surviving Corporation will not settle, compromise or consent to the entry of any Judgment in any actual or threatened Proceeding in respect of which indemnification has been or is entitled to be sought by such Indemnified Party hereunder unless such settlement, compromise or Judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding without admission or finding of wrongdoing, or such Indemnified Party otherwise consents in writing in advance thereto (such consent not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, subject to the immediately preceding sentence, the Surviving Corporation or its Affiliates shall be entitled to control the defense and settlement of any Proceeding relating to a claim for indemnification or advancement by an Indemnified Party.

(b) Without limiting the foregoing, Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the Indemnified Parties as provided in the Company’s Organizational Documents or the Company Subsidiaries’ Organizational Documents will be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and will survive the Merger and continue in full force and effect in accordance with their terms; provided that this clause (b) shall in no event affect or otherwise limit the ability to amend or modify the Organizational Documents of the Surviving Corporation, except to the extent it would adversely affect any such rights during the six (6) year period after the Effective Time.

(c) Parent, Merger Sub and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the Indemnified Parties under this Section 6.10 may have certain rights to indemnification, advancement of expenses and insurance provided by Company stockholders or other Affiliates of the Company stockholders or their respective equityholders (“Indemnitee Affiliates”) separate from the indemnification obligations of the Company and the Company Subsidiaries hereunder. The Parties hereby agree (i) that the Company and the Company Subsidiaries are the indemnitors of first resort with respect to such matters (i.e., their obligations to the indemnified Parties under this Section 6.10 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnified Parties under this Section 6.10 are secondary), (ii) that the Company and the Company Subsidiaries shall be required to advance the full amount of expenses incurred with respect to such matters by the Indemnified Parties under this Section 6.10 and shall be liable for the full amount of all such liabilities, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted, without regard to any rights the Indemnified Parties under this Section 6.10 may have against any Indemnitee Affiliate and (iii) that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof with respect to any indemnifiable losses under this Section 6.10.

(d) Except to the extent required by applicable Law, the Surviving Corporation’s Organizational Documents will contain provisions no less favorable in any material respect with respect to indemnification, advancement of expenses, exculpation and limitations on liability of directors and officers than are set forth in the Company’s Organizational Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely, in any material respect, the rights thereunder of individuals who, at or prior to the Effective Time, were Indemnified Parties, unless such modification is required by Law, and then only to the minimum extent required by Law; provided, however, that any such modification shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to modification; provided, further, that all rights to indemnification in respect of any Proceeding made within such period continue until the disposition of such Proceeding.

(e) Parent shall, on behalf of the Company, on or prior to the Effective Time, purchase a 6-year tail policy with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by such Indemnified Parties in coverage and amount no greater than the policies currently in place so long as the total premiums paid would not exceed 300% of the last annual premiums paid for the Company’s directors’ and officers’ liability and fiduciary liability insurance policies in effect as of the date hereof.

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(f) If, during the six (6) year period after the Effective Time, the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and is not the continuing or surviving corporation, partnership or other entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, the Surviving Corporation shall use reasonable best efforts to make proper provision so that, to the extent the Surviving Corporation is no longer in existence or such assumption does not happen by operation of Law, the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.10.

(g) This Section 6.10 survives the consummation of the Merger and is intended to be for the benefit of, and to be enforceable by, the Indemnified Parties and their respective heirs and personal representatives during the six (6) year period after the Effective Time, and the applicable provisions hereof will be binding on Parent, the Surviving Corporation and their respective successors and assigns. The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Company’s Organizational Documents and the Company Subsidiaries’ Organizational Documents, any other indemnification arrangement set forth on Section 6.10(a) of the Company Disclosure Letter or any Law or otherwise. The obligations of Parent, the Surviving Corporation and the Company Subsidiaries under this Section 6.10 shall not be terminated or modified in any manner as to adversely affect, in any material respect, an Indemnified Party without the consent of such Indemnified Party during the six (6) year period after the Effective Time.

Section 6.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act. Prior to taking the actions required by this Section 6.11, the Company will provide Parent copies of any resolutions or other documentation with respect to such actions and the Company shall give consideration to all reasonable additions, deletions or changes suggested thereto by Parent.

Section 6.12 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status, details and any other developments thereof (including by providing Parent with prompt notice of any material changes with respect to the status, details or other developments thereof). The Company will (a) give Parent the opportunity, at its sole expense, to participate in the defense, settlement or prosecution of any Transaction Litigation; and (b) consult and reasonably cooperate with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation and will consider in good faith Parent’s advice with respect to such Transaction Litigation. Notwithstanding the foregoing or anything to the contrary in this Agreement, in no event shall the Company or any of its Representatives settle or compromise any Transaction Litigation brought by a party other than Parent, Merger Sub or any of their Affiliates or Representatives without the prior written consent of Parent (such consent not to be unreasonably conditioned, withheld or delayed).

Section 6.13 Stock Exchange De-listing. The Surviving Corporation shall cause the Company Common Stock to be de-listed from Nasdaq and de-registered under the Exchange Act at or as promptly as practicable following the Effective Time.

Section 6.14 Financing.

(a) Equity Financing. Parent shall use reasonable best efforts to take (or cause to be taken) all actions and do (or cause to be done) all things necessary, proper or advisable to obtain the Financing on the terms and subject to the conditions set forth in the Equity Commitment Letter, including using reasonably best efforts to (i) maintain in effect the Equity Commitment Letter, (ii) comply with its obligations under the Equity Commitment Letter, (iii) satisfy on a timely basis all conditions to obtaining the Financing applicable to (and within control of) Parent in the Equity Commitment Letter, (iv) enforce its rights under the Equity Commitment Letter and (v) consummate the Financing on the terms and subject to the conditions set forth in the Equity Commitment Letter at or prior to the Effective Time. Parent will give the Company prompt written notice (A) of any breach or default under the Equity Commitment Letter by any party thereto or any termination of or repudiation of any provision under the Equity Commitment Letter, and (B) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and subject to the conditions in the Equity

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Commitment Letter. Promptly after the Company delivers to Parent a written request following a notice from Parent to the Company pursuant to the preceding sentence, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence.

(b) Financing Cooperation.

(i) Prior to the Closing or termination of this Agreement in accordance with Article VIII, subject to actions taken in response to COVID-19 Measures, the Company shall use commercially reasonable efforts to provide, shall cause each of the Company Subsidiaries and its and their respective employees and officers to use commercially reasonable efforts to provide, and shall use commercially reasonable efforts to cause the directors and other Representatives of the Company and the Representatives of each of the Company Subsidiaries to provide, in each case at Parent’s sole expense, all customary cooperation to the extent reasonably requested by Parent in connection with the arrangement of any debt financing in connection with the transactions contemplated hereby, including using commercially reasonable efforts to: (A) cause the senior management of the Company and the Company Subsidiaries to participate at reasonable times in a reasonable number of meetings, drafting sessions, presentations and due diligence sessions with prospective financing sources, investors and ratings agencies, in each case, upon reasonable advance notice (provided that such participations may be over conference call or other electronic means and need not be in person), (B) reasonably cooperate with Parent’s marketing efforts in connection with any debt financing, including executing and delivering customary authorization letters and assisting Parent in the preparation of bank information memoranda, lender presentations and other customary marketing materials and rating agency materials to be used in connection with the arrangement of any debt financing (including a version of such marketing materials that does not contain any material non-public information with respect to the Company and the Company Subsidiaries), (C) furnish Parent with historical financial statements of the Company and the Company Subsidiaries required as a condition to the funding of any debt financing, (D) provide Parent with information reasonably necessary to complete customary perfection certificates and customary schedules to loan documents as may be reasonably requested by Parent, (E) reasonably facilitate the pledging of collateral as of (but not prior to) the Closing, (F) provide, at least four (4) Business Days prior to the Closing Date, all documentation and other information about the Company and the Company Subsidiaries as is required under applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act, to the extent requested by Parent in writing at least nine (9) Business Days prior to the Closing Date, (G) execute and deliver, on the Closing Date, any customary credit agreements, pledge and security documents, guarantees or other definitive financing documents or other requested certificates, including a customary solvency certificate duly executed by the chief financial officer of the Surviving Corporation, in each case solely to the extent the applicable officers executing and delivering any such documents and certificates will continue in their respective positions from and after the Closing Date, (H) reasonably facilitate the pledging of collateral, including any possessory collateral, (I) take, on the Closing Date, corporate actions to permit the consummation of the debt financing and to permit the proceeds thereof to be made available to the Surviving Corporation at the Effective Time, it being understood that no such corporate action will take effect prior to the Closing and that the Company Board will not approve any debt financing prior to the Closing Date, and (J) cooperate with, and take all actions reasonably requested by, Parent in order to facilitate the termination and payoff of the commitments under the Existing Credit Facility at Closing upon or simultaneously with the funding of any debt financing, in accordance with the Debt Payoff Letter.

(ii) Notwithstanding anything to the contrary in this Section 6.14(b), no action contemplated in this Section 6.14(b) shall be required if any such action shall: (A) unreasonably interfere with the business or ongoing operations of the Company or the Company Subsidiaries; (B) reasonably be expected to result in the waiver or loss of attorney-client privilege, work product doctrine or similar privilege, breach any material Contract or contravene any applicable Law; (C) involve the entry into any definitive agreements with respect to any debt financing or the execution and delivery of any pledge or security documents, certificates, documents or instruments relating to the provision of guarantees and collateral, in each case that would be effective prior to the Closing Date (excluding, for the avoidance of doubt, any authorization letters to be delivered in connection with any debt financing); (D) require the Company or any of the Company Subsidiaries or any of their Representatives to provide any legal opinions; (E) require the Company or any of the Company Subsidiaries to pay any out-of-pocket fees or expenses prior to the Closing that are not subject to reimbursement by Parent pursuant to Section 6.14(b)(iii); (F) cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability; (G) require the Company or any of the Company Subsidiaries to prepare any (w) pro forma financial

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information, including pro forma cost savings, synergies, capitalization, or other pro forma adjustments desired to be incorporated into any pro forma financial information or any financial statements or financial information other than as provided under Section 6.14(b)(i)(C), (x) any description of all or any component of any debt financing, including any such description to be included in any liquidity or capital resources disclosure or any “description of notes,” (y) projections, risk factors, or other forward-looking statements or any other information of the type required by Rule 3-09, Rule 3-10, or Rule 3-16 of Regulation S-X, or (z) Compensation Disclosure and Analysis required by Item 402(b) of Regulation S-K; (H) require the Company or any of the Company Subsidiaries to take any corporate action or adopt corporate resolutions related to or approving any debt financing, unless (x) the directors, managers, members or other appropriate persons taking such action or adopting such corporate resolutions are to continue to serve in such capacities from and after the Effective Time and (y) such corporate actions or resolutions are only effective as of, the Effective Time; or (I) cause any condition to the Closing set forth in Article VII to fail to be satisfied. The Company hereby consents to the use of the Company’s and the Company Subsidiaries’ logos in connection with any debt financing solely to the extent used in a manner that is not intended or reasonably likely to harm or disparage the reputation or goodwill of the Company or any of the Company Subsidiaries, or any of their respective Intellectual Property. Notwithstanding anything to the contrary herein, the condition precedent set forth in Section 7.3(b), as it applies to the Company’s obligations under Section 6.14(b)(i), shall be deemed satisfied unless (i) any applicable debt financing has not been obtained in substantial part as a result of a willful and material breach by the Company of its obligations under Section 6.14(b)(i), and (ii) Parent has notified the Company of such willful and material breach in writing a reasonably sufficient amount of time prior to the Closing to afford the Company with a reasonable opportunity to cure such willful and material breach.

(iii) Parent shall (A) promptly reimburse the Company and the Company Subsidiaries for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Company or any of the Company Subsidiaries in connection with the cooperation provided for in Section 6.14(b)(i), and (B) indemnify and hold harmless the Company and the Company Subsidiaries and their respective Representatives from and against any and all liabilities, claims, losses, damages, costs, expenses, interest, awards, judgments and penalties (including reasonable and documented attorneys’ fees) actually suffered or incurred by them in connection with the arrangement or consummation of any debt financing or the cooperation provided for in Section 6.14(b)(i), except to the extent any such liabilities, claims, losses, damages, costs, expenses, interest, awards, judgments or penalties arise out of or result from (x) the gross negligence, bad faith or willful misconduct, (y) a willful and material breach of Section 6.14(b)(i) by the Company, the Company Subsidiaries or their respective Representatives or (z) any historical financial information pertaining to any of the Company, the Company Subsidiaries or their respective Representatives, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. The Company shall not have any liability to Parent or Merger Sub in respect of any financial statements, financial information, data or other information provided pursuant to this Section 6.14(b).

(iv) Parent and Merger Sub acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations to perform their respective agreements hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on obtaining debt financing.

(v) All confidential, proprietary or non-public information regarding the Company obtained by Parent or its Representatives pursuant to this Section 6.14 shall be kept confidential in accordance with the terms of the Confidentiality Agreement.

(c) Existing Credit Facility. During the period beginning as of the date hereof and ending as of the earlier of the Closing and the valid termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to avoid and cure any default (including an “Event of Default” (as defined in the Existing Credit Facility)) under the Existing Credit Facility resulting from or arising out of, directly or indirectly, any “going concern” or like qualification from the Company’s auditors or any other financial statement or similar covenant breach under the Existing Credit Facility (any such default, a “Credit Default”), including by using reasonable best efforts to (i) enter into any necessary or advisable waiver, forbearance or similar agreement with the lenders under the Existing Credit Facility and (ii) obtain any necessary or advisable investor support letters to avoid or cure any Credit Default. Notwithstanding the foregoing or anything to the contrary in this Agreement, (A) any waiver, forbearance or similar agreement with lenders under the Existing Credit Facility shall be in a form and substance reasonably satisfactory to Parent, (B) in no event shall the Company or any of its Subsidiaries incur any fees, costs, expenses or liabilities in connection with, or otherwise have any obligations under (including any obligation to issue any securities of, or allow for any investment in, the Company or any of its Subsidiaries), any

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investor support letter without the prior written consent of Parent and (C) this Section 6.14(c) shall in no event permit the Company or any of its Subsidiaries to take any actions that would require the written consent of Parent pursuant to Section 6.1(b), provided that the Company shall not be in breach of either Section 6.1(b)(vi) or (vii) by virtue of entering into any waiver, forbearance of similar agreement with lenders under the Existing Credit Facility or obtaining any investor support letter, in each case, in accordance with the other provisions of this Section 6.14(c).

Section 6.15 Company Related Party Transactions. The Company shall take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all of the agreements set forth on Section 6.15 of the Company Disclosure Letter without any further liabilities to the Company or any of its Subsidiaries or Affiliates (including from and after the Effective Time, Parent and its Affiliates).

Section 6.16 Payoff Letters. No later than two (2) Business Days prior to the anticipated Closing Date, the Company shall deliver to Parent a final version of the Debt Payoff Letter, and no later than one (1) Business Day prior to the anticipated Closing Date, the Company shall deliver to Parent a fully executed copy of the Debt Payoff Letter.

Article VII
Conditions to Consummation of the Merger

Section 7.1 Mutual Closing Conditions. The obligations of each of the Parties to consummate the Merger are conditioned upon the satisfaction at or prior to the Closing (or, except for the condition referenced in Section 7.1(a), which shall not be waivable, waiver by both the Company and Parent, to the extent permitted by applicable Law) of each of the following:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Organizational Documents of the Company.

(b) No Injunctions or Restraints. No Governmental Entity of competent jurisdiction shall have issued any order (whether preliminary, temporary or permanent) that remains in effect or taken any other action, in each case restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions and no Law of any competent authority shall be in effect that makes consummation of the Transactions illegal or otherwise prohibited.

(c) Regulatory Approval. The waiting period (and any extensions thereof) applicable to the Transactions under the HSR Act has expired or been terminated.

Section 7.2 Additional Company Conditions to Closing. The obligation of the Company to consummate the Merger is further conditioned upon satisfaction (or waiver by the Company) at or prior to the Closing of each of the following:

(a) The representations and warranties of Parent and Merger Sub contained in Article V of this Agreement are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

(b) All of the agreements and covenants of Parent and Merger Sub required to be performed and complied with by them pursuant to this Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects.

(c) The Company shall have received a certificate of Parent signed by an executive officer of Parent, dated as of the Closing Date, confirming that the conditions in Section 7.2(a) and Section 7.2(b) have been satisfied.

Section 7.3 Additional Parent Conditions to Closing. The obligation of Parent and Merger Sub to consummate the Merger is further conditioned upon satisfaction (or waiver by Parent or Merger Sub) at or prior to the Closing of each of the following:

(a) The representations and warranties of the Company contained (i) in Article IV of this Agreement (other than those set forth in Section 4.1 (Organization, General Authority, Standing), Section 4.2(a), Section 4.2(b) and Section 4.2(c) (Capital Structure), Section 4.3(a) and Section 4.3(b) (Company Subsidiaries; Equity Interests) (solely with respect to the Company Subsidiaries), Section 4.4(a) (Authority; Execution and

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Delivery; Enforceability), Section 4.8(a) (Absence of Certain Changes or Events), and Section 4.21 (Brokers and other Advisors)) are true and correct in all respects as of the date hereof and the Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth in any such representation or warranty other than as used in Section 4.13(a)(i) and in the defined terms Material Customers and Material Vendors) has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) in Section 4.2(a) and Section 4.2(c) (Capital Structure) are true and correct in all respects as of the date hereof and Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct in all respects has not resulted in and would not reasonably be expected to result in, individually or in the aggregate, costs, expenses or liabilities to the Company or its Subsidiaries (or, from and after the Effective Time, Parent or its Affiliates) in an amount equal to or greater than $1,000,000, (iii) in Section 4.1 (Organization, General Authority, Standing), Section 4.2(b) (Capital Structure), Section 4.3(a) and Section 4.3(b) (Company Subsidiaries; Equity Interests) (solely with respect to the Company Subsidiaries), Section 4.4(a) (Authority; Execution and Delivery; Enforceability), and Section 4.21 (Brokers and other Advisors) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications are true and correct in all material respects as of the date hereof and the Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (B) are qualified by Company Material Adverse Effect or other materiality qualifications are true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the date hereof and the Closing Date, as if made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), and (iv) in Section 4.8(a) (Absence of Certain Changes or Events) are true and correct in all respects as of date the hereof and the Closing Date, as if made as of the Closing Date.

(b) All of the agreements and covenants of the Company required to be performed and complied with by the Company pursuant to this Agreement on or prior to the Effective Time have been duly performed and complied with in all material respects.

(c) Parent shall have received a certificate of the Company signed by an executive officer of the Company, dated as of the Closing Date, confirming that the conditions in Section 7.3(a) and Section 7.3(b) have been satisfied.

Article VIII
Termination

Section 8.1 Termination of Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing as follows:

(a) by the mutual written consent of the Company and Parent;

(b) by the Company or Parent if any court of competent jurisdiction shall have issued a permanent injunction prohibiting the consummation of the Transactions and such injunction shall have become final and non-appealable or there shall be in effect any Law of any jurisdiction of competent authority that permanently makes the consummation of the Merger illegal; provided that the right to terminate this Agreement under this Section 8.1(b) shall not available to the Company, on the one hand, or Parent, on the other hand, if any such order was primarily due to the failure of the Company, on the one hand, or Parent or Merger Sub, on the other hand, to comply with any of its obligations under this Agreement;

(c) by Parent if (i) there shall be an Uncured Inaccuracy in any representation or warranty of the Company contained in Article IV such that the condition set forth in Section 7.3(a) would (assuming the Closing occurred as of such date) not be satisfied, (ii) Parent shall have delivered to the Company written notice of such Uncured Inaccuracy, and (iii) (A) such Uncured Inaccuracy is incapable of being cured by the date specified in clause (B) of this Section 8.1(c)(iii) or (B) if such Uncured Inaccuracy is capable of being cured within the time period described in this clause (B), at least thirty (30) days shall have elapsed since the date of delivery of such written notice to the Company and such Uncured Inaccuracy shall not have been cured in a manner so that clause (i) is no longer applicable;

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(d) by the Company if (i) there shall be an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in Article V such that the condition set forth in Section 7.2(a) (assuming the Closing occurred as of such date) would not be satisfied, (ii) the Company shall have delivered to Parent written notice of such Uncured Inaccuracy, and (iii) (A) such Uncured Inaccuracy is incapable of being cured by the date specified in clause (B) of this Section 8.1(d)(iii) or (B) if such Uncured Inaccuracy is capable of being cured within the time period described in this clause (B), at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Parent and such Uncured Inaccuracy shall not have been cured in a manner so that clause (i) is no longer applicable;

(e) by Parent if (i) any covenant of the Company contained in this Agreement (other than the covenants set forth in Section 6.14(b)) shall have been breached such that the conditions set forth in Section 7.3(b) would not be satisfied, (ii) Parent shall have delivered to the Company written notice of such breach of covenant, and (iii) such breach is incapable of being cured by the date specified in clause (B) of this Section 8.1(e)(iii) or (B) if such breach is capable of being cured within the time period described in this clause (B), at least thirty (30) days shall have elapsed since the date of delivery of such written notice to the Company and such breach of covenant shall not have been cured in a manner so that clause (i) is no longer applicable;

(f) by the Company if (i) any covenant of Parent or Merger Sub contained in this Agreement shall have been breached such that the conditions set forth in Section 7.2(b) (assuming the Closing occurred as of such date) would not be satisfied, (ii) the Company shall have delivered to Parent written notice of such breach of covenant, and (iii) such breach is incapable of being cured by the date specified in clause (B) of this Section 8.1(f)(iii) or (B) if such breach is capable of being cured within the time period described in this clause (B), at least thirty (30) days shall have elapsed since the date of delivery of such written notice to Parent and such breach of covenant shall not have been cured in a manner so that clause (i) is no longer applicable;

(g) subject to the last sentence of Section 9.9(a), by the Company or Parent if the Closing does not occur on or before August 2, 2022 (as extended pursuant to this clause (g) or Section 9.9(a), the “Outside Date”); provided that if on August 2, 2022 all of the conditions to the obligations of the Parties to consummate the Transactions have been satisfied or waived (other than any such conditions which by their nature cannot be satisfied until the Closing and would, if the Closing occurred as of such date, be capable of being satisfied) and the condition set forth in Section 7.1(c) shall not have been satisfied but remains capable of being satisfied, then either the Company or Parent may, by written notice to Parent or the Company, as applicable, extend the Outside Date beyond such date, (x) in the case of the Company, for an additional period of time (not in excess of sixty (60) days) to be designated by the Company and (y) in the case of Parent, for an additional sixty (60) day period, in each case, unless otherwise agreed by the Parties in writing;

(h) by the Company or Parent if, after the final adjournment of the Company Stockholders Meeting at which a vote of the Company stockholders has been taken in accordance with this Agreement, the Company Stockholder Approval has not been obtained;

(i) by the Company, if, prior to the receipt of the Company Stockholder Approval, the Company Board has determined to accept, and concurrently enters into a definitive agreement with respect to, a Company Superior Proposal in accordance with Section 6.4(e)(ii) (and, for the avoidance of doubt, the Company pays or has paid the Termination Fee to Parent in accordance with Section 8.3(a)) and the Company has otherwise complied in all material respects with the terms of Section 6.4;

(j) by the Company, if (i) all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied (other than those closing conditions that by their nature are to be satisfied at the Closing and would, if the Closing occurred as of such date, be capable of being satisfied), (ii) Parent or Merger Sub have failed to consummate the Merger on the later of the date required pursuant to Section 2.2 and two (2) Business Days after the delivery of the notice described in clause (iii) of this Section 8.1(j), and (iii) the Company has irrevocably confirmed to Parent and Merger Sub in writing that the Company is ready, willing and able to consummate the Merger and all of the conditions to the Closing set forth in Section 7.1 and Section 7.2 have been satisfied or irrevocably waived (other than any such conditions which by their nature cannot be satisfied until the Closing and would, if the Closing occurred as of such date, be capable of being satisfied); or

(k) by Parent, if a Company Change of Recommendation has occurred, other than in connection with the termination of this Agreement by the Company pursuant to Section 8.1(i);

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provided, however, that notwithstanding anything to the contrary contained in this Section 8.1: (x) Parent shall not be permitted to terminate this Agreement pursuant to Section 8.1(c) or Section 8.1(e) if (A) there shall be an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in Article V so as to cause the condition set forth in Section 7.2(a) (assuming the Closing occurred as of such date) from not being satisfied and such Uncured Inaccuracy shall not have been cured in a manner so that such condition (assuming the Closing occurred as of such time) is capable of being satisfied, or (B) any covenant of Parent or Merger Sub contained in this Agreement shall have been breached in any material respect so as to cause the condition set forth in Section 7.2(b) (assuming the Closing occurred as of such date) from not being satisfied and such breach shall not have been cured in all material respects; and (y) the Company shall not be permitted to terminate this Agreement pursuant to Section 8.1(d) or Section 8.1(f) if (A) there shall be an Uncured Inaccuracy in any representation or warranty of the Company contained in Article IV so as to cause the condition set forth in Section 7.3(a) (assuming the Closing occurred as of such date) from not being satisfied and such Uncured Inaccuracy shall not have been cured in a manner so that such condition (assuming the Closing occurred as of such time) is capable of being satisfied; or (B) any covenant of the Company contained in this Agreement shall have been breached in any material respect so as to cause the condition set forth in Section 7.3(b) (assuming the Closing occurred as of such date) from not being satisfied and such breach shall not have been cured in all material respects.

Section 8.2 Effect of Termination. In the event that this Agreement is validly terminated as provided in Section 8.1, each of the Parties will be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination will be without liability to Parent, Merger Sub or the Company or their respective Affiliates; provided, however, that (a) the representations, agreements and obligations of the Parties set forth in Section 4.25, Section 5.13, Section 6.7(b), Section 6.14(b)(iii), this Section 8.2, Section 8.3 and Article IX (to the extent applicable) hereof will survive any such termination and are enforceable hereunder and Parent and the Company may have liability as provided in Section 8.3, and (b) subject in the case of Parent to the last sentence of this Section 8.2 nothing in this Section 8.2 will relieve any of Parent or the Company of any liability for breach of the Confidentiality Agreement or for any intentional and material breach of any covenant or agreement contained in this Agreement or actual fraud by any Party and the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in no event shall the aggregate monetary liability of the Parent or any of its Affiliates relating to or arising out of this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, other than in the case of an intentional and material breach of this Agreement by Parent or Merger Sub, exceed $43,000,000 if the Effective Time does not occur; provided that in the case of an intentional and material breach of this Agreement by Parent or Merger Sub such aggregate liability shall instead not exceed $430,000,000.

Section 8.3 Fees.

(a) If this Agreement validly terminated by the Company pursuant to Section 8.1(i) or by Parent pursuant to Section 8.1(k), then the Company shall pay or cause to be paid to Parent $11,493,750 (the “Termination Fee”) at or prior to such termination of this Agreement pursuant to Section 8.1(i) or within two (2) Business Days of such termination of this Agreement pursuant to Section 8.1(k), as applicable; provided, however, that if this Agreement is validly terminated by the Company before the applicable Cut-Off Time pursuant to Section 8.1(i) in order to enter into a Company Superior Proposal with an Excluded Party, the “Termination Fee” shall be $7,662,500 (instead of $11,493,750). If (i) this Agreement is validly terminated by Parent pursuant to Section 8.1(c) or Section 8.1(e), by either the Company or Parent pursuant to Section 8.1(h), by the Company pursuant to Section 8.1(g) or by Parent pursuant to Section 8.1(g) (and at the time of such termination the Company was in breach in any material respect of any of its representations, warranties, covenants or agreements hereunder), (ii) after the date hereof and prior to the termination of this Agreement, a Company Acquisition Proposal shall have been publicly made, disclosed or become known and (iii) within twelve (12) months following the date this Agreement is so terminated the Company or any of its Subsidiaries (or any Affiliates or successors thereto) shall have entered into a definitive agreement with respect to or consummated any such Company Acquisition Proposal, then the Company shall pay or cause to be paid to Parent the Termination Fee at or prior to, and as a condition precedent to, the earlier of the entry into such agreement and the consummation of such Company Acquisition Proposal. Any payment of the Termination Fee or other amounts to Parent under this Section 8.3 will be made in cash by wire transfer of same day funds to the account(s) designated in writing by Parent.

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(b) Each of the Parties acknowledges that the provisions of this Section 8.3 are an integral part of the Transactions and that, without these agreements, the Other Party would not enter into this Agreement. If the Company fails to pay any amount due by it when required pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. If, in order to obtain any such payment that is due and owing, Parent commences a Proceeding or it or its Affiliates otherwise incur any fees, costs or expenses, then the Company shall pay Parent and its Affiliates their out-of-pocket fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding or otherwise to obtain such payment.

(c) In no event shall Parent be entitled to receive more than one payment of the Termination Fee in connection with this Agreement. In the event that the Termination Fee is payable pursuant to the first sentence of Section 8.3(a), the Termination Fee, together with any other amounts due and owing pursuant to Section 8.3(b), shall be the sole and exclusive monetary remedy of Parent, Merger Sub and their Affiliates against the Company and any of its former, current and future Affiliates, and each of their respective directors, officers, employees, stockholders, controlling persons or Representatives for any loss or damage based upon, arising out of or relating to the Merger, the Transactions, this Agreement or the Ancillary Agreements or the negotiation, execution or performance hereof of thereof or the transactions contemplated hereby or thereby, and in the event that the Termination Fee is payable pursuant to the second sentence of Section 8.3(a), (i) from and after such time, the Termination Fee, together with any other amounts due and owing pursuant to Section 8.3(b), shall be the sole and exclusive monetary remedy of Parent, Merger Sub and their Affiliates against the Company and any of its former, current and future Affiliates, and each of their respective directors, officers, employees, stockholders, controlling persons or Representatives for any loss or damage based upon, arising out of or relating to the Merger, the Transactions, this Agreement or the Ancillary Agreements or the negotiation, execution or performance hereof of thereof or the transactions contemplated hereby or thereby and (ii) if Parent has received any payments from the Company in respect of a breach of this Agreement prior to such time, then the amount of the Termination Fee payable by the Company shall be reduced (not, for the avoidance of doubt, below zero) by the amount of such payments made by the Company to Parent as of such time.

(d) Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions; provided that Parent shall be responsible for the payment of any filing fees under the HSR Act, and the Company shall be responsible for all SEC filings fees and the costs of preparing, printing and mailing the Proxy Statement.

Article IX
Miscellaneous

Section 9.1 Amendments and Waivers.

(a) At any time prior to the Effective Time, any provision of this Agreement may be amended or waived by any party hereto only by action taken or authorized by or on behalf of such party’s Board of Directors, but in all cases only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of the stockholders of the Company, no such amendment shall be made or given after obtaining the Company Stockholder Approval that requires the approval of the stockholders of the Company under the DGCL or in accordance with the rules and regulations of the Nasdaq unless the required further approval is obtained.

(b) Notwithstanding the foregoing, no failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 9.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

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Section 9.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, return receipt requested, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided, that no “error” message or other notification of non-delivery that such electronic mail was not received by the intended recipient was generated), in each case as follows (or at such other address for a Party as shall be specified by like notice):

(a)	If to Parent or Merger Sub, to:

c/o Patient Square Equity Partners, LP
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention:	Adam Fliss
Justin Sabet-Peyman
Email:	adam@patientsquarecapital.com
jsabet-peyman@patientsquarecapital.com
and with a copy (which does not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Ave.
New York, NY 10022
Attention:	Michael E. Weisser, P.C.
David M. Klein, P.C.
Ryan Brissette
E-mail:	michael.weisser@kirkland.com
dklein@kirkland.com
ryan.brissette@kirkland.com
(b)	If to the Company, to:
SOC Telemed, Inc.
2411 Dulles Corner Park, Suite 475
Herndon, Virginia 20170
Attention:	Christopher Gallagher, M.D.
Email:	chris@accessphysicians.com
with a copy (which does not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Attention:	Peter Lamb
Email:	plamb@orrick.com

All such notices, requests, claims, demands and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

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Section 9.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the Other Party; provided, that Parent or Merger Sub may assign its rights, interests or obligations under this Agreement, in whole or in part without the prior written consent of the Other Party, to (a) any of its or its Affiliates’ financing sources at or after the Effective Time for collateral purposes or (b) after the Effective Time, to any acquirer of all or a material portion of the assets or equity interests of Parent or the Company (regardless of how structured); provided that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder except to the extent actually performed. Any purported assignment not permitted under this Section 9.4 shall be null and void.

Section 9.5 Entire Understanding; No Third-Party Beneficiaries. This Agreement, together with the Confidentiality Agreement and any other documents and instruments executed pursuant hereto, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the Parties hereto and, subject to Section 9.4, their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors except following the Effective Time, (i) as provided in Section 6.10 (which will be to the benefit of the Persons referred to in such Section), (ii) the rights of holders of Company Common Stock to receive the Merger Consideration and (iii) the rights of holders of Company Warrants, Company Options, Company RSUs and Company PSUs to receive such amounts as provided for in this Agreement; provided, however, that, subject to Section 8.2 and otherwise on the terms and subject to the conditions herein, the Company shall have the right to pursue damages (including damages based on the amounts that would have otherwise been payable to holders of the Company Common Stock, Company Warrants, Company Options, Company RSUs and Company PSUs) in the name of and on behalf of such persons in the event of any breach by Parent or Merger Sub of this Agreement or in the event of fraud, which right is hereby acknowledged and agreed to by Parent and Merger Sub.

Section 9.6 Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If a final Judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the economic, business or other intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 9.7 Governing Law; Venue; Waiver of Jury Trial.

(a) This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would result in the application of any other jurisdiction’s Laws.

(b) The Parties irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware) (the “Chosen Court”) in connection with any dispute that arises in respect of this Agreement and the documents referred to in this Agreement or in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or any such document that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined exclusively by such a Delaware state or federal court. The Parties hereby consent to and grant

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any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 9.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.7.

Section 9.8 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement or the Transactions, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as Parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or Representative of any Party hereto has or shall have any liability for any obligations or liabilities of the Parties or for any claim based on, in respect of, or by reason of, the Transactions.

Section 9.9 Specific Performance; Other Remedies.

(a) The Parties agree that irreparable damage, for which monetary damages or other legal remedies would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. It is accordingly agreed, subject to Section 9.9(b), that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Court, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance and further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further agrees that neither the Other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If the Company or Parent or Merger Sub, as applicable, brings any action to enforce specifically the performance of the terms and provisions of this Agreement by Parent and Merger Sub (in the case of the Company) or the Company (in the case of Parent or Merger Sub), the Outside Date shall automatically be extended by the amount of time during which such action is pending before the Chosen Court, plus (x) if the Chosen Court has awarded specific performance hereunder to force Parent and Merger Sub or the Company, as applicable, to consummate the Closing, such additional time until Parent and Merger Sub or the Company have consummated the Closing or (y) if the Chosen Court has awarded monetary damages in lieu of specific performance to force Parent and Merger Sub to consummate the Closing, such additional time for Parent to elect to consummate, and to consummate, the Closing or pay such monetary damages pursuant to Section 9.9(c) below.

(b) Notwithstanding anything to the contrary in this Agreement, (x) it is acknowledged and agreed that Parent has an obligation hereunder to cause the Financing to be funded on the terms and subject to the conditions herein, including by exercising its rights under the Equity Commitment Letter, and the right of the Company to specific performance in connection with enforcing such obligation of Parent and the Company’s third-party beneficiary rights under the Equity Commitment Letter will be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.3 have been satisfied or waived (other than those closing conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such

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conditions at the Closing), (ii) Parent or Merger Sub have failed to consummate the Merger on the later of the date required pursuant to Section 2.2 and two (2) Business Days after the delivery of the notice described in clause (iii), and (iii) the Company has irrevocably confirmed to Parent and Merger Sub in writing that the Company is ready, willing and able to consummate the Merger and all of the conditions to the Closing set forth in Section 7.1 and Section 7.2 have been satisfied or irrevocably waived (other than any such conditions which by their nature cannot be satisfied until the Closing and would, if the Closing occurred as of such date, be capable of being satisfied); provided, however, that, for the avoidance of doubt, in no event shall any amounts be funded under or in respect of the Equity Commitment Letter unless the Effective Time shall occur substantially concurrently with such funding, and (y) the Company hereby agrees that specific performance shall be the Company’s sole and exclusive remedy with respect to any breach or failure (or alleged breach or failure) to consummate the Merger by Parent or Merger Sub, except in the circumstances provided in Section 9.9(c). Subject to clause (y) of the preceding sentence, the election to pursue an injunction, specific performance or other equitable relief shall not restrict, impair or otherwise limit the Company, on the one hand, or Parent, on the other hand, from, in the alternative, seeking to terminate the Agreement and pursuing any other remedy available at law or equity.

(c) If the Chosen Court has, pursuant to a final order, declined to specifically enforce the obligations of Parent and Merger Sub to consummate the Merger pursuant to a claim for specific performance brought against Parent and Merger Sub pursuant to this Section 9.9 and has instead granted an award of damages in favor of the Company against Parent or Merger Sub, then the Company may enforce such award and accept damages if, and only if, within fourteen (14) days following the granting of such monetary damages award by the Chosen Court, Parent has not elected by written notice to the Company to consummate the Merger and, subject to the Company’s compliance with the immediately subsequent sentence, Parent and Merger Sub do not consummate the Merger within five (5) Business Days of such election, at which time this Agreement shall be deemed to be automatically terminated pursuant to Section 8.1(a). In the event that the Parent elects to consummate the Merger pursuant to the preceding sentence, then the Company hereby agrees to, and shall, consummate the Merger within the five (5) Business Day period provided in the preceding sentence. For the avoidance of doubt, the Company may petition the Chosen Court for an order to specifically force the other Parties to consummate the Merger hereunder, along with monetary damages as alternative recourse so long as the Company agrees that an order to specifically force the other Parties to consummate the Merger is its primary remedy and monetary damages are appropriate only if such court declines to award an order to specifically force the other Parties to consummate the Closing and that such monetary damages are only payable in the express circumstances provided in this Section 9.9(c).

Section 9.10 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest) incurred by the Company or the Company Subsidiaries in connection with the Merger shall be paid by the Surviving Corporation or the Company Subsidiaries, as applicable, when due and expressly shall not be a liability of the holders of Company Common Stock; provided that, for the avoidance of doubt, that any Taxes imposed on a holder of Company Common Stock, Company Warrants, Company Options, Company RSUs, Company PSUs or other interest in the Company on its income or gains as a result of the Transactions, including the Merger, shall be for the account of the applicable holder of Company Common Stock, Company Warrants, Company Options, Company RSUs, Company PSUs, or any other interest in the Company. On or prior to the Closing Date, the Company shall deliver to Parent a certification from the Company pursuant to Treasury Regulations Section 1.1445-2(c) dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of the Company, together with a signed notice as contemplated by Treasury Regulation Section 1.897-2(h), which Parent shall be entitled to file with the Internal Revenue Service after the Closing.

Section 9.11 Survival. None of the representations and warranties contained in this Agreement or in any certificates or other documents delivered pursuant to this Agreement shall survive the Effective Time, except for those representations and warranties set forth in Section 4.25 and Section 5.13 shall survive the Effective Time in accordance with their terms. The covenants and agreements of the Parties (including the Surviving Corporation) that by their terms contemplate performance after the Effective Time shall survive the Effective Time and all other covenants or agreements of the Parties contained in this Agreement shall not survive the Effective Time.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the date first written above.

SOC TELEMED, INC.
By:	/s/ Chris Gallagher, M.D.
	Name:	Chris Gallagher, M.D.
	Title:	Chief Executive Officer
SPARK PARENT, INC.
By:	/s/ Justin Sabet-Peyman
	Name:	Justin Sabet-Peyman
	Title:	Vice President
SPARK MERGER SUB, INC.
By:	/s/ Justin Sabet-Peyman
	Name:	Justin Sabet-Peyman
	Title:	Vice President

Agreement and Plan of Merger

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EXHIBIT A

Third Amended and Restated Certificate of Incorporation of the Company

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Annex B

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of February 2, 2022 (this “Agreement”), is made and entered into by and among Spark Parent, Inc., a Delaware corporation (“Parent”), SOC Telemed, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (the “Stockholder”) of the Company. The Company, Parent and the Stockholder are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent, the Company, and Spark Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each of the Company’s issued and outstanding shares of Class A Common Stock, par value $0.0001 per share (“Company Common Stock”), but excluding any shares to be cancelled in accordance with Section 3.1(a)(iii) of the Merger Agreement and any Dissenting Shares, will be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, the Stockholder Beneficially Owns (as defined below), has the right to direct the voting of, and owns of record the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Schedule I hereto (the “Existing Shares”); and

WHEREAS, as a condition and inducement to Parent’s and the Company’s willingness to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

Article I

Definitions

Section 1.1 Defined Terms. The following terms, as used in this Agreement, shall have the meanings specified in this Section 1.1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, whether through the ownership of voting securities, by Contract or agency or otherwise. Notwithstanding the foregoing, in no event shall (a) any stockholder, general or limited partner, member or manager of the Stockholder that is a venture capital, private equity, growth equity or similar funding vehicle or the direct or indirect Subsidiary or management company of any such funding vehicle or (b) a portfolio company of any of the foregoing, in each case be considered an Affiliate of the Stockholder.

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Stockholder shall not be construed as the Beneficial Owner of any shares of Company Common Stock held by any other stockholder or by entities that are otherwise affiliated with the Stockholder but over which the Stockholder does not have voting or dispositive power (including Thomas J. Carella and Amr Kronfol). The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Ownership” shall have a correlative meaning.

“Covered Company Shares” means, with respect to the Stockholder, the Existing Shares and any other shares of Company Common Stock that the Stockholder acquires or otherwise owns of record and/or has Beneficial Ownership of after the date hereof.

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“Permitted Transfer” means a Transfer of Covered Company Shares by a Stockholder or its Affiliates to any Affiliate of the Stockholder; provided, however, that any such Transfer shall only be a Permitted Transfer if and to the extent that the transferee of such Covered Company Shares agrees in writing to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder, and upon such transfer all references to the Stockholder shall also be deemed to include such transferee.

“Transfer” means any direct or indirect sale, assignment, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise), creation of any Lien (other than Liens arising from transfer restrictions under applicable Laws of the U.S. federal securities Laws or similar applicable Laws of any jurisdiction) or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract with respect to any direct or indirect sale, assignment, exchange, disposition (including by merger, consolidation, testamentary disposition or otherwise), creation of any Lien (other than Liens arising from transfer restrictions under applicable Laws of the U.S. federal securities Laws or similar applicable Laws of any jurisdiction) or other transfer (by operation of law or otherwise), of or on any Covered Company Shares.

Article II

Voting Agreement

Section 2.1 Agreement to Vote.

(a) During the Term (as defined herein), the Stockholder hereby agrees that at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, the Stockholder shall, in each case to the extent that the Covered Company Shares are entitled to vote thereon or consent thereto and subject to Section 2.1(b):

(i) appear at each such meeting or otherwise cause all of the Covered Company Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii) subject to the terms hereof, irrevocably and unconditionally vote (or cause to be voted), in person or by proxy, or, if applicable, deliver (or cause to be delivered) a written consent covering all of the Covered Company Shares:

(1) in favor of the adoption of the Merger Agreement and the Transactions;

(2) in favor of any proposal to adjourn or postpone a meeting of the stockholders of the Company submitted by the Company at the meeting if there is not a quorum to hold such meeting or to allow additional solicitation of votes in order to obtain the Company Stockholder Approval to; and

(3) against any Company Acquisition Proposal, without regard to the terms of any such Company Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to the adoption of the Merger Agreement or in competition or inconsistent with, or that, to the knowledge of the Stockholder, would reasonably be expected to prevent, delay or impede the consummation of, the Merger and the other Transactions, but only if requested by Parent in writing at least two (2) Business Days prior to the applicable meeting date.

(b) Any vote required to be cast or consent required to be executed pursuant to this Section 2.1 shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying shares of Company Common Stock.

Section 2.2 No Inconsistent Agreements. The Stockholder represents, covenants and agrees that, except for this Agreement, neither the Stockholder nor its Affiliates (a) has entered into, nor shall enter into at any time during the Term, any voting agreement, voting trust or similar Contract, arrangement or understanding with respect

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to any Covered Company Shares and (b) has granted, nor shall grant (or permit to be granted) during the Term, a proxy, consent or power of attorney with respect to any Covered Company Shares. For the avoidance of doubt, this Agreement shall not restrict the ability of the Stockholder to sign a voting and support agreement with respect to any shares owned by the Stockholder other than the Covered Company Shares.

Article III

Other Covenants

Section 3.1 Restrictions on Transfers. The Stockholder hereby agrees that, during the earlier of the termination of this Agreement pursuant to Section 5.1 or the Company Stockholder Approval, (a) except with Parent’s prior written consent, the Stockholder shall not Transfer or consent to a Transfer of any Covered Company Shares or any Beneficial Ownership interest or any other interest therein, unless such Transfer is a Permitted Transfer, and (b) any Transfer in violation of this provision shall be void.

Section 3.2 No Solicitation. During the Term, (a) the Stockholder shall, and shall cause its Affiliates and each of its and their respective directors, officers and employees and shall instruct its other Representatives to, immediately cease any discussions or negotiations with any Person (or its Representatives) regarding any Company Acquisition Proposals and (b) the Stockholder shall not, and shall cause its Affiliates and each of its and their respective directors, officers and employees and shall instruct its other Representatives not to, directly or indirectly (1) solicit, initiate, propose, induce the making or submission of, or knowingly encourage or facilitate or otherwise cooperate or assist in any way any offer, inquiry or proposal that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal, or (2) enter into, engage in or otherwise participate in any discussions or negotiations with, or otherwise knowingly cooperate with or assist, any Person (or its Representatives) regarding any Company Acquisition Proposals, including the entry into any agreement, agreement in principle, letter of intent or other arrangement (including any non-binding term sheet or similar arrangement) to consummate, or otherwise with respect to, any Company Acquisition Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to a Company Acquisition Proposal. Notwithstanding anything to the contrary herein, (x) the Stockholder may provide non-public information or data relating to the Company, any of its Subsidiaries or their respective businesses, properties or assets on a “need to know” basis to its Affiliates, trustees, managing members and similar managers or Persons, heirs, beneficiaries, legal or personal representatives, accountants, financial or tax advisors, legal counsel and other professionals who are subject to an obligation or duty of confidentiality with respect to such information, and the Stockholder may provide such information to its Affiliates, managing members, and similar managers or Persons, former, current, or potential investors, former, current, or potential limited partners, agents and advisors in connection with fundraising, marketing, informational, transactional or reporting activities, in each case that is not for the purposes of circumventing the restrictions set forth in this Section 3.2 and is made on a confidential basis; provided that the Stockholder shall use commercially reasonable efforts to cause its Affiliates, and direct any such former, current or potential investors, former, current, or potential limited partners and advisors, to keep such information confidential and the Stockholder shall be responsible for any breaches by its Affiliates; and (y) this Agreement shall not restrict the ability of the Stockholder to sign a voting and support agreement in the event of any termination of the Merger Agreement; provided, further, that nothing contained herein shall restrict the Stockholder or any of its directors, officers, employees, partners, managers, members, or Affiliates from taking any such actions that the Company or a Person acting on behalf of, or as a Representative of, the Company could take without causing a breach in any material respect of Section 6.4 of the Merger Agreement.

Section 3.3 Stock Dividends, Distributions, Additional Acquisitions, Etc. In the event of a stock split, reverse stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any recapitalization, combination, reclassification, exchange of shares or similar transaction, the term “Covered Company Shares” shall be deemed to refer to and include all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction. In the event that Stockholder or its Affiliates become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2.1, then the terms of this Agreement shall apply to such other securities as though they were Covered Company Shares hereunder.

Section 3.4 Termination of Company Agreements. The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (a) each of the agreements set forth on Schedule II hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that,

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by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of the Effective Time and (b) upon such termination none of the Company or any of its Affiliates (including from and after the Effective Time, Parent and its Affiliates) shall have any further obligations or liabilities under each such agreement.

Section 3.5 Appraisal and Shareholder Litigation.

(a) The Stockholder hereby irrevocably waives, on behalf of itself and its Affiliates, and agrees not to, and to cause its Affiliates not to, exercise, any appraisal rights under Section 262 of the DGCL with respect to the Covered Company Shares in connection with or otherwise related to the Transactions.

(b) The Stockholder agrees not to, and shall cause its Affiliates not to, commence or participate in, and use commercially reasonable efforts to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against any of Parent, Merger Sub, the Company or any of their respective Affiliates, any of their respective successors or the directors, officers or other fiduciaries or agents of any of the foregoing, in each case relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement, the other Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including (i) challenging the validity of, or seeking to enjoin or delay the operation of. any provision of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, (ii) alleging a breach of any duty of the Company Board (or any committee thereof) or any member of the Company Board (or any committee thereof) in connection with this Agreement, the Merger Agreement, the other Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, or (iii) making any claim under the U.S. federal securities laws with respect to disclosures to the Company’s stockholders in connection with this Agreement, the Merger Agreement, the other Ancillary Agreements or the consummation of the Transactions; provided that the foregoing shall not prevent any claim against any of Parent or Merger Sub to enforce the Stockholder’s rights hereunder or under the Merger Agreement (to receive the Merger Consideration on the terms and subject to the conditions therein or rights to indemnification under Section 6.10 of the Merger Agreement on the terms and subject to the conditions therein).

Article IV

Representations and Warranties

Section 4.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

(a) Organization. If the Stockholder is an entity, the Stockholder is duly organized or formed and validly existing and in good standing under the Laws of the jurisdiction of its incorporation, formation or organization, as applicable.

(b) Authority; Execution and Delivery; Enforceability. The Stockholder has all necessary corporate power and authority, other entity power and authority, or legal capacity to execute, deliver and perform his, her or its obligations under this Agreement and the execution, delivery and performance by the Stockholder of this Agreement and the compliance by the Stockholder with each of his, her or its obligations herein have been duly and validly authorized by all necessary corporate or other entity action on the part of the Stockholder. The Stockholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes the Stockholder’s legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought. If the Stockholder is an individual and is married and the Covered Company Shares constitute community property under applicable Law, this Agreement has been duly authorized (to the extent authorization is required), executed and delivered by, and constitutes the valid and binding agreement of, the Stockholder’s spouse.

(c) Ownership of Shares. As of the date hereof, the Stockholder is the Beneficial Owner of and owns of record the Existing Shares set forth opposite the Stockholder’s name on Schedule I hereto, free and clear of any Liens and not bound by any contractual obligation to which the Stockholder is a party which creates any limitation or restriction on the Stockholder’s right to vote, sell, transfer or otherwise dispose of such Company

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Common Stock (other than this Agreement and such Liens, limitations or restrictions that would not adversely affect the ability of the Stockholder to perform its obligations under this Agreement), and such Existing Shares constitute all of the Existing Shares Beneficially Owned or owned of record by the Stockholder and which Stockholder has the power to direct the vote as of the date hereof. Schedule I hereto also includes a list of any other equity securities or Rights of the Company Beneficially Owned or owned of record by the Stockholder as of the date hereof, and none of the Affiliates of the Stockholder Beneficially Owns or owns of record any equity securities or Rights of the Company as of the date hereof. The Stockholder has and will have at all times through the Term (except to the extent such Existing Shares are transferred after the date hereof pursuant to a Permitted Transfer) sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1, and sole power to agree to all of the matters set forth in this Agreement, and no Existing Shares are subject to any voting trust, proxy, voting restriction or, to the knowledge of the Stockholder, adverse claim or other arrangement with respect to the voting, in each case with respect to all of the Stockholder’s Existing Shares that would adversely affect the ability of the Stockholder to perform his, her or its obligations under this Agreement.

(d) No Conflicts. Neither the execution and delivery of this Agreement by the Stockholder nor compliance by it with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of the Stockholder or his, her or its Affiliates, (ii) conflict with or violate any Law known by the Stockholder applicable to the Stockholder or his, her or its Affiliates or by which any of the Stockholder’s or his, her or its Affiliates’ properties or assets are bound or affected, or (iii) violate, conflict with, result in any breach of any provision of, or loss of any benefit under, constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, or require the consent of, notice to, or filing with any third party pursuant to any terms or provisions of any Contract to which the Stockholder or his, her or its Affiliates is a party or by which any of the Covered Company Shares are bound, or result in the creation of any Lien upon any of the Covered Company Shares, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay the Stockholder’s ability to perform his, her or its obligations under this Agreement.

(e) Consents and Approvals. The execution, delivery and performance by the Stockholder of this Agreement do not and will not require any consent of, or filing with, any Governmental Entity (excluding filings under applicable U.S. federal or blue sky securities laws or where the failure to obtain such consent or make such filing would not reasonably be expected to impair or materially delay the Stockholder’s ability to perform his, her or its obligations under this Agreement).

(f) Legal Proceedings. As of the date of this Agreement, there are no Proceedings pending, or to the knowledge of the Stockholder, threatened against the Stockholder or his, her or its Affiliates that would reasonably be expected to impair or materially delay the Stockholder’s ability to perform the Stockholder’s obligations under this Agreement. The Stockholder and his, her or its Affiliates are not, and none of the Stockholder’s or his, her or its Affiliates’ properties or assets is or are, subject to any Judgment that would reasonably be expected to impair or materially delay the Stockholder’s ability to perform his, her or its obligations under this Agreement.

(g) Acknowledgements.

(i) The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(ii) The Stockholder, on his, her or its own behalf and on behalf of his, her or its Affiliates and his, her or its and their respective Representatives, acknowledges, represents, warrants and agrees that (A) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, this Agreement and the Transactions and (B) he, she or it has been furnished with or given access to such documents and information about the Merger Agreement and the other Ancillary Agreements as he, she or it and his, her or its Representatives have deemed necessary to enable he, she or it to make an informed decision with respect to the execution, delivery and performance of this Agreement or the other Ancillary Agreements to which he, she or it is or will be a party and the Transactions.

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(iii) In entering into this Agreement and the other Ancillary Agreements to which it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties of Parent expressly set forth in Section 4.2 of this Agreement and no other representations or warranties of any of Parent, Merger Sub or any of their respective Affiliates (including, for the avoidance of doubt, none of the representations or warranties of Parent or Merger Sub set forth in the Merger Agreement (other than any other Ancillary Agreement) or any other Person, either express or implied, and the Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges and agrees that, except for the representations and warranties of Parent expressly set forth in Section 4.2 of this Agreement, none of Parent or any of its Affiliates or any other Person makes or has made any express or implied representation or warranty with respect to any other information provided to the Stockholder or its Representatives by or on behalf of Parent or its Representatives in connection with or related to this Agreement, the Merger Agreement, the other Ancillary Agreements or the transactions contemplated hereby or thereby.

Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows:

(a) Organization. Parent is duly organized, validly existing and in good standing under the laws of Delaware.

(b) Authority; Execution and Delivery; Enforceability. Parent has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by Parent of this Agreement and the compliance by Parent with each of its obligations herein have been duly and validly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes Parent’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.

(c) No Conflicts. Neither the execution and delivery of this Agreement by Parent nor compliance by Parent with any of the terms or provisions hereof will (i) violate any provision of the certificate of incorporation, bylaws, or other organizational or governing documents of Parent, (ii) conflict with or violate any law applicable to Parent or by which any of Parent’s properties or assets are bound or affected, or (iii) violate, conflict with or result in any breach of any provision of, or result in the loss of any benefit under, or constitute a default (with or without notice or lapse of time, or both) under, give rise to any right of termination under, acceleration or cancellation of or require the consent of, notice to or filing with any third party pursuant to any of the terms or provisions of any contract to which Parent is a party or by which any property or asset of Parent is bound, or result in the creation of any Lien upon any of the properties or assets of Parent, except, in the case of the foregoing clauses (ii) or (iii), for such violations as, individually or in the aggregate, would not reasonably be expected to impair or materially delay Parent’s ability to perform its obligations under this Agreement.

(d) No Other Representations. Parent acknowledges and agrees that, other than the representations expressly set forth in this Agreement, no Stockholder has made, or is making, any representations or warranties to Parent with respect to the Company, the Stockholder’s ownership of Company Common Stock, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

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Article V

Term of AGREEMENT

Section 5.1 Termination. The term of this Agreement (“Term”) shall commence on the date when the Merger Agreement is executed and delivered by all parties thereto and shall terminate upon the earliest to occur of:

(a) the termination of this Agreement by the mutual written consent of Parent and the Stockholder;

(b) the termination of the Merger Agreement in accordance with its terms prior to the Effective Time;

(c) the date upon which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholder’s prior written consent, that (A) reduces the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of Merger Consideration payable to the stockholders of the Company, (C) would reasonably be expected to materially and adversely affect the timing of payment of the Merger Consideration to the Stockholder pursuant to, and subject to the terms and conditions of Section 3.4 of the Merger Agreement, or (D) changes the conditions to Closing or termination rights of the Merger Agreement in a manner that adversely affects the Company in any material respect; and

(d) the Effective Time.

In the event of the termination of this Agreement in accordance with this Section 5.1, this Agreement shall forthwith become void and have no effect, and there shall not be any liability or obligation on the part of any Party; provided, however, that nothing in this Section 5.1 shall relieve any Party from liability for any willful and material breach of any representation, warranty, covenant or other agreement contained in this Agreement prior to such termination, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity. For purposes of this Agreement, willful material breach shall mean a material breach of a Party’s covenants and agreements set forth in this Agreement that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such action would be a material breach of such Party’s covenants or agreements.

Article VI

Miscellaneous

Section 6.1 Publication. The Stockholder, on behalf of himself, herself or itself and his, her or its Affiliates, (a) hereby consents to and authorizes the publication and disclosure by Parent, the Company or Merger Sub in any press release or the Proxy Statement (including all documents and schedules filed with the SEC) or other disclosure document to the extent required under applicable Law in connection with the Merger Agreement or the transactions contemplated thereby, his, her or its identity and ownership of shares of Company Common Stock or other equity securities of the Company, the nature of his, her or its commitments, arrangements and understandings pursuant to this Agreement and such other information reasonably required to be disclosed publicly by Parent, the Company or Merger Sub under applicable Law in connection with such publication or disclosure (“Stockholder Information”) (provided, that, Parent, the Company or Merger Sub (as applicable) shall, to the extent permitted by applicable Law and not otherwise prohibited by a Governmental Entity, give the Stockholder and his, her or its legal counsel a reasonable opportunity (which shall in no event be less than forty-eight (48) hours) to review and comment on such publications or disclosures prior to their first being made public, which comments Parent, the Company or Merger Sub shall consider in good faith and shall incorporate any reasonable comments), and (b) hereby agrees to provide such Stockholder Information if requested by Parent, the Company or their Affiliates. As promptly as practicable, the Stockholder shall notify Parent of any required corrections with respect to any Stockholder Information supplied by the Stockholder or his, her or its Affiliates, if and to the extent the Stockholder or his, her or its Affiliates becomes aware that any the Stockholder Information shall have become inaccurate or misleading in any material respect. Parent hereby consents to and authorizes the publication and disclosure by the Stockholder and his, her or its Affiliates of this Agreement and any Stockholder Information in any disclosure required by applicable law (including any Schedule 13D or other filing with the SEC).

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Section 6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Company Shares. All rights, ownership and economic benefits of and relating to the Covered Company Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Company Shares, except as otherwise provided herein.

Section 6.3 Further Assurances. Each of the Parties agrees that, upon the reasonable request of any other Party, it shall use reasonable best efforts to take, or cause to be taken, such further actions as may be reasonably necessary, proper or advisable to comply with its obligations hereunder, including by executing and delivering additional documents.

Section 6.4 Amendment and Modification; Waiver. This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any waiver of any obligation of the other Parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving Party. The failure or delay of any Party to assert any of his, her or its rights, powers or privileges under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any Party of any of his, her or its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 6.5 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, return receipt requested, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided, that no “error” message or other notification of non-delivery that such electronic mail was not received by the intended recipient was generated), in each case as follows (or at such other address for a Party as shall be specified by like notice):

if to Parent, to:
c/o Patient Square Capital
2884 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention: Justin Sabet-Peyman; Adam Fliss
Email: jsabet-peyman@patientsquarecapital.com; adam@patientsquarecapital.com with a copy (which shall not constitute notice) to:

Kirkland& Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Michael E. Weisser, P.C.; David Klein, P.C.; Ryan Brissette
Email: michael.weisser@kirkland.com; dklein@kirkland.com; ryan.brissette@kirkland.com if to the Company, to:
SOC Telemed, Inc.
2411 Dulles Corner Park, Suite 475
Herndon, Virginia 20170
Attn: Christopher Gallagher, M.D.
Email: chris@accessphysicians.com

with a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025
Attention: Peter Lamb
Email: plamb@orrick.com

if to a Stockholder, as set forth on Schedule I hereto.

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All such notices, requests, claims, demands and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

Section 6.7 Entire Agreement; Third Party Beneficiaries. This Agreement (including the Schedules hereto), together with the other Ancillary Agreements and any other documents and instruments to which the Stockholder is party, constitutes the entire agreement and understanding of the Parties with respect to the matters therein and herein and supersedes all prior agreements and understandings on such matters. The provisions of this Agreement are binding upon and inure to the benefit of the Parties and, subject to Section 3.1 and Section 6.9, their respective successors and assigns. Other than as set forth in Section 3.1 and Section 6.9, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors.

Section 6.8 Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions of this Agreement in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. If a final Judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the economic, business or other intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 6.9 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Party. Any purported assignment not permitted under this Section 6.9 shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 6.10 Headings, Interpretation.

(a) The Parties have participated collectively in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted collectively by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(b) Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “include,” “includes” and “including” are not limiting; (ii) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date set forth in the initial caption of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) descriptive headings are inserted for convenience only and do not affect in any way the meaning or interpretation of this Agreement; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an “Article,” “Section,” “Recital,” “preamble,” “Annex,” “Exhibit” or “Schedule” refer to an Article, Section, Recital or preamble of, or an Annex, Exhibit or Schedule to, this Agreement; (ix) references to “$” or otherwise to dollar amounts refer to the lawful currency of the United States; (x) references to a federal, state, local or foreign statute or law include any rules,

Annex B-9

regulations and delegated legislation issued thereunder; (xi) references to a communication by a regulatory agency include a communication by the staff of such regulatory agency; and (xii) references to “make available” or “made available” shall include availability through an electronic data room, through EDGAR or otherwise. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. No summary of this Agreement prepared by any Party shall affect the meaning or interpretation of this Agreement.

Section 6.11 Governing Law. This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof that would result in the application of any other jurisdiction’s Laws.

Section 6.12 Specific Performance. The Parties agree that irreparable damage, for which monetary damages or other legal remedies would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware, without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees not to raise any objections to the availability of the equitable remedy of specific performance and further agrees not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Each Party further agrees that neither the other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.13 Consent to Jurisdiction. The Parties irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware) in connection with any dispute that arises in respect of this Agreement and the documents referred to in this Agreement or in respect of the transactions contemplated thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for interpretation or enforcement hereof or any such document that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined exclusively by such a Delaware state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or proceeding in the manner provided in Section 6.5 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

Section 6.14 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.14.

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Section 6.15 Capacity as a Stockholder. The Stockholder makes his, her or its agreements and understandings herein solely in his, her or its capacity as record holder and Beneficial Owner of the Covered Company Shares and, notwithstanding anything to the contrary herein, nothing herein shall limit or affect any actions taken by any Representative of the Stockholder solely in his, her or her capacity as a director or officer of the Company. Without limiting the foregoing and notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder (if an individual, or such Stockholder’s designees) in his, her or its capacity as a director or officer of the Company from (a) acting in such capacity or voting in such capacity in such person’s sole discretion on any matter, including in exercising rights under the Merger Agreement, and no such actions shall be deemed a breach of this Agreement or (b) exercising such Stockholder’s (or its designee’s) fiduciary duties as an officer or director of the Company. It is understood that this Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a stockholder of the Company.

Section 6.16 Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or the other transactions contemplated by the Merger Agreement are consummated.

Section 6.17 Stockholder Obligation Several and Not Joint. The obligations of the Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

Section 6.18 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities or individuals that are expressly identified as Parties and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any Party or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the Parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

[Remainder of this page intentionally left blank]

Annex B-11

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

SPARK PARENT, INC.
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex B-12

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

SOC TELEMED, INC.
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex B-13

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

[STOCKHOLDER]
By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

Annex B-14

SCHEDULE I

EXISTING SHARES AND OTHER EQUITY SECURITIES

Name of Stockholder	Existing Shares	Other Equity Securities of the Company	Notice Information
Address: Attention: Email:

Annex B-15

SCHEDULE II

AGREEMENTS TO BE TERMINATED

Investor Rights Agreement, dated as of October 30, 2020, by and between the Company and the Stockholder.

Amended and Restated Registration Rights Agreement, dated as of October 30, 2020, by and among, the Company, the Stockholder and HCMC Sponsor LLC.

Board Nomination Rights Agreement, dated as of March 26, 2021, by and between the Company and the Stockholder.

Annex B-16

Annex C

February 2, 2022

SOC Telemed, Inc.

Board of Directors

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders (collectively the “Stockholders”) of the outstanding shares of Class A Common Stock, par value $0.0001 per share (the “Company Common Stock”), of SOC Telemed, Inc., a Delaware corporation (the “Company”), of the $3.00 per share in cash (the “Merger Consideration”) proposed to be paid to the Stockholders pursuant to an Agreement and Plan of Merger by and among, Spark Parent, Inc., a Delaware corporation (“Parent”), Spark Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of Company Common Stock (other than (i) shares of Company Common Stock that are held by the Company or any of its direct or indirect wholly owned subsidiaries or owned by Parent or Merger Sub or any of their respective direct or indirect wholly owned subsidiaries (collectively, the “Owned Company Shares”) and (ii) shares with respect to which Stockholders have properly exercised appraisal rights (the “Dissenting Shares”)) will be cancelled and converted into the right to receive a per share price equal to the Merger Consideration. The terms and conditions of the Merger are set forth more fully in the Merger Agreement.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined: (a) the draft Merger Agreement, dated February 2, 2022, and we have assumed that the final form of the Merger Agreement will not differ from such draft in any material respect; audited historical financial statements of the Company included in its filings with the Securities and Exchange Commission (the “SEC”) as of and for the fiscal year ended December 31, 2020; unaudited financial statements of the Company included in its filings with the SEC as of and for the three-months and nine-months periods ended September 30, 2021; (d) draft financial statements of the Company for the fiscal year ended December 31, 2021; (e) certain internal business, operating and financial information and forecasts of the Company for the fiscal years ending December 31, 2022 through December 31, 2027, including certain estimates as to potentially realizable existing federal net operating loss carryforwards expected to be utilized by the Company (collectively, the “Forecasts”), prepared by the senior management of the Company; (f) information regarding publicly available financial terms of certain other transactions we deemed relevant; (g) the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant; (h) current and historical market prices and trading volumes of the common stock of the Company; and (i) certain other publicly available information on the Company. We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant. In connection with our engagement, we were requested to approach, and held discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including without limitation the Forecasts provided by senior management of the Company. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that, (i) the Forecasts will be achieved in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made

Annex C-1

available to us. We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based. We did not consider and express no opinion as to the amount or nature of the compensation to any of the Company’s officers, directors or employees (or any class of such persons) relative to the compensation to other stockholders. In addition, we express no opinion as to the consideration to be received in connection with the Merger with respect to any warrants to purchase Company Common Stock. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have not made any determinations as to legal matters related to the Merger, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company.

William Blair & Company has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or other parties involved in the Merger for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including acting as a capital markets advisor to the Company and as an underwriter in the Company’s follow-on offering of securities. We have acted as the investment banker to the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

Our investment banking services and our opinion were provided only for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Stockholders of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any Stockholder as to how such Stockholder should vote its shares of Company Common Stock with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the Stockholders with respect to the Merger. This opinion has been reviewed and approved by our Fairness Opinion Committee.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders (other than with respect to the Owned Company Shares and the Dissenting Shares).

Very truly yours,
/s/ William Blair & Company, L.L.C.
WILLIAM BLAIR & COMPANY, L.L.C.

Annex C-2

Annex D

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §  228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)    Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)    [Repealed.]

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

Annex D-1

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §  114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

Annex D-2

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)    After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective

Annex D-3

date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Annex D-4

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 3, 2022. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/soctelemed/2022 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes like this PROXY The Board of Directors recommends a vote “FOR” each of Proposals 1 and 2. 1. To adopt and approve the Agreement and Plan of Merger, dated as of February 2, 2022 (the “Merger Agreement”), by and among SOC Telemed, Inc., Spark Parent, Inc. and Spark Merger Sub, Inc. 2. To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting. FOR AGAINST ABSTAIN

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on April 4, 2022 To view the Notice and Proxy Statement, and to Attend the Special Meeting, please go to: https://www.cstproxy.com/soctelemed/2022 FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SOC TELEMED, INC. The undersigned hereby appoints Christopher M. Gallagher, David R. Fletcher and Eunice J. Kim, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock of SOC Telemed, Inc. held of record by the undersigned at the close of business on February 25, 2022, at the Special Meeting of Stockholders of SOC Telemed, Inc. to be held at 10:00 a.m. ET on April 4, 2022, or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. (Continued, and to be marked, dated and signed, on other side)